UNITED STATES BANKRUPTCY COURT
                        WESTERN DISTRICT OF MISSOURI


In re:                                  )    In Proceedings under Chapter 11
                                        )
FARMLAND INDUSTRIES, INC.,              )    Case No. 02-50557
FARMLAND FOODS, INC.,                   )    Case No. 02-50561
SFA, INC.,                              )    Case No. 02-50562
FARMLAND TRANSPORTATION, INC.,          )    Case No. 02-50564
FARMLAND PIPE LINE COMPANY,             )    Case No. 02-50565
                                        )
          Debtors.                      )    Joint Administration


                     DISCLOSURE STATEMENT FOR DEBTORS'
          SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED
          --------------------------------------------------------

Gregory D. Willard, Esq.                          Laurence M. Frazen, Esq.
David M. Unseth, Esq.                             Cynthia Dillard Parres, Esq.
Cullen K. Kuhn, Esq.                              Robert M. Thompson, Esq.
BRYAN CAVE LLP                                    BRYAN CAVE LLP
211 North Broadway, Suite 3600                    1200 Main Street, Suite 3500
St. Louis, Missouri 63102-2750                    Kansas City, Missouri 64105


              Attorneys for Debtors and Debtors-in-Possession

Dated:  October 31, 2003

                             TABLE OF CONTENTS
                                                                           Page

I.    INTRODUCTION........................................................... 1
      A.    General.......................................................... 1
      B.    Voting Instructions And Procedures............................... 1
            1.  Voting Procedures, Ballots And Balloting Deadline............ 1
            2.  Voting Record Date........................................... 3
            3.  Voting Multiple Claims....................................... 3
            4.  Incomplete Ballots........................................... 3
            5.  Defects And Irregularities................................... 3
            6.  Confirmation Hearing......................................... 3
            7.  Recommendations.............................................. 4

II.   HISTORY AND STRUCTURE OF THE DEBTORS................................... 5
      A.    Introduction..................................................... 5
      B.    Description Of The Debtors' Businesses........................... 6
            1.  Meat Processing And Marketing................................ 6
            2.  Crop Production Business..................................... 7
            3.  Petroleum Business................... ....................... 8
            4.  Other Businesses............................................. 9
      C.    Historical Financial Results.....................................10
      D.    Events Leading To Chapter 11.....................................11
      E.    General Corporate Structure......................................11
      F.    Pre-Petition Secured Debt Obligations............................11

III.  THE CHAPTER 11 CASE....................................................11
      A.    Continuation Of Business Operations After The Petition Date......11
      B.    Corporate Management.............................................12
      C.    First Day Orders.................................................13
      D.    DIP Financing And Use Of Cash Collateral.........................14
      E.    Appointment Of The Bankruptcy Committees.........................14
            1.  Creditors' Committee.........................................14
            2.  Bondholders' Committee.......................................15
      F.    Key Employee Retention And Incentive Target Plan.................15
      G.    Marketing and Disposition of the Debtors' Assets.................15
            1.  Asset Sales Authorized To Date...............................15
            2.  Disposition Of The Pork Business.............................22
            3.  Disposition Of The Beef Interests............................25
            4.  Other Business Operations....................................27
      H.    Case Administration..............................................28
            1.  Claims Information And Estimates.............................28
            2.  Claims Agent.................................................28
            3.  Balloting Agent..............................................28
            4.  Claims Transfer Procedures...................................28
      I.    Significant Business And Legal Matters...........................29
            1.  Procedures For Workers' Compensation Claims..................29
            2.  Procedures for Mechancs' Lien Claims.........................29
            3.  Proposed Termination Of Certain Employee Benefits............29
            4.  Propsoed Settlement With U.S. EPA ...........................30
            5.  Pending Environmental Claims.................................31
            6.  Adjudication Regarding Subordinated Certificates.............32
            7.  Insurnace Proceeds For Albert Lea Plant......................32
            8.  Pending Litigation and Automatic Stay........................33

IV.  SUMMARY OF THE PLAN.....................................................34
      A.    Introduction.....................................................34
      B.    Classification Of Claims And Interests...........................35
      C.    Treatment Of Claims And Interests And Summary Of Distributions
            Under The Plan...................................................36
      D.    Provisions Governing Distributions...............................44
            1.  Distributions................................................44
            2.  Interest On Claims...........................................45
            3.  Means Of Cash Payment........................................45
            4.  Distributions On The Initial Distribution Date...............45
            5.  Distributions On A Subsequent Distribution Date..............45
            6.  Distributions On The Final Distribution Date.................46
            7.  Delivery Of Distributions; Undeliverable Distributions.......46
            8.  Tender Of Securities And Instruments; Reinstatement of
                Preferred Shares; Cancellation of Trust Indentures...........47
            9.  Withholding And Reporting Requirements.......................48
            10. Setoffs......................................................48
            11. No Recourse..................................................49
            12. Transactions On Business Days................................49
            13. No Distributions In Excess Of Allowed Amounts Of Claim.......49
            14. Intercompany Advances; Intercompany Claims...................49
      E.    Implementation of the Plan.......................................50
            1.  Continued Existence of the Debtors; Vesting Of Assets........50
            2.  Funding For The Plan.........................................51
            3.  Accounts.....................................................52
            4.  Liquidating Trust; Liquidating Trustee.......................52
            5.  Post-Confirmation Committee..................................53
            6.  Effectuating Documents; Further Transactions.................54
            7.  Exemption From Certain Transfer Taxes........................54
            8.  Releases and Related Matters.................................54
            9.  Closing Of The Chapter 11 Case...............................55
            10. Rights of Action.............................................55
      F.    Pension Benefits and Retiree Benefits............................56
      G.    Establishment Of Class 11 Distribution Pool; Minority Foods
            Shares; Establishment of Industries Distribution Pool............57
      H.    Treatment Of Executory Contracts and Unexpired Leases............58
            1.  Rejected Executory Contracts And Unexpired Leases............58
            2.  Rejection Damages Bar Date...................................58
            3.  Assumed Executory Contracts And Unexpired Leases.............58
            4.  Payments Related To Assumed Executory Contracts And
                Unexpired Leases.............................................59
      I.    Disputed, Contingent and Unliquidated Claims.....................59
            1.    Prosecution of Objections to Claims........................59
            2.    Treatment of Disputed Claims; Disputed Claims Reserves.....60
            3.    Estimation.................................................60
      J.    Conditions Precedent To Confirmation And Consummation Of
            The Plan.........................................................60
            1.    Conditions To Effective Date...............................60
            2.    Waiver of Conditions.......................................61
            3.    Notice of Effective Date...................................61
      K.    Payment Of Certain Fees And Expenses.............................61
            1.    Professional Fee Claims....................................61
            2.    Administrative Claims......................................62
            3.    Fees and Expenses of the Indenture Trustees................62
            4.    Statutory Fees.............................................62
      L.    Modifications Of The Plan; Severability Of Plan Provisions.......62
      M.    Successors And Assigns...........................................63
      N.    Revocation, Withdrawal, Or Non-Consummation......................63
      O.    Dissolution Of The Bankruptcy Committees.........................64
      P.    Terms Of Injunctions Or Stays....................................64

V.    CONFIRMATION OF THE PLAN...............................................64
      A.    Introduction.....................................................64
      B.    Voting...........................................................64
      C.    Acceptance.......................................................65
      D.    Confirmation Of The Plan.........................................65
            1.  Best Interests Of Holders Of Claims And Interests............66
            2.  Financial Feasibility........................................72
            3.  Acceptance By Impaired Classes...............................72
            4.  Cram Down....................................................72
            5.  Classification Of Claims And Interests.......................74
      E.    Effect Of Confirmation Of The Plan...............................74
            1.    No Discharge...............................................74
            2.    Release of Assets..........................................74
            3.    Exculpation And Limitation Of Liability....................74
            4.    Bindng Effect..............................................75
      F.    Retention of Jurisdiction........................................75

VI.   CERTAIN FACTORS TO BE CONSIDERED.......................................75
      A.    Risk That Distributions May Be Less Than Estimated By Debtors....76
      B.    Risk Of Non-Confirmation Of The Plan.............................77
      C.    Non-Consensual Confirmation Of The Plan..........................77
      D.    Conditions Precedent To The Occurrence Of The Effective Date.....77
      E.    Liquidation Of The Debtors' Assets...............................77
      F.    Litigation Risks.................................................77
      G.    Alternatives To The Plan.........................................77

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................78
      A.    Certain Federal Income Tax Consequences to the Debtors...........78
            1.  Transfer Of Assets To The Liquidating Trust..................78
            2.  Merger Of Foods Industries...................................79
            3.  Cancellation Of Industries Common Shares.....................79
            4.  Cancellation Of Indebtedness And Reduction Of Tax
                Attributes...................................................81
            5.  Alternative Minimum Tax......................................82
      B.    United States Federal Income Tax Consequences To Holders
            Of Claims And Interests..........................................82
            1.  Holders Of Allowed Claims And Interests Receiving
                Consideration ...............................................82
            2.  Holders Of Industries Common Shares..........................84
            3.  Holders Of Old Securities Of Foods...........................85
            4.  Holders Of Old Securities Of Transportation, SFA And
                Pipeline ....................................................85
            5.  Holders Of Subordinated Claims...............................85
            6.  Distributions In Discharge Of Accrued Interest...............86
            7.  Information Reporting And Backup Withholding.................86
      C.    Tax Treatment Of The Liquidating Trust...........................87
            1.  Classification Of The Liquidating Trust And Ownership Of
                Beneficial Interests In Liquidating Trust....................87
            2.  Tax Reporting................................................87

VIII. CONCLUSION.............................................................89


                            TABLE OF APPENDICES

Appendix A     Second Amended Joint Plan of Reorganization, as Modified

Appendix B     Historical Statements

Appendix C     Organization Structure of the Debtors

Appendix D     Liquidation Analysis for the Debtors

Appendix E     Orders Related to Non-Debtor Owned Properties

                                 DISCLAIMER

     THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED, DATED OCTOBER 31, 2003 (AS MAY BE FURTHER AMENDED OR MODIFIED, THE "PLAN"). NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.

     THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE CHAPTER 11 CASES AND FINANCIAL INFORMATION. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN OR SUCH STATUTORY PROVISIONS, DOCUMENTS OR FINANCIAL INFORMATION, BUT IS RATHER INTENDED ONLY TO AID AND TO SUPPLEMENT SUCH REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN (WHICH IS INCLUDED AS APPENDIX A HERETO). IN THE EVENT OF A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN SHALL GOVERN. ALL HOLDERS OF ALLOWED CLAIMS IN VOTING CLASSES ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND TO READ CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL APPENDICES ANNEXED HERETO, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR TO REJECT THE PLAN.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

     THE SOLICITATION PERIOD PURSUANT TO THIS DISCLOSURE STATEMENT WILL EXPIRE AT DECEMBER 5, 2003 (THE "BALLOTING DEADLINE"). TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED IN ACCORDANCE WITH THE VOTING INSTRUCTIONS BY THE BALLOTING AGENT ON OR BEFORE THE BALLOTING DEADLINE. PLEASE SEE THE DISCLOSURE STATEMENT FOR THE VOTING INSTRUCTIONS. BALLOTS WILL NOT BE ACCEPTED VIA FACSIMILE OR ELECTRONIC MAIL.

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE BANKRUPTCY RULES AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAW OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS OR INTERESTS OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED. HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER SHOULD, THEREFORE, CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING.

     IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND BECOMES
EFFECTIVE, ALL HOLDERS OF CLAIMS AND INTERESTS (INCLUDING THOSE WHO REJECTED OR WHO ARE DEEMED TO HAVE REJECTED OR ACCEPTED THE PLAN AND THOSE WHO DID NOT SUBMIT BALLOTS TO ACCEPT OR TO REJECT THE PLAN) SHALL BE BOUND BY THE TERMS OF THE PLAN.

                              I. INTRODUCTION

     A. GENERAL

     Farmland Industries, Inc., Farmland Foods, Inc., Farmland Transportation, Inc., SFA, Inc. and Farmland Pipe Line Company (collectively, the "Debtors") hereby propose the following disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code, for use in the solicitation of votes for the Debtors' Second Amended Joint Plan of Reorganization, as modified (as may be further amended or modified, the "Plan").

     This Disclosure Statement sets forth certain information regarding the Debtors' operations and finances, the Debtors' need to seek Chapter 11 protection and the utilization of the Debtors' assets. This Disclosure Statement also describes the terms and provisions of the Plan, including potential alternatives to the Plan, certain effects of confirmation of the Plan and the distributions proposed to be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that the holders of Allowed Claims and Allowed Interests in the Voting Classes must follow for their votes to be counted.

     CAPITALIZED TERMS USED AND NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE PLAN UNLESS THE CONTEXT REQUIRES OTHERWISE.

     The Bankruptcy Court has approved this Disclosure Statement as containing "adequate information" in accordance with section 1125(b) of the Bankruptcy Code to enable a hypothetical, reasonable investor holding an Allowed Claim in each of the relevant Voting Classes to make an informed judgment about the Plan.

     B. VOTING INSTRUCTIONS AND PROCEDURES

          1. VOTING PROCEDURES, BALLOTS AND BALLOTING DEADLINE

     Under the Plan, all holders of Allowed Claims and Allowed Interests in Classes 4, 5, 7, 9, 10, 11, 12, 14, 16 and 19 (the "Voting Classes") are Impaired and entitled to vote on the Plan. Holders of Claims in each of Classes 1, 2, 3, 6 and 8 are Unimpaired under the Plan and are deemed to have accepted the Plan. Holders of Claims and Interests in Classes 13, 15, 17 and 18 are conclusively deemed to accept the Plan as proponents of the Plan. For a description of the Classes of Claims and Interests and their treatment under the Plan, see Section IV.C, Treatment of Claims and Interests and Summary of Distributions under the Plan.

     ONLY PERSONS WHO HOLD CLAIMS AND INTERESTS ON THE RECORD DATE ARE ENTITLED TO RECEIVE A COPY OF THIS DISCLOSURE STATEMENT. ONLY PERSONS WHO HOLD ALLOWED CLAIMS AND ALLOWED INTERESTS IN THE VOTING CLASSES ON THE CONFIRMATION DATE ARE ENTITLED TO VOTE WHETHER TO ACCEPT THE PLAN.

     Separate pre-addressed return envelopes have been supplied for the Ballots. Holders of Allowed Claims and Allowed Interests in the Voting Classes should take care to use the proper preaddressed envelope to ensure that Ballots are returned to the proper address. In most cases, each Ballot enclosed with this Disclosure Statement has been encoded with the amount of the Allowed Claim for voting purposes (if the Claim is now or hereafter determined to be a Disputed Claim this amount may not be the amount ultimately allowed for purposes of distribution) and the Debtor and the Class to which the Claim or Interest has been attributed. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT. ALL VOTES TO ACCEPT OR TO REJECT THE PLAN MUST BE CAST BY USING THE BALLOT ENCLOSED WITH THIS DISCLOSURE STATEMENT. In order for a Ballot to be counted, it must be completed, signed and sent in the enclosed pre-addressed envelope to the "Balloting Agent" so as to be received by the Balloting Deadline at the following address:

     if by mail to:

                     Bankruptcy Management Corporation
                        Attn: Farmland Voting Agent
                                P.O. Box 905
                     El Segundo, California 90245-0905

     if by hand delivery or overnight delivery to:

                     Bankruptcy Management Corporation
                        Attn: Farmland Voting Agent
                         1330 East Franklin Avenue
                        El Segundo, California 90245

     If you are a holder of an Allowed Claim or an Allowed Interest in a Voting Class and (i) did not receive a Ballot, (ii) received a damaged Ballot, (iii) lost your Ballot, (iv) have any question about balloting procedures, or (v) wish to obtain, at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)), an additional copy of the Plan or this Disclosure Statement, please contact:

                     Bankruptcy Management Corporation
                        Attn: Farmland Voting Agent
                         1330 East Franklin Avenue
                        El Segundo, California 90245
                               (888) 909-0100

     ONLY PROPERLY COMPLETED AND SIGNED BALLOTS RECEIVED BY THE BALLOTING AGENT PR10R TO THE BALLOTING DEADLINE WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER EACH VOTING CLASS HAS ACCEPTED THE PLAN. ANY BALLOTS RECEIVED AFTER THE BALLOTING DEADLINE WILL NOT BE COUNTED, NOR WILL ANY BALLOTS RECEIVED BY FACSIMILE OR ELECTRONIC MAIL BE COUNTED. The Balloting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Plan.

     Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is Impaired under such plan vote to accept such plan, unless the "cram down" provisions of the Bankruptcy Code are employed. The Debtors have reserved their right to seek to "cram down" the Plan on non-accepting Impaired Classes of Claims and Interests. See Section V.D.4, Cram Down.

          2. VOTING RECORD DATE

     The record date for voting on the Plan is 5:00 p.m. (Kansas City time) on October 8, 2003 (the "Record Date").

          3. VOTING MULTIPLE CLAIMS

     Any person who holds Allowed Claims in more than one Voting Class is required to vote separately with respect to each such Voting Class in which such person holds an Allowed Claim. Please use a separate Ballot to vote all Allowed Claims in each Voting Class.

          4. INCOMPLETE BALLOTS

     Any Ballot received which is not signed or does not indicate either an acceptance or a rejection of the Plan shall be an invalid Ballot and shall not be counted for purposes of determining acceptance or rejection of the Plan.

          5. DEFECTS AND IRREGULARITIES

     Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Debtors in their sole discretion, whose determination will be final and binding. Unless the Ballot being furnished is timely submitted to the Balloting Agent by the Balloting Deadline, together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid and, therefore, decline to use it in connection with seeking confirmation of the Plan by the Bankruptcy Court. In the event of a dispute with respect to a Ballot, any vote to accept or reject the Plan cast with respect to such Ballot will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise. The Debtors reserve the right to reject any and all Ballots not in proper form. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with delivery of a Ballot must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.

          6. CONFIRMATION HEARING

     THE BANKRUPTCY COURT WILL HOLD THE HEARING REGARDING CONFIRMATION OF THE PLAN (THE "CONFIRMATION HEARING") COMMENCING ON DECEMBER 16, 2003 AT 2:30 P.M. AT THE UNITED STATES BANKRUPTCY COURT, CHARLES EVANS WHITTAKER COURTHOUSE, 400 E. 9TH STREET, KANSAS CITY, MISSOURI 64106, BEFORE BANKRUPTCY JUDGE JERRY W. VENTERS. The Confirmation Hearing may be adjourned from time to time without further notice other than by announcement in the Bankruptcy Court on the scheduled date of such hearing. At the Confirmation Hearing, the Bankruptcy Court will (i) determine whether the requisite vote has been obtained for each of the Voting Classes, (ii) hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of, (iii) determine whether the Plan meets the confirmation requirements of the Bankruptcy Code, and (iv) determine whether to confirm the Plan.

     Any objection to the confirmation of the Plan must be in writing and must comply in all respects with the Notice accompanying this Disclosure Statement.

          7. RECOMMENDATIONS

     THE DEBTORS SUPPORT CONFIRMATION OF THE PLAN AND URGE ALL HOLDERS OF ALLOWED CLAIMS AND ALLOWED INTERESTS IN THE VOTING CLASSES TO ACCEPT THE PLAN.

                  II. HISTORY AND STRUCTURE OF THE DEBTORS

     A. INTRODUCTION

     Industries, founded in 1929 and formally incorporated in Kansas in 1931, is a farm supply cooperative and a processing and marketing cooperative. Its principal executive offices are at 12200 North Ambassador Drive, Kansas City, Missouri 64163.

     Industries was originally founded as the Union Oil Co. when six farmer-owned cooperatives joined together to buy and distribute petroleum products. It continued to grow over the years, becoming known as the Consumer Cooperative Association. In 1966, the company changed its name to "Farmland Industries, Inc." By its 72nd anniversary in 2001, Industries was one of the nation's largest companies, with annual revenues of $11.8 billion. As of the Petition Date, Industries functioned as a farm-to-table agribusiness company. The other Debtors are subsidiaries of Industries.

     As of the Petition Date, the Debtors conducted business primarily in two operating areas. First, on the output side of the agricultural industry, they operated as a processing and marketing cooperative. Second, on the input side of the agricultural industry, they operated as a farm supply cooperative.

     The output side of the Debtors' business consisted of the processing and marketing of pork products, through Foods, and the processing and marketing of beef products, through Farmland National Beef Packing Company, L.P. ("National Beef"), which was 71.2% owned by the Debtors. In 2002, approximately 73% of the hogs and 23% of the cattle processed by Foods and National Beef, respectively, were supplied by the Debtors' cooperative members. Substantially all the pork and beef products that Foods and National Beef sold in 2002 were processed in plants they own or lease.

     As of the Petition Date, the Debtors' farm supply operations consisted of two principal product divisions: crop production and petroleum. Principal products of the crop production division were nitrogen and phosphate-based fertilizers and, through an ownership interest in a joint venture, a complete line of insecticides, herbicides and mixed chemicals. Principal products of the petroleum division were refined fuels, propane and petroleum refining by-products. The Debtors manufactured approximately 80% of the dollar value of their crop production and petroleum products sold in 2002. Approximately 82% of the crop production products and 23% of the petroleum products sold in 2002 were sold through the Debtors' ventures to farm cooperative associations which are members of Industries and who, in turn, distribute these products primarily to farmers and ranchers.

     The farm supply businesses of the Debtors have been highly seasonal. Historically, the majority of sales of crop production products occur in the spring and fall. Margins for refined petroleum fuels historically has been concentrated in the summer.

     The Debtors competed for market share with numerous participants of various sizes and with various levels of vertical integration, and product and geographical diversification. Competitors in the crop production industry include global producers of nitrogen- and phosphate-based fertilizers, major chemical companies and product importers and brokers. In the petroleum industry, competitors include major oil companies and independent refiners. The pork and beef processing industries are comprised of a large variety of competitive participants.

     B. DESCRIPTION OF THE DEBTORS' BUSINESSES

          1. MEAT PROCESSING AND MARKETING

     The Debtors' meat processing and marketing businesses were primarily conducted by Foods and National Beef. National Beef is not a Debtor in these Chapter 11 proceedings.

                 a) Pork Processing and Marketing

     Foods is a food processor, supplying fresh pork and processed meat products to U.S. retailers, foodservice operators, industrial accounts and international customers. Started in 1959, Foods began as,a one-facility hog slaughtering operation and has grown to be the sixth largest pork processor in the United States, with three plants that have an annual slaughter capacity of 7.5 million hogs. In addition to processing and marketing fresh pork, Foods also processes and markets branded pork and processed meats, including bacon, processed ham products, fresh and processed sausage products and specialty deli meats. These products are marketed under a variety of brand names including: Farmland, Farmstead, OhSe, Maple River, Carando and Roegelein. Product distribution is through national and regional retail and food service chains, distributors and in international markets. Although Foods does not directly own any hog production facilities, during the 1990's Foods synthetically vertically integrated into hog production through contractual arrangements with farmer-owned hog production operations.

     Foods' slaughtering facilities are located in Denison, Iowa, Monmouth, Illinois; and Crete, Nebraska. During 2000, 2001 and 2002, Foods slaughtered approximately 7.4 million, 6.4 million and 6.9 million hogs, respectively. Facilities to further process primal beef and pork cuts are located in Springfield, Massachusetts; New Riegel, Ohio; Wichita, Kansas; and Carroll, Iowa. Foods leases and operates two "case ready" facilities, which are located in Salt Lake City, Utah and Omaha, Nebraska. Foods also has a "case ready" co-packaging arrangement at a facility in Madison, Wisconsin. ("Case ready" refers to meat products which are prepared to the specifications of retailers and which do not require additional preparation work prior to sale by the retailer). In aggregate, Foods has the capacity to produce close to 3 billion pounds of pork products, representing approximately 15% of projected 2002 U.S. pork production. Foods enjoys a customer base that includes such blue-chip retailers as Wal-Mart, which has allowed Foods to increase its sales of branded and other value-added products.

                 b) Beef Processing and Marketing

     Industries first invested in National Beef in 1993. National Beef engages in meat packing and processing and is the fourth largest beef packer in the United States. As of the Petition Date, Industries directly or indirectly owned 71.2% of the ownership interests of National Beef (the "Beef Interests"). Operating from five facilities, National Beef produces fresh, frozen, and "case-ready" branded and nonbranded products for domestic consumption as well as foreign consumption in 25 countries. It has two main slaughtering facilities and a portion-control facility in Kansas, one "case-ready" facility in Pennsylvania and a second "case-ready" facility in Georgia. During 2000, 2001 and 2002, National Beef slaughtered approximately 2.7 million, 2.8 million and 3.1 million cattle, respectively. National Beef's products include fresh and frozen beef, boxed beef and "case ready" beef. Product distribution is through national and regional retail and food service chains, distributors and in international markets. National Beef estimates that slightly more than 55% of its sales are to the retail sector and approximately 30% of its sales are to the foodservice sector.

     National Beef has four wholly-owned subsidiaries and owns a controlling interest in Kansas City Steak Company, L.L.C., a portion-control company that provides steaks to premium steak houses in the United States and directly to consumers via mail-order catalogs. In addition, through a wholly-owned subsidiary, National Beef owns a 47.5% interest in aLF Ventures, LLC, a joint venture with DMV International. aLF Ventures, LLC holds the worldwide exclusive rights to market activated lactoferrin, a natural product that has been recently granted "Generally Recognized as Safe" status by the Food and Drug Administration for use in protecting fresh beef from bacteria such as E. coli.

          2. CROP PRODUCTION BUSINESS

     As of the Petition Date, the Debtors manufactured nitrogen-based fertilizer at five U.S. facilities and, through a 50% owned joint venture, Farmland MissChem, Limited ("FMCL"), operated an off-shore facility in the Republic of Trinidad and Tobago. The operating domestic nitrogen plants were located in Enid, Oklahoma; Dodge City, Kansas; Coffeyville, Kansas; Fort Dodge, Iowa; and Beatrice, Nebraska. The Debtors also owned nitrogen fertilizer plants in Lawrence, Kansas and Pollock, Louisiana, which were permanently shut down prior to the Petition Date. The Debtors also owned a 50% interest in two phosphate fertilizer manufacturing joint ventures:
Farmland-Hydro, LP ("FHLP"), a joint venture in Florida, and SF Phosphates, Limited Company ("SF Phosphates"), a joint venture with operations in Utah and Wyoming. Substantially all of the Debtors' domestic fertilizer production is sold to Agriliance LLC, an agronomy marketing joint venture in which the Debtors have an indirect minority ownership interest.

     Due to unfavorable market conditions during 2002, the Debtors temporarily curtailed production of nitrogen-based fertilizers at various production plants. Also, the Debtors experienced mechanical problems at the Coffeyville, Kansas nitrogen facility which limited production to 70% of the facility's planned capacity. As a result, the production plants in aggregate operated at approximately 63% of their capacity during the 2002 fiscal year. Annual anhydrous ammonia production of nitrogen-based plant foods for fiscal years 2000, 2001 and 2002, including Industries' 50% share of the output of Farmland MissChem Limited, totaled approximately 2.9 million tons, 2.4 million tons and 2.1 million tons, respectively.

     Prior to the Petition Date, Industries closed its Lawrence, Kansas and Pollock, Louisiana plants. These two plants contributed 29% of Industries' total anhydrous ammonia production capacity.

     Each of the operating domestic nitrogen fertilizer plants had capacity to further process anhydrous ammonia into upgraded nitrogen products (UAN solutions, urea and liquid nitrogen). In 2000, 2001 and 2002, production of these upgraded products was approximately 1.8 million tons, 1.8 million tons and 1.5 million tons, respectively.

     In May 2003, the Debtors sold four of the domestic nitrogen fertilizer production plants and all of its interest in Farmland MissChem, Limited to Koch Nitrogen Company. The Debtors entered into a contract to sell the closed Pollock, Louisiana plant. See Section III.G.1.r, Nitrogen Fertili!ZerAssets. The only nitrogen facilities the Debtors currently own are (i) the Lawrence, Kansas facility, which facility is no longer manufacturing nitrogen-based fertilizer, and (ii) the Coffeyville, Kansas facility, which facility in fiscal 2002 accounted for approximately 12% of the Debtors' anhydrous ammonia production, approximately 34% of the Debtors' UAN production and approximately 18% of the Debtors' total nitrogen production.

     In November 2002, the Debtors sold their interest in the FHLP phosphate fertilizer operations to Cargill.

     Industries and J.R. Simplot ("Simplot") each own a 50% interest in SF Phosphates. The SF Phosphates plant produces monoammonium phosphate and super phosphoric acid with annual production for 2000, 2001 and 2002 of 543,000 tons, 553,000 tons and 536,000 tons, respectively. Under the joint venture agreement, Industries and Simplot each purchase 50% of SF Phosphates' production. Industries sells its share of such production to Agriliance LLC. On July 30, 2002, Simplot filed a complaint for declaratory judgment against Industries in the Bankruptcy Court, Adversary Proceeding No. 02-4147 (the "Simplot Litigation"). In this proceeding, Simplot asserts that, by operation of Utah Revised Limited Liability Company Act, Industries' commencement of the Chapter 11 Case caused Industries to forfeit governance rights in SF Phosphates. Industries believes that this Utah state law is preempted by the Bankruptcy Code and, as a result, Industries maintains its governance rights in relation to SF Phosphates. Industries is currently in the process of selling the SF Phosphates Interest to Simplot, subject to higher and better bids. See Section 111.G.1.ee, Sale of SF Phosphates Interest. In connection with such sale, Industries and Simplot had entered into a settlement agreement that, among other things, (i) amends the various transfer restrictions contained in the operating agreement for SF Phosphates, (ii) provides that the transferee of the SF Phosphates Interest will become a substitute member of Industries, with full voting rights, and (ii) provides for Industries, SF Phosphates and Simplot to release each other from all claims (other than purchases and sale of products in the ordinary course of business).

     Industries continues to have a 50% ownership interest in United Country Brands ("UCB"), and UCB has a 50% ownership interests in Agriliance LLC. Industries' 50% ownership interest in UCB is reduced by 13.1% of the Agriliance LLC crop production products earnings which, in the past, were allocated to Wilbur-Ellis Company and are now allocated to CHS Cooperatives. Agriliance LLC markets and distributes a complete line of crop production products, including nitrogen and phosphate-based plant foods, as well as a complete line of crop protection products such as insecticides, herbicides and mixed chemicals. Industries continues to sell substantially all of its crop production products, including its share of SF Phosphates' production, to Agriliance LLC at a formula price based on the prevailing market price.

          3. PETROLEUM BUSINESS

     Industries participates in the petroleum industry as a mid-continent refiner and, through November 30, 2001, participated as a wholesale distributor of petroleum products. The principal products of this business segment are refined fuels, propane and by-products of the petroleum refinery.

     Industries manages and operates a petroleum refinery at Coffeyville, Kansas with approximately 95,000 barrel per day capacity. The refinery converts crude oil into refined products such as gasoline, diesel fuel, and distillates. Production at the refinery accounted for approximately 90% of Industries' refined fuel sales in 2002. Substantially all of the refined fuels produced at the refinery are sold to CHS Cooperatives at a formula price tied to market value.

          4. OTHER BUSINESSES

     Industries participates in various other businesses, including the following:

                 a) Feed

     Industries has an 8% ownership interest in Land O'Lakes Farmland Feed ("LOLFF"). LOLFF is a leading market producer of animal feed in the United States, producing both commercial and lifestyle feed for a variety of animals, including dairy cattle, beef cattle, swine, poultry, horses and other specialty animals such as laboratory and zoo animals. LOLFF markets animal feed products under the Land O'Lakes Feed label. Through its wholly-owned subsidiary Purina Mills LLC, LOLFF also markets animal feed (other than dog and cat food) under the leading brands in the industry:
Purina, Chow and the "Checkerboard" Nine Square logo. As of December 31, 2002, LOLFF operated a geographically diverse network of 100 feed mills and distributed its animal feed nationally through approximately 1,300 local cooperatives, through approximately 3,500 independent dealers operating under the Purina brand name and directly to customers.

                 b) Domestic Grain

     Industries currently owns or leases the following grain storage terminals: (i) 5.823 million bushel capacity storage terminal in Hutchinson, Kansas; (ii) 18.307 million bushel capacity storage terminal in Hutchinson, Kansas; (iii) 10.039 million bushel capacity storage terminal in Kansas City, Kansas; (iv) 11.988 million bushel capacity storage terminal in Topeka, Kansas; (v) 10.502 million bushel capacity storage terminal in Wichita, Kansas; (vi) 5.072 million bushel capacity storage terminal in Lincoln, Nebraska; (vii) 0.847 million bushel capacity storage terminal in Omaha, Nebraska; (viii) 7.700 million bushel capacity storage terminal in Enid, Oklahoma; (ix) 11.036 million bushel capacity storage terminal in Enid, Oklahoma; (x) 16.007 million bushel capacity storage terminal in Enid, Oklahoma; (xi) 15.289 million bushel capacity storage terminal in Enid, Oklahoma; (xii) 3.226 million bushel capacity storage terminal in Amarillo, Texas; (xiii) 1.413 million bushel capacity storage terminal in Black, Texas; (xiv) 15.341 million bushel capacity storage terminal in Ft. Worth, Texas; (xv) 21.980 million bushel capacity storage terminal in Ft. Worth, Texas; (xvi) 9.842 million bushel capacity storage terminal in Hereford, Texas; (xvii) 3.223 million bushel capacity storage terminal in Galveston, Texas; and (xviii) 1.095 million bushel capacity storage terminal in Wellington, Kansas (collectively, the "Grain Elevators"). Each of the Grain Elevators is currently leased (or subleased) to ADM/Farmland, a wholly-owned subsidiary of Archer-Daniels-Midland Company, Inc. ("ADM"), pursuant to a master lease (the "Grain Elevator Master Lease"). The Grain Elevator Master Lease has the following basic components: (i) ADM/Farmland leases the Grain Elevators for an initial term of five years, with four five-year options to renew; (ii) Industries receives a fixed payment equivalent to depreciation, amortization and taxes related to the Grain Elevators; and (iii) Industries receives a variable component equal to 50% of the earnings from the Grain Elevators and is responsible for 50% of the losses related to the operation of the Grain Elevators. During the past year, ADM/Farmland reported losses of approximately $16 million related to the operation of the Grain Elevators. Industries is currently conducting an audit of this previous year's operations to verify the validity of these reported losses and expects such an audit to be completed in October 2003.

                 c) International Grain

     Industries owns a number of foreign subsidiaries (collectively referred to as "Tradigrain"), which were engaged in international grain operations through February 2002. Subsequent to February 2002, Industries has overseen the orderly windup of Tradigrain operations and assets. This process continues and should be substantially completed by December 2003.

     C. HISTORICAL FINANCIAL RESULTS

     Set forth in Abbendix B is selected historical financial data for each of the Debtors for the nine-month period ended May 31, 2003, for the three-month period ended August 31, 2002, for the nine-month period ended May 31, 2002, and for the years ended August 31, 1999, 2000 and 2001. The financial statements for the years ended August 31, 1999, 2000 and 2001 were included in Industries' Annual Report on Form 10-K filed with the SEC.

     D. EVENTS LEADING TO CHAPTER 11

     In the 1990's, the Debtors pursued an expansion strategy that emphasized acquisition of new businesses and expansion of existing operations. This strategy resulted in rising corporate expenses and increased debt. The combination of higher debt levels and decreased earnings left the Debtors vulnerable to an economic downturn.

     In 2001, the Debtors' management implemented a strategic initiative called Navigating Tomorrow, designed to reduce debt and secure the long-term financial success of the Debtors.

     During the twelve months ended February 28, 2002, Industries reduced its debt (including off balance sheet debt related to its Coffeyville nitrogen facility) by over $500 million, the largest reduction in the cooperative's history. General and administrative expenses were reduced by approximately $29 million, or 38%. Cash flow reached a five-year high, increasing more than $400 million from 2000.

     Notwithstanding these cost reductions, the Debtors experienced liquidity problems due to the underperformance of certain business segments. Principally, margins available in fertilizer manufacturing eroded dramatically.

     Lack of rain in the wheat belt that hampered fertilizer demand, low commodity prices, and continued volatility in domestic natural gas prices resulted in the Debtors' Crop Production business segment reporting a loss of $78 million for the first six months of fiscal year 2002.

     During the year leading up to the Petition Date, nitrogen fertilizer prices dropped significantly. Ammonia prices fell approximately 55 percent and urea prices decreased 49 percent between the fall of 2001 and the Petition Date.

     Despite strong financial performance by the meat segment of the Debtors' business, losses in the fertilizer business caused severe cash flow problems for the Debtors. During the first five months of calendar year 2002, the Debtors' liquidity situation continued to erode as fertilizer sales did not develop as expected.

     The operating losses in the Debtors' crop production and petroleum businesses, coupled with planned maintenance on the Debtors' Coffeyville, Kansas refinery, significantly hampered cash flow during the spring of 2002. In Industries' Quarterly Report on Form 10-Q for the quarter ended February 28, 2002 (filed with the SEC), Industries stated that it may not be able to generate sufficient cash flow from operations to avoid covenant defaults under the Pre-Petition Credit Agreement at the end of the third quarter or maintain its ability to borrow under the Pre-Petition Credit Agreement and might be forced to seek protection from creditors if conditions did not improve. Concerns regarding the Debtors' financial condition led to increased cash demands and more restrictive payment terms from trade creditors, as well as increased demands for early redemptions of subordinated debt, which adversely affected the Debtors' ability to fund ongoing operations and service debt. Because of this liquidity crisis, the Debtors filed their respective Chapter 11 petitions.

     On May 31, 2002, the Debtors filed voluntary petitions for protection under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The filings were made in order to facilitate the restructuring of the Debtors' trade liabilities, debt, and other obligations. The Debtors continue to manage their businesses as debtors-in-possession.

     E. GENERAL CORPORATE STRUCTURE

     Industries is a farm supply cooperative and a processing and marketing cooperative that is incorporated in the state of Kansas. Industries owns virtually all of the stock of the other Debtors, which are incorporated in Kansas, Missouri and Arkansas. In addition, Industries owns interests in several other subsidiaries and joint ventures. A current organizational chart of the Debtors is attached hereto as Appendix C.

     F. PRE-PETITION SECURED DEBT OBLIGATIONS

     On February 7, 2002, Industries, Foods and a syndicate of banks entered into the PrePetition Credit Agreement. As of the Petition Date, the Debtors were indebted under the PrePetition Credit Agreement in the approximate amount of $399.7 million (consisting of $233.0 million in revolving loans, $31.7 million of letters of credit obligations and a $135.0 million term loan) plus additional fees and expenses. The Pre-Petition Credit Agreement was secured by substantially all of the Debtors' major assets, including accounts receivable, inventories, property, plant and equipment and intangible assets. Capital derived from the Pre-Petition Credit Agreement was used for capitalizing fixed assets and working capital and other operating expenses.

                          III. THE CHAPTER 11 CASE

     A. CONTINUATION OF BUSINESS OPERATIONS AFTER THE PETITION DATE

     On May 31, 2002, the Debtors filed petitions for relief under Chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court and in accordance with the Bankruptcy Code. The Debtors are authorized to operate their business in the ordinary course of business. Transactions outside of the ordinary course of business require Bankruptcy Court approval.

     An immediate effect of the filing of the Debtors' bankruptcy petitions was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by creditors and the enforcement of liens against property of the Debtors. This relief provides the Debtors with the "breathing spell" necessary to assess and reorganize their business. The automatic stay remains in effect, unless modified by the Bankruptcy Court, until consummation of a plan of reorganization.

     B. CORPORATE MANAGEMENT

     The current executive officers of Industries are as follows:

     Robert B. Terryv is President and Chief Executive Officer of
Industries. Mr. Terry was appointed to his present position in May 2002. Previously he was Executive Vice President, General Counsel & Corporate Secretary. Mr. Terry joined Industries in 1989.

     Steven R. Rhodes is Executive Vice President and Chief Financial Officer of Industries. Mr. Rhodes was appointed to his present position in May 2002. Previously he held various positions in North American Grain, Transportation, and Corporate Divisions of Industries. Mr. Rhodes joined Industries in 1979.

     Stanley A. Riemann is Executive Vice President of Industries and President of Crop Production. Mr. Riemann was appointed to his present position in May 1999. Previously he held various positions in the Crop Nutrients and Crop Protection areas. Mr. Riemann joined Industries in 1974.

     Robert W. Schuller is Vice President, General Counsel and Corporate Secretary of Industries. Mr. Schuller was appointed to his present position in May 2002. Mr. Schuller joined Industries in 1994 in the Legal Division.

     J. Randall Vance is Vice President and Treasurer of Industries. Mr. Vance was appointed to his present position in July 2002. Previously he served as Assistant Treasurer. Mr. Vance joined Industries in 1991.

     Dennis M. Alt is Vice President, Strategic Projects of Industries. Mr. Alt was appointed to this position in June 2002. Before his appointment, Mr. Alt was an Associate General Counsel in Industries' Legal Division. Prior tore-joining Industries in 2002, he was a shareholder with Stinson Mag & Fizzell.

     George Richter is Vice President of Industries and President of the Pork Division. Mr. Richter was appointed to his present position in 1999. Previously he served as Vice President, Sales and Marketing for Foods. Mr. Richter joined Industries in 1971.

     Timothy R. Daugherty is Vice President, Administration of Industries. Mr. Daugherty was appointed to his present position in June 2002.
Previously he served as Vice President and President of World Grain and as Vice President of Marketing for a geographic territory that included Kansas, Colorado and Utah. Mr. Daugherty joined Industries in 1985.

     C. FIRST DAY ORDERS

     On the Petition Date, the Debtors filed several motions seeking certain relief by virtue of socalled "first day orders". First day orders are intended to facilitate the transition between a debtor's pre-petition and post-petition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. The first day orders obtained in these cases are typical for large Chapter 11 cases.

     The first day orders in the Chapter 11 Cases authorized, among other things:

                 a) Joint administration of each of the Debtor's bankruptcy cases;

                 b) The DIP Credit Agreement, on an interim basis (the "Interim DIP Order");

                 c) The retention of the following professionals to serve on behalf of the Debtors: (i) Bryan Cave LLP, as bankruptcy counsel; and
(ii) Bankruptcy Management Corporation, as claims agent;

                 d) The maintenance of the Debtors' bank accounts and operation of their cash management systems substantially as such systems existed prior to the Petition Date;

                 e) Payment of employees' accrued pre-petition wages and employee benefit claims;

                 f) Continued utility services during the pendency of the Chapter 11 Case;

                 g) The continued retention of professionals regularly employed by the Debtors in the ordinary course of business;

                 h) The maintenance of certain pre-petition customer programs and practices;

                 i) Administrative expense treatment for certain holders of valid reclamation claims;

                 j) The payment of certain pre-petition tax claims;

                 k) The payment of certain pre-petition critical trade vendor claims;

                 1) The payment of certain pre-petition obligations to sales brokers; and

                 m) The payment of certain obligations under the Packers and Stockyards Act.

     D. DIP FINANCING AND USE OF CASH COLLATERAL

     Subsequent to the Petition Date, the Debtors and a syndicate of banks entered into the DIP Credit Agreement, which was subsequently revised and approved by the Bankruptcy Court, to provide up to $306.0 million in post-petition financing. The credit facility created under the DIP Credit Agreement (the "DIP Credit Facility") expires on the occurrence of an event that constitutes a commitment termination date (as defined in the DIP Credit Agreement) or, if no such event has occurred, on November 30, 2003. The DIP Credit Facility was authorized by the Bankruptcy Court on an interim basis pursuant to the Interim DIP Order, and on a final basis pursuant to an order dated July 2, 2002 (the "Final DIP Order").

     The DIP Credit Facility is collateralized by a first priority priming lien on all assets of the Debtors including all real, personal and mixed property, both tangible and intangible, but excluding rights in respect of avoidance actions approved by the Bankruptcy Court under the Bankruptcy Code. The DIP Credit Agreement allows for super priority administrative expense claim status in the Chapter 11 Case with priority over certain other administrative expenses of the kind specified or ordered pursuant to provisions of the Bankruptcy Code. The DIP Credit Agreement also includes various restrictive covenants prohibiting the Debtors from, among other things, incurring additional indebtedness, permitting any liens or encumbrances on property or assets, making investments, or becoming liable for any contingent obligations. Subsequent to the execution of the DIP Credit Agreement, cash received by the Debtors from their operations was used to pay, in full, the revolving loans outstanding under the Pre-Petition Credit Agreement.

     On or about January 14, 2003, the Debtors filed their Motion for Order Authorizing First Amendment to DIP Credit Agreement, seeking authority to enter into a first amendment to the DIP Credit Agreement (the "First DIP Amendment"). The First DIP Amendment granted the Debtors the ability to request additional time necessary to formulate the necessary analyses required for the Plan and this Disclosure Statement in exchange for, among other things, certain reductions in availability under the DIP Credit Facility, certain principal reduction payments under the DIP Credit Facility and schedules and timelines for the marketing and sale of certain of the Debtors' assets. On March 3, 2003, the Bankruptcy Court entered an interim order approving the First DIP Amendment. On April 17, 2003, the Bankruptcy Court entered its Memorandum Opinion and Order, approving the First DIP Amendment on a final basis.

     As of October 24, 2003, the Debtors had borrowings under the DIP Credit Agreement of $0, and $10.5 million of the facility was being utilized to support letters of credit. The Debtors are currently seeking Bankruptcy Court approval of a replacement letter of credit facility.

     The financial institutions party to the DIP Credit Agreement allege that they have future contingent obligations that have not yet been adequately addressed in the Plan. The Debtors believe that this issue will be addressed at or prior to the Confirmation Hearing.

     E. APPOINTMENT OF THE BANKRUPTCY COMMITTEES

          1. CREDITORS' COMMITTEE

     On June 7, 2002, the United States Trustee appointed the Creditors' Committee. The Creditors' Committee is currently comprised of the following members: BP Companies; Sempra Energy Trading Corp.; Cap Gemini Ernst & Young; PSC Industrial Outsourcing Inc.; Packaging Corporation of America; and Ray K. Pardun. The Creditors' Committee has retained the law firms of Akin Gump Strauss Hauer & Feld LLP and Husch & Eppenberger as its counsel.

          2. BONDHOLDERS' COMMITTEE

     On June 7, 2002, the United States Trustee appointed the Bondholders' Committee. The Bondholders' Committee is currently comprised of seven members: J P Morgan Chase Bank, as Indenture Trustee; DeSoto County Cooperative; UMB Bank, NA; Farmland Insurance; Robert A. Reseigh; Peter S. Hancock; and Keith A. Sharf. The Bondholders' Committee has retained the law firms of Foley & Lardner and Polsinelli Shalton & Welte as its counsel.

     F. KEY EMPLOYEE RETENTION AND INCENTIVE TARGET PLAN

     Following the Petition Date, the Debtors' management has sought to maximize value for creditors in these reorganization proceedings. Part of this process necessarily includes marketing certain of the Debtors' assets and businesses for potential sale. The sale process, as with any sale process, will likely lead to the loss of employment by many of the Debtors' key employees. In essence, many of the Debtors' key employees have been asked to work tirelessly toward the elimination of their own employment. Without protection against sudden loss of income, many of those individuals comprising the Debtors' key personnel (the "Key Employees") may have been forced to seek alternative employment to protect the well being of themselves and their families. Such a premature loss of these Key Employees would obviously have had a devastating impact on the Debtors' ability to maximize recoveries to creditors. Moreover, the economic cost to replace these Key Employees, both in terms of actual dollars spent and lost productivity, could have been enormous.

     Accordingly, to provide the financial security that enabled these Key Employees to continue working diligently to maximize the value of these estates, the Debtors determined that it was necessary and appropriate to offer incentive compensation to these Key Employees. Therefore, with input from the Bankruptcy Committees and other constituent groups, the Debtors proposed their Key Employee Retention and Incentive Target Plan (the "KERIT Plan"). The KERIT Plan provides incentive compensation and retention payments to the Key Employees critical to the ongoing operation of the Debtors' businesses. The maximum potential incremental cost of the KERIT Plan to the Debtors is approximately $8 million. The KERIT Plan payments were structured to maximize the likelihood that the Key Employees would remain in the employ of the Debtors for the period of time required for a successful outcome in the Chapter 11 Cases. By order dated November 4, 2002, the Bankruptcy Court approved the KERIT Plan.

     G. MARKETING AND DISPOSITION OF THE DEBTORS' ASSETS

          1. ASSET SALES AUTHORIZED TO DATE

     The Debtors are currently marketing and selling substantially all of their assets. To date, the Bankruptcy Court has authorized the Debtors to sell certain of their assets, including the following:

                 a) Warehouse Assets in Port Lavaca, Texas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including assets associated with a warehouse in Port Lavaca, Texas, together with the assumption and assignment of certain executory contracts and unexpired leases. Helena Chemical Company made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Helena Chemical Company for a purchase price of $588,550.

                 b) Warehouse Assets in Memphis, Tennessee

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including assets associated with a warehouse in Memphis, Tennessee, together with the assumption and assignment of certain executory contracts and unexpired leases. Agriliance LLC made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Agriliance LLC for a purchase price of $5,302,500.

                     c) Assets in Iowa, Louisiana and Mowata, Louisiana

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets located in Iowa, Louisiana and Mowata, Louisiana, together with the assumption and assignment of certain executory contracts and unexpired leases. G&H Seed Company made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to G&H Seed Company for a purchase price of $440,000 plus certain inventory and receivables.

                 d) Assets in Minden, Louisiana

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets located in Minden, Louisiana. Minden Farm and Gardens, LLC made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Minden Farm and Gardens, LLC for a purchase price of $266,500 plus certain inventory and receivables.

                 e) Assets in Clarksdale, Mississippi

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets located in Clarksdale, Mississippi. Rayburn and Sons, Inc. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Rayburn and Sons, Inc. for a purchase price of $20,881.

                 f) Pipeline Assets in Kansas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets related to a 32-mile segment of pipeline from Caney, Kansas to Neodesha, Kansas. Cherokee Basin Pipeline, L.L.C. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Cherokee Basin Pipeline, L.L.C. for a purchase price of $875,000.

                 g)  Farm Supply Store in Collins, Mississippi

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the Farm Supply Store a/k/a Collins Farm Supply, consisting of an office, warehouse, 400-ton capacity dry fertilizer storage shed, 4 1/2 acres of land, furniture, fixtures and equipment in Collins, Mississippi. Richard Woolwine made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Richard Woolwine for a purchase price of $175,000 plus 45% of the wholesale price for the inventory.

                 h) Grain Elevator in Paul, Idaho

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including a steel elevator with a 245,000 bushel capacity located on 1.82 acres of land in Paul, Idaho. Magic Valley Produce, Inc. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Magic Valley Produce for a purchase price of $290,000.

                 i) Ownership Interest in Flag, Inc. and Flag, L.P.

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including 2,500 shares of common stock of Flag, Inc. and the Debtors' 24.75% limited partnership interest in Flag, L.P. Flag, L.P. made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Flag, L.P. for a purchase price consisting of (i) $204,000 in cash, (ii) 388 shares of $25 par value common stock of Industries, and (iii) $170,500 non-negotiable qualified patronage equity credits issued by Industries.

                 j) Assets Utilized by Farmland Transportation Operations

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the transportation equipment, inventory, shop and office equipment and customer lists utilized by Farmland Transportation Operations, together with the assumption and assignment of executory contracts and unexpired leases related to these assets. Cenex Harvest States Cooperatives made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Cenex Harvest States Cooperatives for a purchase price of $1,300,000, plus the value of truck and tractor parts inventory.

                 k) Fertilizer River Terminal Warehouse in North Little Rock, Arkansas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the liquid and dry fertilizer river terminal warehouse located in North Little Rock, Arkansas and various assets used in connection with the operations, together with the assumption and assignment of executory contracts and unexpired leases related to these assets. HelmFertilizer Corporation made the highest and best offer for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to HelmFertilizer Corporation for a purchase price of $2,775,000.

                 1) Fertilizer River Terminal Warehouse in Sugar Creek,
Missouri

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the dry fertilizer river terminal warehouse located in Sugar Creek, Missouri and the decommissioned facilities for the storage or liquid fertilizer and anhydrous ammonia. At an auction held on February 24, 2003, LaFarge North America, Inc.. was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to LaFarge North America, Inc. for a purchase price of $1,000,000.

                 m) Ownership Interest in Farmer's Grain Terminal, L.L.C.

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the Debtors' 48% ownership interest in Farmer's Grain Terminal, L.L.C., a grain storage and handling joint venture located in Slater, Missouri, together with the assumption and assignment of certain executory contracts related to these assets. At an auction held on January 13, 2003, Fletcher Grain Company, Inc. was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Fletcher Grain Company, Inc. for a purchase price of $825,000.

                 n) Fertilizer Warehouse in Greenville, Mississippi

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including a fertilizer warehouse located in Greenville, Mississippi. At an auction held on March 21, 2003, United Agri-Products, Inc. d/b/a UAP Midsouth was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to United AgriProducts, Inc. d/b/a UAP Midsouth for a purchase price of $3,130,000.

                 o) Ownership Interest in National Carriers, Inc.

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including the Debtors' 99.44% ownership interest in National Carriers, Inc., a trucking company located in Liberal, Kansas that operates approximately 975 tractors and 1,175 trailers. At an auction held on March 10, 2003, Farmland National Beef Packing Company L.P. was the highest and best bidder for these assets. The Bankruptcy Court subsequently authorized the sale of these assets to Farmland National Beef Packing Company L.P. for a purchase price of $5,050,000.

                 p) Vacant Land in East Lawrence, Kansas

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, including approximately 179 acres of vacant land located in East Lawrence, Kansas. After consideration of all of the circumstances, the Debtors identified a lead bid in the amount of $5,040,000. At an auction, Eastside Acquisitions LLC was the highest and best bidder for these assets. The sale of this vacant land to Eastside Acquisitions LLC closed on June 25, 2003.

                 q) Grease Plant Assets in North Kansas City, Missouri

     The Bankruptcy Court authorized the sale of certain furniture, fixtures, leasehold improvements, computer hardware and software, office supplies, telephone numbers, business records and goodwill associated with a lubricating grease manufacturing and packing plant in a leased industrial complex in North Kansas City, Missouri to N L Grease, LLC, for consideration consisting of the following acts by N L Grease, LLC: (i) hiring 7 of the 10 employees currently working at the plant; (ii) reimbursing the Debtors the lesser of $40,000 or the actual cost of severance benefits for those employees of the plant not hired by N L Grease, LLC; and (iii) entering into a new lease with the landlord for the real estate upon which the plant operates.

     In conjunction with this sale, Cenex Harvest Sale Cooperatives has elected to exercise its option to purchase the equipment located at this plant for the sum of $1,000 and to purchase the raw material inventory, work in progress and finished goods inventory at cost, estimated to be approximately $1,307,000.

                 r) Nitrogen Fertilizer Assets

     The Debtors retained UBS Warburg LLC C"UBS") as financial advisor charged with the marketing of the following: (i) certain assets associated with the anhydrous ammonia production and terminal facilities owned or leased by the Debtors in Kansas, Nebraska, Oklahoma, Minnesota, Iowa, Texas, Illinois and Louisiana (the "Domestic Fertilizer Assets"), and (ii) certain of the Debtors' interests in an anhydrous ammonia production facility in The Republic of Trinidad and Tobago (the "Foreign Fertilizer Assets" and, together with the Domestic Fertilizer Assets, the "Fertilizer Assets". After identifying potential purchasers of the Fertilizer Assets, the Debtors and UBS initiated discussions with these potential purchasers. After consideration of all of the circumstances, the Debtors identified Koch Nitrogen Company ("Koch") as the "stalking horse" bidder for the sale of the Domestic Fertilizer Assets and the Foreign Fertilizer Assets.

     The Bankruptcy Court approved auction and bidding procedures for the sale of the Fertilizer Assets, including the assumption and assignment of certain executory contracts and unexpired leases related to the Fertilizer Assets. Pursuant to these auction and bid procedures, the Debtors conducted an auction of Fertilizer Assets on March 26-27, 2003. At the conclusion of the auction, the Debtors determined that: (i) Koch made the highest and best bid for substantially all of the Domestic Fertilizer Assets for an estimated purchase price of $131,171,548, consisting of an estimated $98,102,912 in cash and an estimated $33,068,636 in assumed liabilities, together with additional consideration consisting of various amendments to its asset purchase agreement; (ii) Koch made the highest and best bid for the Foreign Fertilizer Assets for an estimated purchase price of $128,617,030. The Bankruptcy Court authorized the sale of the Domestic Fertilizer Assets and the Foreign Fertilizer Assets to Koch on April 17, 2003.

     Also in connection with the auction for the Fertilizer Assets, Vanguard Synfuels, LLC made the highest and best bid for the ammonia plant in Pollock, Louisiana for a purchase price of $2,040,000; and CF Industries, Inc. made the highest and best bid for the ammonia terminal in Devils Lake, North Dakota for a purchase price of $200,000. The Bankruptcy Court authorized the sale of these assets to Vanguard Synfuels, LLC and CF Industries, Inc. on April 30, 2003 and June 3, 2003.

                 s) Possible Disposition of the Grain Elevators

     The Debtors have been engaged in discussions with the Bankruptcy Committees regarding a possible disposition of the Grain Elevators. The Debtors have received an appraisal of the Grain Elevators and are awaiting the completion of an audit of ADM/Farmland's previous year's operations. Until such time as the audit has been completed and have been reviewed by the Debtors and the Bankruptcy Committees, disclosure of the terms of any possible disposition of the Grain Elevators would not be constructive for this sale process.

                 t) Crop Production Phosphate Assets

     Prior to August 31, 2002, the board of directors of Industries authorized the sale of substantially all of the assets of Farmland Hydro. Subsequent to August 31, 2002, Industries and Norsk Hydro a.s, the other 50% owner of Farmland Hydro, signed an agreement with Cargill Fertilizer, Inc. under which Cargill agreed to purchase substantially all the assets and assume substantially all the liabilities of Farmland Hydro. The Bankruptcy Court approved the sales agreement in October 2002. This transaction was consummated in November 2002.

                 u) Miscellaneous Assets

     On September 27, 2002, the Bankruptcy Court entered its Order Approving Procedures For Sale of Miscellaneous Assets of Debtors Pursuant to Section 363 of the Bankruptcy Code (the "Miscellaneous Assets Order"), pursuant to which the Bankruptcy Court approved certain procedures for the sale of certain miscellaneous assets of the Debtors without further Bankruptcy Court authorization. To date, the Debtors have concluded sales totaling approximately $973,000 pursuant to the Miscellaneous Assets Order:

                 v) Anhydrous Ammonia Trailers

     On February 27, 2003, the Bankruptcy Court entered its Order Approving Procedures For Sale of Trailers Pursuant to Section 363 of the Bankruptcy Code (the "Trailer Sale Order"), pursuant to which the Bankruptcy Court approved certain procedures for the sale of the Debtors' fleet of anhydrous ammonia trailers. To date, the Debtors have concluded sales of approximately 243 trailers, generating net sale proceeds in excess of $4.8 million.

                 w) Assets in Hastings, Nebraska

     The Bankruptcy Court approved auction and bid procedures for the sale of certain assets, located in Hastings, Nebraska. Pursuant to these auction and bid procedures, the Debtors held an auction of these assets on May 12, 2003. The Bankruptcy Court authorized the sale of these assets to Equalizer, Inc. on May 19, 2003 for $1,925,000.

                 x) Ownership Interest in Alton Grain Terminal, LLC

     On April 30, 2003, the Bankruptcy Court entered its Order Approving the Sale of Debtors' 14% Membership Interest in Alton Grain Terminal, LLC, an entity that owns and operates a grain handling and storage facility in Alton, North Dakota, to Alton Grain Terminal, LLC, for the purchase price of $530,950.

                 y) Ownership Interest in Southern Farm Fish Processors, Inc.

     On February 25, 2003, the Bankruptcy Court authorized the Debtors to vote their 100 % interest in Southern Farm Fish Processors, Inc. ("SFFP" in favor of the sale by SFFP of substantially all of SFFP's assets, which include a 10 acre parcel of land, a building, equipment, inventory and accounts receivable associated with a catfish processing plant in Eudora, Arkansas to Arkansas Catfish Growers, LLC ("ACG"), and to compromise certain claims in connection with such asset sale. The purchase price for these assets was $200,000 plus the value of the inventory and accounts receivable.

                 z) Ownership Interest in Alliance Farms, LLC

     On December 10, 2002, the Bankruptcy Court authorized the Debtors to vote their 34.7% interest in Alliance Farms, LLC, a limited liability company formed for the purpose of hog production, in favor of the marketing of Alliance Farms, LLC's assets.

                 aa) Ownership Interest in Northeast Arkansas Oil Company, LLC

     The Bankruptcy Court entered its Order authorizing the Debtors vote their 100 % interest in Northeast Arkansas Oil Company, LLC ("NEA") in favor of the sale by NEA of substantially all of NEA's assets, which include leasehold rights, fixtures and equipment used in the operation of the Newport Tiger Mart Truck Stop in Newport, Arkansas, to Magness Oil Co. for the purchase price of $537,500.

                 bb) Outstanding Loan to Perryton Equity Exchange

     The Bankruptcy Court approved a compromised settlement of a loan due the Debtors by Perryton Equity Exchange of Perryton, Texas. The approximate outstanding loan value of $6.8 million was settled for the amount of $5.5 million cash. The settlement was completed in December 2002.

                 cc) Sale of Major Plant Components and Spare Parts in
                     Lawrence, Kansas

     The Bankruptcy Court approved (i) auction and bid procedures for the sale of the major components related to a fertilizer plant located in Lawrence, Kansas, including an ammonia plant, two nitric acid plants and a urea plant (the "Lawrence Plant Components"), and (ii) auction procedures for the sale of certain spare parts, supplies and ancillary equipment associated with the Lawrence Plant Components (the "Lawrence Spare Parts").

     In accordance with the auction and bid procedures for the Lawrence Plant Components, the Debtors are authorized to enter into one or more agreements for the sale of the Lawrence Plant Components, subject to higher and better offers and Bankruptcy Court approval. The Debtors continue to market the Lawrence Plant Components to interested parties. To date, the Debtors have not entered into any definitive agreement for the sale of any of the Lawrence Plant Components.

     In accordance with the auction procedures for the Lawrence Spare Parts, the Debtors conducted an auction of the Lawrence Spare Parts on October 24 - 25, 2003, which auction netted sale proceeds of approximately $1.25 million.

                 dd) Sale of Coffeyville Assets

     The Debtors have entered into an asset purchase agreement with an affiliate of Pegasus Partners II, L.P. for the purchase and sale of the Coffeyville Assets. Subject to higher and better bids, the cash purchase price for the Coffeyville Assets is $22 million. The aggregate consideration for the Coffeyville Assets is estimated to be as much as $281 million, including cash, payments of up to $85 million for crude oil and other raw materials, materials in process and finished products, an earn-out of up to $40 million based on net cash flow (if any) from closing until December 31, 2007, and assumed liabilities, including potential claims under environmental laws. On September 25, 2003, the Debtors filed a motion with the Bankruptcy Court, requesting authority to sell the Coffeyville Assets in accordance with certain auction and bid procedures, including the assumption and assignment of designated contracts and leases .. By order dated October 10, 2003, the Bankruptcy Court approved the auction and bid procedures for the sale of the Coffeyville Assets, which provide that, in the event that qualifying competing bids are received by the Debtors, an auction will commence on November 3, 2003. To the extent that any of these designated contracts or leases is subsequently excluded from the sale of the Coffeyville Assets and rejected by the Debtors, there exists the risk that the counterparties to any such rejected contracts or leases could assert significant rejection damage claims against the Debtors. Section 5.1(c) of the Plan provides the procedures for the disposition of the Coffeyville Assets in the event that the Debtors own the Coffeyville Assets on the Effective Date.

     Adversary proceedings are now pending in the Bankruptcy Court to resolve the extent, validity and priority of various mechanics' liens, materialmans' liens and artisans' liens filed against portions of the Coffeyville Assets. See Section III.I.2, Procedures For Mechanics Lien Claims.

                 ee) Sale of SF Phosphates Interest

     The Debtors have entered into an asset purchase agreement with Simplot for the purchase and sale of the SF Phosphates Interest for consideration totaling approximately $64.5 million, subject to higher and better bids. On September 30, 2003, the Debtors filed a motion with the Bankruptcy Court, requesting authority to sell the SF Phosphates Interest in accordance with certain auction and bid procedures. By order dated October 9, 2003, the Bankruptcy Court approved the auction and bid procedures for the SF Phosphates Interest, which provide that, in the event that qualifying competing bids are received by the Debtors, an auction will commence on November 3, 2003.

          2. DISPOSITION OF THE PORK BUSINESS

                 a) Evaluation of a Possible Sale of the Pork Business

     The Debtors retained Goldsmith Agio Helms ("Goldsmith") to, among other things, assist the Debtors in exploring a possible sale of the Pork Business. Goldsmith held numerous discussions with officers and key employees involved with the Pork Business, reviewed financial and non-financial information on the Pork Business, and worked with management to prepare a Confidential Memorandum on the Pork Business (the "Goldsmith Confidential Memorandum"). While the Goldsmith Confidential Memorandum was being prepared, Goldsmith contacted numerous potential strategic and financial buyers to determine their level of interest in acquiring the Pork Business. Confidential and other business information was provided to interested parties. Several interested parties made initial indications of interest in the Pork Business.

                 b) Evaluation of a Possible Reorganization of the Pork
                    Business

     The Debtors also retained Trinity Capital, LLC ("Trinity") to, among other things, assist the Debtors in evaluating options for the reorganization of the Pork Business, including the valuation of the Pork Business, conducting due diligence of the operations and assets of the Pork Business, identifying and reviewing prospective alliance partners (including negotiations with such potential alliance partners and any financing relating thereto), and advising and assisting with business plans and the presentation of such plans. As part of this process, various producer groups were solicited. Ultimately, no producer group made a proposal to purchase an ownership interest in the Pork Business.

                 c) Sale of the Pork Business

     Following discussions with interested parties, the Debtors, in consultation with the Bankruptcy Committees, reviewed both the sale and reorganization options and concluded that a sale of the Pork Business provided the greatest opportunity to maximize value for the Estates. On July 14, 2003, Foods and Industries entered into an Asset Sale and Purchase Agreement (the "Pork Purchase Agreement") with KC Acquisition, Inc. and Smithfield Foods, Inc. (collectively, "Smithfield") pursuant to which Foods and Industries agreed to sell the Pork Business in accordance with Section 363 of the Bankruptcy Code. The sale of the Pork Business will be consummated through the sale of substantially all the assets of the Pork Business.

     The Pork Purchase Agreement provides that the purchase price for the Pork Business will be $363,500,000. Smithfield has deposited $35,000,000 in an escrow account (the "Pork Escrow Deposit") for the benefit of Industries and Foods.

     On July 15, 2003, the Debtors filed a motion with the Bankruptcy Court (the "Sale Motion"), requesting entry of an order: (i) approving the proposed auction and bid procedures (the "Auction and Bid Procedures");
(ii) approving a $10,000,000 break-up fee (the "Pork Break-lip Fee") to be paid to Smithfield in the event that the Pork Purchase Agreement is terminated as a result of the acceptance of a competing bid; (iii) approving the form and manner of notice; (iv) authorizing the sale of the assets of the Pork Business free and clear of liens, claim and encumbrances (subject to higher or better offers); and (v) approving the assumption and assignment of executory contracts and leases in connection with such sale.

     A hearing with respect to the Sale Motion was held July 29, 2003, and pursuant to order dated July 31, 2003 (the "Sale Procedures Order"), the Bankruptcy Court approved the Sale Motion, subject to final approval of the sale of the Pork Business.

     With respect to competing bids, the approved Auction and Bid
Procedures contemplate, among other things, that:

        o Any person submitting a competing bid demonstrate evidence of committed financing and otherwise demonstrate its ability to consummate the proposed transaction in a time period acceptable to Industries and Foods;

        o Any competing bid be in writing, identify proposed changes to the terms and conditions of the Pork Purchase Agreement and identify: (i) the bidder, (ii) the consideration, and if such consideration includes non-cash consideration, the bidder's opinion as to its cash equivalency and method of determination thereof, (iii) financial information with respect to the bidder and its ability to consummate the proposed transaction and (iv) all terms and conditions of the competing bid;

        o Any competing bid include information and representations regarding compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

        o To be a "higher or better offer," any competing bid be at least $374,500,000 (which represents Smithfield's offer, plus the Pork Break-Up Fee, plus $1,000,000) and not (i) be subject to terms, conditions or restrictions unacceptable to Industries and Foods, or (ii) require any break-up fee, termination fee, or any similar buyer protections;

        o Any competing offer include an earnest money deposit which equals or exceeds the Pork Escrow Deposit, or if the competing bid is for less than all of the assets of the Pork Business, then the earnest money deposit shall be no less than 10% of the competing bid; and

        o Any competing bid be submitted prior to 5:00 p.m. Central Time on September 12, 2003 (the "Pork Competing Bid Deadline");

     Before the Pork Competing Bid Deadline, Debtors received a competing bid from Ambassador Acquisition Company, LLC, an indirect wholly-owned subsidiary of Cargill, Incorporated (the "Cargill Bid"), which provides for a purchase price of $385,000,000 for the Pork Business. Debtors, after consultation with the Official Committee of Unsecured Creditors, the Official Committee of Bondholders, and Debtors' financial advisors and attorneys, determined that the Cargill Bid met the requirements of the Auction and Bid Procedures. Accordingly, an auction (the "Auction") was scheduled for October 12, 2003.

     With respect to the Auction, the approved Auction and Bid Procedures contemplate, among other things, that:

        o Overbids must be in amounts at least $1,000,000 in excess of the prior bid, and Smithfield will be allowed to match each and every overbid;

        o The Pork Break-up Fee shall be taken into account in determining the amount bid in each round of bidding;

        o Debtors shall determine, in their sole and absolute discretion (subject to Bankruptcy Court approval), the highest bid for the Pork Business, whether that bid be for the Pork Business in bulk or the aggregate of bids for parcels of the Pork Business; and

        o If for any reason the highest bidder fails to consummate the acquisition of the Pork Business pursuant to an accepted bid, then the next highest or best bid for the Pork Business shall automatically be deemed the accepted bid and Debtors may sell the Pork Business to such bidder as soon as commercially reasonable without further order of the Bankruptcy Court.

     At the conclusion of the Auction, the Debtors determined that Smithfield made the highest and best bid for the Pork Business. Smithfield's bid includes cash consideration of $367.4 million and certain additional consideration. As part of its prevailing bid, Smithfield agreed to assume the Farmland Industries, Inc. Employee Retirement Plan (the "Farmland Pension Plan". The Debtors believe that Smithfield's assumption of the Farmland Pension Plan resolves the PBGC Claims filed by the PBGC.

     On October 28, 2003, the Bankruptcy Court entered its order authorizing the sale of the Pork Business to Smithfield. The following is an unofficial transcript of the October 28, 2003, comments of Debtors' counsel at the hearing with respect to matters supplemental to the sale of the Pork Business: "Mr. Frazen: Yes. The last item - there are two items. They're both related to the same matter. It's the motion to approve an agreement between Farmland Industries, the Official Committees, and Foods management, and the request for an expedited hearing and a request to file two documents under seal in connection with them. And, the issue addressed by this motion arises under the following background. Immediately prior to the auction, the management of Foods expressed certain concerns relating to the compensation of the Foods management employees had received and their rights under the Debtors' KERIT or incentive plan that the court had approved on November 6th. In light of the auction on October 12th and the desire to have a smooth transition to a new buyer, the parties sat down for a series of negotiations with the Foods management group to resolve the issue prior to the auction such that both buyers were comfortable with the resolution. Both buyers were fully informed as to the circumstances and were given a copy of the document that's been filed with Your Honor. The Debtor wishes to avoid making the information contained in the documents public for the reason that it contains sensitive information concerning these employees' particular compensation and believes that it is proper for the Court to consider under 107(b), these items to be filed under seal, and we would ask that the Court do so and approve the motion approving the transactions and the arrangement that is reflected in the agreement that was negotiated between the Debtor and the Committees and the management group."

     The sale of the Pork Business to Smithfield closed on October 28, 2003.

          3. DISPOSITION OF THE BEEF INTERESTS

     On the Petition Date, Industries' ownership of the Beef Interests gave it approximately 71.2% of the voting interests of National Beef. USPBCo., LLC ("USPBCo.") and U.S. Premium, Ltd. (together with USPBCo., the "USPB Group"), a large producer-owned cattle marketing cooperative, owned the remaining partnership interests and supply approximately 30% of National Beef's cattle.

               a) The Governance of National Beef

     Founded in 1969, National Beef engages in meat packing and processing and is the fourth largest beef packer in the United States. Operating from five facilities, National Beef produces fresh, frozen, and case-ready branded and nonbranded products for domestic consumption as well as foreign consumption in 25 countries. It has two main slaughtering facilities and a portion-control facility in Kansas, one case-ready facility in Pennsylvania and a second case-ready facility in Georgia. National Beef estimates that slightly more than 55% of its sales are to the retail sector and approximately 30% of its sales are to the foodservice sector. National Beef enjoys a customer base that includes such blue-chip retailers as Wal-Mart, which has allowed National Beef to increase its sales of branded and other value-added products.

     National Beef has four wholly-owned subsidiaries and owns a controlling interest in Kansas City Steak Company, L.L.C., a portion-control company that provides steaks to premium steak houses in the United States and directly to consumers via mail-order catalogs. In addition, through a wholly-owned subsidiary, National Beef owns a 47.5% interest in aLF Ventures, LLC, a joint venture with DMV International. aLF Ventures holds the worldwide exclusive rights to market activated lactoferrin, a natural product that has been recently granted "Generally Recognized as Safe" status by the Food and Drug Administration for use in protecting fresh beef from bacteria such as E. coli.

                 b) Marketing Process

     The Debtors retained Goldsmith to, among other things, assist the Debtors in marketing the Beef Interests. Goldsmith prepared and distributed a Confidential Memorandum on National Beef (the "Beef Confidential Memorandum") aimed at educating potential buyers on National Beef and intended to establish valuation and interest in order to pursue potential transactions involving National Beef.

     The Beef Confidential Memorandum was prepared from information provided to Goldsmith by Industries and National Beef. Prior to its distribution, Goldsmith and Industries provided the Beef Confidential Memorandum to management of National Beef and to the USPB Group and received comments on the Beef Confidential Memorandum, which were incorporated into the Beef Confidential Memorandum. In addition, the list of companies that were approached by Goldsmith was reviewed with Industries, National Beef management and the USPB Group.

                 c) Sale of the Beef Interests

     On June 12, 2003, Foods, Industries and NBPCo. entered into an Asset Purchase and Sale Agreement with the USPB Group and U.S. Premium Products, LLC (the "Beef Purchase Agreement") pursuant to which Foods and Industries agreed to sell the Beef Interests in accordance with section 363 of the Bankruptcy Code. The sale of the Beef Interests will be consummated through the sale of: (i) Industries' limited partnership interest in National Beef and (ii) Industries' and Foods' equity interests in NBPCo.

     The Beef Purchase Agreement provides for a $232,000,000 purchase price for the Beef Interests. The USPB Group has deposited an aggregate of $10,000,000 in an escrow account (the "Deposit Escrow Account") for the benefit of Industries and Foods. The net proceeds of the sale will be distributed pursuant to the Final DIP Order.

     On June 13, 2003, the Bankruptcy Court issued an order: (i) authorizing the sale of the Beef Interests (subject to higher and better offers); (ii) approving auction and bid procedures; and (iii) approving a $7,000,000 break-up fee (the "Beef Break-Up Fee") to be paid by Industries and Foods to the USPB Group in the event that the Beef Purchase Agreement is terminated as a result of Industries' and Foods' acceptance of a competing bid.

     The court-approved procedures for the submission and consideration of competing offers for the Beef Interests required, among other things, that:

        o Any person submitting a competing offer demonstrate evidence of committed financing or otherwise demonstrate its ability to consummate the proposed transaction in a time period acceptable to Industries and Foods;

        o Any competing offer be in writing, contain substantially similar terms and conditions as the Beef Purchase Agreement and identify: (i) the bidder, (ii) the consideration, (iii) financial information with respect to the bidder and its ability to consummate the transaction and (iv) all terms and conditions of the competing offer;

        o Any competing offer include information and representations regarding compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

        o To be a "higher or better offer," any competing offer must be at least $239,500,000 (which represents the USPB Group's offer, plus the Break-Up Fee, plus $500,000) and must not (i) require financing, (ii) be subject to terms, conditions or restrictions unacceptable to Industries or Foods, or (iii) require any break-up fee, termination fee, or any similar buyer protections;


        o Any competing offer include an earnest money deposit which equals or exceeds the USPB Group's deposit; and

        o Any competing offer be submitted by 5:00 p.m. Central Time on July 7, 2003 (the "Beef Competing, Bid Deadline").

     An auction was scheduled for July 9, 2003 to address any competing bids submitted prior to the Beef Competing Bid Deadline. No competing bids were received by the Beef Competing Bid Deadline so the auction was not held.

     The Sale Hearing was conducted on July 15, 2003 and the Debtors sought the Bankruptcy Court's approval of the Beef Purchase Agreement and the transactions contemplated thereby. The Bankruptcy Court entered its final order authorizing the sale of the Beef Interests, free and clear of liens, claims and encumbrances, on July 22, 2003. The sale of the Beef Interests pursuant to the Beef Purchase Agreement closed on August 6, 2003. Industries' ownership interest in Farmland National Beef aLF, LLC was not sold as part of the Beef Interest.

     4. OTHER BUSINESS OPERATIONS

     Industries is currently winding up its international grain business. As a part of this process, Industries has sold its export elevator located in Argentina, sold substantially all of its inventories related to its international grain business and has settled litigation in Brazil related to misappropriated soybeans. Industries continues to collect certain long-term receivables, governmental receivables and trade receivables from troubled accounts related to the business. The Debtors anticipate that Industries will receive in excess of $10 million from the windup of Industries' international grain business.

     The Debtors have discontinued operations at their fertilizer plant located in Lawrence, Kansas (the "Lawrence Fertilizer Plant"), which is primarily comprised of several parcels of real estate (the "Lawrence Real Estate"), the Lawrence Plant Components and the Lawrence Spare Parts. See
Section III.G.1.cc, Major Plant Components and Spare Parts located in Lawrence, Kansas. Although the Debtors remain open to any offers to purchase the Lawrence Fertilizer Plant in its entirety, the Debtors have determined that a sale of both the Lawrence Plant Components (either in its entirety or as separate components) and the Lawrence Spare Parts currently constitute the best method for maximizing the value of the Lawrence Fertilizer Plant for their creditors. To this end, the Debtors conducted an auction of the Lawrence Spare Parts on October 24 - 25, 2003. In addition, although the Debtors have not entered into any definitive agreements for the sale of any of the Lawrence Plant Components to date, the Debtors continue to market the Lawrence Plant Components to interested parties. The Debtors anticipate that any sale of the Lawrence Plant Components may not be completed for over twelve months due to the time necessary to dismantle and remove such items. The Debtors are currently meeting (and will continue to meet) any environmental obligations related to the Lawrence Fertilizer Plant.

     H. CASE ADMINISTRATION

          1. CLAIMS INFORMATION AND ESTIMATES

     The Debtors filed their Schedules in July 2002 and filed amended Schedules in October 2002. Thereafter, by its Order Establishing Bar Date for Filing Proofs of Claim and Interest and Approving Form of Notice dated October 24, 2002, the Bankruptcy Court established January 10, 2003, as the final date for filing proofs of claim against the Debtors. The Debtors have not completed their analysis of all Claims asserted against the Debtors.

          2. CLAIMS AGENT

     By order of the Bankruptcy Court, dated June 5, 2002, Bankruptcy Management Corporation ("BMC") was appointed the official claims agent of the clerk of the Bankruptcy Court and assumed responsibility to: (a) provide notice to the Debtors' creditors of the Bankruptcy Code section 341 meeting; (b) provide form proofs of claim and notices related thereto to creditors; and (c) docket and maintain proofs of claim filed in the Chapter 11 Cases.

          3. BALLOTING AGENT

     By order of the Bankruptcy Court, dated June 5, 2002, BMC was employed to assist the Debtors with the balloting process in connection with the Plan.

          4. CLAIMS TRANSFER PROCEDURES

     On December 20, 2002, the Bankruptcy Court entered its Interim Order Pursuant to Sections 362 and 105(a) of the Bankruptcy Code Establishing Notification Procedures Regarding (A) Applicability of the Automatic Stay Enjoining Certain Transfers of Claims and (B) Approval Procedures for Trading in Claims Against Farmland Industries, Inc., Et Al., establishing, on an interim basis, certain procedures that must be satisfied before the sale or other transfer of claims against the Debtors would be deemed effective. On February 11, 2003, the Bankruptcy Court entered its Final Order Pursuant to Sections 362 and 105(a) of the Bankruptcy Code Establishing Notification Procedures Regarding (A) Applicablity of the Automatic Stay Enjoining Certain Transfers of Claims and (B) Approval Procedures for Trading in Claims Against Farmland Industries, Inc., Et Al., establishing, on a final basis, certain procedures that must be satisfied before the sale or other transfer of claims against the Debtors would be deemed effective.

     I. SIGNIFICANT BUSINESS AND LEGAL MATTERS

          1. PROCEDURES FOR WORKERS' COMPENSATION CLAIMS

     On June 5, 2002, the Bankruptcy Court entered its Order Authorizing Payment of Prepetition Wages, Salaries, Reimbursable Employee Expenses and Medical and Other Employee Benefits, granting the Debtors, among other things, the authority to settle and pay worker's compensation claims under the Debtors' workers' compensation program in the ordinary course of business.

     On February 19, 2003, the Bankruptcy Court entered its Order Granting Debtors' Motion for Omnibus Authority to Effectuate Settlements with Workers' Compensation Claimants and Establishing Procedures for Resolution of Contested Workers' Compensation Claims, establishing procedures for workers' compensation claims that the Debtors are unable to settle in the ordinary course of their business. Under these procedures, the Bankruptcy Court will approve immediately upon submission (without the necessity of filing a motion, providing notice or holding a hearing) any stipulation for relief from stay filed by the Debtors and workers' compensation claimants for final settlement workers' compensation claims against the Debtors that are subject to administrative court approval. Prior to the submission of such stipulations to the Bankruptcy Court, the Debtors must circulate the stipulations to certain designated representatives of the Bankruptcy Committees and the Lenders.

          2. PROCEDURES FOR MECHANICS' LIEN CLAIMS

     On October 17, 2002, the Debtors filed a motion for an order authorizing procedures for determining the extend, validity and priority of mechanics' and/or artisans' liens (the "Mechanics' Lien Procedures"). The Mechanics' Lien Procedures proposed a schedule and process for filing and prosecuting adversary proceedings in the Bankruptcy Court to resolve more than 100 mechanics' and artisans' liens affecting property of the Debtors situated in five states. On November 8, 2002, the Bankruptcy Court entered its memorandum opinion and order, granting the Mechanics' Lien Procedures, with certain modifications as set forth therein. Accordingly, adversary proceedings are now pending in the Bankruptcy Court to resolve the extent, validity and priority of each of these mechanics' and/or artisans' liens.

          3. PROPOSED TERMINATION OF CERTAIN EMPLOYEE BENEFITS

     The Debtors currently provide benefits to former or retired employees under a group term life insurance policy with Minnesota Life Insurance Company (the "Group Policy") at an annual cost of approximately $756,000. Having determined, in the reasonable exercise of their business judgment, that the termination of benefits to former or retired employees under the Group Policy was in the best economic interest of the Debtors' estates and creditors, the Debtors filed a motion seeking authority to terminate certain life insurance benefits to former or retired employees under the Group Policy. Pursuant to negotiations with the carrier for the Group Policy, the affected former or retired employees could elect to continue their individual life insurance policies in force and effect at their own cost if they choose to do so following termination of their benefits under the Group Policy. On May 28, 2003, the Bankruptcy Court entered an order denying this motion without prejudice to a later refiling of the motion in compliance with section 1114 of the Bankruptcy Code.

     The Debtors currently provide several benefits programs for certain current and former executive employees and members of the board of directors of Industries. Having determined, in a reasonable exercise of their business judgment, that termination of these benefits programs are in the best interest of the Debtors' estates and creditors, the Debtors filed a motion seeking authority to terminate these benefits programs and to reject certain executory employment agreements. On May 28, 2003, the Bankruptcy Court entered an order granting, in part, and denying, in part, this motion.

     For further discussion regarding retiree benefits, see Section IV.F, Pension Benefits and Retiree Benefits.

          4. PROPOSED SETTLEMENT WITH U.S. EPA

     The U.S. Environmental Protection Agency (the "EPA" has asserted that Industries is liable for response costs incurred and to be incurred by the United States in the course of responding to releases and threats of releases of hazardous substances into the environment for the following sites: (i) 57th and North Broadway Site, Wichita, Kansas; (ii) Hastings Area-Wide Groundwater Site - Operable Unit 19, Hastings, Nebraska; (iii) FAR-MAR-CO subsite of the Hastings Groundwater Site; (iv) Obee Road Site, Hutchison, Kansas; (v) Container Recycling, Inc. Site in Kansas City, Kansas; and (vi) Taracorp Site, Granite City, Illinois (collectively, the "Liquidated Sites"). The EPA has also asserted that Industries is liable for penalties for violations of certain environmental statutes, specifically, that Industries is liable for civil penalties for three violations of Section 311 of the Clean Water Act (CWA) for oil spills which occurred (i) into the Verdigris River on November 19,1998; (ii) near Rock, Kansas on January 4, 2002; (iii) in Osage County near Bartlesville, Oklahoma on July 23, 2001. Further, the EPA contended that Industries is liable for civil penalties for violations of the "mobile source" requirements of Sections 211 (h) and (k) of the Clean Air Act (CAA) at the Coffeyville refinery in Coffeyville, Kansas (collectively, the "Liquidated Civil Penalties").

     Industries and the EPA have proposed to compromise and settle the Liquidated Sites and the Liquidated Civil Penalties (the "EPA Settlement") as follows:

        o With respect to the EPA's claim for penalties based on the Debtors' alleged violations of Section 311 of the CWA, 33 U.S.C. ss. 1321, by spills of oil into (i) the Verdigris River on November 19, 1998; (ii) near Rock, Kansas on January 4, 2002;
           (iii) in Osage County near Bartlesville, Oklahoma on July 23,2001: the EPA shall have an Allowed General Unsecured Claim against Industries of $1,575,000, as authorized by Section 311(b)(7)(A) of the CWA, 33 U.S.C. ss. 1321(b)(7)(A) .

        o With respect to the EPA's claim for penalties based on the Debtors' alleged violation of Sections 211(h) and (k) of the Clean Air Act (CAA), 42 U.S.C. ss. 7545(h) and (k), at Industries' refinery in Coffeyville, Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $17,000, as authorized by Sections 211 and 205 of the CAA, 42 U.S.C. ss.ss. 7545 and 7524.

        o  With respect to the 57th and North Broadway Site, Wichita,
           Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $250,000.

        o With respect to the Hastings Area-Wide Groundwater Site - Operable Unit 19, Hastings, Nebraska: the EPA shall have an Allowed General Unsecured Claim against Industries of $333,340.

        o With respect to the FAR-MAR-CO subsite of the Hastings Area-Wide Groundwater Site, Hastings, Nebraska: the EPA shall have an Allowed General Unsecured Claim against Industries of $10,000.

        o With respect to the Obee Road Site, Hutchison, Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $65,598.60 in settlement of past costs but excluding settlement of claims for future costs.

        o With respect to the Container Recycling, Inc., Site, Kansas City, Kansas: the EPA shall have an Allowed General Unsecured Claim against Industries of $351,360.

        o With respect to the Taracorp Site, Granite City, Illinois: the EPA shall have an Allowed General Unsecured Claim against Industries of $91,584.

           In exchange for resolution of the Liquidated Sites and Liquidated Civil Penalties pursuant to the EPA Settlement, EPA provides a covenant not to sue and contribution protection as to the Debtors with regard to the claims addressed, and agrees not to object to provisions of the Plan that are consistent with the EPA Settlement. To the extent that a provision of the Plan is not addressed by the EPA Settlement, the Debtors and the EPA reserve all rights with regard to the Plan. The EPA Settlement also creates a structure for analysis and payment of future EPA response cost claims as allowed unsecured claims under the Plan.

           The Debtors' entry into the EPA Settlement was approved by the Bankruptcy Court on April 17, 2003. Notice of the EPA Settlement appeared in the federal register on April 17, 2003. 68 Fed. Reg. 19006 (April 17, 2003). After the public comment period on the EPA Settlement ended, the EPA filed a joint motion for final approval of the EPA Settlement on June 12, 2003, which motion was granted by the Bankruptcy Court by order dated July 22, 2003.

          5. PENDING ENVIRONMENTAL CLAIMS

     Claims totaling in excess of $100 million that relate to environmental matters based on Industries' alleged pre-petition conduct have been filed against Industries. The largest of these claims is a natural resource damage ("NRD") claim filed by the Missouri Department of Natural Resources ("MDNR"). The remaining claims are primarily private party claims for contribution related to past and future cleanup costs resulting from alleged pre-petition releases of hazardous substances by Industries. Many of these private party claims overlap with each other and with government claims and some are barred by the contribution protection obtained in the EPA Settlement discussed above. The Debtors believe that, with regard to the majority of these claims (including the NRD claim), they have defenses, under applicable bankruptcy and/or environmental law, to either the claim or the amount of the claim. The validity and amount of these claims will be resolved through the claims objection process.

     To the extent that the Liquidating Trust and/or Reorganized Industries own properties (such as the refinery located in Coffeyville, Kansas) that are the subject of these claims or other applicable environmental regulatory requirements after the Effective Date, such entities may have ongoing obligations to address certain environmental issues in their capacity as the owner of such properties. Section 5.1 (d) of the Plan provides that, on the Effective Date, certain identified properties owned by the Debtors on the Effective Date will be transferred to separate trusts, which trusts will funded with sufficient capitalization for the maintenance, remediation and/or disposition of such properties. See Section IV.E.1, Continued Existing of the Debtors; Vesting of Assets.

     Industries is subject to certain orders (including, but not limited to, those order listed on Abbendix E attached hereto) to investigate and/or cleanup environmental contamination at certain non-Debtor owned properties. While Industries has been performing its obligations under these orders during the Chapter 11 Case, because all of the properties involve pre-petition conduct at non-Debtor owned properties, Industries believes that these orders are not ongoing obligations of Reorganized Industries, but should be permanently resolved as allowed unsecured claims as part of the Plan and Confirmation. Industries will seek, in consultation with the Bankruptcy Committees, such permanent resolutions through Confirmation and the claims objection process, as appropriate.

          6. ADJUDICATION REGARDING SUBORDINATED CERTIFICATES

     On December 24, 2002, Industries filed a Complaint for Declaratory judgment (the "Declaratory Judgment Complaint"), seeking declaratory relief to determine the relative priority between and among the Subordinated Certificates. In the Declaratory Judgment Complaint, Industries alleged that the documents evidencing and otherwise related to the Subordinated Certificates demonstrated the parties' intent for each issue of Subordinated Certificates to share equal priority with each other issue of Subordinated Certificates. On February 18, 2003, Wells Fargo Bank Minnesota, National Association, in its capacity as successor trustee for the Subordinated Certificates filed its answer to the Declaratory Judgment Complaint, admitting each of the material allegations contained in the Complaint and stated further that it did not oppose the declaratory relief sought by Industries in the Declaratory Judgment Complaint. On March 24, 2003, the Bankruptcy Court entered its Declaratory judgment, ordering that, between and among themselves, each issue of Subordinated Certificates shared equal priority.

          7. INSURANCE PROCEEDS FOR ALBERT LEA PLANT

     On July 8, 2001, a fire occurred at the Albert Lea, Minnesota meat processing facility (the "Albert Lea Plant"), which fire severely damaged and/or destroyed buildings, equipment and inventory located at the Albert Lea Plant. On January 14, 2002, the Albert Lea City Council adopted a resolution approving and authorizing an Order for Removal requiring the demolition of the entire building and facilities at the Albert Lea Plant and brought an action for such demolition. On March 3, 2003, Freebourn County District Court entered judgment for the demolition and removal of the entire building and facilities at the Albert Lea Plant.

     The fire loss at the Albert Lea Plant was insured under a $500 million blanket policy covering this facility and other property of Debtors. This policy provides for replacement coverage, or in the alternative, coverage on an actual cash value basis. The Debtors submitted the Insurance Claim to the insurers based upon the total loss sustained at the Albert Lea Plant. Following its submission, the Debtors and the insurers engaged in settlement discussions. As a result of those discussions, the Debtors and the insurers have agreed to settle all claims between the insurers and the Debtors arising from the fire at the Albert Lea Plant for the sum of $60 million, a portion of which has been previously paid by the insurers. The parties have scheduled a November 4, 2003 hearing to approve the settlement.

          8. PENDING LITIGATION AND AUTOMATIC STAY

     The nature of the Debtors' businesses is such that they are routinely involved in litigation. As a result of the Chapter 11 Case, pursuant to section 362 of the Bankruptcy Code, all litigation pending against the Debtors has been stayed, except in instances where the Bankruptcy Court has granted a party relief from the stay. Litigation matters involving the Debtors include those disclosed in the Schedules and those discussed herein.

                 a) Pending Proceedings Involving the National Labor Relations Board ("NLRB")

     The NLRB filed a proof of claim against Industries (the "NLRB Claim") in the amount of $11,697,395.28, for which $651,000.00 is designated as an Other Priority Claim against Industries pursuant to sections 507(a)(3) and
(a)(4) of the Bankruptcy Code, and for which $11,046,395.28 is designated as a general unsecured claim against Industries. The NLRB bases its Claim on ten charges currently pending before the NLRB, which charges relate to allegations and administrative findings that Industries violated the National Labor Relations Act. The NLRB contends that its Claim represents the amounts that would result from the NLRB's successful prosecution of its charges that constitute the NLRB Claim. The Debtors have filed an objection to the NLRB Claim, which objection is currently pending before the Bankruptcy Court. The NLRB also asserts that the Bankruptcy Court lacks jurisdiction to estimate the NLRB Claim under section 502(c) of the Bankruptcy Code.

                 b) Pending Adversary Proceedings

     A number of adversary proceedings have been commenced in the Bankruptcy Court during the Chapter 11 Case. Copies of all pleadings filed in these adversary proceedings can be accessed via the Bankruptcy Court's case management / electronic case filing system:
ecfmowb.uscourts.gov.

                 c) Known Claims Against Third Parties

     The Debtors currently hold certain claims or rights of action against a number of parties and continue to review claims against certain parties that may ripen into litigation. Neither the listing nor the failure to list any party herein shall prejudice the Debtors' rights to pursue any claims, rights of action or proceedings that have arisen or may arise in the future in the ordinary course of the Debtors' businesses. Known claims or rights or action against third parties include, without limitation, the following:

                       (1) The Debtors have asserted claims against Ultimate Thermal, Inc. in connection with the fire at the Albert Lea Plant. The Debtors may also assert claims against Veit & Company in connection with the demolition of the Albert Lea Plant.

                       (2) The Debtors are investigating potential claims against Agriliance LLC, Cenex Harvest States Cooperatives, Land O'Lakes, Inc. and related entities in connection with the formation of Agriliance LLC and the conduct of its business.

                       (3) The Debtors have asserted claims against Reliance Insurance Company in connection with property losses the Debtors sustained for risks insured by Reliance Insurance Company.

                       (4) The Debtors are participants in an opt-out group of companies that are pursuing price-fixing claims against several manufacturers of linerboard, including Stone Container Corporation, Jefferson Smurfit Corporation, SmurfitStone Container Corp., International Paper Company, Georgia-Pacific Corporation, Temple-Inland, Inc., Gaylord Container Corporation, Tenneco, Inc., Tenneco Packaging, Inc., Union Camp Corporation, Packing Corporation of American and Weyerhaeuser Paper Company.

                       (5) The Debtors have filed a complaint with the Kansas Corporation Commission against Mid-America Pipeline Company, The Williams Companies and others regarding violations of the regulations governing utilities and common carriers.

                       (6) The Debtors have potential claims against WB Swine/Pork Technology for amounts owing under a hog purchase contract.

                       (7) The Debtors have a claim for repayment of promissory notes issued by Platz Enterprises and Jeff Platz and guaranteed by William Platz.

                       (8) The Debtors have a claim against Lincoln
          National Life Insurance Company from its administration of the SF Services 401 (k) plan.

                       (9) The Debtors have asserted claims against certain securities agents to whom the Debtors have made loans.

                       (10) The Debtors have asserted claims against Black & Veatch Pritchard in connection with the construction of the Coffeyville, KS gasification complex.

                       (11) The Debtors are pursuing collection of monies from Cook Composite for services provided by Transportation.

                       (12) The Debtors continue to pursue numerous collection matters in the ordinary course.


                          IV. SUMMARY OF THE PLAN

     A. INTRODUCTION

     Set forth in this Article is a description of the basic terms of the Plan. This description is not intended, nor should it be relied upon, to substitute for a careful review of the actual terms of the Plan, a complete copy of which is annexed hereto as Appendix A.

     B. CLASSIFICATION OF CLAIMS AND INTERESTS

     Section 1122 of the Bankruptcy Code provides that, except for certain claims classified for administrative convenience, a plan may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class.

     The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Debtors believe that the Plan complies with this standard. The Plan divides Claims against and Interests in the Debtors into the following Classes:

     Class 1 consists of all Other Priority Claims.

     Class 2 consists of all Secured Lender Claims.

     Class 3 consists of all Other Secured Claims.

     Class 4 consists of all Demand Certificates Claims.

     Class 5 consists of all Subordinated Certificates Claims.

     Class 6 consists of all Convenience Claims against Industries.

     Class 7 consists of all General Unsecured Claims against Industries.

     Class 8 consists of all Industries Preferred Shares.

     Class 9 consists of all Industries Common Shares.

     Class 10 consists of all General Unsecured Claims against Foods.

     Class 11 consists of all Old Securities of Foods.

     Class 12 consists of all General Unsecured Claims against
Transportation.

     Class 13 consists of all Old Securities of Transportation.

     Class 14 consists of all General Unsecured Claims against SFA.

     Class 15 consists of all Old Securities of SFA..

     Class 16 consists of all General Unsecured Claims against Pipeline.

     Class 17 consists of all Old Securities of Pipeline.

     Class 18 consists of all Intercompany Claims.

     Class 19 consists of all Subordinated Claims.

For a description of the treatment of the Claims and Interests and a summary of distributions under the Plan, see Section IV.C, Treatment of Claims and Interests and Summary of Distributions under the Plan.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

     Although the PBGC previously filed the PBGC Claims against certain of the Debtors, all of the PBGC Claims will be resolved by the assumption of the liabilities associated with such Claims in connection with the sale of the Pork Business. No distributions will be made to the PBGC under the Plan.

     The Plan, though proposed jointly, constitutes separate plans proposed by each Debtor. Therefore, the classifications set forth below shall be deemed to apply separately (as appropriate) with respect to each such plan. Accordingly, each Debtor reserves the right to request confirmation of its separate plan in the event that such separate confirmation is necessary and appropriate for such Debtor and its creditors. In addition, each Debtor reserves the right to declare an Effective Date for its separate plan in the event that this action is necessary and appropriate for such Debtor and its creditors. There may exist circumstances in which one or more, but less than all, of the Debtors would declare an Effective Date for such Debtors' separate plans at the same time. As an example, a delay in the sale of the Coffeyville Assets could delay Industries from declaring an Effective Date for its separate plan and, as a result, could delay distributions to creditors of Industries by as much as several months. In the event that one or more, but less than all, of the Debtors wish to exercise their right to declare an Effective Date, such Debtors will consult with the Bankruptcy Committees and then present the proposed action to the Bankruptcy Court.

     C. TREATMENT OF CLAIMS AND INTERESTS AND SUMMARY OF DISTRIBUTIONS UNDER THE PLAN

     The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the estimated distributions to the holders of Allowed Claims and Allowed Interests under the Plan. The information set forth in the tables is for convenience of reference only. Each holder of a Claim or Interest should refer to Article III of the Plan,
Section IV.B, Classification of Claims and Interests, and the liquidation analysis annexed as Appendix D hereto for a full understanding of the classification and treatment of Claims and Interests provided under the Plan. The estimates set forth in the table constitute the Debtors' estimates of the likely distributions from the Debtors' orderly liquidating of their Estates and may differ from actual distributions by reason of, among other things, variations in the amounts of Allowed Claims and the existence and resolution of Disputed Claims. The Debtors reserve their rights to update or modify the estimated distributions set forth in the table. Unless otherwise noted, these estimates are as of October 24, 2003.

-------------------------------------------------------------------------------
  CLASS       TYPE OF CLAIM OR                TREATMENT
                 INTEREST
-------------------------------------------------------------------------------

    -   ADMINISTRATIVE CLAIMS  Except as otherwise provided for herein, and subject to the requirements of Sections
                               11.1-11.3 of the Plan, on, or as soon
        Estimated Allowed      as reasonably practicable after, the latest of
        Claims: $204.1         (i) the Initial istribution Date, (ii) the date
        million                such Administrative Claim becomes an Allowed
                               Administrative Claim, or (iii) the date such
        Estimated Percentage   Administrative Claim becomes payable
        Recovery: 100%         pursuant to any agreement between a Debtor
                               (with the consent of the Bankruptcy
                               Committees) or the Liquidating Trustee, as the case may be, and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full and complete satisfaction of such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed
                               Administrative Claim or (y) such other
                               treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing; provided, however, that Allowed
                               Administrative Claims with respect to
                               liabilities incurred by a Debtor in the
                               ordinary course of business during the
                               Chapter 11 Case and all liabilities and
                               obligations of the Debtors under the KERIT
                               Plan shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Notwithstanding the foregoing, (i) the Bondholder Transaction Fee shall be payable only from distributions otherwise payable to holders of Allowed Class 5 Claims and shall be paid prior to the payment of any distributions to holders of Allowed
                               Class 5 Claims, and (ii) the Creditor
                               Transaction Fee shall be payable only from distributions otherwise payable to holders of Allowed Class 7 Claims and shall be paid prior to the payment of any distributions to holders of Allowed Class 7 Claims.

                               The Allowed Administrative Claims are
                               currently comprised of the following: (i)
                               $96.5 million in post-petition intercompany obligations; (ii) $13.5 million in post-petition trade payables; (iii) $5.0 in Professional Fee Claims; (iii) $23.7 million in outstanding checks; (iv) $14.5 million in employee obligations; and (v) $50.9 million in other current liabilities constituting Administrative Claims.

-------------------------------------------------------------------------------
    -   PRIORITY TAX CLAIMS    Except as otherwise provided for herein, on,
                               or as soon as reasonably practicable after,
        Estimated Allowed      the latest of (i) the Initial Distribution
        Claims: $9.8 million   Date, (ii) the date such Priority Tax Claim
                               becomes an Allowed Priority Tax Claim, or
        Estimated Percentage   (iii) the date such Priority Tax Claim
                               becomes payable pursuant to any agreement
                               between a Debtor with the consent of the
        Recovery:  100%        Bankruptcy Committees) or the Liquidating
                               Trustee, as the case may be, and the holder of such Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full and complete satisfaction of such Allowed Priority Tax Claim (x) Cash equal to the unpaid portion of such Allowed Priority
                               Tax Claim or (y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating
                               Trustee, as the case may be, and such holder shall have agreed upon in writing.

-------------------------------------------------------------------------------

    -   DIP LOAN CLAIMS        If then outstanding on the Effective Date,
                               the DIP Loan Claims shall be paid in full on
        Estimated Allowed      the Effective Date according to the terms of
        Claims: $10.5 million  the DIP Credit Agreement. Notwithstanding anything in the Plan to the contrary, the
        Estimated Percentage   DIP Loan Claims shall have the superpriority
        Recovery 100%          status set forth in the orders authorizing
                               and evidencing the DIP Loan Claims.

-------------------------------------------------------------------------------

     1  OTHER PRIORITY CLAIMS  On, or as soon as reasonably practicable after, the latest of (i) the Initial
        Estimated Allowed      Distribution Date, (ii) the date such Claim
        Claims: $0.1 million   becomes an Allowed Class 1 Claim, or (iii)
                               the date such Class 1 Claim becomes payable
        Estimated Percentage   pursuant to any agreement between a Debtor
        Recovery:  100%        (with the consent of the Bankruptcy
                               Committees) or the Liquidating Trustee, as the case may be, and the holder of such Class 1 Claim, each holder of an Allowed
                               Class 1 Claim shall receive, in full and complete satisfaction of such Allowed Class
                               1 Claim (x) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing. The legal, equitable and contractual rights of the holders of Allowed
                               Class 1 Claims are Unimpaired by the Plan.

-------------------------------------------------------------------------------

     2  SECURED LENDER CLAIMS  On the Effective Date, the Allowed Secured
                               Lender Claims, if any, shall be satisfied
        Estimated Allowed      and paid in full in the amount of said
        Claims:  $0.0 million  Claims then outstanding. Net cash proceeds from Section 363 asset sales prior to the
        Estimated Percentage   Confirmation Date shall be remitted for
        Recovery:  100%        application against the Secured Lender
                               Claims. The Secured Lender Claims, if any, outstanding on the Effective Date shall be paid in full in Cash from net cash proceeds from Section 363 asset sales that occur after the Confirmation Date and prior to the Effective Date. Nothing in the Plan shall alter or affect any intermediate payments made by the Debtors to the Secured Lenders prior to the Effective Date. Class 2 is Unimpaired by the Plan.

-------------------------------------------------------------------------------

     3  OTHER SECURED CLAIMS   Subject to the provisions of Section 3.1(d)
                               of the Plan, on or as soon as reasonably
        Estimated Allowed      practicable after the Effective Date, each
        Claims:  $19.0 million holder of an Allowed Class 3 Claim shall receive one of the following distributions:
        Estimated Percentage   (a) payment of such holder's Allowed Other
        Recovery:  100%        Secured Claim in full in Cash; (b) the sale
                               or disposition proceeds of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the Debtors' interest in such Collateral; (c) the surrender of the Collateral securing such Allowed Other Secured Claim to the holder of such Allowed Other Secured Claim; (d) the
                               Reinstatement of such Allowed Other Secured
                               Claim; or (e) such other distribution or treatment as may be ordered by the Bankruptcy Court or as shall be necessary to satisfy the requirements of the Bankruptcy
                               Code. The manner and treatment of each
                               Allowed Other Secured Claim shall be
                               determined by the Liquidating Trustee in his sole and absolute discretion. Nothing in this Section 3.4 or elsewhere in the Plan shall preclude the Liquidating Trustee from challenging the validity of any alleged Lien on any asset of a Debtor or the value of such Collateral. The legal, equitable and contractual rights of the holders of Allowed
                               Class 3 Claims are Unimpaired by the Plan.

                               The Allowed Other Secured Claims are
                               currently comprised of the following: (i)
                               $15.9 million for certain of the Industrial
                               Revenue Bonds; (ii) $2.5 million in secured tax claims; and (iii) $.6 million in other miscellaneous secured claims.

-------------------------------------------------------------------------------

     4  DEMAND CERTIFICATES    As of the Effective Date, all notes,
              CLAIMS           instruments and other documents evidencing
                               the Demand Certificates shall be deemed
        Estimated Allowed      canceled without further act or action under
        Claims:  $20.0 million any applicable agreement, law, regulation, order or rule, and the Demand Certificates
        Estimated Percentage   evidenced thereby shall be extinguished.
        Recovery:  100%        Subject to the provisions of Article VII of
                               the Plan and the Liquidating Trust
                               Agreement, until all Allowed Class 4 Claims have been paid in full (including payment of interest through the Effective Date at the rate provided in the Demand Certificates) less any amounts payable to the Indenture
                               Trustee for the Demand Certificates pursuant to Section 3.1(d) of the Plan, each holder of an Allowed Class 4 Claim shall receive, in full and complete satisfaction of such Allowed Class 4 Claim, (i) its Pro Rata share of the Industries Distribution Pool plus (ii) its Pro Rata Share of the funds otherwise payable to holders of Allowed
                               Class 5 Claims pursuant to clause (i) of the second sentence of Section 3.6 of the Plan less (iii) its Pro Rata share of an amounts payable to the Indenture Trustees for the Demand Certificates pursuant to Section
                               3.1(d) of the Plan. Class 4 is Impaired by the Plan.

-------------------------------------------------------------------------------

     5     SUBORDINATED        As of the Effective Date, all notes,
        CERTIFICATES CLAIMS    instruments and other documents evidencing
                               the Subordinated Certificates shall be
        Estimated Allowed      deemed canceled without further act or
        Claims:  $557.3        action under any applicable agreement, law,
        million                regulation, order or rule, and the
                               Subordinated Certificates evidenced thereby
        Estimated Percentage   shall be extinguished. Subject to the
        Recovery:  60% -82%    provisions of Article VII of the Plan
                               and the Liquidating Trust Agreement, each holder of an Allowed Class 5 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 Claim, (i) its Pro Rata share of the Industries Distribution Pool less (ii) its Pro Rata share of those funds required to be paid to holders of Allowed
                               Class 4 Claims in accordance with clause
                               (ii) of the second sentence of Section 3.5 of the Plan lus (iii) after all Allowed
                               Class 4 Claims have been paid in full, its Pro Rata share of the funds otherwise payable to holders of Allowed Class 4 Claims pursuant to clause (i) of the second sentence of Section 3.5 of the Plan less
                               (iv) its Pro Rata share of the Bondholder
                               Transaction Fee less (v) its Pro Rata share any amounts payable to the Indenture
                               Trustees for the Subordinated Certificates pursuant to Section 3.1(d) of the Plan.
                               According to the Bondholders' Committee, the Bondholder Transaction Fee will be approximately $1.112 million to $1.725 million based on currently estimated recoveries, but greater recoveries would result in an increased amount. Class 5 is Impaired by the Plan.

-------------------------------------------------------------------------------

     6  CONVENIENCE CLAIMS     Subject to the provisions of Article VII of the
        AGAINST INDUSTRIES     Plan and the Liquidating Trust Agreement, each
                               holder of an Allowed Class 6 Claim shall receive,
        Estimated Allowed      in full and complete satisfaction of such
        Claim $2.0 million     Allowed Class 6 Claim, Cash equal to the
                               amount of such Allowed Claim. Class 6 is
        Estimated Percentage   Unimpaired by the Plan.
        Recovery:  100%



-------------------------------------------------------------------------------

     7  GENERAL UNSECURED      Subject to the provisions of Article VII of
         CLAIMS AGAINST        the Plan and the Liquidating Trust
          INDUSTRIES           Agreement, each holder of an Allowed Class 7
                               Claim shall receive, in full and complete
        Estimated Allowed      satisfaction of such Allowed Class 7 Claim,
        Claims: $274.6         its Pro Rata share of the Industries
        million-$499.1 million Distribution Pool less the Creditor
                               Transaction Fee. According to the Creditors'
                               Committee, the Creditor Transaction Fee will be approximately $1.087 million to $3 million. Class 7 is Impaired by the Plan.

-------------------------------------------------------------------------------

     8  INDUSTRIES PREFERRED   The Industries Preferred Shares shall be
              SHARES           Reinstated on the Effective Date.
                               Notwithstanding such Reinstatement and in
        Estimated Allowed      accordcordance with applicable law, no
        Interests:  $100       distribution shall be made on account of the
        million                Industries Preferred Shares until all
                               Administrative Claims against Industries,
        Estimated Percentage   all Priority Tax Claims against Industries,
        Recovery:  0%          all Class 1 Claims against Industries, all
                               Class 3 Claims against Industries, all Class
                               4 Claims, all Class 5 Claims, all Class 6
                               Claims, all Class 7 Claims and all Class 18
                               Claims against Industries have been (i)
                               Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan,
                               (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. Class 8 is Unimpaired by the Plan.



-------------------------------------------------------------------------------

     9  INDUSTRIES COMMON      On the Effective Date (or such later date(s)
             SHARES            as may be determined by Reorganized
                               Industries with the consent of the
        Estimated Allowed      Liquidating Trustee), (i) that amount of
        Interests:  $596.7     Industries Common Shares whose cancellation,
                               in the Debtors' reasonable judgment, can be
        Estimated Percentage   offset in full against appropriate losses
        Recovery:  0%          and net operating losses shall be deemed
                               canceled on a Pro Rata basis without further act or action under any applicable agreement, law, regulation, order or rule, and the Industries Common Shares evidenced thereby shall be extinguished, and (ii) any remaining Industries Common Shares shall be deemed Reinstated. Notwithstanding such
                               Reinstatement and in accordance with
                               applicable law, no distribution shall be made (or dividend paid) on account of any remaining Industries Common Shares until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all
                               Class 3 Claims against Industries, all Class
                               4 Claims, all Class 5 Claims, all Class 6
                               Claims, all Class 7 Claims, all Interests in
                               Class 8 and all Class 18 Claims against
                               Industries have been (i) Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan
                               Rate), or, with respect to Class 3 Claims, Allowed and treated in accordance with
                               Section 3.4 of the Plan, (ii) disallowed or
                               (iii) withdrawn, and all Intercompany
                               Advances payable by Industries have been repaid. In accordance with and as provided by the Plan, any remaining Industries Common
                               Shares shall be deemed to continue in effect and shall not be deemed canceled or extinguished under any other law or regulation. Class 9 is Impaired by the Plan.

-------------------------------------------------------------------------------

     10 GENERAL UNSECURED      Subject to the provisions of Article VII of
        CLAIMS AGAINST FOODS   the Plan and the Liquidating Trust
                               Agreement, each holder of an Allowed Class
        Estimated Allowed      10 Claim shall receive, in full and complete
        Claims:  $33.0 million satisfaction of such Allowed Class 10 Claim,
                               Cash equal to the amount of its Allowed
        Estimated Percentage   Class 10 Claim plus interest at the Plan
        Recovery:  100%        Rate from the Petition Date through the
                               Effective Date. Class 10 is Impaired by the
                               Plan; provided, however, that holders of Allowed Class 10 Claims that arise from the rejection of an executory contract or unexpired leases shall receive interest at the Plan Rate only from the date of such rejection through the Effective Date.



-------------------------------------------------------------------------------

     11 OLD SECURITIES OF      As of the Effective Date, the stock
        FOODS                  certificates and other instruments
                               evidencing the Old Securities of Foods shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the Old
                               Securities of Foods evidenced thereby shall be extinguished. The holders of Allowed
                               Class 11 Interests that constitute Minority
                               Foods Shares shall receive their Pro Rata share of the Class 11 Distribution Pool.
                               Class 11 is Impaired by the Plan.

-------------------------------------------------------------------------------

     12  GENERAL UNSECURED     Subject to the provisions of Article VII of the
           CLAIMS AGAINST      Plan and the Liquidating Trust Agreement,
           TRANSPORTATION      each holder of an Allowed Class 12 Claim shall
                               receive, in full and complete satisfaction of
        Estimated Allowed      such Allowed Class 12 Claim, Cash equal to the
        Claims: $3.2 million   amount of its Allowed Class 12 Claim. Class 12
                               is Impaired by the Plan.
        Estimated Percentage
        Recovery: 100%

-------------------------------------------------------------------------------

     13 OLD SECURITIES OF      As of the Effective Date, the stock certificates
          TRANSPORTATION       and other instruments evidencing the Old
                               Securities of Transportation shall be deemed
                               canceled without further act or action under
        Estimated Percentage   any applicable agreement, law, regulation, order
        Recovery: 0%           or rule, and The Old Securities of
                               Transportation evidenced thereby shall be extinguished. Any Cash remaining in the Estate of Transportation after all
                               Administrative Claims against
                               Transportation, all Priority Tax Claims
                               against Transportation, all Class 1 Claims against Transportation, all Class 3 Claims against Transportation, all Class 12 Claims and all Class 18 Claims against Transportation have been (i) Allowed and paid (including, with respect to Class 12, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Transportation have been repaid, shall vest in the Liquidating Trust. Class
                               13 is Impaired by the Plan.

--------------------------------------------------------------------------------

     14 GENERAL UNSECURED      Subject to the provisions of Article VII of
        CLAIMS AGAINST SFA     the Plan and the Liquidating Trust
                               Agreement, each holder of an Allowed Class
        Estimated Allowed      14 Claim shall receive, in full and complete
        Claims: $2.2 million   satisfaction of such Allowed Class 14 Claim,
                               Cash equal to the amount of its Allowed
        Estimated Percentage   Class 14 Claim. Class 14 is Impaired by the
        Recovery:  100%        Plan.

-------------------------------------------------------------------------------

     15 OLD SECURITIES OF SFA  As of the Effective Date, the stock certificates and other instruments evidencing the Old
        Estimated Percentage   Securities of SFA shall be deemed canceled
        Recovery:  0%          without further act or action under any
                               applicable agreement, law, regulation, order or rule, and the Old Securities of SFA evidenced thereby shall be extinguished. Any
                               Cash remaining in the Estate of SFA after all Administrative Claims against SFA, all Priority Tax Claims against SFA, all Class 1
                               Claims against SFA, all Class 3 Claims
                               against SFA, all Class 14 Claims and all Class 18 Claims against SFA have been (i)
                               Allowed and paid (including, with respect to Class 14, payment of interest at the Plan
                               Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with
                               Section 3.4 of the Plan, (ii) disallowed or
                               (iii) withdrawn, and all Intercompany
                               Advances payable by SFA have been repaid, shall vest in the Liquidating Trust. Class
                               15 is Impaired by the Plan.

-------------------------------------------------------------------------------

     16 GENERAL UNSECURED      Subject to the provisions of Article VII of
        CLAIMS AGAINST         the Plan and the Liquidating Trust
        PIPELINE               Agreement, each holder of an Allowed Class
                               16 Claim shall receive, in full and complete
        Estimated Allowed      satisfaction of such Allowed Class 16 Claim,
        Claims:  $1.0 million  Cash equal to the amount of its Allowed
                               Class 16 Claim. Class 16 is Impaired by the
        Estimated Percentage   Plan.
        Recovery:  100%

--------------------------------------------------------------------------------

     17 OLD SECURITIES OF      As of the Effective Date, the stock
            PIPELINE           certificates and other instruments
                               evidencing the Old Securities of Pipeline
        Estimated Percentage   shall be deemed canceled without further act
        Recovery: 0%           or action under any applicable agreement,
                               law, regulation, order or rule, and the Old
                               Securities of Pipeline evidenced thereby shall be extinguished. An Cash remaining in the Estate of Pipeline after all Administrative Claims against Pipeline, all
                               Priority Tax Claims against Pipeline, all
                               Class 1 Claims against Pipeline, all Class 3
                               Claims against Pipeline, all Class 16 Claims and all Class 18 Claims against Pipeline have been (i) Allowed and paid (including, with respect to Class 16, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan,
                               (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Pipeline have been repaid, shall vest in the Liquidating Trust. Class 17 is Impaired by the Plan.

-------------------------------------------------------------------------------

     18 INTERCOMPANY CLAIMS    On or as soon as reasonably practicable
                               after the Effective Date, each holder of an
        Estimated Allowed      Allowed Class 18 Claim shall receive, in
        Claims: $198.0 million full and complete satisfaction of such
                               Allowed Class 18 Claim, (x) Cash equal to
        Estimated Percentage   the unpaid portion of such Allowed Class 18
        Recovery: 100%         Claim or (y) such other treatment as to
                               which the Debtors or the Liquidating
                               Trustee, as the case may be, and such holder shall have agreed upon in writing. Class 18 is Impaired by the Plan.

-------------------------------------------------------------------------------

     19 SUBORDINATED CLAIMS    In accordance with section 510(b) and (c) of the
                               Bankruptcy Code, no distribution shall be
        Estimated Allowed      made on account of the Subordinated Claims
        Claims: $0.0 million   until all Administrative Claims against
                               Industries, all Priority Tax Claims against
        Estimated Percentage   Industries, all Class 1 Claims against
        Recovery: 0%           Industries, all Class 3 Claims against
                               Industries, all Class 4 Claims, all Class 5
                               Claims, all Class 6 Claims, all Class 7
                               Claims, all Interests in Class 8 and all Class 18 Claims against Industries have been
                               (i) Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan,
                               (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. Class 19 is Impaired by the Plan.


-------------------------------------------------------------------------------

     D. PROVISIONS GOVERNING DISTRIBUTIONS

        1. DISTRIBUTIONS

     Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Liquidating Trustee pursuant to the terms and conditions contained in the Plan and the Liquidating Trust Agreement; provided, however, that no distribution shall be made on behalf of any Claim which may be subject to disallowance under section 502(d) of the Bankruptcy Code. At the close of business on the Effective Date, the Claims and Interest register shall be closed, and there shall be no further changes in the record holders of any Claims or Interests. The Liquidating Trustee shall have no obligation to recognize any transfer of any Claims or Interest occurring after the Effective Date. The Liquidating Trustee shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Article 4 of the Plan) with only those record holders stated on the Claims register as of the close of business on the Effective Date.

        2. INTEREST ON CLAIMS

     Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable law, including section 1129(a) of the Bankruptcy Code, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim; provided, however, that any interest determined to be payable in respect of any Claim shall be calculated at the Plan Rate. This provision shall not apply to Allowed Secured Lender Claims and DIP Loan Claims.

        3. MEANS OF CASH PAYMENT

     Any payment to be made by the Liquidating Trustee pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidating Trustee, by draft, check, electronic funds transfer, or as otherwise required or provided in any relevant agreement or applicable law.

        4. DISTRIBUTIONS ON THE INITIAL DISTRIBUTION DATE

     As soon as is practicable after the Effective Date, subject to the reservation of adequate funds in the Liquidating Trust Administrative Reserve, each Disputed Claims Reserve and any other reserves established under the Plan or the Liquidating Trust Agreement as and when appropriate, the Liquidating Trustee shall deliver proceeds of Collateral and/or Available Cash to holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

        5. DISTRIBUTIONS ON A SUBSEQUENT DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the Initial Distribution Date, the Liquidating Trustee shall, on a Subsequent Distribution Date, which date shall be whenever the aggregate amount distributable to holders of Allowed Claims equals or exceeds $1,000,000 (but in no event shall such date be less than three months, or more than one year, after the next previous distribution date), distribute such proceeds of Collateral and/or Available Cash or other reasonably distributable assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Subsequent Distribution Date had been disallowed on the Initial Distribution Date; provided, however, that the Liquidating Trustee shall not be required to make any distribution on a Subsequent Distribution Date on account of an Allowed Claim or Interest in an amount less than $100; provided further, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trustee. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

        6. DISTRIBUTIONS ON THE FINAL DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the Initial Distribution Date, any Subsequent Distribution Date and after the liquidation of any and all assets of the Debtors and after all Disputed Claim and Disputed Interests of Beneficiaries have become (in whole or in part) Allowed Claims or Allowed Interests or have been disallowed by Final Order, the Liquidating Trustee shall establish the Final Distribution Date upon which the Liquidating Trustee shall distribute such proceeds of Collateral and/or Available Cash or other assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Final Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if
(a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Final Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Final Distribution Date had been disallowed on the Initial Distribution Date, taking into account all previous distributions; provided, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trust. Within 20 Business Days prior to making the final distribution, the Liquidating Trustee shall notify the Post-Confirmation Committee that the Liquidating Trustee deems all assets to be liquidated and all Claims and Interest of Beneficiaries to be resolved and that the Liquidating Trustee intends to establish the Final Distribution Date.

        7. DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE DISTRIBUTIONS

     Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Liquidating Trustee (a) at the addresses set forth on the proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Liquidating Trustee has not received a written notice of a change of address, or (d) at the addresses contained in the official records of the Debtors or the applicable Indenture Trustee for the Industrial Revenue Bonds, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trustee is notified, in accordance with the Liquidating Trust Agreement, of such holder's then current address. Claims or Interests held by holders whose distributions are returned as undeliverable and who fail to notify the Liquidating Trustee of their respective correct addresses within one year after such distributions are returned to the Liquidating Trustee as undeliverable shall be expunged, after which date all unclaimed property (including, without limitation, all unclaimed property held in the Class 11 Distribution Pool) shall (i) revert to the Liquidating Trust free of any restrictions thereon and the Claims or Interests of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary, or (ii) if the Liquidating Trust has been terminated, be delivered to the clerk of the Bankruptcy Court. All undeliverable distributions that revert to the Liquidating Trust shall be used to satisfy the costs of administering the Plan and the Liquidating Trust and/or distributed to other holders of Allowed Claims or Allowed Interests of the same Class on the Final Distribution Date. Nothing contained in the Plan shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim or Allowed Interest.

        8. TENDER OF SECURITIES AND INSTRUMENTS; REINSTATEMENT OF PREFERRED SHARES; CANCELLATION OF TRUST INDENTURES

     Except as otherwise required by the Liquidating Trustee, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest, each holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods shall tender the applicable instruments, securities or other documentation evidencing such Claim or Interest to the Liquidating Trustee in accordance with written instructions to be provided to such holders by the Liquidating Trustee as promptly as practicable following the Effective Date. All tendered instruments and documentation relating to Industrial Revenue Bonds, Demand Certificates and Subordinated Certificates shall be marked as cancelled. All tendered securities and documentation relating to Old Securities of Foods shall be held by the Liquidating Trustee.

     The Industries Preferred Shares are comprised of two million shares of 8% Series A Cumulative Redeemable Preferred Shares with an aggregate liquidation preference of $100.0 million. The Industries Preferred Shares do not have any stated maturity, are not subject to any sinking fund or mandatory redemption provisions and are not convertible into any other security. Under the Plan, the Industries Preferred Shares shall be Reinstated on the Effective Date. Notwithstanding such Reinstatement and in accordance with applicable law, no distribution shall be made on account of the Industries Preferred Shares until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 6 Claims, all Class 7 Claims and all Class 18 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. Because the Debtors do not anticipate that any distribution will be payable on account of Industries Preferred Shares, the holders of Industries Preferred Shares are not required to tender the Industries Preferred Shares to the Liquidating Trustee.

     In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed shall, in lieu of tendering such instrument, security or documentation, deliver to the Liquidating Trustee
(i) evidence satisfactory to the Liquidating Trustee or the applicable Indenture Trustee for the Industrial Revenue Bonds of the loss, theft, mutilation or destruction; and (ii) such indemnity or security as may be required by the Liquidating Trustee to hold the Liquidating Trustee and the Liquidating Trust harmless from any damages, liabilities or costs incurred in treating such individual as a holder of Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed. Upon compliance with this
Section 7.8(b) by a holder of a Claim or Interest evidenced by Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods, such holder shall, for all purposes under the Plan, be deemed to have tendered its Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods.

     Except as otherwise required by the Liquidating Trustee, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that fails to tender or is deemed to have failed to tender the applicable instruments, securities and documentation required to be tendered hereunder within one year after the Effective Date shall have its Claim or Interest discharged and shall be forever barred from asserting such Claim or Interest against the Liquidating Trust or its property and any distribution to have been made on account of such Claim or Interest shall be treated as an undeliverable distribution in accordance with Section 7.7 of the Plan.

     The notice of the Confirmation Order shall contain a description of the requirements contained in Section 7.8 of the Plan.

     On the Effective Date, each Trust Indenture for Industrial Revenue Bonds not Reinstated on the Effective Date shall be deemed cancelled as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

        9. WITHHOLDING AND REPORTING REQUIREMENTS

     In connection with the Plan and all distributions hereunder, the Liquidating Trustee shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

        10. SETOFFS

     The Liquidating Trustee may, but shall not be required to, set off against any Allowed Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Allowed Claim, claims, right and causes of action of any nature whatsoever that the Liquidating Trustee may have against the holder of such Allowed Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trustee of any such claim that the Liquidating Trustee may have against such holder, including, without limitation, any Litigation Claims. Nothing contained herein is intended or shall be construed to limit or otherwise affect any claims, defenses or rights of any Entity to setoff or recoupment. The Debtors, the Liquidating Trustee and Reorganized Industries expressly reserve all such claims, defenses and rights with respect to setoff and recoupment.

        11. NO RECOURSE

     Notwithstanding that the Allowed amount of any particular Claim may be reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or Allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no such holder shall have recourse to the Estates, the Bankruptcy Committees, the Liquidating Trust, the Liquidating Trustee, the Post-Confirmation Committee, Reorganized Industries or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. Nothing in the Plan, however, shall modify any right of a holder of a Claim under section 5020(j) of the Bankruptcy Code.

        12. TRANSACTIONS ON BUSINESS DAYS

     If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day and shall be deemed to have been completed as of the required date.

        13. NO DISTRIBUTIONS IN EXCESS OF ALLOWED AMOUNTS OF CLAIM

     Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim Plus interest at the Plan Rate from the Petition Date through the Effective Date plus Tax Distributions.

        14. INTERCOMPANY ADVANCES; INTERCOMPANY CLAIMS

     In the event that the Liquidating Trustee determines that there does not exist sufficient Cash in the Estate of any Debtor (a "Benefited Debtor") to make payments to all holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Class 1 Claims asserted against such Benefited Debtor (or to deposit sufficient funds in Disputed Claims Reserves for all Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Class 1 Claims asserted against such Benefited Debtor), then the Liquidating Trustee shall utilize Cash in the one or more of the other Estates to make such payments or deposit such funds on behalf of the Estate of such Benefited Debtor (such payments and deposits, the "Intercompany Advances") and the Estate(s) of such Debtor(s) shall thereupon have a direct right of reimbursement from the Estate of such Benefited Debtor to the extent of the Intercompany Advances extended to such Benefited Debtor (a "Reimbursement Right"). Except as otherwise provided herein, the Liquidating Trustee shall ensure that all Intercompany Advances are repaid prior to making any distributions to holders of Allowed General Unsecured Claims asserted against such Benefited Debtor.

     The Debtors currently believe that the Estate of each Debtor contains sufficient assets to make payments to all holders of Allowed Administrative Claim, Allowed Priority Tax Claims, Allowed Class 1 Claims asserted against such Debtor. Because it is probable that all of the Debtors' assets will not have be liquidated to Cash as of the Effective Date, the Debtors propose to utilize Intercompany Advances (if at all) to permit the Debtors to make prompt payments to the holders of these Allowed Claims.

     On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Intercompany Claim shall receive, in full and complete satisfaction of such Intercompany 18 Claim, (x) Cash equal to the unpaid portion of such Allowed Intercompany Claim or (y) such other treatment as to which the Debtors or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing. The sole Intercompany Claim is $198.0 million pre-petition obligation that Foods owes to Industries.

     E. IMPLEMENTATION OF THE PLAN

        1. CONTINUED EXISTENCE OF THE DEBTORS; VESTING OF ASSETS

     On the Effective Date, all right, title and interest in all of the Debtors' property and assets (excluding the Industries Retained Assets, the Transferred Assets and the Coffeyville Assets), including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code (including, without limitation pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code), under the Plan or under other applicable law, including, without limitation, all rights the Debtors have under the Plan, shall vest in the Liquidating Trust. The Industries Retained Assets are comprised primarily of ownership interests that the Debtors hold in certain non-Debtor entities, which ownership interests the Debtors believe, after careful analysis, can be more effectively maintained and disposed of by Reorganized Industries, rather than the Liquidating Trust. The Debtors expect the costs associated with maintaining the Industries Retained Assets to be minimal.

     On the Effective Date, Foods shall be merged into Industries, after which Industries shall continue to exist as Reorganized Industries. Reorganized Industries shall be governed and managed under and in accordance with the Plan, the Management Agreement and its amended certificate of incorporation and bylaws; provided, however, that all provisions contained in such documents related to the SF Phosphates, Limited Company will not be effective if the SF Phosphates Interest has been disposed of prior to the Effective Date. Reorganized Industries shall be authorized to effectuate the Plan and the transactions contemplated by the Plan and to take any proceedings or actions provided for or contemplated by the Plan (in each case in a manner consistent with the Plan and the Liquidating Trust Agreement), including, without limitation, such proceedings or actions related to the Industries Retained Assets, the Transferred Assets and the Coffeyville Assets as may be necessary and appropriate, all without further action by the stockholders of Reorganized Industries, and with like effect as if such actions had been taken by unanimous action of the stockholders of Reorganized Industries. All recoveries received by Reorganized Industries on account of the Industries Retained Assets, the Transferred Assets or any other assets of the Debtors shall be remitted to the Liquidating Trust and held by the Liquidating Trustee on account of the Estate to which such recoveries are allocable. Forms of the Management Agreement and the amended certificate of incorporation and bylaws of Reorganized Industries shall be filed with the Bankruptcy Court at least five Business Days prior to commencement of the Confirmation Hearing. The identities of the officers and directors of Reorganized Industries shall be disclosed to the Bankruptcy Court no later than five Business Days prior to the commencement of the Confirmation Hearing, together with any additional information required under Section 1129(a)(5) of the Bankruptcy Code. The Bankruptcy Committees and any creditor or party in interest may object to the identities of the proposed officers and directors of Reorganized Industries (and the proposed compensation to be provided to such persons) no later than one Business Day prior to the commencement of the Confirmation Hearing. Notwithstanding any other provision hereof, Cash or Cash equivalents in an amount disclosed to the Bankruptcy Court at least five Business Days prior to the commencement of the Confirmation Hearing shall remain as assets of Reorganized Industries to fund all operations of Reorganized Industries other than those operations, if any, related to the Industries Retained Assets and/or services to be provided to the Liquidating Trust (which shall be funded, if at all, under the Management Agreement).

     In the event that the Debtors own the Coffeyville Assets on the Effective Date, on the Effective Date, (i) all of the Debtors' right, title and interest in the Coffeyville Assets shall be transferred to a Delaware limited liability company (the "Coffeyyille LLC") to be established and wholly owned by the Liquidating Trust, and (ii) the executory contracts and unexpired leases listed on Plan Exhibit E shall be assumed and assigned to the Coffeyville LLC; provided, however, that the Liquidating Trust shall have the option (at its sole discretion in accordance with the liquidating Trust Agreement) to transfer any of the Coffeyville Assets to the Liquidating Trust. The Coffeyville LLC shall be funded with that amount of capital determined by the Bankruptcy Court at the Confirmation Hearing to constitute sufficient capitalization for the continued maintenance of the Coffeyville LLC and any necessary remediation or other regulatory compliance related to the Coffeyville Assets. Forms of the certificate of organization and operation agreement for the Coffeyville LLC shall be filed with the Bankruptcy Court at least five Business Days prior to the commencement of the Confirmation Hearing.

     On the Effective Date, (i) all of the Debtors' right, title and interest in each Transferred Asset owned by the Debtors on the Effective Date shall be transferred to a trust (each such trust, a "Transferred Asset Trust"), and (ii) the liquidating Trust shall fund each Transferred Asset Trust with that amount of capital set forth on Plan Exhibit D or such other amount as determined by the Bankruptcy Court at the Confirmation Hearing (or at such other time prior to the Effective Date), which amount shall constitute sufficient capitalization for the maintenance, remediation (or other regulatory compliance) and/or disposition of each such Transferred Asset. Forms of the trust documents and related documents for each Transferred Asset Trust shall be filed with the Bankruptcy Court no later than five Business Days prior to the commencement of the Confirmation Hearing.

     On the Effective Date, SFA, Transportation and Pipeline shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors shall file with the appropriate public office certificates of dissolution.

     From and after the Effective Date, the Debtors shall not be required to file any document, or take any other action, to withdraw their business operation from any state in which the Debtors were previously conducting their business operation.

        2. FUNDING FOR THE PLAN

     The Plan shall be funded in accordance with the provisions of the Plan from (a) Available Cash on the Effective Date and (b) Cash available after the Effective Date from, among other things, the liquidation of the Debtors' remaining assets, the prosecution and enforcement of Litigation Claims, and any release of funds from the Disputed Claims Reserve after the Effective Date. All Available Cash realized from the liquidation of the Debtors' remaining assets that is not Collateral for the Secured Lender Claims or DIP Loan Claims, the prosecution and enforcement of Litigation Claims, and the release of funds from the Disputed Claims Reserve (to the extent not otherwise payable to the Pre-Petition Lenders or the DIP Lenders) shall be allocated to the appropriate Estate(s) and shall be maintained by the Liquidating Trustee for distribution to the holders of Allowed Claims as provided in the Plan and the Liquidating Trust Agreement.

     3. ACCOUNTS

     The Debtors (subject to approval of the Bankruptcy Committees, which approval shall not be unreasonably withheld) and, from and after the Effective Date, the Liquidating Trustee may establish or maintain one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court.

     4. LIQUIDATING TRUST; LIQUIDATING TRUSTEE

     Prior to the Effective Date, the Debtors shall establish the Liquidating Trust in accordance with Sections 5.1(c) herein and subject to the terms of the Liquidating Trust Agreement and the Plan. The Bankruptcy Committees shall establish the Post-Confirmation Committee and appoint the Committee Members in accordance with the Liquidating Trust Agreement and the Plan. By Confirmation of the Plan, the Bankruptcy Court specifically approves and designates the Liquidating Trust and the Liquidating Trustee as a representative of each Estate and finds that the Liquidating Trust and the Liquidating Trustee are acting on behalf of and for the benefit of the Beneficiaries in accordance with the distribution scheme set forth in the Plan. The establishment of the Liquidating Trust shall not give a holder of a Claim against any Debtor or any Estate any rights as against any other Debtor or any other Estate, except as provided for in Section 7.11 of the Plan. The Liquidating Trust is an intended third-party beneficiary of the Plan to the fullest extent allowable under the laws of the State of Delaware, the laws of the United States or any other applicable law. The identity of the Liquidating Trustee shall be disclosed to the Bankruptcy Court at least five Business Days prior to the commencement of the Confirmation Hearing. The Bankruptcy Committees and any creditor or party in interest may object to the identity of the proposed Liquidating Trustee (and the proposed compensation to be provided to such person) no later than one Business Day prior to the commencement of the Confirmation Hearing.

     The Liquidating Trust and the Liquidating Trustee, as the representative of each Estate, except as otherwise limited in the Liquidating Trust Agreement, Plan or the Confirmation Order, shall be vested with all property, rights, interests, and powers of the Debtors. Subject to the provisions of the Liquidating Trust Agreement, the Liquidating Trustee's rights and authority include, without limitation, all of the following:

                 (a) control, management and disposal of all Liquidating Trust Assets for the benefit of the holders of Allowed Claims and Allowed Class 11 Interests who may receive distributions under the Plan;

                 (b) prosecution of Litigation Claims on behalf of the Debtors and/or the Estates and/or the Liquidating Trust, including preference, fraudulent conveyance, avoidance and other actions whether against insiders or any other third parties;

                 (c) filing of objections to Claims or actions to subordinate Claims or recharacterize debt as equity and the filing and pursuit of any other pleading, motion, stipulation or other item in connection with any matter arising under, in or in connection with the Chapter 11 Case;

                 (d) filing of tax returns;

                 (e) transfer (subject to Bankruptcy Court approval) of right, title and interest in and to any Liquidating Trust Assets; and

                 (f) undertake any other action in the best interests of the Trust and/or its beneficiaries and not inconsistent with the provisions of the Liquidating Trust Agreement, the Plan, and the Confirmation Order.

     The funding of the Liquidating Trust pursuant to Section 5.1(c) hereof shall be treated for all purposes of the Tax Code as a deemed transfer to the Beneficiaries, followed by a deemed transfer by the Beneficiaries to the Liquidating Trust. The Beneficiaries shall be treated as the grantors and deemed owners of the Liquidating Trust. The valuation of the property and assets transferred to the Liquidating Trust shall be consistent and shall be used for all federal income tax purposes.

     Neither the Liquidating Trust nor the Liquidating Trustee shall have any successor or transferee liability for liabilities of the Debtors or shall be deemed a joint employer, co-employer or successor employer with the Debtors and shall have no obligation to pay wages, severance pay, WARN Act claims, benefits (including, without limitation, benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any other payment to employees of the Debtors, except to the extent that such payments are payable in respect of Allowed Claims against the Debtors.

     From and after the Effective Date, the Liquidating Trust shall be subject to all terms and conditions contained in the Liquidating Trust Agreement and the Plan.

        5. POST-CONFIRMATION COMMITTEE

    On the Effective Date, there shall be constituted the Post-Confirmation Committee consisting of Committee Members, the number and method for selection of which shall be agreed to by the Bankruptcy Committees and disclosed to the Bankruptcy Court at least ten Business Days prior to the commencement of the Confirmation Hearing or as otherwise ordered by the Bankruptcy Court. The identities of the Committee Members shall be disclosed to the Bankruptcy Court on the Confirmation Date. In the event that (a) no one is willing to serve on the Post-Confirmation Committee or
(b) there shall have been fewer than one-half of the original number of Committee Members serving for a period of 30 consecutive days, then the Liquidating Trustee may, during such vacancy, ignore any reference in the Plan, the Liquidating Trust Agreement, or the Confirmation Order to a Post-Confirmation Committee, and all references to the Post-Confirmation Committee's ongoing duties and rights in the Plan, the Liquidating Trust Agreement, and the Confirmation Order shall be null and void during such time period.

     The Post-Confirmation Committee shall have the rights and responsibilities set forth in the Plan and the Liquidating Trust Agreement. The Committee Members shall be entitled to reimbursement of their reasonable expenses. The Committee Members shall receive such compensation as shall be disclosed to the Bankruptcy Court, upon consent of the Debtors and the Bankruptcy Committees, not less than five Business Days prior to the commencement of the Confirmation Hearing.

     Neither the Post-Confirmation Committee nor any of the Committee Members shall be liable for the acts or omissions of any other member of the Post-Confirmation Committee, nor shall any Committee Member be liable for any act or omission taken in its capacity as a Committee Member, other than acts or omissions resulting from such Committee Member's willful misconduct or gross negligence.

     The Post-Confirmation Committee shall adopt by-laws which shall provide for the governance of the Post-Confirmation Committee, except as may be otherwise set forth in the Liquidating Trust Agreement.

     A Committee Member shall recuse himself or herself from any decisions or deliberations regarding actions taken or proposed to be taken by the Liquidating Trustee or the Estates with respect to the Claims, Interests, or rights of such Committee Member, the entity appointing such Committee Member, or any affiliate of the foregoing.

        6. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     Prior to the Effective Date, the chief executive officer, chief financial officer, or any other appropriate officer of Industries or any other applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Industries or any other applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

        7. EXEMPTION FROM CERTAIN TRANSFER TAXES

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers in the United States from a Debtor to the Liquidating Trust or any other Entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

        8. RELEASES AND RELATED MATTERS

                 a) Releases by Debtors

     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtor, the Liquidating Trust or the Liquidating Trustee to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Liquidating Trust against the Lenders, the agents under the Pre-Petition Credit Agreement, the financial institutions party to the DIP Credit Agreement, the agents under the DIP Credit Agreement, and their respective agents and professionals.

     The Debtors are not aware of any viable or valuable claims that are being released under these provisions, but the Debtors have not conducted an exhaustive investigation of this issue.

                 b) Injunction Related to Releases

     The Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released by operation of Section 5.8 of the Plan or exculpated by operation of Section 11.9 of the Plan.

        9. CLOSING OF THE CHAPTER 11 CASE

     When substantially all remaining assets of the Debtors, Reorganized Industries or the Liquidating Trust (except the Transferred Assets), as the case may be, have been liquidated and converted into Cash (other than those assets abandoned by Debtors or the Liquidating Trust, as the case may be), and such Cash has been distributed in accordance with the Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

        10. RIGHTS OF ACTION

     On and after the Effective Date, except as provided in Section 11.9 of the Plan, the Liquidating Trustee, on behalf of and as a court-appointed representative of each Debtor and for the benefit of each Estate (as vested in the Liquidating Trust pursuant to the Plan), will, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, retain and become the holder of, and have the exclusive right to enforce any and all present or future Litigation Claims and any and all rights of any and all of the Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under Chapter 5 of the Bankruptcy Code, including, without limitation, any and all potential rights, claims and causes of action related to payments made by the Debtors prior to the Petition Date and disclosed in the Schedules. The Liquidating Trustee may pursue, abandon, settle or release any or all such Litigation Claims and rights of action pursuant to the terms of the Plan and the Liquidating Trust Agreement, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court.

     On and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Claim, Litigation Claim, debt, right or cause of action of the Debtors for which the Liquidating Trustee retains sole and exclusive authority to pursue in accordance with Section 5.10(a) of the Plan.

     The allowance of any Claim prior to the Effective Date shall not constitute a waiver of any Litigation Claim against the holder of such Claim.

     The Litigation Claims include potential avoidance or other bankruptcy causes of actions, including potential rights, claims and causes of action related to payments made by the Debtors prior to the Petition Date and disclosed in the Schedules. Copies of the Schedules can be accessed via the Bankruptcy Court's case management / electronic case filing system: ecfmowb.uscourts.gov. The Litigation Claims also include non-bankruptcy claims, rights of action, suits or proceedings that arise in the ordinary course of the Debtors' businesses. The Debtors currently hold certain claims or rights of action against a number of parties and continue to review claims against certain parties that may ripen into litigation. Neither the listing nor the failure to list any party herein should prejudice the Debtors' rights to pursue any claims, rights of action or proceedings that have arisen or may arise in the future in the ordinary course of the Debtors' businesses. In addition, the Bankruptcy Committees are investigating possible pre-petition claims and rights of action. In the event that this investigation has not been completed by the Effective Date, the Liquidating Trustee may continue this investigation or initiate such other investigations as the liquidating Trustee deems proper.

     F. PENSION BENEFITS AND RETIREE BENEFITS

     The Debtors sponsor the Farmland Pension Plan, which is a qualified ERISA plan that includes approximately 18,000 participants, including both active employees and retirees. The PBGC filed the PBGC Claims against each of the Debtors in the amount of $141.7 million and asserted the joint and several liability of each Debtor for such Claims. In connection with its purchase of the Pork Business, Smithfield has agreed to assume sponsorship and associated liabilities of the Farmland Pension Plan, including the funding of accrued benefits under the Farmland Pension Plan. The Debtors believe that Smithfield's assumption of the Farmland Pension Plan resolves the PBGC Claims.

     On September 23, 2003, the Bankruptcy Court appointed a committee of retired employees (the "Retiree Committee") to serve as the "authorized representative" of those person receiving "retiree benefits" (as that term is defined in section 1114 of the Bankruptcy Code) from the Debtors. The Retiree Committee is vested with the duties accorded an "authorized representative" under section 1114(e), (f), (g), (h), and (k) of the Bankruptcy Code. Section 1114 of the Bankruptcy Code outlines certain procedures for modification or termination of "retiree benefits." Any "retiree benefits" (as that term is defined in section 1114 of the Bankruptcy Code) of the Debtors not terminated during the Chapter 11 Case shall continue after the Effective Date to the extent required by section 1129(a)(13) of the Bankruptcy Code, without prejudice to the Debtor's right under applicable non-bankruptcy law to modify, amend or terminate such benefits. To the extent that any "retiree benefits" continue after the Effective Date, the Liquidating Trustee and/or Reorganized Industries expressly reserve the right to terminate such benefits in accordance with applicable nonbankruptcy law. For a further discussion of certain "retiree benefit" programs administered by the Debtors, see Section III.I.3, Proposed Termination Of Certain Employee Benefits.

     G. ESTABLISHMENT OF CLASS 11 DISTRIBUTION POOL; MINORITY FOODS SHARES; ESTABLISHMENT OF INDUSTRIES DISTRIBUTION POOL

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Foods (including the Minority Foods Shares) shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the Old Securities of Foods evidenced thereby shall be extinguished. The holders of Allowed Class 11 Interests that constitute Minority Foods Shares shall receive their Pro Rata share of the Class 11 Distribution Pool. On or prior to the Effective Date, and subject to approval of the Bankruptcy Court, the Debtors, in consultation with the Bankruptcy Committees, shall determine the amount of Cash to be reserved by the Liquidating Trustee in a separate account (the "Class 11 Distribution Pool") for distribution to holders of Allowed Class 11 Interests that constitute Minority Foods Shares in accordance with the Plan and the Liquidating Trust Agreement, which amount shall represent the Available Cash estimated to be available for distribution to Allowed Class 11 Interests constituting Minority Foods Shares as of the Effective Date after all Administrative Claims against Foods, all Priority Tax Claims against Foods, all Class 1 Claims against Foods, all Class 3 Claims against Foods, all Class 10 Claims and all Class 18 Claims against Foods have been (i) Allowed and paid in full (including, with respect to Class 10, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section
3.4 of the Plan, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Foods have been repaid; provided, however, that the Liquidating Trustee reserves the right to reduce the Class 11 Distribution Pool in the event that the amount reserved in the Class 11 Distribution Pool is determined to be in excess of the amount actually available for distribution to Allowed Class 11 Interests constituting Minority Foods Shares.

     The Minority Foods Shares, which represent approximately 3% of the outstanding common shares of Foods, represent the common shares of Foods that were not tendered to Industries in 1991. The Plan provides for the cancellation of all Old Securities of Foods (including the Minority Foods Shares) on the Effective Date. Therefore, in order to ensure that the holders of the Minority Foods Shares will receive any distributions directly attributable to their ownership interest in Foods, the Plan proposes to fund a reserve (i.e., the Class 11 Distribution Pool) with that amount of Cash estimated to be available for distribution to holders of the Minority Foods Shares after payment in full of all Allowed Claims against Foods having priority over the Old Securities of Foods.

     The Industries Distribution Pool will be comprised of all Available Cash in the Estate of Industries after all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 2 Claims, all Class 3 Claims against Industries, all Class 6 Claims and all Intercompany Advances payable by Industries have been (i) Allowed and paid or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan,
(ii) disallowed or (iii) withdrawn. The Liquidating Trustee may deposit the Available Cash comprising the Industries Distribution Pool in one or more accounts, as permitted under the Plan and the Liquidating Trust Agreement. The documents evidencing or otherwise related to the Demand Certificates and the Subordinated Certificates clearly identify them as debt securities, not equity securities. The Debtors believe that, although the Demand Certificates Claims and the Subordinated Certificates Claims constitute Claims that are pari passu with the General Unsecured Claims of Industries, as between the Subordinated Certificates Claims and the Demand Certificates Claims, the Subordinated Certificates Claims are contractually subordinate to the Demand Certificate Claims. As a result, the Plan provides that each holder of Allowed Class 4 Claims will receive (i) its Pro Rata share of the Industries Distribution Pool (after payment in full of the fees and expenses of the Indenture Trustee for the Demand Certificates) plus (ii) the funds otherwise payable to holders of Allowed Class 5 Claims in an amount equal to the amount necessary to pay its Allowed Class 4 Claim in full, including payment of interest at the rate provided in the Demand Certificates through the Effective Date. Holders of Allowed Claims in Classes 4, 5 and 7 will receive distributions from the Industries Distribution Pool in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

     H. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        1. REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Except as otherwise provided in Section 6.3 of the Plan, on the Effective Date, all executory contracts and unexpired leases that exist between a Debtor and any Entity (including, without limitation, the Trust Indentures) shall be deemed rejected as of the Confirmation Date, except for any executory contract or unexpired lease (a) which has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date or pursuant to the Confirmation Order, or (b) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date (except to the extent that any such motion is ultimately denied or withdrawn). Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases pursuant to the Plan.

     2. REJECTION DAMAGES BAR DATE

     If the rejection of an executory contract or unexpired lease during the Chapter 11 Case (including any rejection of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan) results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor, the Liquidating Trust, the Liquidating Trustee or the properties of any of them unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Bankruptcy Committees, (i) if such rejection is effective on or prior to the Confirmation Date, within 30 days after the Confirmation Date,
(ii) if such rejection is effective after the Confirmation Date, within 30 days after service of notice of such rejection, or (iii) if such rejection is pursuant to Section 6.1 of the Plan, within 30 days after the Effective Date.

     3. ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     On the Effective Date, Reorganized Industries shall be deemed to have assumed or assumed and assigned, as the case may be, each executory contract and unexpired lease listed on Plan Exhibit B, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Plan Exhibit B to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto and to provide notice of any such deletion or addition to all affected parties. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or assumptions and assignments, as the case may be, described above, as of the Effective Date.

     In the event that Industries owns the Coffeyville Assets on the Effective Date, on the Effective Date Reorganized Industries shall be deemed to have assumed and assigned to the Coffeyville LLC each executory contract and unexpired lease listed on Plan Exhibit E, provided, however, that the Debtors reserve their right, at any time prior to the Effective Date, to amend Plan Exhibit E to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto and to provide notice of any such deletion or addition to all affected parties. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the conditional assumptions and assignments of the executory contracts and unexpired leases listed on Plan Exhibit E, as of the Effective Date.

        4. PAYMENTS RELATED TO ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default are indicated on Plan Exhibit B and Plan Exhibit E and shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of Reorganized Industries or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption or assignment (each, a "Cure Dispute") that cannot be resolved consensually among the parties, Reorganized Industries (with the consent of the Liquidating Trustee) shall have the right to reject the contract or lease for a period of five Business Days after entry of a Final Order adjudicating a Cure Dispute in a manner that is not acceptable to Reorganized Industries (with the consent of the Liquidating Trustee).

     I. DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

        1. PROSECUTION OF OBJECTIONS TO CLAIMS

                 a) Objections to Claims

     All objections to Claims (other than Professional Fee Claims) and Interests must be filed and served on the holders of such Claims and Interests by the Objection Deadline.

                 b) Authority to Prosecute Objections

     From and after the Effective Date, the Liquidating Trustee shall have the exclusive right to make and file and continue prosecution of objections to the allowance, classification and/or amount of any Claim or Interest with the Bankruptcy Court, and shall serve such objections upon holders of each of the Claims and Interests to which objections are made by the Objection Deadline. Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee is authorized and empowered, but not required, to resolve consensually any disputes regarding the allowance, classification and/or amount of any Claim or Interest. All objections by the Liquidating Trustee shall be litigated to a Final Order except to the extent the Liquidating Trustee, in his discretion, elects to withdraw any such objection, or compromise, settle or otherwise resolve any such objection, in which event the Liquidating Trustee may settle, compromise or otherwise resolve any Disputed Claim or Interest without approval of the Bankruptcy Court. Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee and the Post-Confirmation Committee shall establish appropriate protocol for the prosecution, settlement, compromise, withdrawal or litigation to judgment of all objections to Claims and Interests.

        2. TREATMENT OF DISPUTED CLAIMS; DISPUTED CLAIMS RESERVES

     Subject to the provisions of Section 7.1 of the Plan and notwithstanding any other provisions of the Plan or the Liquidating Trust Agreement to the contrary, no payments or distributions will be made on account of a Disputed Claim or Disputed Interest, or, if less than the entire Claim or Interest is a Disputed Claim or Disputed Interest, the portion of a Claim or Interest that is Disputed, until such Claim or Interest becomes an Allowed Claim or Allowed Interest. On the Effective Date or as soon as practicable thereafter, the Liquidating Trustee shall reserve Cash in one or more Disputed Claims Reserves in an amount equal to the Face Amount of: (i) Disputed Administrative Claims asserted against each Debtor; (ii) Disputed Priority Tax Claims asserted against each Debtor; and (iii) Disputed Claims in Classes 1, 2, 3, 4, 5, 6, 7, 10, 12, 14, 16 and 18; provided, however, that the Liquidating Trustee shall have the right to file a motion with the Bankruptcy Court to estimate, reduce or modify the amount to be reserved with respect to any such Disputed Claims. Each Disputed Claims Reserve shall be established and maintained in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

        3. ESTIMATION

     The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Trustee, as the case may be, have previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any contingent or unliquidated Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanisms.

     J. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

        1. CONDITIONS TO EFFECTIVE DATE

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with this Section:

                 a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the Bankruptcy Committees and shall provide that the Debtors and the Liquidating Trustee are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan.

                 b) All Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors and the Bankruptcy
          Committees and shall have been executed and delivered.

                 c) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed or are ready to be executed.

                 d) The Debtors shall have paid the then outstanding balances of the Secured Lender Claims and the DIP Loan Claims in full.

                 e) The closing of the sales of the Pork Business and the SF Phosphate Interest shall have occurred.

                 f) The closing of the sale of the Coffeyville Assets shall have occurred.

                 g) The Insurance Claim shall have been settled and paid in full.

                 h) The Debtors shall have determined, in consultation with the Bankruptcy Committees, that the occurrence of the Effective Date is in the best interest of creditors and parties in interest.

     The Debtors anticipate that the Effective Date will occur within thirty days after Confirmation.

        2. WAIVER OF CONDITIONS

     The requirement that the Confirmation Order must be a Final Order may be waived by the Debtors, with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld. The requirement that the closing of the sale of the Coffeyville Assets shall have occurred may be waived by the Debtors, with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld, if the closing of the sale of the Coffeyville Assets shall not have occurred by the closing date established in connection with a Bankruptcy Court-approved sale of the Coffeyville Assets.

        3. NOTICE OF EFFECTIVE DATE

     The Liquidating Trustee shall file and serve an appropriate notice of the Effective Date within seven Business Days of the Effective Date.

     K. PAYMENT OF CERTAIN FEES AND EXPENSES

        1. PROFESSIONAL FEE CLAIMS

     All final requests for compensation or reimbursement for Professionals pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Liquidating Trustee and its counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Liquidating Trustee and its counsel and the requesting Professional or other Entity no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

        2. ADMINISTRATIVE CLAIMS

     Other than as set forth in Section 11.1 of the Plan and except with respect to payments payable in connection with the KERIT Plan, all requests for payment of an Administrative Claim incurred prior to the Effective Date must be filed with the Bankruptcy Court and served on counsel for the Liquidating Trust and, if prior to the Effective Date, counsel for the Debtors and each Bankruptcy Committee no later than 30 days after the Effective Date. In the event that the Debtors or the Liquidating Trustee, as the case may be, object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

        3. FEES AND EXPENSES OF THE INDENTURE TRUSTEES

     Without further order of the Bankruptcy Court, the Indenture Trustees shall be entitled to payment out of distributions otherwise payable to the holders of the Demand Certificates, the Subordinated Certificates or the Industrial Revenue Bonds (as applicable) of all properly documented unpaid fees and expenses for services rendered under the Trust Indentures and the IRB Indentures, including compensation, disbursements and expenses of agents and legal counsel to the Indenture Trustees in connection with the performance of their duties under the Trust Indentures and the IRB Indentures. Upon payment in full of such fees and expenses, any liens of the Indenture Trustees on current distributions to holders of Demand Certificates, Subordinated Certificates and Industries Revenue Bonds shall be released and extinguished.

        4. STATUTORY FEES

     All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date.

     L. MODIFICATIONS OF THE PLAN; SEVERABILITY OF PLAN PROVISIONS

     The Debtors reserve the right (with the consent of the Bankruptcy Committees in the case of material modifications or amendments), and in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan and the Liquidating Trust Agreement at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors (subject to consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld) may amend or modify the Plan and the Liquidating Trust Agreement, in accordance with Section 1127 of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim or Allowed Interest that is deemed to have accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder. In addition, the Plan shall be deemed automatically amended and modified to the extent determined necessary by the Bankruptcy Court to comply with the DIP Credit Agreement.

     In the event that any Impaired Class shall not accept the Plan, at the written election of the Debtors (with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld) filed with the Bankruptcy Court with respect to any one or more of said nonaccepting Classes and any Classes junior to such nonaccepting Classes, the Plan shall be modified and amended automatically and without further notice to provide such treatment, as determined necessary by the Bankruptcy Court, sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by such modifications. In particular, the treatment of any nonaccepting Classes or adversely affected Classes shall be modified and amended from that set forth in Article III, even if less favorable, to the minimum treatment necessary to meet the requirements of sections 1129(a) and (b) of the Bankruptcy Code.

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     M. SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

     N. REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date and to file subsequent plans of reorganization; provided, however, that any revocation or withdrawal of the Plan after the Confirmation Date shall be with the consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects,
(b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Entity, (y) prejudice in any manner the rights of any Debtor or any Entity in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Entity.

     O. DISSOLUTION OF THE BANKRUPTCY COMMITTEES

     On the Effective Date, the Bankruptcy Committees will dissolve and their respective members (only in their capacity as members of the Bankruptcy Committees) will be released and discharged from all further authority, duties, responsibilities and obligations arising from or related to the Chapter 11 Case. The members of the Bankruptcy Committees and the Professionals retained by the Bankruptcy Committees will not be entitled to compensation or reimbursement of expenses for any services rendered to the Bankruptcy Committees after the Effective Date.

     P. TERMS OF INJUNCTIONS OR STAYS

     Unless expressly modified or lifted by the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case, including in the Confirmation Order, under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Final Distribution Date.

                        V. CONFIRMATION OF THE PLAN

     A. INTRODUCTION

     The Bankruptcy Code requires a bankruptcy court to determine whether a plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code before such plan can be confirmed. It requires further that a debtor's disclosure statement concerning such plan is adequate and includes information concerning all payments made or promised by the debtor in connection with the plan.

     If the Plan is confirmed, the Debtors expect the Effective Date to occur as promptly as practicable after the Confirmation Date.

     To confirm the Plan, the Bankruptcy Court must find that the requirements of the Bankruptcy Code have been met. Thus, even if the requisite vote is achieved for each Voting Class, the Bankruptcy Court must make independent findings respecting the Plan's conformity with the requirements of the Bankruptcy Code before it may confirm the Plan. Some of these statutory requirements are discussed below.

     B. VOTING

     Pursuant to the Bankruptcy Code, only holders of Allowed Claims or Allowed Interests that are Impaired under the terms and provisions of the Plan and that receive distributions thereunder are entitled to vote for acceptance or rejection of the Plan. A holder of a Claim or Interest whose legal, equitable, or contractual rights are altered, modified or changed by the proposed treatment under the Plan or whose treatment under the Plan is not provided for in section 1124 of the Bankruptcy Code is considered Impaired. Pursuant to section 1126(f) of the Bankruptcy Code, holders of Claims and Interests that are Unimpaired are conclusively presumed to have accepted the Plan and are not entitled to vote.

     Votes on the Plan will be counted only in respect of Allowed Claims and Allowed Interests that (i) belong to a Voting Class or (ii) are otherwise permitted by the Bankruptcy Court to vote.

     C. ACCEPTANCE

     The Bankruptcy Code defines acceptance of a plan by an Impaired class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of claims of that class that actually vote. Acceptance of a plan need only be solicited from holders of claims whose claims are Impaired and not deemed to have rejected the Plan. Except in the context of a "cram down" pursuant to section 1129(b) of the Bankruptcy Code, as a condition to confirmation of a plan the Bankruptcy Code requires that, with certain exceptions, each class of Impaired claims accepts the plan.

     In the event the requisite vote is not obtained, the Debtors have the right, assuming that at least one Class of Impaired Claims has accepted the Plan, to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits confirmation of a plan notwithstanding rejection by one or more classes of impaired claims or impaired interests if the bankruptcy court finds that the plan does not discriminate unfairly and is "fair and equitable" with respect to the rejecting class or classes. This procedure is commonly referred to in bankruptcy parlance as "cram down." For a more detailed description of the requirements for acceptance of a plan and of the criteria for confirmation of a plan notwithstanding rejection by certain Impaired classes, see
Section V.D.4, Cram Down. The Plan is predicated on all Voting Classes voting to accept the Plan; however, if any Voting Classes vote to reject the Plan, the Debtors may request a "cram down" of such Classes at the Confirmation Hearing. In any event, the Debtors will seek a "cram down" of the Plan on Classes deemed to reject the Plan by virtue of receiving no distributions thereunder.

     D. CONFIRMATION OF THE PLAN

     At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan. Section 1129(a) of the Bankruptcy Code requires that, among other things, for a plan to be confirmed:

        o  The plan satisfies the applicable provisions of the Bankruptcy
           Code.

        o The proponent of the plan has complied with the applicable provisions of the Bankruptcy Code.

        o The plan has been proposed in good faith and not by any means forbidden by law.

        o Any payment made or promised by the proponent under the plan for services or for costs and expenses in, or in connection with, the Chapter 11 case, or in connection with the plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the plan is reasonable, or if such payment is to be fixed after confirmation of the plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

        o The proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer or trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office of such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtors will employ or retain, and the nature of any compensation for such insider.

        o With respect to each class of impaired claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under Chapter 7 of the Bankruptcy Code.

        o Each class of claims or interests has either accepted the plan or is not impaired under the plan.

        o Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims (other than tax claims) will be paid in full on the effective date and that priority tax claims will receive on account of such claims deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date, equal to the allowed amount of such claim.

        o If a class of claims is impaired, at least one impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class.

        o Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

     Subject to receiving the requisite votes in accordance with section 1129(a)(8) of the Bankruptcy Code and the "cram down" of Impaired Classes not receiving any distribution under the Plan, the Debtors believe that (i) the Plan satisfies all of the statutory requirements of Chapter 11 of the Bankruptcy Code, (ii) the Debtors have complied or will have complied with all of the requirements of Chapter 11, and (iii) the Plan has been proposed in good faith.

     Set forth below is a more detailed summary of the relevant statutory confirmation requirements.

        1. BEST INTERESTS OF HOLDERS OF CLAIMS AND INTERESTS

     The "best interests" test requires that a bankruptcy court find either that all members of each Impaired class have accepted the plan or that each holder of an allowed claim or interest of each Impaired class of claims or interests will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date. Annexed as Appendix D hereto is a liquidation analysis which demonstrates that the Plan satisfies the "best interests" test.

     The Debtors believe that, under the Plan, holders of Impaired Claims and Impaired Interests against the Debtors will receive property with a value equal to or in excess of the value such holders would receive in the event each of the Debtors was liquidated under Chapter 7 of the Bankruptcy Code.

     To estimate the likely return to holders of Claims and Interests in the event of Chapter 7 liquidations of the Debtors, the Debtors have estimated the amount of liquidation proceeds with respect to each Debtor that would be available for distribution and the allocation of such proceeds among the Classes of Claims and Interests of each Debtor based upon their relative priority. As further described below, to estimate the liquidation proceeds, the Debtors assumed that the assets of each of the Debtors were sold in a straight liquidation. Liquidation proceeds available for distribution to holders of Claims and Interests of each Debtor would consist of the net proceeds from the disposition of such Debtor's assets, augmented by other cash held by such Debtor.

     The relative priority in the distribution of liquidation proceeds with respect to any Claim or Interest depends upon (i) its status as secured, priority unsecured, non-priority unsecured or equity, and (ii) its relative subordination.

     In general, the liquidation proceeds for each Debtor would be allocated in the following priority: (i) first, to the Claims of secured creditors of each Debtor to the extent of the value of their collateral;
(ii) second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of each Debtors' Chapter 7 case, including certain tax liabilities; (iii) third, to the unpaid Administrative Claims of each Debtor's Chapter 11 case; (iv) fourth, to Priority Tax Claims and other Claims entitled to priority in payment under the Bankruptcy Code; (v) fifth, to the General Unsecured Claims of each Debtor (subject to any relative subordination of Claims); and (vi) sixth, to equity holders of each Debtor. Each Debtor's liquidation costs in Chapter 7 would include the compensation of a bankruptcy trustee, as well as compensation of counsel and of other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, claims arising from the operation of the Debtor during the pendency of the Chapter 7 case and all unpaid Administrative Claims incurred by the Debtor during the Chapter 11 case that are Allowed Claims in the Chapter 7 case. The liquidation itself may trigger certain Claims entitled to priority in payment under the Bankruptcy Code, such as Claims for severance pay to certain employees.

     As set forth below, the Debtors' have estimated the range of gross liquidation proceeds for each of the Debtors. Based upon the priorities outlined above, the Debtors believe that net proceeds, if any, available for distribution to Impaired Claims in a Chapter 7 liquidation would be significantly less than the estimated distributions to Impaired Claims under the Plan.

     This Chapter 7 liquidation analysis is intended solely for the purpose of discussing the effects of hypothetical Chapter 7 liquidations of the Debtors. This Chapter 7 liquidation analysis is based upon numerous estimates and assumptions that, although developed and considered reasonable by the Debtors' management and its financial advisors, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors. This liquidation analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, there can be no assurance that the values reflected in the liquidation analysis would be realized if the Debtors were, in fact, to undergo such liquidations.

                 a)    Significant Uncertainties

     In addition to the General Assumptions and the Specific Assumptions that are set forth below, there are significant areas of uncertainty that exist with respect to this liquidation analysis.

     The liquidation analysis assumes that the liquidation of the Debtors' estates would commence on December 31, 2003 and would be substantially complete within a six-month period. The wind-down costs during this six-month liquidation period have been estimated by the Debtors' management, and any deviation from this time frame could have a material impact on the winddown costs, Administrative Claims, proceeds from asset sales and the ultimate recovery to the holders of Claims and Interests.

     If the implementation of the liquidation were delayed, there is a possibility that the Debtors would sustain significant operating losses during the delay period, thus adversely impacting the net liquidation proceeds available to each Debtor's estate.

     In any liquidation there is a general risk of unanticipated events, which could have a significant impact on the projected cash receipts and disbursements. These events include changes in the general economic condition, changes in the market value of the respective Debtors' assets and problems with current and former employees.

    In addition to the Specific Assumptions described below, the following General Assumptions were used in formulating the liquidation analysis.

                 b) General Assumptions

     A. Operations During Liquidation Process and Wind-Down Expense - With the exception of SFA, which has already substantially wound down operations, all Debtor entities will maintain operations during the liquidation process to the extent possible. It is assumed that all operations will be break-even on a cash flow basis. As such, the incremental wind-down expense will consist primarily of stay bonuses and other incentives intended to encourage maximization of liquidation proceeds.

     B. Estimation of Outstanding Claims - Given the accelerated liquidation conditions of a Chapter 7 proceeding, the Debtors have assumed there will be significant additional contract rejection claims. As such, the estimate of total claims for the purposes of this analysis is based on the upper end of the range as contemplated under the Plan. The significant variation in estimated claims for Class 7 is based in large part on upper end and lower end of the range of rejection claims the Debtors estimate may be asserted against Industries.

     C. Intercompany Balances - The Debtors have numerous and significant intercompany balances amongst each other. Pursuant to section 553 of the Bankruptcy Code, the Debtor has offset all post-petition and pre-petition intercompany balances such that a single line-item remains as either an Administrative Claim in the case of post-petition balances or a General Unsecured Claim in the case of pre-petition balances.

     D. Treatment of DIP Loan Claims and Secured Lender Claims - For the purposes of this liquidation analysis, any outstanding DIP Loan Claims and Secured Lender Claims are satisfied as of the Effective Date.

     E. Nature and Timing of the Liquidation Process - Under section 704 of the Bankruptcy Code, a Chapter 7 trustee must, among other things, collect and convert the property of a debtor's estate to cash and close the estate as expeditiously as is compatible with the best interest of the parties in interest. Solely for purposes of preparing this liquidation analysis, it is assumed that the Chapter 11 case of each Debtor would be converted to a Chapter 7 liquidation on December 31, 2003. It is assumed that the Debtors' assets will be sold during the following six-month period. Management believes that it is unlikely that the actual sale period would be shorter than those assumed, and there can be no assurance that the actual sale period would not be longer than assumed. It is likely that if the sale period was longer, net sale proceeds would be diminished.

     F. Estimated Liquidation Proceeds - All assets are assumed to be sold in a straight liquidation to the highest bidder. Estimates of the potential proceeds from the disposition of assets were provided by either the Debtors or the financial advisors directly involved in the asset sales efforts to date. The following list identifies factors considered by the Debtors and its various financial advisors in estimating the proceeds that might be received from the liquidation sales.

        o  Indications of interest from potential third-party acquirers
        o  The historical cost of the assets
        o  Asset location and local market demand
        o  Previously issued third-party appraisals
        o  Recently transacted sales of similar assets
        o  Management's experience and expertise in asset resale values
        o Analysis of liabilities and obligations relating to particular assets
        o  Current industry trends
        o "Distress sale value", which differs from the price at which assets would be sold to a willing buyer by a willing seller, assuming that neither is under any compulsion to buy or sell, and assuming both are informed of the relevant facts

     G. Additional Liabilities and Reserves - The Debtors believe that in addition to the expenses that would be incurred by the Debtors in the Chapter 11 Case, there would be certain actual and contingent liabilities and expenses for which provision would be required in Chapter 7 liquidations before distributions could be made to creditors, including: (i) certain liabilities that are not dischargeable pursuant to the Bankruptcy Code; (ii) Administrative Claims, including damages from rejected post-petition contracts, the fees of a Chapter 7 trustee and of counsel and other professionals (including financial advisors and accountants), retention bonuses paid to employees to effectuate the wind-down process and other liabilities (including retirement, vacation pay and other employee-related administrative costs and liabilities) that would be funded from continuing operations if the Debtors were reorganized as a going-concern; and (iii) certain other administrative costs. Management believes that there is significant uncertainty as to the reliability of the Debtors' estimates of the amounts related to the foregoing that have been assumed in the liquidation analysis.

     H. Distributions: Absolute Priority - Under a Chapter 7 liquidation, all secured claims are required to be satisfied from the proceeds of the collateral securing such claims before any such proceeds could be distributed to any other creditors. The following analysis assumed the application of the rule of absolute priority of distributions with respect to the remaining proceeds. Under the rule of absolute priority, no junior creditor receives any distribution until all senior creditors are paid in full. To the extent that proceeds remain after satisfaction of all secured claims, the proceeds would first be distributed to the holders of Administrative Claims, then to Claims entitled to priority in payment under the Bankruptcy Code, then to General Unsecured Claims and finally (if at all) to equity holders of the Debtors. Based upon the liquidation assumptions of the Debtors' management, the proceeds generated from Chapter 7 liquidations of the Debtors' assets would result in a substantial diminution in the recovery percentage to holders of General Unsecured Claims.

     I. Conclusion - The Debtors believe that the holders of Claims and Interests will not receive recoveries under the Plan less than that realized in Chapter 7 liquidation.

     The following Specific Assumptions (as well as those set forth in the footnotes to the table below) were used in formulating the liquidation analysis.

                 c) Specific Assumptions

     A. Gross Liquidation Proceeds for Industries - The gross liquidation proceeds for Industries include Industries' existing cash balances, proceeds from liquidation of retained working capital, intercompany assets, estimated proceeds from the sale of SF Phosphate Interests, and excess distributions from the liquidation of the Debtor Subsidiaries (which primarily includes excess proceeds from the sale of the Pork Business), and the straight liquidation sale of Industries' remaining assets. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                         Low Value              High Value
                                         ---------              ----------

Cash and cash equivalent                 $  297.8                $  297.8
Accounts receivable                          19.7                    26.2
Inventory                                    61.1                    61.1
Debtor subsidiary intercompany assets       182.3                   182.3
Other Industries assets                      45.0                    59.1
SF Phosphates sale                           64.5                    64.5
Excess distributions from Debtor            233.6                   234.5
subsidiaries
Environmental/Tax/Other Reserves           (163.1)                 (114.2)
                                         ---------              ----------
Gross liquidation proceeds               $  740.9               $   811.3
                                         =========              ==========

     B. Gross Liquidation Proceeds for Foods - The gross liquidation proceeds for Foods include assumed gross proceeds from the sale of Foods as a going concern as contemplated in the Pork Purchase Agreement signed with Smithfield and intercompany balances due Foods from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):


                                         Low Value              High Value
                                         ---------              ----------

 Cash and cash equivalent                $   -                  $    -
 Accounts receivable                         -                       -
 Inventory                                   -                       -
 Fixed assets                               376.6                   377.1
 Debtor subsidiary intercompany assets       85.2                    85.2
 Other Foods assets                          -                       -
                                         ---------              ----------
Gross liquidation proceeds               $  461.8               $   462.3
                                         =========              ==========


      C. Gross Liquidation Proceeds for Transportation - The gross liquidation proceeds for Transportation include assumed gross proceeds from the liquidation of Transportation's working capital and from intercompany balances due primarily from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                         Low Value              High Value
                                         ---------              ----------

Cash and cash equivalent                 $   -                  $    -
Accounts receivable                          0.2                     0.4
Debtor subsidiary intercompany assets        8.8                     8.8
Other Transportation assets                  -                       -
                                         ---------              ----------
Gross liquidation proceeds               $   9.0                $    9.2
                                         =========              ==========

      D. Gross Liquidation Proceeds for SEA - The gross liquidation proceeds for SFA include assumed gross proceeds from the straight liquidation and/or sale of SFA's working capital and fixed assets and from intercompany balances due from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):

                                         Low Value              High Value
                                         ---------              ----------

Cash and cash equivalent                 $   0.2                $    0.2
Accounts receivable                          -                       0.0
Fixed assets                                 -                       0.0
Debtor subsidiary intercompany assets       10.9                    10.9
Other SFA assets                             -                       -
                                         ---------              ---------
Gross liquidation proceeds               $  11.1                $   11.2
                                         =========              =========

      E. Gross Liquidation Proceeds for Pipeline - The gross liquidation proceeds for Pipeline include assumed gross proceeds from intercompany balances due from Industries. The Debtors have ascribed a "low" value and a "high" value for these gross liquidation proceeds as follows (in $millions):


                                         Low Value              High Value
                                         ---------              ----------

Cash and cash equivalent                 $   -                $      -
Accounts receivable                          -                       -
Fixed assets                                 -                       -
Debtor subsidiary intercompany assets       7.1                    7.1
Other SFA assets                             -                       -
                                         ---------              ---------
Gross liquidation proceeds               $  7.1                $   7.1
                                         =========              =========

        2. FINANCIAL FEASIBILITY

     Section 1129(a)(11) of the Bankruptcy Code requires the Confirmation not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Plan). The Plan is a liquidating plan of reorganization. Thus, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.

        3. ACCEPTANCE BY IMPAIRED CLASSES

     A class is impaired under a plan unless, with respect to each claim or interest of such class, the plan (i) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of such claim or interest; or (ii) notwithstanding a demand for accelerated payment (a) cures any default and reinstates the maturity of the obligation; (b) compensates the holder of such claim for damages incurred on account of reasonable reliance on contractual provisions; and (c) does not otherwise alter legal, equitable or contractual rights. A class that is not impaired under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.

     With respect to the Plan, Classes 1, 2, 3, 6 and 8 are Unimpaired by the Plan and the Claim and Interest holders in such Classes deemed by law to have accepted the Plan. Classes 13, 15, 17 and 18 are conclusively presumed to accept the Plan because the Claim and Interest holders in such Classes are the proponents of the Plan. The holders of Claims in the Voting Classes are Impaired and entitled to vote on the Plan.

        4. CRAM DOWN

     THE DEBTORS RESERVE THE RIGHT TO CRAM DOWN THE PLAN ON NONACCEPTING CLASSES OF CLAIMS AND INTERESTS.

     The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted the Plan. The "cram down" provisions of the Bankruptcy Code are set forth in section 1129(b) of the Bankruptcy Code. Under the "cram down" provisions, upon the request of a plan proponent a bankruptcy court will confirm a plan despite the lack of acceptance by an impaired class or classes if the bankruptcy court finds that (i) the plan does not discriminate unfairly with respect to each nonaccepting impaired class, (ii) the plan is fair and equitable with respect to each non-accepting impaired class, and (iii) at least one impaired class has accepted the plan. These standards ensure that holders of junior interests, such as common stockholders, cannot retain any interest in the debtor under a plan that has been rejected by a senior class of impaired claims or interests unless such impaired claims or interests are paid in full.

     As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan.

   The Bankruptcy Code sets forth different standards for establishing that a plan is "fair and equitable" with respect to a non-accepting class, depending on whether the class is comprised of secured or unsecured claims or interests. In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an impaired class if that class and all junior classes are treated in accordance with the "absolute priority" rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan. In addition, case law surrounding section 1129(b) requires that no class senior to a non-accepting Impaired class receives more than payment in full on its claims.

     With respect to a Voting Class that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (i) each holder of an unsecured Claim in the non-accepting Voting Class receives or retains under such Plan property of a value equal to the allowed amount of its Claim, or (ii) the holders of Claims or holders of Interests that are junior to the Claims in such non-accepting Voting Class will not receive or retain any property under the Plan. Additionally, the Debtors must demonstrate that the holders of Claims that are senior to the Claims of the nonaccepting Voting Class receive no more than payment in full on their Claims under the Plan.

     If all the applicable requirements for confirmation of the Plan are met as set forth in sections 1129(a)(1) through (13) of the Bankruptcy Code, except that one or more of the Voting Classes have failed to accept the Plan pursuant to section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. The Debtors believe that the Plan satisfies the "cram down" requirements of the Bankruptcy Code. The Debtors may seek confirmation of the Plan over the objection of non-accepting Voting Classes, as well as over the objection of individual holders of Claims who are members of an accepting Voting Class. In addition, the Debtors intend to seek "cram down" of the Plan on the Classes deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code by virtue of receiving no distributions thereunder. Nevertheless, there can be no assurance that the Bankruptcy Court will determine that the Plan meets the requirements of section 1129(b) of the Bankruptcy Code.

        5. CLASSIFICATION OF CLAIMS AND INTERESTS

     The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code which require that a plan place each claim or interest into a class with other claims or interests which are "substantially similar."

     E. EFFECT OF CONFIRMATION OF THE PLAN

        1.  NO DISCHARGE

     The Confirmation Order shall not discharge any Debtor from any debt or liability that arose before Confirmation, as provided in section 1141(d)
(3)(A) of the Bankruptcy Code.

        2.  RELEASE OF ASSETS

     Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article X of the Plan, and Liquidating Trustee shall perform its duties and obligations pursuant to the Liquidating Trust Agreement and the Plan.

        3.  EXCULPATION AND LIMITATION OF LIABILITY

     Subject to limitations required by applicable ethical rules and standards of conduct, and except as limited in Section 11.9(b) of the Plan, none of the Debtors, the Liquidating Trust, the Liquidating Trustee, the Bankruptcy Committees, the Indenture Trustees, the Lenders, the financial institutions party to the DIP Credit Agreement, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission from and after the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Case, the commencement of the Chapter 11 Case, the administration of the Chapter 11 Case, the pursuit of and the approval of the sales of the Debtors' assets (and the related asset purchase agreement), the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct; provided, however, any present or former officer or director of any Debtors shall be liable to any holder of a Claim or Interest, or any other party in interest, or any of their successor or assigns, for: (i) any breach of such person's duty of loyalty to the Debtors, (ii) any act or omission not in subjective good faith or which involves intentional misconduct or a knowing violation of law, and (iii) any transaction for which such person derived an improper benefit, and in all respects such persons shall be entitled to reasonably rely upon the advice of the Debtors' counsel (including in-house counsel) with respect to their duties and responsibilities under the Plan. In addition, the Indenture Trustees under the Demand Certificates and the Subordinated Certificates shall not have or incur any liability to any holder (registered or unregistered) of any Demand Certificate or Subordinated Certificate or any claim based on any Demand Certificate or Subordinated Certificate as a result of any inaccuracy or mistake in the books and records of Industries (in their capacities as paying agents and registrars under the Trust Indentures for the Demand Certificates and the Subordinated Certificates).

     The exculpatory provisions contained in Section 11.9(a) of the Plan
(i) shall not limit the claims and rights, if any, of the United States, and (ii) shall apply to any person or entity who was not the beneficiary of a post-petition indemnification obligation of the Debtors only to the extent provided in Section 11.9(c) of the Plan.

     Any claims that would otherwise be subject to the exculpatory provisions contained in Section 11.9(a) of the Plan but for the provisions of Section 11.9(b)(ii) of the Plan may only be asserted in the Bankruptcy Court and only if filed on or before ninety days after the Effective Date. In the event that any such claims are not filed timely in the Bankruptcy Court, the exemption contained in Section 11.9(b)(ii) of the Plan shall be terminated with respect to such claims, and such claims shall be deemed subject to the exculpatory provisions contained in Section 11.9(a) of the Plan.

     Any non-exculpated claims against the parties set forth in Section 11.9(a) of the Plan arising from or related to the matters set forth in
Section 11.9(a) of the Plan may only be asserted and filed in the Bankruptcy Court.

     The Bankruptcy Court shall retain exclusive jurisdiction to determine all matters arising from or related to claims against the parties set forth in Section 11.9(a) of the Plan arising from or related to the matters set forth in Section 11.9(a) of the Plan.

     The Debtors are not aware of any claims, meritorious or otherwise, that are being exculpated under the Plan.

        4.  BINDING EFFECT

     Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Liquidating Trust, the Liquidating Trustee and all other parties-in-interest in this Chapter 11 Case.

     F. RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, those matters enumerated in Article X of the Plan.

                    VI. CERTAIN FACTORS TO BE CONSIDERED

     HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR TO REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

     A. RISK THAT DISTRIBUTIONS MAY BE LESS THAN ESTIMATED BY DEBTORS

     The distributions and recoveries set forth in this Disclosure Statement are based on the Debtors' estimate of Allowed Claims as of October 24, 2003 and include the Debtors' best current estimate of Allowed Claims for damages under rejected contracts and leases that had not been formally asserted against the Debtors as of October 24, 2003. The Debtors project that the Claims asserted against them will be resolved in and reduced to an amount that approximates their estimates and may seek an order or orders from the Bankruptcy Court estimating the maximum dollar amount of Allowed Claims and Disputed Claims or otherwise determining and fixing the amount of the Disputed Claims Reserve. This estimate will be used to calculate and fix distributions to holders of Allowed Claims and the amount of the Disputed Claims Reserve. Such a procedure may also be utilized, in the sole discretion of the Debtors, for Administrative Claims, Other Priority Claims, Priority Tax Claims and/or other Claims. There can be no assurance, however, that such estimates will prove accurate. The Debtors do not believe that these risks pose a bar to confirmation of the Plan.

     In addition, there exists the potential that holders of certain Claims (including, without limitation, Claims related to environmental matters) that the Debtors contend constitute General Unsecured Claims will assert that such Claims constitute Administrative Claims. To the extent that any of such Claims are ultimately adjudicated to be Allowed Administrative Claims, the distributions could significantly and materially differ from the actual distributions made under the Plan. If and to the extent the Debtors have underestimated the amount of any Allowed Claims or any Disputed Claims Reserves for Administrative Claims, Other Priority Claims or Priority Tax Claims, the Debtors could be required to redirect Available Cash to such Disputed Claims Reserves, resulting in a potential dilution of Available Cash. Therefore, the distributions discussed herein could significantly and materially differ from the actual distributions made under the Plan. Distributions will also be affected by the following: (i) the amount of Available Cash the Debtors are able to realize from the pursuit of Litigation Claims; (ii) the amount of Allowed Claims for rejected contracts and leases that have not yet been formally asserted against the Debtors; (iii) the amount of Allowed Administrative Claim that have not yet been asserted against the Debtors; (iv) the amount of Allowed Priority Tax Claims may be greater than estimated by the Debtors; and (v) the costs of continuing to administer the Chapter 11 Cases and wind down the Debtors' businesses.

     The Debtors reserve the right to object to the amount or classification of any Claim. Thus, the estimates set forth in this Disclosure Statement cannot be relied upon by any holder of a Claim whose Claim is subject to a successful objection. Any such holder may not receive the estimated distributions set forth herein.

     B. RISK OF NON-CONFIRMATION OF THE PLAN

     If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Case will continue rather than be converted to a liquidation under Chapter 7 of the Bankruptcy Code or that an alternative plan would be on terms as favorable to the holders of Allowed Claims and Allowed Interests as the terms of the Plan.

     C. NON-CONSENSUAL CONFIRMATION OF THE PLAN

     Pursuant to the "cram down" provisions of section 1129(b) of the Bankruptcy Code, the Bankruptcy Court can confirm the Plan without the acceptances of all Impaired Classes, so long as at least one Impaired Class of Claims has accepted the Plan. For a description of the "cram down" provisions of the Bankruptcy Code, see Section V.D.4, Cram Down.

     D. CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE

     Article IX of the Plan sets forth the conditions precedent to the occurrence of the Effective Date, including the closing of the sales of the Coffeyville Assets, the SF Phosphates Interest and the Pork Business. There can be no assurance that these conditions will be satisfied.

     E. LIQUIDATION OF THE DEBTORS' ASSETS

     Except to the extent that the Debtors' assets have already been liquidated to Cash, the Liquidating Trustee's ability to make the distributions described in the Plan depends on the liquidation of the Debtors' assets. Although the Liquidating Trustee will endeavor to liquidate these assets as expeditiously as possible and in such a manner as to maximize the Cash realized from such liquidation, the Debtors cannot warrant either the timing or the amount of distributions under the Plan.

     F. LITIGATION RISKS

     The Debtors have not completed their analysis of possible claims that may ultimately be pursued by the Liquidating Trustee, including but not limited to preference, fraudulent conveyance and other avoidance actions, lender liability claims, fraud claims and breach of fiduciary duty claims. The Liquidating Trustee will pursue all or certain of these or other claims in accordance with the provisions of the Plan and the Confirmation Order. The costs of pursuing such litigation will be paid out of Cash available to the Estate and there can be no assurances that the Liquidating Trustee will prevail in such litigation. In addition, objections to certain Claims may require separate litigation. Accordingly, although recoveries on causes of action may enhance distributions, the distributions currently projected by the Debtors may be reduced by the costs of such litigation.

     G. ALTERNATIVES TO THE PLAN

     After careful review of the estimated recoveries in a Chapter 7 liquidation scenario, the Debtors have concluded that the recovery to holders of Claims and Interest will be maximized by the Plan. According to the liquidation analysis prepared by the Debtors with the assistance of its financial advisors, distributions to holders of Claims and Interests will occur much sooner and have greater value to holders of Claims under the Plan than under any other alternative. Should the Plan not be confirmed, it is likely that the distributions to holders of Claims and Interests would be delayed and would be materially reduced by the additional fees and other costs associated with a Chapter 7 liquidation. Accordingly, the Debtors believe that the Plan offers the best prospect of recovery for the holders of Claims and Interests against the Debtors and recommend that you vote to accept the Plan.

                VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of the Plan to the Debtors and to the holders of the Demand Certificates Claims, Subordinated Certificates Claims, General Unsecured Claims against Industries, Industries Common Shares, Old Securities of Foods, Old Securities of Transportation, Old Securities of SFA, Old Securities of Pipeline, Intercompany Claims, and Subordinated Claims. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. This description is for informational purposes only, and due to the lack of definitive judicial or administrative authority and interpretation in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and except with respect to the ability to use Member NOLs (defined below) to offset tax benefit income generated from the cancellation of Industries Common Shares that constitute Industries Member Equity (defined below) and whether income is generated with respect to any outstanding patronage equity in Industries absent formal cancellation, Debtors have not obtained and do not intend to seek a ruling from the Internal Revenue Service (the "Service") as to any of such tax consequences. There can be no assurance that the Service will not challenge one or more of the tax consequences of the Plan described below.

     The following discussion is limited to holders of Demand Certificates Claims, Subordinated Certificates Claims, General Unsecured Claims against Industries, Industries Common Shares, Old Securities of Foods, Old Securities of Transportation, Old Securities of SFA, Old Securities of Pipeline, Intercompany Claims, and Subordinated Claims that hold their Claims or Interests as capital assets or whose Claims or Interests otherwise arose in the ordinary course of business, and does not address all matters that may be relevant to particular classes of holders that are subject to special rules under the Code, including, without limitation, financial institutions, securities dealers, broker-dealers, tax-exempt entities, insurance companies, foreign persons, or holders that hold their Securities as part of a "straddle" or a "conversion transaction" (as defined in the Code). Consequently, such holders may be subject to special rules not discussed below. In addition, estate and gift tax issues are not addressed herein.

     THIS DISCUSSION DOES NOT ADDRESS ANY TAX LAWS OTHER THAN UNITED STATES FEDERAL INCOME TAX LAWS. THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL ESTATE, STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

     A. CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

           1. TRANSFER OF ASSETS TO THE LIQUIDATING TRUST

     On the Effective Date, Debtors will transfer all right, title and interest in all of the Debtors' property and assets (excluding the Industries Retained Assets, the Transferred Assets and the Coffeyville Assets), including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code, under the Plan or under other applicable law, including, without limitation, all rights the Debtors have under the Plan (together with the net proceeds of the Industries Retained Assets and the Coffeyville Assets, the "Remaining Assets") to the Liquidating Trust on behalf of holders of Allowed Claims and Interests to the extent they are Beneficiaries. The Debtors thereafter will not have any beneficial interest, contingent or otherwise, in the Liquidating Trust. See "Tax Treatment of the Liquidating Trust and
Ownership of Beneficial Inteivsts in the Liquidating Trust" below. Such transfers will constitute a taxable disposition of the Remaining Assets, resulting in the recognition of gain or loss by the Debtors equal to the difference between the sum of the fair market value of the assets at the time of such transfers and the amount of any liabilities assumed by the Liquidating Trust and the Debtors' adjusted tax basis in such assets.

     The Debtors believe they will recognize a net gain for tax purposes as a result of the transfer to the Liquidating Trust and the already completed and further anticipated asset sales, including the sales of the Pork Business and the SF Phosphates Interests. However, a significant portion, if not all, of such gain should be offset for United States federal income tax purposes by available net operating losses and Debtors do not believe they will incur a material net tax liability with respect to the transfer and other asset sales. Any gain realized on the disposition of the Industries Retained Assets may result in a material tax liability with respect to the disposition.

           2. MERGER OF FOODS INTO INDUSTRIES

     Under the Plan, Foods will be merged into Industries with Industries surviving. If, as the Debtors expect, the merger of Foods into Industries complies with the provisions of Section 368(a)(1)(A) of the Code, the merger contemplated by the Plan will qualify as an "A reorganization" for United States federal income tax purposes, in which case Industries will not recognize either gain or loss for United States federal income tax purposes upon the merger.

           3. CANCELLATION OF INDUSTRIES COMMON SHARES

                 a) Tax Benefit Income

     Under the Plan, a portion of the Industries Common Shares will be cancelled and, to the extent such Industries Common Shares constitute Industries Member Equity (defined below), offset against appropriate losses and available Member NOLs and Non Member NOLs (defined below). Any remaining Industries Common Shares will be reinstated on the Effective Date and shall not be cancelled or extinguished. Such Industries Common Shares however are expected to be worthless on the Effective Date.

     Cancellation of Industries Common Shares that constitute patronage dividends issued to members, associate members and patrons of Industries in the form of member common stock, associate member common stock or capital credits (the "Industries Member Equity") may result in income to Industries under the tax benefit rule. It is the position of the Service that cooperatives recognize tax benefit income upon the cancellation or redemption of patronage equity at a discount because (i) at the time the patronage equity was issued the cooperative claimed a deduction for United States federal income tax purposes and the patrons receiving the patronage equity reported a like amount of income; and (ii) upon the cancellation or redemption of the patronage equity, the cooperative is relieved of its obligation to redeem the patronage equity in the future at its stated value. Under the Service's approach, the amount of tax benefit income which would be realized by Industries upon cancellation of Industries Common Shares that constitute Industries Member Equity is equal to the difference between the face amount of Industries Common Shares that constitute Industries Member Equity outstanding and the sum of any cash and the fair market value of any other property received in exchange for the Industries Common Shares that constitute Industries Member Equity.

     Contrary to the Service's position, the Eleventh Circuit Court of Appeals has held that no tax benefit income is realized when patronage equity is cancelled or otherwise redeemed for less than its face value. Under the view of the Eleventh Circuit, when a cooperative pays a patronage dividend through the issuance of a qualified written notice based on consent, the dividend is deemed for tax purposes to have been paid in cash, with the patron then using the cash to acquire the qualified written notice. Gold Kist, Inc. v. Comm'r, 110 F.3d 769 (11th Cir. 1997).

     The Service disagrees with the decision in Gold Kist and has stated that it fully intends to litigate any taxpayer claim that tax benefit income is not recognized based on the decision in Gold Kist. To the extent that tax benefit income may be realized with respect to the portion of the Industries Common Shares that constitute Industries Member Equity that are cancelled pursuant to the Plan, Debtors believe that there will be sufficient losses and NOLs (defined below) to offset this tax benefit income. See, "Cancellation of Industries Common Shares Net Operating Losses," below.

     Based on current projections it is estimated that approximately $45,000,000 Industries Common Shares that constitute Industries Member Equity will not be cancelled. These outstanding Industries Common Shares are believed to be worthless as it is unlikely that there will be any remaining proceeds from the liquidation after Creditors' Claims are paid. Industries believes that it will not recognize tax benefit income merely as a result of the Industries Common Shares that constitute Industries Member Equity becoming worthless. Industries has requested a private letter ruling from the Service to the affect that income is not generated with respect to any outstanding patronage equity in Industries absent formal cancellation. If the Service does not grant such a ruling and treats the patronage equity as cancelled and not otherwise excluded from taxation, Industries will be subject to tax on the amount of outstanding patronage equity unless Industries were to successfully contest the issue in court.

                 b) Net Operating Losses

     As a cooperative, Industries' net operating losses ("NOLs") are classified as either NOLs resulting from activities with patrons ("Member NOLs") or NOLs resulting from activities with non patrons ("NonMember NOLs"). Member NOLs may only be used to offset member sourced income, whereas NonMember NOLs may be used to offset both member sourced income and nonmember sourced income. The Service has granted Industries' private letter ruling request providing that Industries will be able to utilize current patronage sourced losses and available Member NOLs by canceling an equal amount of the Industries Common Shares that constitute Industries Member Equity. Industries will cancel Industries Common Shares that constitute Industries Member Equity only to the extent it has available losses, NonMember NOLs and Member NOLs. All remaining Industries Common Shares that constitute Industries Member Equity will remain outstanding under the Plan.

     Industries has approximately $481,000,000 of Industries Common Shares that constitute Industries Member Equity outstanding. Based on current projections, following the transfer of the Remaining Assets to the Liquidating Trust and consummation of the proposed asset sales, Industries believes it will have losses, NonMember NOLS and Member NOLs of approximately $436,000,000 available to offset any tax benefit income resulting from cancellation of Industries Common Shares that constitute Industries Member Equity. Therefore, it is anticipated that Industries will cancel approximately $436,000,000 of the Industries Member Equity and leave approximately $45,000,000 Industries Common Shares that constitute Industries Member Equity outstanding.

     Thus, after the offset against tax benefit income and gains from asset sales, Industries expects to have no NOLs remaining prior to any cancellation of indebtedness attribute reduction. See, "Cancellation of Indebtedness and Reduction of Tax Attributes," below.

     In the event Industries cancels an amount of Industries Common Shares that constitute Industries Member Equity that exceeds its available losses and NOLs, or Industries Common Shares that constitute Industries Member Equity that remain outstanding are deemed to generate tax benefit income by virtue of being worthless, the Debtors will be subject to tax on the amount of tax benefit income that is not offset by the available losses and NOLs, unless the Debtors prevail on a Gold Kist or similar type argument wherein tax benefit income is not recognized.

           4. CANCELLATION OF INDEBTEDNESS AND REDUCTION OF TAX ATTRIBUTES

     In connection with the Plan, the amount of Industries' aggregate outstanding indebtedness will be substantially reduced. A taxpayer generally realizes cancellation of debt ("COD") income for United States federal income tax purposes equal to the amount of any indebtedness that is discharged or canceled during the taxable year. Whether a debt is considered discharged is dependent upon the substance of the transaction. Generally a debt is considered discharged at the point when it becomes clear that the debt will never have to be paid. In the case of an exchange, such as that contemplated by the Plan, where outstanding indebtedness is exchanged for other property (such as Cash and the Remaining Assets), the amount of such COD income is, in general, equal to the excess of the adjusted issue price (including accrued but unpaid interest) of the indebtedness over the fair market value of the other property issued therefor. However, Section 108(a) of the Code provides that if the discharge is granted by a court in a Chapter 11 proceeding or is pursuant to a plan approved by such court, such income is excluded from the taxpayer's taxable income. Consequently, any COD income attributable to the Plan will be excluded from Debtors' taxable income and Debtors' will not incur any tax liability with respect to such COD income.

     However, Section 108(b) of the Code provides, in general, that certain tax attributes of a debtor, including any NOLs and certain tax credits, must be reduced by the amount of the debtor's COD income that is excluded under Section 108(a) of the Code. To the extent that the amount excluded exceeds these tax attributes, the debtor's tax basis in its property is reduced by the amount of such excluded COD income, except that such reduction is limited to the excess of the aggregate tax basis of the property held by the debtor over the aggregate liabilities of the debtor immediately after the transaction. Recent Treasury Regulations provide that in a consolidated group situation, NOLs are reduced on a consolidated basis. In addition, the Treasury Regulations clarify that all of the consolidated attributes of the group may be available for reduction when the debt of a member of the group is discharged, based upon the member's relationship in the group, and provides a methodology for reducing such attributes.

     As a result of the Plan, and assuming the aggregate issue price for each of the debt instruments issued in the Plan is equal to its aggregate principal amount, Industries estimates that the attribute reduction required under Section 108(b) will completely eliminate the NOLs of Industries and its subsidiaries as of the end of the taxable year in which the Plan is confirmed. However, because the attribute reduction occurs after the determination of the Debtors' normal tax liability for a taxable year, such attribute reduction is not expected to impact Debtors' use of NOLs to offset tax benefit income or gain with respect to asset sales.

           5. ALTERNATIVE MINIMUM TAX

     In general, an "alternative minimum tax" ("AMT") is imposed on a corporation's "alternative minimum taxable income" at a rate of 20% to the extent such tax exceeds the corporation's regular United States federal income tax. In computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might be able to offset all of its taxable income for regular United States federal income tax purposes by available NOLs, only 90% of a corporation's taxable income for AMT purposes may be offset by available NOLs (as recomputed for AMT purposes), resulting in an effective AMT rate of 2%.

     Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular United States federal income tax liability in future taxable years when the corporation is no longer subject to the AMT. Debtors believe that they may be subject to an AMT liability as a result of their use of NOLs to offset tax benefit income or gain on asset sales.

     B. UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS

     The United States federal income tax consequences of the Plan to holders of Claims and Interests and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for or by the Plan will depend upon, among other things, (i) the manner in which a holder acquired a Claim or Interest; (ii) the length of time a Claim or Interest has been held; (iii) whether the Claim or Interest was acquired at a discount; (iv) whether the holder has taken a bad debt deduction in the current or prior years; (v) whether the holder has previously included accrued but unpaid interest with respect to a Claim or Interest; (vi) the method of tax accounting of the holder; (vii) whether a Claim or Interest is an installment obligation for United States federal income tax purposes; (viii) whether the holder's present Claim or Interest constitutes a security for United States federal income tax purposes; and (ix) the type of consideration received or deemed received by the holder in exchange for its Claim or Interest. Therefore, holders of Claims and Interests should consult their tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to such holders as a result thereof.

           1. HOLDERS OF ALLOWED CLAIMS AND INTERESTS RECEIVING CONSIDERATION

                a)  Unimpaired Claims and Interests

     Under the Plan, Allowed Claims and Interests in Class 1 (Other Priority Claims), Class 2 (Secured Lender Claims), Class 3 (Other Secured Claims), Class 6 (Convenience Claims against Industries) and Class 8 (Industries Preferred Shares) (collectively, the "Unimpaired Claims") are Unimpaired by the Plan. The satisfaction of the Unimpaired Claims will have the same United States federal income tax consequences to the holders that it would have had if the Plan were not confirmed. To the extent that the fair market value of the Remaining Assets on the Effective Date equals or exceeds the amount of such Claims on the Effective Date, such Claims shall be deemed satisfied for tax purposes on the Effective Date when the Remaining Assets are transferred to the Liquidating Trust.

                 b) Priority Impaired Claims

     Under the Plan, holders of Claims in Class 10 (General Unsecured Claims against Foods), Class 12 (General Unsecured Claims against Transportation), Class 14 (General Unsecured Claims against SFA), Class 16 (General Unsecured Claims against Pipeline) and Class 18 (Intercompany Claims) (collectively, the "Priority Impaired Claims") will be fully satisfied provided that the fair market value of the Remaining Assets on the Effective Date equals or exceeds the amount of the Unimpaired Claims and Priority Impaired Claims on the Effective Date. The satisfaction of the Priority Impaired Claims will have the same United States federal income tax consequences to the holders that it would have had if the Plan were not confirmed.

                 c) Impaired Claims

     Under the Plan, holders of claims in Class 4 (Demand Certificates Claims), Class 5 (Subordinated Certificates Claims), and Class 7 (General Unsecured Claims against Industries) will receive, as consideration in satisfaction of their Allowed Claim, a pro rata share of the Industries Distribution Pool. Holders of Demand Certificates Claims, Subordinated Certificates Claims, and General Unsecured Claims against Industries will recognize ordinary interest income to the extent that any portion of such consideration is allocable to accrued but untaxed interest. See "Distributions in Discharge of Accrued Interest," below. The following discussion addresses only that portion of the consideration received by a such holders which is not allocable to accrued but untaxed interest.

   Holders of Demand Certificates Claims, Subordinated Certificates Claims, and General Unsecured Claims against Industries will be deemed to have received a share of the Remaining Assets transferred to the Liquidating Trust in exchange for their Claims to the extent the fair market value of such assets on the Effective Date exceeds the aggregate amount of Administrative Claims against Industries, Priority Tax Claims against Industries, Unimpaired Claims and Priority Impaired Claims. Such transfer will constitute a taxable transaction and such holders will recognize gain or loss in an amount equal to the difference between (i) the "amount realized" by the holder in respect of its Allowed Claim (other than any claim for accrued but unpaid interest) and (ii) the holder's adjusted tax basis in its Allowed Claim (other than any claim for accrued but unpaid interest).

     To the extent the proceeds of the Industries Retained Assets are subsequently transferred to the Liquidating Trust, such transfer will increase the amount of gain previously recognized or reduce the amount of loss previously recognized by holders of Demand Certificates Claims, Subordinated Certificates Claims and General Unsecured Claims against Industries to the extent such proceeds are allocable to such holders. Such transfer to the Beneficiaries will constitute a taxable transaction to the Beneficiaries. Beneficiaries will determine the gain or loss on the transfer by comparing the value of the Liquidating Trust interest received in the exchange to the tax basis, if any, in their claims. As a result of such treatment, such holders of Allowed Claims will have to take into account the fair market value of their pro rata share, if any, of the Remaining Assets transferred on their behalf to the Liquidating Trust in determining the amount of gain or loss realized and required to be recognized upon consummation of the Plan on the Effective Date. In addition, since such a Beneficiary's share of the assets held in the Liquidating Trust may change depending upon the resolution of Disputed Claims and the Industries Retained Assets, the holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such issues with respect to the Disputed Claims and the Industries Retained Assets have been resolved. The Liquidating Trustee will provide the holders of Allowed Claims with valuations of the Remaining Assets on behalf of and for the benefit of such holders and such valuations should be used consistently by the Liquidating Trust and such holders for all United States federal income tax purposes.

     Where gain or loss is recognized by a holder of Subordinated Certificates Claims or General Unsecured Claims against Industries, the character of such gain or loss as long-term or short-term capital gain or loss, or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the obligation from which the Claim arose constitutes a capital asset in the hands of the holder and how long it has been held, and whether and to what extent the holder has previously claimed a bad debt deduction. A holder which purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Code which could characterize a portion of the gain recognized as ordinary income. In addition, Section 582(c) of the Code provides that the sale or exchange of a bond, debenture, note or certificate or other evidence of indebtedness by certain financial institutions shall be considered the sale or exchange of a non-capital asset. Accordingly, any gain or loss recognized by such financial institutions as a result of the implementation of the Plan will be ordinary gain or loss, regardless of the nature of their Claims.

     The transfer of the Remaining Assets to the Liquidating Trust by the Debtors as well as any subsequent transfers to the Liquidating Trust should be treated for tax purposes as a deemed transfer to the holders of Allowed Claims, to the extent they are Beneficiaries, followed by a deemed transfer by the Beneficiaries to the Liquidating Trust. See "Tax Treatment of the Liquidating Trust," below.

        2. HOLDERS OF INDUSTRIES COMMON SHARES

     Under the Plan, a portion of the Industries Common Shares will be cancelled. The United States federal income tax consequences to the holders of claims in Class 9 (Industries Common Shares) will depend on whether or not the Industries Common Shares are Industries Member Equity in the hands of the holder.

                 a) Industries Common Shares That Do Not Constitute Industries Member Equity

     If a holder of Industries Common Shares that are not Industries Member Equity receives no consideration in exchange for its Industries Common Shares, and such Industries Common Shares are cancelled, such holder will generally recognize a loss equal to the holder's tax basis in its Industries Common Shares. Any such loss will generally be a capital loss and will be a long-term capital loss if the Industries Common Shares were held for more than one year.

                 b) Industries Common Shares That Constitute Industries Member Equity

     If a holder of Industries Common Shares that represent Industries Member Equity receives no consideration in exchange for its Industries Common Shares that represent Industries Member Equity and such Industries Common Shares that represent Industries Member Equity are cancelled, such holder will generally recognize a loss equal to the holder's tax basis in its Industries Common Shares that represent Industries Member Equity. Two Revenue Rulings issued by the Service in 1970 provide that an association's members and patrons will be allowed an ordinary loss deduction as a result of the cancellation. Although the Service suspended these two Revenue Rulings in 1987, Debtors' believe that it is still the position of the Service that such loss is considered an ordinary loss. If the loss is not treated as an ordinary loss as described above, the loss will be classified as a capital loss.

           3. HOLDERS OF OLD SECURITIES OF FOODS

     Under the Plan, the Old Securities of Foods will be deemed cancelled as of the Effective Date and holders of Old Securities of Foods that constitute Minority Foods Shares will receive a pro rata share of the Class 11 Distribution Pool. Such holders of Old Securities of Foods will recognize taxable loss (or gain) to the extent that the fair market value of their share of the Class 11 Distribution Pool is less (or greater) than the holder's tax basis in their Old Securities of Foods. The gain or loss should be a capital gain or loss provided the shareholder held the Old Securities of Foods as a capital asset within the meaning of Code Section 1221. If, however, a holder claimed a loss for tax purposes in a prior period on the ground that the Old Securities of Foods had become worthless, the holder would be required to recognize income equal to the fair market value of their share of the Class 11 Distribution Pool.

           4. HOLDERS OF OLD SECURITIES OF TRANSPORTATION, SFA AND PIPELINE

     Under the Plan all Class 13 Interests (Old Securities of Transportation), Class 15 Interests (Old Securities of SFA), and Class 17 Interests (Old Securities of Pipeline) will be deemed cancelled as of the Effective Date and any cash remaining in the Estates of Transportation, SFA and Pipeline after the payment of Claims against each Estate as set forth in the Plan (the "Old Securities Cash") shall be transferred to the Liquidating Trust for the benefits of the creditors of Industries. The holders of the Old Securities of Transportation, SFA and Pipeline will generally recognize a taxable loss (or gain) to the extent the Old Securities Cash is less (or greater) than the holder's tax basis in its respective Old Securities of Transportation, Old Securities of SFA, or Old Securities of Pipeline. Any such loss (or gain) will generally be a capital loss (or gain) and will be a long-term capital loss (or gain) if the Old Securities of Transportation, Old Securities of SFA, or Old Securities of Pipeline were held for more than one year.

           5. HOLDERS OF SUBORDINATED CLAIMS

     Under the Plan, claims in Class 19 (Subordinated Claims) will not receive or retain any property until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 6 Claims, all Class 7 Claims, all Interests in Class 8 and all Class 18 Claims against Industries have been
(i) Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan Rate), (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid.

     In general, loss will be recognized by a holder of a Subordinated Claim in an amount equal to the holder's adjusted tax basis in its Subordinated Claim (other than any claim for accrued but unpaid interest). See "Distributions in Discharge ofAccrued Interest," below.

     Where loss is recognized by a holder of a Subordinated Claim, the character of such loss as long-term or short-term capital loss, or as ordinary loss will be determined by a number of factors, including the tax status of the holder, whether the obligation from which the Claim arose constitutes a capital asset in the hands of the holder and how long it has been held, and whether and to what extent the holder has previously claimed a bad debt deduction. A holder which purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Code which could characterize a portion of the gain recognized as ordinary income. In addition, Section 582(c) of the Code provides that the sale or exchange of a bond, debenture, note or certificate or other evidence of indebtedness by certain financial institutions shall be considered the sale or exchange of a non-capital asset. Accordingly, any gain or loss recognized by such financial institutions as a result of the implementation of the Plan will be ordinary gain or loss, regardless of the nature of their Claims.

        6. DISTRIBUTIONS IN DISCHARGE OF ACCRUED INTEREST

     To the extent the amount received by a holder is received in discharge of interest accrued on its Claim during its holding period, such amount will be taxable to the holder as interest income (if, under the holder's applicable accounting method, such interest was not previously included in the holder's gross income). Conversely, a holder will recognize a deductible loss (or, possibly, a writeoff against a reserve for bad debts) to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.

     Pursuant to the Plan, any distributions received by a holder in respect of an Allowed Claim shall be allocated first to the principal portion of the Claim to the extent thereof and thereafter to any Claim representing accrued interest through the Effective Date. There is no assurance, however, that such allocation will be respected for United States federal income tax purposes. Accordingly, all holders are advised to consult their own tax advisors to determine the amount of consideration received under the Plan that may be allocable to accrued interest.

        7. INFORMATION REPORTING AND BACKUP WITHHOLDING

     Certain payments, including the payments of Claims pursuant to the Plan, are generally subject to information reporting by the Debtors to the Service. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Code's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder: (i) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

     C. TAX TREATMENT OF THE LIQUIDATING TRUST

        1. CLASSIFICATION OF THE LIQUIDATING TRUST AND OWNERSHIP OF BENEFICIAL INTERESTS IN LIQUIDATING TRUST

     Pursuant to the Plan, the Debtors will transfer the Remaining Assets to the Liquidating Trust and the Liquidating Trust will become obligated to make distributions in accordance with the Plan. The Liquidating Trust is intended to qualify as a liquidating trust for United States federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for United States federal income tax purposes as a "grantor" trust (i.e., a pass-through entity). The Service, in Revenue Procedure 94-45, set forth the general criteria for obtaining a Service ruling as to the grantor trust status of a liquidating trust under a Chapter 11 plan. Although no such ruling will be requested, the Liquidating Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Debtors, the Liquidating Trustee and the Beneficiaries) are required to treat, for United States federal income tax purposes, the Liquidating Trust as a grantor trust of which the Beneficiaries are the owners and grantors, and the following discussion assumes that the liquidating Trust will be respected as a liquidating trust. However, no ruling has been requested from the Service concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the Service would not take a contrary position. If the Service were to challenge successfully such classification, the United States federal income tax consequences to the Liquidating Trust and the Beneficiaries could vary from those discussed herein (including the potential for an entity level tax).

        2. TAX REPORTING

     For all United States federal income tax purposes, all parties (including the Debtors, the Liquidating Trustee and holders of beneficial interests in the Liquidating Trust) shall treat the transfer of the Remaining Assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer of the Remaining Assets directly to the Beneficiaries, followed by the transfer of the Remaining Assets by such holders to the Liquidating Trust. Consistent therewith, all parties shall treat the Liquidating Trust as a grantor trust of which such holders are the owners and grantors. Thus, such holders (and any subsequent holders of interests in the Liquidating Trust) shall be treated as the direct owners of an undivided beneficial interest in the assets and liabilities of the Liquidating Trust for all United States federal income tax purposes. The Liquidating Trustee will determine the fair market value of the Remaining Assets and all parties, including the Beneficiaries, must consistently use such valuation for all United States federal income tax purposes.

     Each of the Beneficiaries will be required to report on its United States federal income tax return(s) the holder's allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Liquidating Trust. The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deduction or losses may depend on the particular situation of the holder.

     The United States federal income tax reporting obligation of the Beneficiaries is not dependent upon the Liquidating Trust distributing cash or other proceeds. Therefore, Beneficiaries may receive net taxable income or gain in a taxable year regardless of the fact that the Liquidating Trust has not made, or will not make, any concurrent or subsequent distributions to the holder. If a holder does not receive distributions commensurate with the net taxable income or gain allocated to it in respect of any beneficial interests it holds in the Liquidating Trust, the holder may be entitled to a subsequent loss or deduction. In general, a distribution of cash by the Liquidating Trust to the Beneficiaries will not be subject to tax since such Beneficiaries are already regarded for United States federal income tax purposes as owning the underlying assets.

     The Liquidating Trustee will file with the Service returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations
Section 1.671-4(a). The Liquidating Trustee will also send to each holder of a beneficial interest in the Liquidating Trust a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its United States federal income tax return.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

                         [Remainder of Page Blank]

                              VIII. CONCLUSION

     The Debtors urge holders of Claims and Interests in the Voting Classes to vote to accept the Plan and to evidence such acceptance by returning their completed and signed Ballots so they will be received by the Balloting Agent not later than the Balloting Deadline.

Dated: October 31, 2003

                            FARMLAND INDUSTRIES, INC.
                            FARMLAND FOODS, INC.
                            SFA, INC.
                            FARMLAND TRANSPORTATION, INC.
                            FARMLAND PIPE LINE COMPANY

                            By:   /s/ Robert B. Terry
                                  -------------------------------
                            Name:  Robert B. Terry
                            Title: Authorized Signatory


Laurence M. Frazen, Esq.
Cynthia Dillard Parres, Esq.
Robert M. Thompson, Esq.
BRYAN CAVE LLP
1200 Main Street, Suite 3500
Kansas City, Missouri 64105

Gregory D. Willard, Esq.
David M. Unseth, Esq.
Cullen K. Kuhn, Esq.
BRYAN CAVE LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750

Attorneys for the Debtors and Debtors-in-Possession

                                APPENDIX A

         Second Amended Joint Plan of Reorganization, as Modified

                       UNITED STATES BANKRUPTCY COURT
                        WESTERN DISTRICT OF MISSOURI


In re:                                  )    In Proceedings under Chapter 11
                                        )
FARMLAND INDUSTRIES, INC.,              )    Case No. 02-50557
FARMLAND FOODS, INC.,                   )    Case No. 02-50561
SFA, INC.,                              )    Case No. 02-50562
FARMLAND TRANSPORTATION, INC.,          )    Case No. 02-50564
FARMLAND PIPE LINE COMPANY,             )    Case No. 02-50565
                                        )
          Debtors.                      )    Joint Administration



           DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION,
                                AS MODIFIED
          --------------------------------------------------------

Gregory D. Willard, Esq.                          Laurence M. Frazen, Esq.
David M. Unseth, Esq.                             Cynthia Dillard Parres, Esq.
Cullen K. Kuhn, Esq.                              Robert M. Thompson, Esq.
BRYAN CAVE LLP                                    BRYAN CAVE LLP
211 North Broadway, Suite 3600                    1200 Main Street, Suite 3500
St. Louis, Missouri 63102-2750                    Kansas City, Missouri 64105


              Attorneys for Debtors and Debtors-in-Possession

Dated:  October 31, 2003

                             TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I  DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND
           GOVERNING LAW......................................................1
     1 1   "Administrative Claim".............................................1
     1.2   "Allowed" .........................................................1
     1.3   "Allowed Class ... Claim"..........................................2
     1.4   "Allowed Class ... Interest".......................................2
     1.5   "Allowed Interest".................................................2
     1.6   "Available Cash"...................................................2
     1.7   "Ballot"...........................................................2
     1.8   "Bankruptcy Code"..................................................2
     1.9   "Bankruptcy Committees"............................................2
     1.10  "Bankruptcy Court".................................................2
     1.11  "Bankruptcy Rules".................................................2
     1.12  "Bar Date(s).......................................................3
     1.13  "Beneficiaries"....................................................3
     1.14  "Benefited Debtors"................................................3
     1.15  "Bondholder Transaction Fee".......................................3
     1.16  "Bondholders' Committee"...........................................3
     1.17  "Business Day".....................................................3
     1.18  "Cash".............................................................3
     1.19  "Chapter 11 Case"..................................................3
     1.20  "Claim"............................................................3
     1.21  "Class"............................................................3
     1.22  "Class 11 Distribution Pool".......................................3
     1.23  "Coffeyville Assets"...............................................3
     1.24  "Collateral".......................................................3
     1.25  "Committee Members"................................................3
     1.26  "Confirmation".....................................................3
     1.27  "Confirmation Date"................................................3
     1.28  "Confirmation Hearing'.............................................3
     1.29  "Confirmation Order"...............................................4
     1.30  "Convenience Claim.................................................4
     1.31  "Creditor".........................................................4
     1.32  "Creditor Transaction Fee".........................................4
     1.33  "Creditors' Committee" ............................................4
     1.34  "Cure".............................................................4
     1.35  "Debtor" ..........................................................4
     1.36  "Debtors"..........................................................4
     1.37  "Demand Certificates"..............................................4
     1.38  "Demand Certificates Claim"........................................4
     1.39  "DIP Credit Agreement".............................................4
     1.40  "DIP Loan Claims"..................................................4
     1.41  "Disclosure Statement".............................................4
     1.42  "Disputed Claim"...................................................5
     1.43  "Disputed Claim Amount"............................................5
     1.44  "Disputed Claims Reserve"..........................................5
     1.45  "Disputed Interest"................................................5
     1.46  "Disputed Interest Amount".........................................5
     1.47  "Distribution Record Date".........................................5
     1.48  "Effective Date"...................................................5
     1.49  "Entity"...........................................................6
     1.50  "Ernst & Young"....................................................6
     1.51  "Estate(s)"........................................................6
     1.52  "Face Amount"......................................................6
     1.53  "Final Distribution Date"..........................................6
     1.54  "Final Order"......................................................6
     1.55  "Foods"............................................................6
     1.56  "General Unsecured Claim"..........................................6
     1.57  "Houlihan Lokey"...................................................6
     1.58  "Impaired".........................................................6
     1.59  "Indenture Trustees"...............................................6
     1.60  "Industrial Revenue Bonds".........................................6
     1.61  "Industries".......................................................7
     1.62  "Industries Common Shares".........................................7
     1.63  "Industries Distribution Pool".....................................7
     1.64  "Industries Preferred Shares"......................................7
     1.65  "Industries Retained Assets".......................................7
     1.66  "Initial Distribution Date"........................................7
     1.67  "Insurance Claim"..................................................7
     1.68  "Intercompany Advances"............................................7
     1.69  "Intercompany Claim"...............................................7
     1.70  "Interest".........................................................7
     1.71  "IRB Indentures"...................................................7
     1.72  "KERIT Plan".......................................................7
     1.73  "Lender"...........................................................7
     1.74  "Lien".............................................................8
     1.75  "Liquidating Trust"................................................8
     1.76  "Liquidating Trust Administrative Reserve".........................8
     1.77  "Liquidating Trust Agreement"......................................8
     1.78  "Liquidating Trust Assets".........................................8
     1.79  "Liquidating Trustee"..............................................8
     1.80  "Litigation Claims"................................................8
     1.81  "Loan Documents"...................................................8
     1.82  "Management Agreement".............................................8
     1.83  "Minority Foods Shares"............................................8
     1.84  "Non-Debtor Subsidiaries"..........................................8
     1.85  "Objection Deadline"...............................................8
     1.86  "Old Common Shares"................................................9
     1.87  "Old Preferred Shares".............................................9
     1.88  "Old Securities"...................................................9
     1.89  "Old Stock Options"................................................9
     1.90  "Old Warrants".....................................................9
     1.91  "Other Priority Claim".............................................9
     1.92  "Other Secured Claim" .............................................9
     1.93  "PBGC".............................................................9
     1.94  "PBGC Claims" .....................................................9
     1.95  "Person" ..........................................................9
     1.96  "Petition Date" ...................................................9
     1.97  "Pipeline".........................................................9
     1.98  "Plan".............................................................9
     1.99  "Plan Exhibit"....................................................10
     1.100 "Plan Rate" ......................................................10
     1.101 "Pork Business"...................................................10
     1.102 "Post-Confirmation Committee".....................................10
     1.103 "Pre-Petition Credit Agreement"...................................10
     1.104 "Priority Tax Claim" .............................................10
     1.105 "Pro Rata" .......................................................10
     1.106 "Professional"....................................................10
     1.107 "Professional Fee Claim"..........................................10
     1.108 "Register"........................................................10
     1.109 "Reimbursement Right".............................................10
     1.110 "Reinstated" or "Reinstatement"...................................10
     1.111 "Reorganized Industries"..........................................11
     1.112 "Schedules".......................................................11
     1.113 "Secured Claim"...................................................11
     1.114 "Secured Lender Claims"...........................................11
     1.115 "SF Phosphates Interest"..........................................11
     1.116 "SFA".............................................................11
     1.117 "Subordinated Certificates".......................................11
     1.118 "Subordinated Certificates Claim".................................12
     1.119 "Subordinated Claims".............................................12
     1.120 "Subsequent Distribution Date"....................................12
     1.121 "Subsidiaries"....................................................12
     1.122 "Subsidiary Debtors"..............................................12
     1.123 "Subsidiary Interests"............................................12
     1.124 "Substantial Contribution Claim"..................................12
     1.125 "Tax Distribution"................................................12
     1.126 "Transferred Assets"..............................................12
     1.127 "Transportation"..................................................12
     1.128 "Trust Indentures"................................................12
     1.129 "Unimpaired"......................................................13
     1.130 "Voting Record Date"..............................................13

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS............................14
     2.1   Class 1 (Other Priority Claims)...................................14
     2.2   Class 2 (Secured Lender Claims)...................................14
     2.3   Class 3 (Other Secured Claims)....................................14
     2.4   Class 4 (Demand Certificates Claims)..............................15
     2.5   Class 5 (Subordinated Certificates Claims)........................15
     2.6   Class 6 (Convenience Claims against Industries)...................15
     2.7   Class 7 (General Unsecured Claims against Industries).............15
     2.8   Class 8 (Industries Preferred Shares).............................15
     2.9   Class 9 (Industries Common Shares)................................15
     2.10  Class 10 (General Unsecured Claims against Foods).................15
     2.11  Class 11 (Old Securities of Foods)................................15
     2.12  Class 12 (General Unsecured Claims against Transportation)........15
     2.13  Class 13 (Old Securities of Transportation).......................15
     2.14  Class 14 (General Unsecured Claims against SFA)...................15
     2.15  Class 15 (Old Securities of SFA)..................................15
     2.16  Class 16 (General Unsecured Claims against Pipeline)..............16
     2.17  Class 17 (Old Securities of Pipeline).............................16
     2.18  Class 18 (Intercompany Claims)....................................16
     2.19  Class 19 (Subordinated Claims)....................................16

ARTICLE III TREATMENT OF CLAIMS AND INTERESTS................................16

     3.1   Unclassified Claims...............................................16
     3.2   Class 1 (Other Priority Claims)...................................17
     3.3   Class 2 (Secured Lender Claims)...................................17
     3.4   Class 3 (Other Secured Claims)....................................18
     3.5   Class 4 (Demand Certificates Claims)..............................18
     3.6   Class 5 (Subordinated Certificates Claims)........................18
     3.7   Class 6 (Convenience Claims against Industries)...................19
     3.8   Class 7 (General Unsecured Claims against Industries).............19
     3.9   Class 8 (Industries Preferred Shares).............................19
     3.10  Class 9 (Industries Common Shares)................................19
     3.11  Class 10 (General Unsecured Claims against Foods).................20
     3.12  Class 11 (Old Securities of Foods)................................20
     3.13  Class 12 (General Unsecured Claims against Transportation)........20
     3.14  Class 13 (Old Securities of Transportation).......................20
     3.15  Class 14 (General Unsecured Claims against SFA)...................20
     3.16  Class 15 (Old Securities of SFA)..................................21
     3.17  Class 16 (General Unsecured Claims against Pipeline)..............21
     3.18  Class 17 (Old Securities of Pipeline).............................21
     3.19  Class 18 (Intercompany Claims)....................................21
     3.20  Class 19 (Subordinated Claims)....................................21
     3.21  Reservation Of Rights Regarding Claims............................22

     ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN..........................22
     4.1   Impaired Classes Of Claims And interests Entitled To Vote.........22
     4.2   Acceptance By An Impaired Class...................................22
     4.3   Presumed Acceptances..............................................22
     4.4   Summary of Classes Voting On The Plan.............................22
     4.5   Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code...22

     ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN..........................23
     5.1   Continued existence Of The Debtors; Vesting Of Assets.............23
     5.2   Funding For The Plan..............................................24
     5.3   Accounts..........................................................25
     5.4   Liquidating Trust; Liquidating Trustee............................25
     5.5   Post-Confirmation Committee.......................................26
     5.6   Effectuating Documents; Further Transactions......................27
     5.7   Exemption From Certain Transfer Taxes.............................27
     5.8   Releases And Related Matters......................................27
     5.9   Closing Of The Chapter 11 Case....................................28
     5.10  Rights of Action..................................................28
     5.11  Retiree Benefits..................................................29
     5.12  Establishment of Class 11 Distribution Pool.......................29

     ARTICLE VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES........29
     6.1   Rejected Executory Contracts And Unexpired Leases.................29
     6.2   Rejection Damagers Bar Date.......................................30
     6.3   Assumed Executory Contracts And Unexpired Leases..................30
     6.4   Payments Related To Assumed Executory Contracts And
           Unexpired Leases..................................................30

     ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS..........................31
     7.1   Distributions.....................................................31
     7.2   Interest On Claims................................................31
     7.3   Means Of Cash Payment.............................................31
     7.4   Distributions on the Initial Distribution Date....................31
     7.5   Distributions on a Subsequent Distribution Date...................32
     7.6   Distributions on the Final Distribution Date......................32
     7.7   Delivery Of Distributions; Undeliverable Distributions............33
     7.8   Tender Of Securities And Instruments; Cancellation of Trust
           Indentures........................................................33
     7.9   Withholding And Reporting Requirements............................34
     7.10  Setoffs...........................................................34
     7.11  No Recourse.......................................................35
     7.12  Transactions On Business Days.....................................35
     7.13  No Distribution In Excess Of Allowed Amount Of Claim..............35
     7.14  Intercompany Advances.............................................35

     ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
     UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO..............36
     8.1   Prosecution Of Objections To Claims...............................36
     8.2   Treatment Of Disputed Claims; Disputed Claims Reserves............36
     8.3   Estimation........................................................36

     ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
     OF THE PLAN.............................................................37
     9.1   Conditions To Effective Date......................................37
     9.2   Waiver Of Conditions..............................................38
     9.3   Notice of Effective Date..........................................38

     ARTICLE X RETENTION OF JURISDICTION.....................................38

     ARTICLE XI MISCELLANEOUS PROVISIONS.....................................40
     11.1  Deadline For Filing Professional Fee Claims; Objections To
           Professional Fee Claims...........................................40
     11.2  Deadline For Filing Administrative Claims; Objections To
           Administrative Claims.............................................40
     11.3  Payment Of Statutory Fees.........................................40
     11.4  Modifications And Amendments......................................40
     11.5  Severability Of Plan Provisions...................................41
     11.6  Successors And Assigns............................................41
     11.7  No Discharge......................................................41
     11.8  Release Of Assets.................................................41
     11.9  Exculpation And Limitation Of Liability...........................42
     11.10 Binding Effect....................................................43
     11.11 Revocation, Withdrawal, Or Non-Consummation.......................43
     11.12 Plan Exhibits.....................................................43
     11.13 Notices...........................................................43
     11.14 Dissolution Of The Bankruptcy Committees..........................45
     11.15 Term Of Injunction Or Stays.......................................45
     11.16 Headings..........................................................45

                               INTRODUCTION

     Farmland Industries, Inc., Farmland Foods, Inc., Farmland Transportation, Inc., SFA, Inc. and Farmland Pipe Line Company (collectively, the "Debtors") hereby propose the following second amended joint plan of reorganization, as modified (as may be further amended or modified, the "Plan") for the resolution of their outstanding creditor Claims (as defined herein) and equity Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the Debtors' history, businesses, properties, results of operations, risk factors, a summary and analysis of the Plan, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

     All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Fed. R. Bankr. P. 3019 and Article XI, including Section 11.4 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                 ARTICLE I
                   DEFINITIONS, RULES OF INTERPRETATION,
                   COMPUTATION OF TIME AND GOVERNING LAW

     A.   SCOPE OF DEFINITIONS, RULES OF CONSTRUCTION
          -------------------------------------------

     For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

     B.   DEFINITIONS
          -----------

     1.1 "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in section 503(6) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, commissions, severance payments or other compensation for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. 5 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

     1.2 "ALLOWED" means, with regard to any Claim other than an Administrative Claim, a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date,
(i) no proof of Claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is listed on the Schedules, other than a Claim that is listed on the Schedules as zero, in an unknown amount, or as disputed, or (c) for which a proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed by the Objection Deadline or by such other applicable period of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any and all objections to its allowance have been settled or withdrawn or have been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan. With regard to an Administrative Claim, `Allowed" means an Administrative Claim, or any portion thereof, (a) incurred or arising after the Petition Date and prior to the Effective Date, (b) as to which a request for payment has been timely filed with the Bankruptcy Court in a liquidated amount, and as to which either (i) no objection to its allowance has been filed by the Objection Deadline or by such other applicable period of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or
(ii) any and all objections to its allowance have been settled or withdrawn or have been denied by a Final Order.

     1.3 "ALLOWED CLASS ... CLAIM" means an Allowed Claim in the particular Class described.

     1.4 "ALLOWED CLASS ... INTEREST" means an Allowed Interest in the particular Class described.

     1.5 "ALLOWED INTEREST" means an Interest that (a) is registered as of the Distribution Record Date in a stock register maintained by or on behalf of the Debtors and (b) is not a Disputed Interest.

     1.6 "AVAILABLE CASH" means all Cash of each separate Estate (other than the proceeds of Collateral securing any Allowed Secured Claim) from and after the Effective Date that is not subject to any Reimbursement Right, less the amount of Cash deposited or to be deposited, from time to time, into (i) the Liquidating Trust Administrative Reserve, (ii) the Disputed Claims Reserves, and (iii) any other reserves established under the Plan or the Liquidating Trust Agreement, which Cash shall be maintained separately with respect to each Estate.

     1.7 "BALLOT" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Article IV of the Plan, in connection with the solicitation of acceptances of the Plan. 1.8 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. 55 101-1330, as now in effect or hereafter amended. 1.9 "Bankruptcy Committees" means, collectively, the Bondholders' Committee and the Creditors' Committee.

     1.10 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Western District of Missouri or such other court as may have jurisdiction over the Chapter 11 Case.

     1.11 "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

     1.12 "BAR DATE(S)" means the date(s) designated by the Bankruptcy Court as the last date(s) for filing proofs of Claim or Interest against the Debtors.

     1.13 "BENEFICIARIES" means the holders of Allowed Claims and Allowed Class 11 Interests that are beneficiaries of the Liquidating Trust.

     1.14 "BENEFITED DEBTORS" has the meaning set forth in Section 7.14 of the Plan.

     1.15 "BONDHOLDER TRANSACTION FEE" means the "completion fee" payable to Ernst & Young pursuant to the agreement between the Bondholders' Committee and Ernst &Young. 1.16 "Bondholders' Committee" means the official committee of bondholders appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case. 1.17 "Business Day" means any day except for Saturday, Sunday or a "legal holiday" (as defined in Fed. R. Bankr. P. 9006(a)). 1.18 "Cash" means legal tender of the United States or equivalents thereof.

     1.19 "CHAPTER 11 CASE" means the jointly administered Chapter 11 cases of the Debtors.

     1.20 "CLAIM" means a "claim" against the Debtors, or any of them, whether or not asserted, as defined in section 101 of the Bankruptcy Code.

     1.21 "CLASS" means a category of holders of Claims or Interests, as described in Article II of the Plan.

     1.22 "CLASS 11 DISTRIBUTION POOL" has the meaning set forth in Section
5.12 of the Plan.

     1.23 "COFFEYVILLE ASSETS" means all of the assets associated with the following, including, without limitation, the executory contracts and unexpired leases listed on Plan Exhibit E: (i) a petroleum refinery owned by Industries in Coffeyville, Kansas; (ii) a fertilizer production facility owned by Industries in Coffeyville, Kansas; (iii) a petroleum refinery owned by Industries in Phillipsburg, Kansas; and (iv) a petroleum pipeline system related to Industries' refining operations.

     1.24 "COLLATERAL" means any property or interest in the property of an Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.25 "COMMITTEE MEMBERS" has the meaning set forth in Section 5.5 of the Plan.

     1.26 "CONFIRMATION" means entry by the Bankruptcy Court of the Confirmation Order.

     1.27 "CONFIRMATION DATE" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

     1.28 "CONFIRMATION HEARING" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

     1.29 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan.

     1.30 "CONVENIENCE CLAIM" means any Claim that otherwise would be an Allowed Class 7 Claim in an amount equal to or less than $1,000.

     1.31 "CREDITOR" means any Entity who holds a Claim against any of the Debtors.

     1.32 "CREDITOR TRANSACTION FEE" means the "success fee" payable to Houlihan Lokey pursuant to the agreement between the Creditors' Committee and Houlihan Lokey.

     1.33 "CREDITORS' COMMITTEE" means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

     1.34 "CURE" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable nonbankruptcy law.

     1.35 "DEBTOR" means any of the Debtors.

     1.36 "DEBTORS" means Farmland Industries, Inc., Farmland Foods, Inc., Farmland Transportation, Inc., SFA Inc. and Farmland Pipe Line Company, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

     1.37 "DEMAND CERTIFICATES" means: (a) Demand Loan Certificates dated November 20, 1981 with an original authorized principal amount of $500,000,000.00; and (b) Demand Loan Certificates dated December 4, 1997 issuable in Series with an unlimited authorized aggregate principal amount.
1.38 "Demand Certificates Claim" means a Claim arising out of or related to the Demand Certificates. 1.39 "DIP Credit Agreement" means the First Amended and Restated Debtor-InPossession Credit Agreement and Adequate Protection Stipulation dated as of June 5, 2002, together with any amendments, by and among Industries and Foods, as borrowers, the financial institutions party thereto, as lenders, and Deutsche Bank Trust Company Americas, as administrative agent.

     1.40 "DIP LOAN CLAIMS" means the Allowed Claims held by those certain financial institutions participating under the DIP Credit Agreement, which Claims constitute superpriority Administrative Claims senior to all other Claims and are secured by Liens on substantially all of the assets of the Debtors.

     1.41 "DISCLOSURE STATEMENT" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017.

     1.42 "DISPUTED CLAIM" means, with respect to a Claim, such Claim or any portion thereof that is not an Allowed Claim, and includes, without limitation, Claims (other than Allowed Claims) that (a) have not been listed on the Schedules or have been listed on the Schedules at zero, or as contingent, unliquidated or disputed, or (b) are the subject to an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

     1.43 "DISPUTED CLAIM AMOUNT" means (a) if a liquidated amount is set forth in a timely filed proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors or the Liquidating Trustee, as the case may be, and the holder of such Disputed Claim; or
(iii) if a request for estimation is filed by the Debtors or the Liquidating Trustee, as the case may be, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors or the Liquidating Trustee, as the case may be, and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero; or (d), with respect to a Disputed Administrative Claim, the liquidated amount set forth in any request for payment relating to the Disputed Administrative Claim.

     1.44 "DISPUTED CLAIMS RESERVE" means, in the event there exists any Disputed Claims on or after the Effective Date, Cash reserved by the Liquidating Trustee in separate interest-bearing accounts for the following: (i) Disputed Administrative Claims asserted against each Debtor;
(ii) Disputed Priority Tax Claims asserted against each Debtor; and (iii) Disputed Claims in each Class for which distributions are contemplated by the Plan; all in accordance with the provisions of the Plan and the Liquidating Trust Agreement and to be maintained under the Plan and the Liquidating Trust Agreement. 1.45 "Disputed Interest" means an Interest, or any portion thereof, that is not an Allowed Interest and includes, without limitation, Interests (other than Allowed Interests) that (a) are not listed in the Schedules or are listed in the Schedules as contingent, unliquidated or disputed, or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

     1.46 "DISPUTED INTEREST AMOUNT" means, with respect to a Disputed Interest, the number of shares set forth in a timely filed proof of Interest. 1.47 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

     1.48 "EFFECTIVE DATE" means the Business Day on which all conditions to the consummation of the Plan as set forth in Section 9.1 of the Plan have been satisfied or waived as provided in Article IX of the Plan and is the effective date of the Plan.

     1.49 "ENTITY" has the meaning set forth in section 101 of the Bankruptcy Code and also means, without limitation, a Person, joint venture, trust, estate, unincorporated association or organization, limited liability company, governmental entity or political subdivision, agency or representative thereof, or any other entity. 1.50 "Ernst & Young" means Ernst & Young Corporate Finance, in their capacity as Professionals for the Bondholders' Committee.

     1.51 "ESTATE(S)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.

     1.52 "FACE AMOUNT" means (a) when used in reference to a Disputed Claim, the Disputed Claim Amount, and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

     1.53 "FINAL DISTRIBUTION DATE" has the meaning set forth in Section
7.6 of the Plan.

     1.54 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and (unless the Debtors, in compliance with Section
9.2 of the Plan, or the Liquidating Trustee, in its sole discretion, shall have waived the requirement therefor) as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     1.55 "FOODS" means Farmland Foods, Inc.

     1.56 "GENERAL UNSECURED CLAIM" means a Claim against any of the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Lender Claim, Other Secured Claim, Convenience Claim, Intercompany Claim or Subordinated Claim, and does not include any Reimbursement Right.

     1.57 "HOULIHAN LOKEY" means Houlihan Lokey Howard and Zukin Financial Advisors, Inc., in their capacity as Professionals for the Creditors' Committee.

     1.58 "IMPAIRED" means, when used with reference to a Claim or Interest, a Claim or Interest that is "impaired" within the meaning of section 1124 of the Bankruptcy Code.

     1.59 "INDENTURE TRUSTEES" means each of the trustees under the Trust Indentures and the IRB Indentures.

     1.60 "INDUSTRIAL REVENUE BONDS" means: (a) Taxable Industrial Revenue Bond, Series 1999 of Kansas City, Missouri dated August 1, 1999 in the original principal amount of $40,000,000.00; (b) City of Galveston, Texas, Special Contract Revenue Bonds, Series 1977, in the original principal amount of $26,000,000; (c) City of Galveston, Texas, Special Contract Refunding Revenue Bonds (Farmland Industries, Inc. Project), Series 1998, in the original principal amount of $8,500,000; (d) City of Coffeyville, Kansas, Taxable Industrial Revenue Bonds, Series A, 1997 (Farmland Industries, Inc.) in the aggregate original principal amount of $255,110,000; and (e) City of Coffeyville, Kansas Subordinated Taxable Industrial Revenue Bonds, Series B, 1997 (Farmland Industries, Inc.) in the aggregate original principal amount of $10,520,000.

     1.61 "INDUSTRIES" means Farmland Industries, Inc.

     1.62 "INDUSTRIES COMMON SHARES" means the Old Common Shares of Industries (including, without limitation, common stock, associate member common stock and capital credits of Industries), the Old Stock Options of Industries and the Old Warrants.

     1.63 "INDUSTRIES DISTRIBUTION POOL" means all Available Cash in the Estate of Industries after all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 6 Claims and all Intercompany Advances payable by Industries have been (i) Allowed and paid or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) Disputed and sufficient Cash reserved in a Disputed Claims Reserve, (iii) disallowed or (iv) withdrawn.

     1.64 "INDUSTRIES PREFERRED SHARES" means the Old Preferred Shares of Industries.

     1.65 "INDUSTRIES RETAINED ASSETS" means those assets of Industries and/or Foods identified on Plan Exhibit C, which assets shall be retained by and vested in Reorganized Industries on the Effective Date; provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date upon prior consent of the Bankruptcy Committees, to amend Plan Exhibit C to delete any assets therefrom or add any assets thereto and to provide notice of any such amendments to the Bankruptcy Court.

     1.66 "INITIAL DISTRIBUTION DATE" has the meaning set forth in Section
7.5 of the Plan.

     1.67 "Insurance Claim" means the insurance claim arising under a $500 million blanket insurance policy that relates to the damage and/or destruction of buildings, equipment and inventory located at Foods' Albert Lea, Minnesota meat processing facility.

     1.68 "INTERCOMPANY ADVANCES" has the meaning set forth in Section 7.14 of the Plan.

     1.69 "Intercompany Claim" means any Claim by a Debtor against another Debtor that was incurred or arose prior to the Petition Date.

     1.70 "INTEREST" means (a) the legal, equitable, contractual and other rights of any Entity (including any 401 (k) plan or plan participant) with respect to Old Securities of the Debtors, and (b) the legal, equitable, contractual or other rights of any Entity to acquire or receive any of the foregoing.

     1.71 "IRB INDENTURES" means the trust indentures for each of the Industrial Revenue Bonds.

     1.72 "KERIT Plan" means the Key Employee Retention and Incentive Target Plan approved by the Bankruptcy Court by order dated November 4, 2002.

     1.73 "Lender" means a "Lender" as defined in the Pre-Petition Credit Agreement.

     1.74 "LIEN" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

     1.75 "LIQUIDATING TRUST" means the trust created pursuant to Section
5.4 of the Plan and evidenced by the Liquidating Trust Agreement.

     1.76 "LIQUIDATING TRUST ADMINISTRATIVE RESERVE" has the meaning set forth in the Liquidating Trust Agreement.

     1.77 "LIQUIDATING TRUST AGREEMENT" means the trust agreement establishing the Liquidating Trust, substantially in the form attached hereto as Plan Exhibit A, which shall be approved in the Confirmation Order and entered into by the Debtors and the Liquidating Trustee on the Effective Date pursuant to the terms of the Plan; provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date with the consent of the Bankruptcy Committees, to amend Plan Exhibit A and to provide notice of any such amendments to the Bankruptcy Court. All of the terms and conditions of the Liquidating Trust Agreement are incorporated into the Plan and are subject to the terms and provisions of the Plan.

     1.78 "LIQUIDATING TRUST ASSETS" has the meaning set forth in the Liquidating Trust Agreement.

     1.79 "LIQUIDATING TRUSTEE" has the meaning set forth in the Liquidating Trust Agreement.

     1.80 "LITIGATION CLAIMS" means the claims, rights, causes of action, defenses, counterclaims, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors, the Estates or the Bankruptcy Committees may hold or assert against any non-Debtor Entity, including, without limitation, all claims, rights of action, suits and proceedings under Chapter 5 of the Bankruptcy Code; provided, however, that "Litigation Claims" shall not include any Industries Retained Assets or Transferred Assets.

     1.81 "Loan Documents" means the "Loan Documents" as defined in the Pre-Petition Credit Agreement.

     1.82 "MANAGEMENT AGREEMENT" means the agreement, if any, entered into by the Liquidating Trustee and Reorganized Industries on the Effective Date pursuant to the terms of the Plan and the Liquidating Trust Agreement, substantially in the form to be filed with the Bankruptcy Court prior to the commencement of the Confirmation Hearing. All of the terms and conditions of the Management Agreement are subject to the terms and provisions of the Plan.

     1.83 "MINORITY FOODS SHARES" means the Old Securities of Foods held by an Entity other than Industries.

     1.84 "NON-DEBTOR SUBSIDIARIES" means, collectively, the direct and indirect subsidiaries of Industries which have not commenced Chapter 11 cases and thus are not Debtors.

     1.85 "OBJECTION DEADLINE" means the last day for filing objections to Disputed Claims (other than Disputed Professional Fee Claims) or Disputed Interests, which day shall be 180 days after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Liquidating Trustee.

     1.86 "OLD COMMON SHARES" means the common shares of any of the Debtors issued and outstanding as of the Petition Date, including, without limitation, any patronage dividends issued to members, associate members and/or patrons of any Debtor in the form of common stock, associate member common stock or capital credits.

     1.87 "OLD PREFERRED SHARES" means the preferred shares of any of the Debtors issued and outstanding as of the Petition Date.

     1.88 "OLD SECURITIES" means, collectively, the Old Common Shares, the Old Preferred Shares, the Old Warrants and the Old Stock Options of any of the Debtors.

     1.89 "OLD STOCK OPTIONS" means the outstanding options to purchase Old Common Shares or Old Preferred Shares of any of the Debtors issued and outstanding as of the Petition Date.

     1.90 "OLD WARRANTS" means the warrants issued to former patrons of SF Services, Inc. in conjunction with the merger of Industries and SF Services, Inc. that entitled the holder to convert such warrants to Old Common Shares of Industries if certain product purchases were made by such patron from Industries during the seven year period following such merger.

     1.91 "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

     1.92 "OTHER SECURED CLAIM" means a Secured Claim against any of the Debtors, as the case may be, other than the Secured Lender Claims, including, without limitation, (i) Secured Claims arising under or in connection with any Industrial Revenue Bonds and that remain unpaid obligations of the Debtors as of the Effective Date, and (ii) mechanics', materialmans', artisans' and similar type liens that constitute Secured Claims.

     1.93 "PBGC" means Pension Benefit Guaranty Corporation.

     1.94 "PBGC CLAIMS" means any and all Claims of the PBGC against the Debtors arising from or related to pension plan termination, unfunded benefit liability and/or unpaid premiums and any and all Claims of the PBGC on behalf of any pension plans administered by the Debtors for due and unpaid minimum funding contributions under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1301-1461.

     1.95 "PERSON" means a "person" as defined in section 101 of the Bankruptcy Code.

     1.96 "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

     1.97 "PIPELINE" means Farmland Pipe Line Company.

     1.98 "PLAN" means this Chapter 11 reorganization plan and all exhibits and schedules attached hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

     1.99 "PLAN EXHIBIT" means any exhibit or schedule attached hereto.

     1.100 "PLAN RATE" means the federal judgment rate established under 28 U.S.C. ss. 1961 as of the Petition Date.

     1.101 "PORK BUSINESS" means the Debtors' pork processing operations, including, without limitation, substantially all of the assets of Foods.

     1.102 "POST-CONFIRMATION COMMITTEE" has the meaning set forth in
Section 5.5 of the Plan.

     1.103 "PRE-PETITION CREDIT AGREEMENT" means the Credit Agreement, dated as of February 7, 2002, by and among Industries and Foods, as borrowers, the financial institutions party thereto, as lenders, CoBank ACB and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., as co-syndication agents, Harris Trust & Savings Bank and U.S. Bank National Association, as co-documentation agents, and Deutsche Bank Trust Company Americas, as administrative agent.

     1.104 "PRIORITY TAX CLAIM" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     1.105 "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim (or the number of shares representing an Interest) in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class (or the aggregate number of shares (including Disputed Interests) representing such Class of Interests), unless the Plan provides otherwise; provided, however, that with respect to the Industries Distribution Pool, "Pro Rata" means with respect to a Claim in Class 4, Class 5 or Class 7, the proportion that the Face Amount of a Claim in Class 4, Class 5 or Class 7 bears to the aggregate Face Amount of all Claims (including Disputed Claims) in Classes 4, 5 and 7.

     1.106 "PROFESSIONAL" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

     1.107 "PROFESSIONAL FEE CLAIM" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

     1.108 "REGISTER" has the meaning set forth in the Liquidating Trust Agreement.

     1.109 "REIMBURSEMENT RIGHT" has the meaning set forth in Section 7.14 of the Plan.

     1.110 "REINSTATED" OR "REINSTATEMENT" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

     1.111 "REORGANIZED INDUSTRIES" means Industries, as reorganized on and after the Effective Date.

     1.112 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

     1.113 "SECURED CLAIM" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     1.114 "SECURED LENDER CLAIMS" means the Claims of the Lenders arising under or as a result of the Pre-Petition Credit Agreement and the Loan Documents.

     1.115 "SF PHOSPHATES INTEREST" means Industries' ownership interest in SF Phosphates, Limited Company.

     1.116 "SFA" means SFA, Inc.

     1.117 "SUBORDINATED CERTIFICATES" means: (a) 5 Year Subordinated Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (b) 10 Year Subordinated Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (c) 20 Year Subordinated Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, with an original authorized principal amount of $500,000,000.00; (d) 10 Year Subordinated Monthly Income Capital Investment Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated November 20, 1985, with an original authorized principal amount of $500,000,000.00; (e) 10 Year Subordinated Individual Retirement Account Certificates issued under the Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated November 20, 1985, with an original authorized principal amount of $500,000,000.00; (f) 5 Year Subordinated Monthly Income Capital Investment Certificates issued under the Indenture dated November 11, 1985, with an original authorized principal amount of $500,000,000.00; and (g) Series A through Series H Subordinated Debenture Bonds issued under a Subordinated Indenture dated December 4, 1997, with an unlimited authorized aggregate principal amount.

     1.118 "SUBORDINATED CERTIFICATES CLAIM" means a Claim arising out of or related to the Subordinated Certificates.

     1.119 "SUBORDINATED CLAIMS" means any Claim arising from, related to or on account of any Old Security of Industries that is subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security of Industries, any Claim for damages arising from the purchase or sale of an Old Security of Industries, any Claim for reimbursement, contribution or indemnification on account of any such Claim, or any Claim arising out of or related to the rejection of Old Warrants.

     1.120 "SUBSEQUENT DISTRIBUTION DATE" has the meaning set forth in
Section 7.5 of the Plan.

     1.121 "SUBSIDIARIES" mean, collectively, the Subsidiary Debtors and the Non-Debtor Subsidiaries.

     1.122 "SUBSIDIARY DEBTORS" means, collectively, Farmland Foods, Inc., Farmland Transportation, Inc., SFA, Inc. and Farmland Pipe Line Company.

     1.123 "SUBSIDIARY INTERESTS" means, collectively, the issued and outstanding shares of common stock of the Subsidiary Debtors directly or indirectly owned by Industries, as of the Petition Date.

     1.124 "SUBSTANTIAL CONTRIBUTION CLAIM" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or (5) of the Bankruptcy Code.

     1.125 "TAX DISTRIBUTION" has the meaning set forth in Section 1.1 of the Liquidating Trust Agreement.

     1.126 "TRANSFERRED ASSETS" means those assets of the Debtors identified on Plan Exhibit D, which assets shall be transferred as provided in Section 5.1(d) of the Plan; provided, however, that the Debtors reserve their right, at any time prior to the Effective Date, upon prior consent of the Bankruptcy Committees, to amend Plan Exhibit D to delete any assets therefrom, add any assets thereto or modify any other information contained thereon and to provide notice of any such amendments to the Bankruptcy Court.

     1.127 "TRANSPORTATION" means Farmland Transportation, Inc.

     1.128 "TRUST INDENTURES" means: (a) Indenture dated November 20, 1981, as amended January 4, 1982, providing for the issuance of demand loan certificates; (b) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 5 Year Subordinated Capital Investment Certificates; (c) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 10 Year Subordinated Capital Investment Certificates; (d) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated December 3, 1991, providing for the issuance of 20 Year Subordinated Monthly Income Capital Investment Certificates; (e) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated November 20, 1985, providing for the issuance of 10 Year Subordinated Monthly Income Capital Investment Certificates; (f) Indenture dated November 8, 1984, as amended by Amendment No. 1 dated January 3, 1985, as further amended by Amendment No. 2 dated November 20, 1985, providing for the issuance of 10 Year Subordinated Individual Retirement Account Certificates; (g) Indenture dated November 11, 1985, providing for the issuance of 5 Year Subordinated Monthly Income Capital Investment Certificates; (h) Indenture dated December 4, 1997, providing for the issuance of unsubordinated debt securities, including demand loan certificates; (i) Subordinated Indenture dated December 4, 1997, providing for the issuance of subordinated debt securities in series; and (j) the trust indentures for each issue of Industrial Revenue Bonds.

     1.129 "UNIMPAIRED" means, when used with reference to a Claim or Interest, a Claim or Interest that is not Impaired.

     1.130 "VOTING RECORD DATE" means the voting record date for voting to accept or reject the Plan, as determined by the Bankruptcy Court.

     C. RULES OF INTERPRETATION
        -----------------------

     For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein", "hereof", "hereunder", "hereto" and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and
(f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.    COMPUTATION OF TIME
      -------------------

     In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

E.    GOVERNING LAW
      -------------

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof. Nothing contained in this Section I.E is intended to, or shall, affect the substantive law otherwise applicable to the allowance or disallowance of a Claim or Interest or the rights granted to the Liquidating Trustee, including, without limitation, those rights granted pursuant to Section 5.10 of the Plan.

                                 ARTICLE II
                   CLASSIFICATION OF CLAIMS AND INTERESTS

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and DIP Loan Claims have not been classified, and the respective treatment of such unclassified claims is set forth in Section 3.1 of the Plan.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

     Although the PBGC previously filed the PBGC Claims against certain of the Debtors, all of the PBGC Claims will be resolved by the assumption of the liabilities associated with such Claims in connection with the sale of the Pork Business. No distributions will be made to the PBGC under the Plan.

     The Plan, though proposed jointly, constitutes separate plans proposed by each Debtor. Therefore, the classifications set forth below shall be deemed to apply separately (as appropriate) with respect to each such plan. Accordingly, each Debtor reserves the right to request confirmation of its separate plan in the event that such separate confirmation is necessary and appropriate for such Debtors and its creditors.

     2.1 CLASS 1 (OTHER PRIORITY CLAIMS)

          Class 1 consists of all Other Priority Claims.

     2.2 CLASS 2 (SECURED LENDER CLAIMS)

          Class 2 consists of all Secured Lender Claims.

     2.3 CLASS 3 (OTHER SECURED CLAIMS)

          Class 3 consists of all Other Secured Claims.

     2.4 CLASS 4 (DEMAND CERTIFICATES CLAIMS)

          Class 4 consists of all Demand Certificates Claims.

     2.5 CLASS 5 (SUBORDINATED CERTIFICATES CLAIMS)

          Class 5 consists of all Subordinated Certificates Claims.

     2.6 CLASS 6 (CONVENIENCE CLAIMS AGAINST INDUSTRIES)

          Class 6 consists of all Convenience Claims against Industries.

     2.7 CLASS 7 (GENERAL UNSECURED CLAIMS AGAINST INDUSTRIES)

          Class 7 consists of all General Unsecured Claims against
          Industries.

     2.8 CLASS 8 (INDUSTRIES PREFERRED SHARES)

          Class 8 consists of all Industries Preferred Shares.

     2.9 CLASS 9 (INDUSTRIES COMMON SHARES)

          Class 9 consists of all Industries Common Shares.

     2.10 CLASS 10 (GENERAL UNSECURED CLAIMS AGAINST FOODS)

          Class 10 consists of all General Unsecured Claims against Foods.

     2.11 CLASS 11 (OLD SECURITIES OF FOODS)

          Class 11 consists of all Old Securities of Foods.

     2.12 CLASS 12 (GENERAL UNSECURED CLAIMS AGAINST TRANSPORTATION)

          Class 12 consists of all General Unsecured Claims against Transportation.

     2.13 CLASS 13 (OLD SECURITIES OF TRANSPORTATION)

          Class 13 consists of all Old Securities of Transportation.

     2.14 CLASS 14 (GENERAL UNSECURED CLAIMS AGAINST SFA)

          Class 14 consists of all General Unsecured Claims against SFA.

     2.15 CLASS 15 (OLD SECURITIES OF SFA)

          Class 15 consists of all Old Securities of SFA.

     2.16 CLASS 16 (GENERAL UNSECURED CLAIMS AGAINST PIPELINE)

          Class 16 consists of all General Unsecured Claims against
          Pipeline.

     2.17 CLASS 17 (OLD SECURITIES OF PIPELINE)

          Class 17 consists of all Old Securities of Pipeline.

     2.18 CLASS 18 (INTERCOMPANY CLAIMS)

          Class 18 consists of all Intercompany Claims.

     2.19 CLASS 19 (SUBORDINATED CLAIMS)

          Class 19 consists of all Subordinated Claims.

                                ARTICLE III
                     TREATMENT OF CLAIMS AND INTERESTS

     3.1 UNCLASSIFIED CLAIMS

          (a)   Administrative Claims

     Except as otherwise provided for herein, and subject to the requirements of Sections 11.1-11.3 of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full and complete satisfaction of such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case and all liabilities and obligation of the Debtors under the KERIT Plan shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Notwithstanding the foregoing, (i) the Bondholder Transaction Fee shall be payable only from distributions otherwise payable to holders of Allowed Class 5 Claims and shall be paid prior to the payment of any distributions to holders of Allowed Class 5 Claims, and (ii) the Creditor Transaction Fee shall be payable only from distributions otherwise payable to holders of Allowed Class 7 Claims and shall be paid prior to the payment of any distributions to holders of Allowed Class 7 Claims.

          (b) Priority Tax Claims

     Except as otherwise provided for herein, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or
(iii) the date such Priority Tax Claim becomes payable pursuant to any agreement between a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and the holder of such Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full and complete satisfaction of such Allowed Priority Tax Claim (x) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing.

          (c) DIP Loan Claims

     If then outstanding on the Effective Date, the DIP Loan Claims shall be paid in full on the Effective Date according to the terms of the DIP Credit Agreement. Notwithstanding anything in the Plan to the contrary, the DIP Loan Claims shall have the superpriority status set forth in the orders authorizing and evidencing the DIP Loan Claims.

          (d) Fees and Expenses of the Indenture Trustees

     Without further order of the Bankruptcy Court, the Indenture Trustees shall be entitled to payment out of distributions otherwise payable to the holders of the Demand Certificates, the Subordinated Certificates or the Industrial Revenue Bonds (as applicable) of all properly documented unpaid fees and expenses for services rendered under the Trust Indentures and the IRB Indentures, including compensation, disbursements and expenses of agents and legal counsel to the Indenture Trustees in connection with the performance of their duties under the Trust Indentures and the IRB Indentures. Upon payment in full of such fees and expenses, any liens of the Indenture Trustees on current distributions to holders of Demand Certificates, Subordinated Certificates and Industries Revenue Bonds shall be released and extinguished.

     3.2   CLASS 1 (OTHER PRIORITY CLAIMS)

     On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date such Claim becomes an Allowed Class 1 Claim, or (iii) the date such Class 1 Claim becomes payable pursuant to any agreement between a Debtor (with the consent of the Bankruptcy Committees) or the liquidating Trustee, as the case may be, and the holder of such Class 1 Claim, each holder of an Allowed Class 1 Claim shall receive, in full and complete satisfaction of such Allowed Class 1 Claim (x) Cash equal to the unpaid portion of such Allowed Class 1 Claim or
(y) such other treatment as to which a Debtor (with the consent of the Bankruptcy Committees) or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing. The legal, equitable and contractual rights of the holders of Allowed Class 1 Claims are Unimpaired by the Plan.

     3.3   CLASS 2 (SECURED LENDER CLAIMS)

     On the Effective Date, the Allowed Secured Lender Claims, if any, shall be satisfied and paid in full in the amount of said Claims then outstanding. Net cash proceeds from Section 363 asset sales prior to the Confirmation Date shall be remitted for application against the Secured Lender Claims. The Secured Lender Claims, if any, outstanding on the Effective Date shall be paid in full in Cash from net cash proceeds from
Section 363 asset sales that occur after the Confirmation Date and prior to the Effective Date. Nothing in the Plan shall alter or affect any intermediate payments made by the Debtors to the Secured Lenders prior to the Effective Date. Class 2 is Unimpaired by the Plan.

     3.4   CLASS 3 (OTHER SECURED CLAIMS)

     Subject to the provisions of Section 3.1(d) of the Plan, on or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class 3 Claim shall receive one of the following distributions: (a) payment of such holder's Allowed Other Secured Claim in full in Cash; (b) the sale or disposition proceeds of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the Debtors' interest in such Collateral; (c) the surrender of the Collateral securing such Allowed Other Secured Claim to the holder of such Allowed Other Secured Claim; (d) the Reinstatement of such Allowed Other Secured Claim; or (e) such other distribution or treatment as may be ordered by the Bankruptcy Court or as shall be necessary to satisfy the requirements of the Bankruptcy Code. The manner and treatment of each Allowed Other Secured Claim shall be determined by the Liquidating Trustee in his sole and absolute discretion. Nothing in this Section 3.4 or elsewhere in the Plan shall preclude the Liquidating Trustee from challenging the validity of any alleged Lien on any asset of a Debtor or the value of such Collateral. The legal, equitable and contractual rights of the holders of Allowed Class 3 Claims are Unimpaired by the Plan.

     3.5 CLASS 4 (DEMAND CERTIFICATES CLAIMS)

     As of the Effective Date, all notes, instruments and other documents evidencing the Demand Certificates shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Demand Certificates evidenced thereby shall be extinguished. Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, until all Allowed Class 4 Claims have been paid in full (including payment of interest through the Effective Date at the rate provided in the Demand Certificates) less any amounts payable to the Indenture Trustee for the Demand Certificates pursuant to Section 3.1(d) of the Plan, each holder of an Allowed Class 4 Claim shall receive, in full and complete satisfaction of such Allowed Class 4 Claim, (i) its Pro Rata share of the Industries Distribution Pool plus (ii) its Pro Rata Share of the funds otherwise payable to holders of Allowed Class 5 Claims pursuant to clause (i) of the second sentence of Section 3.6 of the Plan less (iii) its Pro Rata share of any amounts payable to the Indenture Trustees for the Demand Certificates pursuant to Section 3.1(d) of the Plan. Class 4 is Impaired by the Plan.

     3.6   CLASS 5 (SUBORDINATED CERTIFICATES CLAIMS)

     As of the Effective Date, all notes, instruments and other documents evidencing the Subordinated Certificates shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Subordinated Certificates evidenced thereby shall be extinguished. Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 5 Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 5 Claim, (i) its Pro Rata share of the Industries Distribution Pool less (ii) its Pro Rata share of those funds required to be paid to holders of Allowed Class 4 Claims in accordance with clause (ii) of the second sentence of Section 3.5 of the Plan plus (iii) after all Allowed Class 4 Claims have been paid in full, its Pro Rata share of the funds otherwise payable to holders of Allowed Class 4 Claims pursuant to clause (i) of the second sentence of Section 3.5 of the Plan less (iv) its Pro Rata share of the Bondholder Transaction Fee less (v) its Pro Rata share of any amounts payable to the Indenture Trustees for the Subordinated Certificates pursuant to Section 3.1(d) of the Plan. Class 5 is Impaired by the Plan.

     3.7   CLASS 6 (CONVENIENCE CLAIMS AGAINST INDUSTRIES)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 6 Claim shall receive, in full and complete satisfaction of such Allowed Class 6 Claim, Cash equal to the amount of such Allowed Claim. Class 6 is Unimpaired by the Plan.

     3.8   CLASS 7 (GENERAL UNSECURED CLAIMS AGAINST INDUSTRIES)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 7 Claim shall receive, in full and complete satisfaction of such Allowed Class 7 Claim, its Pro Rata share of the Industries Distribution Pool less the Creditor Transaction Fee. Class 7 is Impaired by the Plan.

     3.9   CLASS 8 (INDUSTRIES PREFERRED SHARES)

     The Industries Preferred Shares shall be Reinstated on the Effective Date. Notwithstanding such Reinstatement and in accordance with applicable law, no distribution shall be made on account of the Industries Preferred Shares until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 6 Claims, all Class 7 Claims and all Class 18 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. Class 8 is Unimpaired by the Plan.

     3.10 CLASS 9 (INDUSTRIES COMMON SHARES)

     On the Effective Date (or such later date(s) as may be determined by Reorganized Industries with the consent of the Liquidating Trustee), (i) that amount of Industries Common Shares whose cancellation, in the Debtors' reasonable judgment, can be offset in full against appropriate losses and net operating losses shall be deemed canceled on a Pro Rata basis without further act or action under any applicable agreement, law, regulation, order or rule, and the Industries Common Shares evidenced thereby shall be extinguished, and (ii) any remaining Industries Common Shares shall be deemed Reinstated. Notwithstanding such Reinstatement and in accordance with applicable law, no distribution shall be made (or dividend paid) on account of any remaining Industries Common Shares until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 6 Claims, all Class 7 Claims, all Interests in Class 8 and all Class 18 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan Rate), or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan,
(ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. In accordance with and as provided by the Plan, any remaining Industries Common Shares shall be deemed to continue in effect and shall not be deemed canceled or extinguished under any other law or regulation. Class 9 is Impaired by the Plan.

     3.11  CLASS 10 (GENERAL UNSECURED CLAIMS AGAINST FOODS)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 10 Claim shall receive, in full and complete satisfaction of such Allowed Class 10 Claim, Cash equal to the amount of its Allowed Class 10 Claim plus interest at the Plan Rate from the Petition Date through the Effective Date. Class 10 is Impaired by the Plan; provided, however, that holders of Allowed Class 10 Claims that arise from the rejection of an executory contract or unexpired leases shall receive interest at the Plan Rate only from the date of such rejection through the Effective Date.

     3.12 CLASS 11 (OLD SECURITIES OF FOODS)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Foods shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the Old Securities of Foods evidenced thereby shall be extinguished. The holders of Allowed Class 11 Interests that constitute Minority Foods Shares shall receive their Pro Rata share of the Class 11 Distribution Pool. Class 11 is Impaired by the Plan.

     3.13 CLASS 12 (GENERAL UNSECURED CLAIMS AGAINST TRANSPORTATION)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 12 Claim shall receive, in full and complete satisfaction of such Allowed Class 12 Claim, Cash equal to the amount of its Allowed Class 12 Claim. Class 12 is Impaired by the Plan.

     3.14 CLASS 13 (OLD SECURITIES OF TRANSPORTATION)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Transportation shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Old Securities of Transportation evidenced thereby shall be extinguished. Any Cash remaining in the Estate of Transportation after all Administrative Claims against Transportation, all Priority Tax Claims against Transportation, all Class 1 Claims against Transportation, all Class 3 Claims against Transportation, all Class 12 Claims and all Class 18 Claims against Transportation have been (i) Allowed and paid (including, with respect to Class 12, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Transportation have been repaid, shall vest in the Liquidating Trust. Class 13 is Impaired by the Plan.

     3.15 CLASS 14 (GENERAL UNSECURED CLAIMS AGAINST SFA)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 14 Claim shall receive, in full and complete satisfaction of such Allowed Class 14 Claim, Cash equal to the amount of its Allowed Class 14 Claim. Class 14 is Impaired by the Plan.

     3.16  CLASS 15 (OLD SECURITIES OF SFA)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of SFA shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Old Securities of SFA evidenced thereby shall be extinguished. Any Cash remaining in the Estate of SFA after all Administrative Claims against SFA, all Priority Tax Claims against SFA, all Class 1 Claims against SFA, all Class 3 Claims against SFA, all Class 14 Claims and all Class 18 Claims against SFA have been (i) Allowed and paid (including, with respect to Class 14, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with
Section 3.4 of the Plan, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by SFA have been repaid, shall vest in the Liquidating Trust. Class 15 is Impaired by the Plan.

     3.17 CLASS 16 (GENERAL UNSECURED CLAIMS AGAINST PIPELINE)

     Subject to the provisions of Article VII of the Plan and the Liquidating Trust Agreement, each holder of an Allowed Class 16 Claim shall receive, in full and complete satisfaction of such Allowed Class 16 Claim, Cash equal to the amount of its Allowed Class 16 Claim. Class 16 is Impaired by the Plan.

     3.18 CLASS 17 (OLD SECURITIES OF PIPELINE)

     As of the Effective Date, the stock certificates and other instruments evidencing the Old Securities of Pipeline shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the Old Securities of Pipeline evidenced thereby shall be extinguished. Any Cash remaining in the Estate of Pipeline after all Administrative Claims against Pipeline, all Priority Tax Claims against Pipeline, all Class 1 Claims against Pipeline, all Class 3 Claims against Pipeline, all Class 16 Claims and all Class 18 Claims against Pipeline have been (i) Allowed and paid (including, with respect to Class 16, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) disallowed or
(iii) withdrawn, and all Intercompany Advances payable by Pipeline have been repaid, shall vest in the Liquidating Trust. Class 17 is Impaired by the Plan.

     3.19 CLASS 18 (INTERCOMPANY CLAIMS)

     On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class 18 Claim shall receive, in full and complete satisfaction of such Allowed Class 18 Claim, (x) Cash equal to the unpaid portion of such Allowed Class 18 Claim or (y) such other treatment as to which the Debtors or the Liquidating Trustee, as the case may be, and such holder shall have agreed upon in writing. Class 18 is Impaired by the Plan.

     3.20 CLASS 19 (SUBORDINATED CLAIMS)

     In accordance with section 510(b) and (c) of the Bankruptcy Code, no distribution shall be made on account of the Subordinated Claims until all Administrative Claims against Industries, all Priority Tax Claims against Industries, all Class 1 Claims against Industries, all Class 3 Claims against Industries, all Class 4 Claims, all Class 5 Claims, all Class 6 Claims, all Class 7 Claims, all Interests in Class 8 and all Class 18 Claims against Industries have been (i) Allowed and paid in full (including, with respect to Classes 5 and 7, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) disallowed or (iii) withdrawn, and all Intercompany Advances payable by Industries have been repaid. Class 19 is Impaired by the Plan.

     3.21 RESERVATION OF RIGHTS REGARDING CLAIMS

     Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Liquidating Trustee's rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                 ARTICLE IV
                    ACCEPTANCE OR REJECTION OF THE PLAN

     4.1 IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE

     Subject to Section 4.3 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

     4.2 ACCEPTANCE BY AN IMPAIRED CLASS

     In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

     4.3 PRESUMED ACCEPTANCES

     Classes 1, 2, 3, 6 and 8 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claim and Interest holders are conclusively presumed to accept the Plan, and the votes of such Claim and Interest holders will not be solicited. Classes 13, 15, 17 and 18 are conclusively presumed to accept the Plan because the Claim and Interest holders in such Classes are the proponents of the Plan.

     4.4 SUMMARY OF CLASSES VOTING ON THE PLAN

     As a result of the provisions of Sections 4.1, 4.3 and 4.4 of the Plan, the votes of holders of Claims in Classes 4, 5, 7, 9, 10, 11, 12, 14, 16 and 19 will be solicited with respect to the Plan.

     4.5 CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE

     To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                 ARTICLE V
                   MEANS FOR IMPLEMENTATION OF THE PLAN

     5.1 CONTINUED EXISTENCE OF THE DEBTORS; VESTING OF ASSETS

     (a) On the Effective Date, all right, title and interest in all of the Debtors' property and assets (excluding the Industries Retained Assets, the Transferred Assets and the Coffeyville Assets), including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code (including, without limitation pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code), under the Plan or under other applicable law, including, without limitation, all rights the Debtors have under the Plan, shall vest in the Liquidating Trust.

     (b) On the Effective Date, Foods shall be merged into Industries, after which Industries shall continue to exist as Reorganized Industries. Reorganized Industries shall be governed and managed under and in accordance with the Plan, the Management Agreement and its amended certificate of incorporation and bylaws; provided, however, that all provisions contained in such documents related to the SF Phosphates, Limited Company will not be effective if the SF Phosphates Interest has been disposed of prior to the Effective Date. Reorganized Industries shall be authorized to effectuate the Plan and the transactions contemplated by the Plan and to take any proceedings or actions provided for or contemplated by the Plan (in each case in a manner consistent with the Plan and the Liquidating Trust Agreement), including, without limitation, such proceedings or actions related to the Industries Retained Assets, the Transferred Assets and the Coffeyville Assets as may be necessary and appropriate, all without further action by the stockholders of Reorganized Industries, and with like effect as if such actions had been taken by unanimous action of the stockholders of Reorganized Industries. All recoveries received by Reorganized Industries on account of the Industries Retained Assets, the Transferred Assets or any other assets of the Debtors shall be remitted to the Liquidating Trust and held by the Liquidating Trustee on account of the Estate to which such recoveries are allocable. Forms of the Management Agreement and the amended certificate of incorporation and bylaws of Reorganized Industries shall be filed with the Bankruptcy Court at least five Business Days prior to commencement of the Confirmation Hearing. The identities of the officers and directors of Reorganized Industries shall be disclosed to the Bankruptcy Court no later than five Business Days prior to the commencement of the Confirmation Hearing, together with any additional information required under Section 1129(a)(5) of the Bankruptcy Code. The Bankruptcy Committees and any creditor or party in interest may object to the identities of the proposed officers and directors of Reorganized Industries (and the proposed compensation to be provided to such persons) no later than one Business Day prior to the commencement of the Confirmation Hearing. Notwithstanding any other provision hereof, Cash or Cash equivalents in an amount disclosed to the Bankruptcy Court at least five Business Days prior to the commencement of the Confirmation Hearing shall remain as assets of Reorganized Industries to fund all operations of Reorganized Industries other than those operations, if any, related to the Industries Retained Assets and/or services to be provided to the Liquidating Trust (which shall be funded, if at all, under the Management Agreement).

     (c) In the event that the Debtors own the Coffeyville Assets on the Effective Date, on the Effective Date, (i) all of the Debtors' right, title and interest in the Coffeyville Assets shall be transferred to a Delaware limited liability company (the "Coffeyville LLC") to be established and wholly owned by the Liquidating Trust, and (ii) the executory contracts and unexpired leases listed on Plan Exhibit E shall be assumed and assigned to the Coffeyville LLC; provided, however, that the Liquidating Trust shall have the option (at its sole discretion in accordance with the Liquidating Trust Agreement) to transfer any of the Coffeyville Assets to the Liquidating Trust. The Coffeyville LLC shall be funded with that amount of capital determined by the Bankruptcy Court at the Confirmation Hearing to constitute sufficient capitalization for the continued maintenance of the Coffeyville LLC and any necessary remediation or other regulatory compliance related to the Coffeyville Assets. Forms of the certificate of organization and operating agreement for the Coffeyville LLC shall be filed with the Bankruptcy Court at least five Business Days prior to the commencement of the Confirmation Hearing.

     (d) On the Effective Date, (i) all of the Debtors' right, title and interest in each Transferred Asset owned by the Debtors on the Effective Date shall be transferred to a trust (each such trust, a "Transferred Asset Trust"), and (ii) the Liquidating Trust shall fund each Transferred Asset Trust with that amount of capital set forth on Plan Exhibit D or such other amount as determined by the Bankruptcy Court at the Confirmation Hearing (or at such other time prior to the Effective Date), which amount shall constitute sufficient capitalization for the maintenance, remediation (or other regulatory compliance) and/or disposition of each such Transferred Asset. Forms of the trust documents and related documents for each Transferred Asset Trust shall be filed with the Bankruptcy Court no later than five Business Days prior to the commencement of the Confirmation Hearing.

     (e) On the Effective Date, SFA, Transportation and Pipeline shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors shall file with the appropriate public office certificates of dissolution.

     (f) From and after the Effective Date, the Debtors shall not be required to file any document, or take any other action, to withdraw their business operation from any state in which the Debtors were previously conducting their business operation.

     5.2   FUNDING FOR THE PLAN

     The Plan shall be funded in accordance with the provisions of the Plan from (a) Available Cash on the Effective Date and (b) Cash available after the Effective Date from, among other things, the liquidation of the Debtors' remaining assets, the prosecution and enforcement of Litigation Claims, and any release of funds from the Disputed Claims Reserve after the Effective Date. All Available Cash realized from the liquidation of the Debtors' remaining assets that is not Collateral for the Secured Lender Claims or DIP Loan Claims, the prosecution and enforcement of Litigation Claims, and the release of funds from the Disputed Claims Reserve (to the extent not otherwise payable to the Pre-Petition Lenders or the DIP Lenders) shall be allocated to the appropriate Estate(s) and shall be maintained by the Liquidating Trustee for distribution to the holders of Allowed Claims as provided in the Plan and the Liquidating Trust Agreement.

     5.3 ACCOUNTS

     The Debtors (subject to approval of the Bankruptcy Committees, which approval shall not be unreasonably withheld) and, from and after the Effective Date, the Liquidating Trustee may establish or maintain one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan consistent with section 345 of the Bankruptcy Code and any orders of the Bankruptcy Court.

     5.4  LIQUIDATING TRUST; LIQUIDATING TRUSTEE

     (a) Prior to the Effective Date, the Debtors shall establish the Liquidating Trust in accordance with Sections 5.1(c) herein and subject to the terms of the Liquidating Trust Agreement and the Plan. The Bankruptcy Committees shall establish the Post-Confirmation Committee and appoint the Committee Members in accordance with the Liquidating Trust Agreement and the Plan. By Confirmation of the Plan, the Bankruptcy Court specifically approves and designates the Liquidating Trust and the Liquidating Trustee as a representative of each Estate and finds that the Liquidating Trust and the Liquidating Trustee are acting on behalf of and for the benefit of the Beneficiaries in accordance with the distribution scheme set forth in the Plan. The establishment of the Liquidating Trust shall not give a holder of a Claim against any Debtor or any Estate any rights as against any other Debtor or any other Estate, except as provided for in Section 7.11 of the Plan. The Liquidating Trust is an intended third-party beneficiary of the Plan to the fullest extent allowable under the laws of the State of Delaware, the laws of the United States or any other applicable law. The identity of the Liquidating Trustee shall be disclosed to the Bankruptcy Court at least five Business Days prior to the commencement of the Confirmation Hearing. The Bankruptcy Committees and any creditor or party in interest may object to the identity of the proposed Liquidating Trustee (and the proposed compensation to be provided to such person) no later than one Business Day prior to the commencement of the Confirmation Hearing.

     (b) The Liquidating Trust and the Liquidating Trustee, as the representative of each Estate, except as otherwise limited in the Liquidating Trust Agreement, Plan or the Confirmation Order, shall be vested with all property, rights, interests, and powers of the Debtors. Subject to the provisions of the Liquidating Trust Agreement, the Liquidating Trustee's rights and authority include, without limitation, all of the following:

          (i) control, management and disposal of all Liquidating Trust Assets for the benefit of the holders of Allowed Claims and Allowed Class 11 Interests who may receive distributions under the Plan;

          (ii) prosecution of Litigation Claims on behalf of the Debtors and/or the Estates and/or the Liquidating Trust, including preference, fraudulent conveyance, avoidance and other actions whether against insiders or any other third parties;

          (iii) filing of objections to Claims or actions to subordinate Claims or recharacterize debt as equity and the filing and pursuit of any other pleading, motion, stipulation or other item in connection with any matter arising under, in or in connection with the Chapter 11 Case;

          (iv) filing of tax returns;

          (v) transfer (subject to Bankruptcy Court approval) of right, title and interest in and to any Liquidating Trust Assets; and

          (vi) undertake any other action in the best interests of the Trust and/or its beneficiaries and not inconsistent with the provisions of the Liquidating Trust Agreement, the Plan, and the Confirmation Order.

     (c) The funding of the Liquidating Trust pursuant to Section 5.1(c) hereof shall be treated for all purposes of the Tax Code as a deemed transfer to the Beneficiaries, followed by a deemed transfer by the Beneficiaries to the Liquidating Trust. The Beneficiaries shall be treated as the grantors and deemed owners of the Liquidating Trust. The valuation of the property and assets transferred to the Liquidating Trust shall be consistent and shall be used for all federal income tax purposes.

     (d) Neither the Liquidating Trust nor the Liquidating Trustee shall have any successor or transferee liability for liabilities of the Debtors or shall be deemed a joint employer, co-employer or successor employer with the Debtors and shall have no obligation to pay wages, severance pay, WARN Act claims, benefits (including, without limitation, benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any other payment to employees of the Debtors, except to the extent that such payments are payable in respect of Allowed Claims against the Debtors.

     (e) From and after the Effective Date, the Liquidating Trust shall be subject to all terms and conditions contained in the Liquidating Trust Agreement and the Plan.

     5.5 POST-CONFIRMATION COMMITTEE

     (a) On the Effective Date, there shall be constituted a committee (the "Post-Confirmation Committee") consisting of members (the "Committee Members"), the number and method for selection of which shall be agreed to by the Bankruptcy Committees and disclosed to the Bankruptcy Court at least ten Business Days prior to the commencement of the Confirmation Hearing or as otherwise ordered by the Bankruptcy Court. The identities of the Committee Members shall be disclosed to the Bankruptcy Court on the Confirmation Date. In the event that (a) no one is willing to serve on the Post-Confirmation Committee or (b) there shall have been fewer than one-half of the original number of Committee Members serving for a period of 30 consecutive days, then the Liquidating Trustee may, during such vacancy, ignore any reference in the Plan, the Liquidating Trust Agreement, or the Confirmation Order to a Post-Confirmation Committee, and all references to the Post-Confirmation Committee's ongoing duties and rights in the Plan, the Liquidating Trust Agreement, and the Confirmation Order shall be null and void during such time period.

     (b) The Post-Confirmation Committee shall have the rights and responsibilities set forth in this Plan and the Liquidating Trust
Agreement. The Committee Members shall be entitled to reimbursement of their reasonable expenses. The Committee Members shall receive such compensation as shall be disclosed to the Bankruptcy Court, upon consent of the Debtors and the Bankruptcy Committees, not less than five Business Days prior to the commencement of the Confirmation Hearing.

     (c) Neither the Post-Confirmation Committee nor any of the Committee Members shall be liable for the acts or omissions of any other member of the Post-Confirmation Committee, nor shall any Committee Member be liable for any act or omission taken in its capacity as a Committee Member, other than acts or omissions resulting from such Committee Member's willful misconduct or gross negligence.

     (d) The Post-Confirmation Committee shall adopt by-laws which shall provide for the governance of the Post-Confirmation Committee, except as may be otherwise set forth in the Liquidating Trust Agreement.

     (e) A Committee Member shall recuse himself or herself from any decisions or deliberations regarding actions taken or proposed to be taken by the Liquidating Trustee or the Estates with respect to the Claims, Interests, or rights of such Committee Member, the entity appointing such Committee Member, or any affiliate of the foregoing.

     5.6   EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

     Prior to the Effective Date, the chief executive officer, chief financial officer, or any other appropriate officer of Industries or any other applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Industries or any other applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

     5.7   EXEMPTION FROM CERTAIN TRANSFER TAXES

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers in the United States from a Debtor to the Liquidating Trust or any other Entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     5.8   RELEASES AND RELATED MATTERS

          (a) Releases by Debtors

     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtor, the Liquidating Trust or the Liquidating Trustee to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Liquidating Trust, the Liquidating Trustee, the Non-Debtor Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Liquidating Trust against the Lenders, the agents under the Pre-Petition Credit Agreement, the financial institutions party to the DIP Credit Agreement, the agents under the DIP Credit Agreement, and their respective agents and professionals.

          (b) Injunction Related to Releases

     The Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released by operation of Section 5.8 of the Plan or exculpated by operation of Section 11.9 of the Plan.

     5.9 CLOSING OF THE CHAPTER 11 CASE

     When substantially all remaining assets of the Debtors, Reorganized Industries or the Liquidating Trust (except the Transferred Assets), as the case may be, have been liquidated and converted into Cash (other than those assets abandoned by Debtors or the Liquidating Trust, as the case may be), and such Cash has been distributed in accordance with the Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     5.10 RIGHTS OF ACTION

     (a) On and after the Effective Date, except as provided in Section
11.9 of the Plan, the Liquidating Trustee, on behalf of and as a court-appointed representative of each Debtor and for the benefit of each Estate (as vested in the Liquidating Trust pursuant to the Plan), will, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, retain and become the holder of, and have the exclusive right to enforce any and all present or future Litigation Claims and any and all rights of any and all of the Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under Chapter 5 of the Bankruptcy Code, including, without limitation, any and all potential rights, claims and causes of action related to payments made by the Debtors prior to the Petition Date and disclosed in the Schedules. The Liquidating Trustee may pursue, abandon, settle or release any or all such Litigation Claims and rights of action pursuant to the terms of the Plan and the Liquidating Trust Agreement, as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court.

     (b) On and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Claim, Litigation Claim, debt, right or cause of action of the Debtors for which the Liquidating Trustee retains sole and exclusive authority to pursue in accordance with Section 5.10(a) of the Plan.

     (c) The allowance of any Claim prior to the Effective Date shall not constitute a waiver of any Litigation Claim against the holder of such Claim.

     5.11 RETIREE BENEFITS

     Any "retiree benefits" (as that term is defined in section 1114 of the Bankruptcy Code) of the Debtors not terminated during the Chapter 11 Case shall continue after the Effective Date to the extent required by section 1129(a)(13) of the Bankruptcy Code, without prejudice to the Debtor's right under applicable non-bankruptcy law to modify, amend or terminate such benefits. To the extent that any "retiree benefits" continue after the Effective Date, the Liquidating Trustee and/or Reorganized Industries expressly reserve the right to terminate such benefits in accordance with applicable non-bankruptcy law.

     5.12 ESTABLISHMENT OF CLASS 11 DISTRIBUTION POOL

     On or prior to the Effective Date, and subject to approval of the Bankruptcy Court, the Debtors, in consultation with the Bankruptcy Committees, shall determine the amount of Cash to be reserved by the Liquidating Trustee in a separate account (the "Class 11 Distribution Pool") for distribution to holders of Allowed Class 11 Interests that constitute Minority Foods Shares in accordance with the Plan and the Liquidating Trust Agreement, which amount shall represent the Available Cash estimated to be available for distribution to Allowed Class 11 Interests constituting Minority Foods Shares as of the Effective Date after all Administrative Claims against Foods, all Priority Tax Claims against Foods, all Class 1 Claims against Foods, all Class 3 Claims against Foods, all Class 10 Claims and all Class 18 Claims against Foods have been (i) Allowed and paid in full (including, with respect to Class 10, payment of interest at the Plan Rate) or, with respect to Class 3 Claims, Allowed and treated in accordance with Section 3.4 of the Plan, (ii) disallowed or
(iii) withdrawn, and all Intercompany Advances payable by Foods have been repaid; provided, however, that the Liquidating Trustee reserves the right to reduce the Class 11 Distribution Pool in the event that the amount reserved in the Class 11 Distribution Pool is determined to be in excess of the amount actually available for distribution to Allowed Class 11 Interests constituting Minority Foods Shares.

                                 ARTICLE VI
           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     6.1 REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Except as otherwise provided in Section 6.3 of the Plan, on the Effective Date, all executory contracts and unexpired leases that exist between a Debtor and any Entity (including, without limitation, the Trust Indentures) shall be deemed rejected as of the Confirmation Date, except for any executory contract or unexpired lease (a) which has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date or pursuant to the Confirmation Order, or (b) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date (except to the extent that any such motion is ultimately denied or withdrawn). Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases pursuant to the Plan.

     6.2 REJECTION DAMAGES BAR DATE

     If the rejection of an executory contract or unexpired lease during the Chapter 11 Case (including any rejection of an executory contract or unexpired lease pursuant to Section 6.1 of the Plan) results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor, the Liquidating Trust, the Liquidating Trustee or the properties of any of them unless a proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Bankruptcy Committees, (i) if such rejection is effective on or prior to the Confirmation Date, within 30 days after the Confirmation Date,
(ii) if such rejection is effective after the Confirmation Date, within 30 days after service of notice of such rejection, or (iii) if such rejection is pursuant to Section 6.1 of the Plan, within 30 days after the Effective Date.

     6.3 ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     (a) On the Effective Date, Reorganized Industries shall be deemed to have assumed or assumed and assigned, as the case may be, each executory contract and unexpired lease listed on Plan Exhibit B, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Plan Exhibit B to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto and to provide notice of any such deletion or addition to all affected parties. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or assumptions and assignments, as the case may be, described above, as of the Effective Date.

     (b) In the event that Industries owns the Coffeyville Assets on the Effective Date, on the Effective Date Reorganized Industries shall be deemed to have assumed and assigned to the Coffeyville LLC each executory contract and unexpired lease listed on Plan Exhibit E, provided, however, that the Debtors reserve their right, at any time prior to the Effective Date, to amend Plan Exhibit E to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto and to provide notice of any such deletion or addition to all affected parties. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the conditional assumptions and assignments of the executory contracts and unexpired leases listed on Plan Exhibit E, as of the Effective Date.

     6.4 PAYMENTS RELATED TO ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED
LEASES

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default are indicated on Plan Exhibit B and Plan Exhibit E and shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of Reorganized Industries or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption or assignment (each, a "Cure Dispute") that cannot be resolved consensually among the parties, Reorganized Industries (with the consent of the Liquidating Trustee) shall have the right to reject the contract or lease for a period of five Business Days after entry of a Final Order adjudicating a Cure Dispute in a manner that is not acceptable to Reorganized Industries (with the consent of the Liquidating Trustee).

                                ARTICLE VII
                     PROVISIONS GOVERNING DISTRIBUTIONS

     7.1 DISTRIBUTIONS

     Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Liquidating Trustee pursuant to the terms and conditions contained in the Plan and the Liquidating Trust Agreement; provided, however, that no distribution shall be made on behalf of any Claim which may be subject to disallowance under section 502(d) of the Bankruptcy Code. At the close of business on the Effective Date, the Claims and Interest register shall be closed, and there shall be no further changes in the record holders of any Claims or Interests. The Liquidating Trustee shall have no obligation to recognize any transfer of any Claims or Interest occurring after the Effective Date. The Liquidating Trustee shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Article 4 of the Plan) with only those record holders stated on the Claims register as of the close of business on the Effective Date.

     7.2 INTEREST ON CLAIMS

     Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable law, including section 1129(a) of the Bankruptcy Code, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim; provided, however, that any interest determined to be payable in respect of any Claim shall be calculated at the Plan Rate. This provision shall not apply to Allowed Secured Lender Claims and DIP Loan Claims.

     7.3 MEANS OF CASH PAYMENT

     Any payment to be made by the Liquidating Trustee pursuant to the Plan will be in U.S. dollars and may be made, at the sole discretion of the Liquidating Trustee, by draft, check, electronic funds transfer, or as otherwise required or provided in any relevant agreement or applicable law.

     7.4 DISTRIBUTIONS ON THE INITIAL DISTRIBUTION DATE

     As soon as is practicable after the Effective Date, subject to the reservation of adequate funds in the Liquidating Trust Administrative Reserve, each Disputed Claims Reserve and any other reserves established under the Plan or the Liquidating Trust Agreement as and when appropriate, the Liquidating Trustee shall deliver proceeds of Collateral and/or Available Cash to holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

     7.5 DISTRIBUTIONS ON A SUBSEQUENT DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the date of making the distributions required by Section 7.4 of the Plan (the "Initial Distribution Date"), the Liquidating Trustee shall, on a subsequent date (each, a "Subsequent Distribution Date"), which date shall be whenever the aggregate amount distributable to holders of Allowed Claims equals or exceeds $1,000,000 (but in no event shall such date be less than three months, or more than one year, after the next previous distribution date), distribute such proceeds of Collateral and/or Available Cash or other reasonably distributable assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Subsequent Distribution Date had been disallowed on the Initial Distribution Date; provided, however, that the Liquidating Trustee shall not be required to make any distribution on a Subsequent Distribution Date on account of an Allowed Claim or Interest in an amount less than $100; provided further, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trustee. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

     7.6   DISTRIBUTIONS ON THE FINAL DISTRIBUTION DATE

     Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the Initial Distribution Date, any Subsequent Distribution Date and after the liquidation of any and all assets of the Debtors and after all Disputed Claim and Disputed Interests of Beneficiaries have become (in whole or in part) Allowed Claims or Allowed Interests or have been disallowed by Final Order, the Liquidating Trustee shall establish a final distribution date (the "Final Distribution Date") upon which the Liquidating Trustee shall distribute such proceeds of Collateral and/or Available Cash or other assets to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Final Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial Distribution Date in the amounts in which they are Allowed on the Final Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Final Distribution Date had been disallowed on the Initial Distribution Date, taking into account all previous distributions; provided, however, that in no event shall the foregoing impair the right of the Liquidating Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the Liquidating Trust. Within 20 Business Days prior to making the final distribution, the Liquidating Trustee shall notify the Post-Confirmation Committee that the Liquidating Trustee deems all assets to be liquidated and all Claims and Interest of Beneficiaries to be resolved and that the Liquidating Trustee intends to establish the Final Distribution Date.

     7.7 DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE DISTRIBUTIONS

     Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Liquidating Trustee (a) at the addresses set forth on the proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and the Liquidating Trustee has not received a written notice of a change of address, or (d) at the addresses contained in the official records of the Debtors or the applicable Indenture Trustee for the Industrial Revenue Bonds, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trustee is notified, in accordance with the Liquidating Trust Agreement, of such holder's then current address. Claims or Interests held by holders whose distributions are returned as undeliverable and who fail to notify the Liquidating Trustee of their respective correct addresses within one year after such distributions are returned to the Liquidating Trustee as undeliverable shall be expunged, after which date all unclaimed property (including, without limitation, all unclaimed property held in the Class 11 Distribution Pool) shall (i) revert to the Liquidating Trust free of any restrictions thereon and the Claims or Interests of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary, or (ii) if the Liquidating Trust has been terminated, be delivered to the clerk of the Bankruptcy Court. All undeliverable distributions that revert to the Liquidating Trust shall be used to satisfy the costs of administering the Plan and the Liquidating Trust and/or distributed to other holders of Allowed Claims or Allowed Interests of the same Class on the Final Distribution Date. Nothing contained in the Plan shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim or Allowed Interest.

     7.8  TENDER OF SECURITIES AND INSTRUMENTS; CANCELLATION OF TRUST
          INDENTURES

     (a) Except as otherwise required by the Liquidating Trustee, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest, each holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods shall tender the applicable instruments, securities or other documentation evidencing such Claim or Interest to the Liquidating Trustee in accordance with written instructions to be provided to such holders by the Liquidating Trustee as promptly as practicable following the Effective Date. All tendered instruments and documentation relating to Industrial Revenue Bonds, Demand Certificates and Subordinated Certificates shall be marked as cancelled. All tendered securities and documentation relating to Old Securities of Foods shall be held by the Liquidating Trustee.

     (b) In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed shall, in lieu of tendering such instrument, security or documentation, deliver to the Liquidating Trustee (i) evidence satisfactory to the Liquidating Trustee or the applicable Indenture Trustee for the Industrial Revenue Bonds of the loss, theft, mutilation or destruction; and (ii) such indemnity or security as may be required by the Liquidating Trustee to hold the Liquidating Trustee and the Liquidating Trust harmless from any damages, liabilities or costs incurred in treating such individual as a holder of Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods that has been lost, stolen, mutilated or destroyed. Upon compliance with this Section 7.8(b) by a holder of a Claim or Interest evidenced by Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods, such holder shall, for all purposes under the Plan, be deemed to have tendered its Industrial Revenue Bonds, Demand Certificates, Subordinated Certificates or Old Securities of Foods.

     (c) Except as otherwise required by the Liquidating Trustee, any holder of Industrial Revenue Bonds not Reinstated on the Effective Date, Demand Certificates, Subordinated Certificates or Old Securities of Foods that fails to tender or is deemed to have failed to tender the applicable instruments, securities and documentation required to be tendered hereunder within one year after the Effective Date shall have its Claim or Interest discharged and shall be forever barred from asserting such Claim or Interest against the Liquidating Trust or its property and any distribution to have been made on account of such Claim or Interest shall be treated as an undeliverable distribution in accordance with Section 7.7 of the Plan.

     (d) The notice of the Confirmation Order shall contain a description of the requirements contained in this Section 7.8.

     (e) On the Effective Date, each Trust Indenture for Industrial Revenue Bonds not Reinstated on the Effective Date shall be deemed cancelled as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

     7.9 WITHHOLDING AND REPORTING REQUIREMENTS

     In connection with the Plan and all distributions hereunder, the Liquidating Trustee shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

     7.10 SETOFFS

     The Liquidating Trustee may, but shall not be required to, set off against any Allowed Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Allowed Claim, claims, right and causes of action of any nature whatsoever that the Liquidating Trustee may have against the holder of such Allowed Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidating Trustee of any such claim that the Liquidating Trustee may have against such holder, including, without limitation, any Litigation Claims. Nothing contained herein is intended or shall be construed to limit or otherwise affect any claims, defenses or rights of any Entity to setoff or recoupment. The Debtors, the Liquidating Trustee and Reorganized Industries expressly reserve all such claims, defenses and rights with respect to setoff and recoupment.

     7.11  NO RECOURSE

     Notwithstanding that the Allowed amount of any particular Claim may be reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or Allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no such holder shall have recourse to the Estates, the Bankruptcy Committees, the Liquidating Trust, the Liquidating Trustee, the Post-Confirmation Committee, Reorganized Industries or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. Nothing in the Plan, however, shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

     7.12  TRANSACTIONS ON BUSINESS DAYS

     If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day and shall be deemed to have been completed as of the required date.

     7.13  NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM

     Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim plus interest at the Plan Rate from the Petition Date through the Effective Date plus Tax Distributions.

     7.14  INTERCOMPANY ADVANCES

     In the event that the Liquidating Trustee determines that there does not exist sufficient Cash in the Estate of any Debtor (a "Benefited Debtor") to make payments to all holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Class 1 Claims asserted against such Benefited Debtor (or to deposit sufficient funds in Disputed Claims Reserves for all Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Class 1 Claims asserted against such Benefited Debtor), then the Liquidating Trustee shall utilize Cash in the one or more of the other Estates to make such payments or deposit such funds on behalf of the Estate of such Benefited Debtor (such payments and deposits, the "Intercompany Advances") and the Estate(s) of such Debtor(s) shall thereupon have a direct right of reimbursement from the Estate of such Benefited Debtor to the extent of the Intercompany Advances extended to such Benefited Debtor (a "Reimbursement Right"). Except as otherwise provided herein, the Liquidating Trustee shall ensure that all Intercompany Advances are repaid prior to making any distributions to holders of Allowed General Unsecured Claims asserted against such Benefited Debtor.

                                ARTICLE VIII
 PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                     DISTRIBUTIONS WITH RESPECT THERETO

     8.1  PROSECUTION OF OBJECTIONS TO CLAIMS

          (a) Objections to Claims

     All objections to Claims (other than Professional Fee Claims) and Interests must be filed and served on the holders of such Claims and Interests by the Objection Deadline.

          (b) Authority to Prosecute Objections

     From and after the Effective Date, the Liquidating Trustee shall have the exclusive right to make and file and continue prosecution of objections to the allowance, classification and/or amount of any Claim or Interest with the Bankruptcy Court, and shall serve such objections upon holders of each of the Claims and Interests to which objections are made by the Objection Deadline. Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee is authorized and empowered, but not required, to resolve consensually any disputes regarding the allowance, classification and/or amount of any Claim or Interest. All objections by the Liquidating Trustee shall be litigated to a Final Order except to the extent the Liquidating Trustee, in his discretion, elects to withdraw any such objection, or compromise, settle or otherwise resolve any such objection, in which event the Liquidating Trustee may settle, compromise or otherwise resolve any Disputed Claim or Interest without approval of the Bankruptcy Court. Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee and the Post-Confirmation Committee shall establish appropriate protocol for the prosecution, settlement, compromise, withdrawal or litigation to judgment of all objections to Claims and Interests.

     8.2   TREATMENT OF DISPUTED CLAIMS; DISPUTED CLAIMS RESERVES

     Subject to the provisions of Section 7.1 of the Plan and notwithstanding any other provisions of the Plan or the Liquidating Trust Agreement to the contrary, no payments or distributions will be made on account of a Disputed Claim or Disputed Interest, or, if less than the entire Claim or Interest is a Disputed Claim or Disputed Interest, the portion of a Claim or Interest that is Disputed, until such Claim or Interest becomes an Allowed Claim or Allowed Interest. On the Effective Date or as soon as practicable thereafter, the Liquidating Trustee shall reserve Cash in one or more Disputed Claims Reserves in an amount equal to the Face Amount of: (i) Disputed Administrative Claims asserted against each Debtor; (ii) Disputed Priority Tax Claims asserted against each Debtor; and (iii) Disputed Claims in Classes 1, 2, 3, 4, 5, 6, 7, 10, 12, 14, 16 and 18; provided, however, that the Liquidating Trustee shall have the right to file a motion with the Bankruptcy Court to estimate, reduce or modify the amount to be reserved with respect to any such Disputed Claims. Each Disputed Claims Reserve shall be established and maintained in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

     8.3 ESTIMATION

     The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Trustee, as the case may be, have previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any contingent or unliquidated Claim at any time, including during litigation concerning any objection to such Claim. In the event that the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanisms.

                                 ARTICLE IX
     CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     9.1 CONDITIONS TO EFFECTIVE DATE

     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with this Section:

          (a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the Bankruptcy Committees and shall provide that the Debtors and the Liquidating Trustee are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan.

          (b) All Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors and the Bankruptcy Committees and shall have been executed and delivered.

          (c) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed or are ready to be executed.

          (d) The Debtors shall have paid the then outstanding balances of the Secured Lender Claims and the DIP Loan Claims in full.

          (e) The closing of the sales of the Pork Business and the SF Phosphate Interest shall have occurred.

          (f) The closing of the sale of the Coffeyville Assets shall have occurred.

          (g) The Insurance Claim shall have been settled and paid in full.

          (h) The Debtors shall have determined, in consultation with the Bankruptcy Committees, that the occurrence of the Effective Date is in the best interest of creditors and parties in interest.

     9.2 WAIVER OF CONDITIONS

     The requirement that the Confirmation Order must be a Final Order may be waived by the Debtors, with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld. The requirement that the closing of the sale of the Coffeyville Assets shall have occurred may be waived by the Debtors, with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld, if the closing of the sale of the Coffeyville Assets shall not have occurred by the closing date established in connection with a Bankruptcy Court-approved sale of the Coffeyville Assets.

     9.3 NOTICE OF EFFECTIVE DATE

     The Liquidating Trustee shall file and serve an appropriate notice of the Effective Date within seven Business Days of the Effective Date.

                                 ARTICLE X
                         RETENTION OF JURISDICTION

     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

          (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

          (b) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Liquidating Trustee shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

          (c) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

          (d) Effectuate performance of and payments under the provisions of the Plan;

          (e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

          (f) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

          (h) Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

          (j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

          (k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

          (m) Except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

          (n) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

          (o) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

          (p) Enter a final decree closing the Chapter 11 case.

                                 ARTICLE XI
                          MISCELLANEOUS PROVISIONS

     11.1 DEADLINE FOR FILING PROFESSIONAL FEE CLAIMS; OBJECTIONS TO PROFESSIONAL FEE CLAIMS

          All final requests for compensation or reimbursement for Professionals pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Liquidating Trustee and its counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Liquidating Trustee and its counsel and the requesting Professional or other Entity no later than 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

     11.2 DEADLINE FOR FILING ADMINISTRATIVE CLAIMS; OBJECTIONS TO ADMINISTRATIVE CLAIMS

          Other than as set forth in Section 11.1 of the Plan and except with respect to payments payable in connection with the KERIT Plan, all requests for payment of an Administrative Claim incurred prior to the Effective Date must be filed with the Bankruptcy Court and served on counsel for the Liquidating Trust and, if prior to the Effective Date, counsel for the Debtors and each Bankruptcy Committee no later than 30 days after the Effective Date. In the event that the Debtors or the Liquidating Trustee, as the case may be, object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

     11.3  PAYMENT OF STATUTORY FEES

     All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date.

     11.4  Modifications And Amendments

          (a) The Debtors reserve the right (with the consent of the Bankruptcy Committees in the case of material modifications or amendments), and in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan and the Liquidating Trust Agreement at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors (subject to consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld) may amend or modify the Plan and the Liquidating Trust Agreement, in accordance with
Section 1127 of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim or Allowed Interest that is deemed to have accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder. In addition, the Plan shall be deemed automatically amended and modified to the extent determined necessary by the Bankruptcy Court to comply with the DIP Credit Agreement.

          (b) In the event that any Impaired Class shall not accept the Plan, at the written election of the Debtors (with the consent of the Bankruptcy Committees, which consent shall not be unreasonably withheld) filed with the Bankruptcy Court with respect to any one or more of said nonaccepting Classes and any Classes junior to such nonaccepting Classes, the Plan shall be modified and amended automatically and without further notice to provide such treatment, as determined necessary by the Bankruptcy Court, sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by such modifications. In particular, the treatment of any nonaccepting Classes or adversely affected Classes shall be modified and amended from that set forth in Article III, even if less favorable, to the minimum treatment necessary to meet the requirements of sections 1129(a) and (b) of the Bankruptcy Code.

     11.5 SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     11.6 SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

     11.7 NO DISCHARGE

     The Confirmation Order shall not discharge any Debtor from any debt or liability that arose before Confirmation, as provided in section 1141(d)(3)(A) of the Bankruptcy Code.

     11.8 RELEASE OF ASSETS

     Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their assets and properties. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matters set forth in Article X of the Plan, and Liquidating Trustee shall perform its duties and obligations pursuant to the Liquidating Trust Agreement and the Plan.

     11.9 EXCULPATION AND LIMITATION OF LIABILITY

          (a) Subject to limitations required by applicable ethical rules and standards of conduct, and except as limited in Section 11.9(b) below, none of the Debtors, the Liquidating Trust, the Liquidating Trustee, the Bankruptcy Committees, the Indenture Trustees, the Lenders, the financial institutions party to the DIP Credit Agreement, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission from and after the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Case, the commencement of the Chapter 11 Case, the administration of the Chapter 11 Case, the pursuit of and the approval of the sales of the Debtors' assets (and the related asset purchase agreement), the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct; provided, however, any present or former officer or director of any Debtors shall be liable to any holder of a Claim or Interest, or any other party in interest, or any of their successor or assigns, for: (i) any breach of such person's duty of loyalty to the Debtors, (ii) any act or omission not in subjective good faith or which involves intentional misconduct or a knowing violation of law, and (iii) any transaction for which such person derived an improper benefit, and in all respects such persons shall be entitled to reasonably rely upon the advice of the Debtors' counsel (including in-house counsel) with respect to their duties and responsibilities under the Plan. In addition, the Indenture Trustees under the Demand Certificates and the Subordinated Certificates shall not have or incur any liability to any holder (registered or unregistered) of any Demand Certificate or Subordinated Certificate or any claim based on any Demand Certificate or Subordinated Certificate as a result of any inaccuracy or mistake in the books and records of Industries (in their capacities as paying agents and registrars under the Trust Indentures for the Demand Certificates and the Subordinated Certificates).

          (b) The exculpatory provisions contained in Section 11.9(a) of the Plan (i) shall not limit the claims and rights, if any, of the United States, and (ii) shall apply to any person or entity who was not the beneficiary of a post-petition indemnification obligation of the Debtors only to the extent provided in Section 11.9(c).

          (c) Any claims that would otherwise be subject to the exculpatory provisions contained in Section 11.9(a) but for the provisions of Section 11.9(b)(ii) may only be asserted in the Bankruptcy Court and only if filed on or before ninety days after the Effective Date. In the event that any such claims are not filed timely in the Bankruptcy Court, the exemption contained in Section 11.9(b)(ii) shall be terminated with respect to such claims, and such claims shall be deemed subject to the exculpatory provisions contained in Section 11.9(a).

          (d) Any non-exculpated claims against the parties set forth in
Section 11.9(a) arising from or related to the matters set forth in Section 11.9(a) may only be asserted and filed in the Bankruptcy Court.

          (e) The Bankruptcy Court shall retain exclusive jurisdiction to determine all matters arising from or related to claims against the parties set forth in Section 11.9(a) that arise from or relate to the matters set forth in Section 11.9(a).

     11.10 BINDING EFFECT

     Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Liquidating Trust, the Liquidating Trustee and all other parties-in-interest in this Chapter 11 Case.

     11.11 REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date and to file subsequent plans of reorganization; provided, however, that any revocation or withdrawal of the Plan after the Confirmation Date shall be with the consent of the Bankruptcy Committees and the administrative agent under the Pre-Petition Credit Agreement, which consent shall not be unreasonably withheld. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects,
(b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Entity, (y) prejudice in any manner the rights of any Debtor or any Entity in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Entity.

     11.12 PLAN EXHIBITS

     Any and all Plan Exhibits, or other lists or schedules not filed with the Plan, shall be filed with the Clerk of the Bankruptcy Court at least five Business Days prior to the date of the commencement of the hearing on the approval of the Disclosure Statement and shall be actually provided to all parties identified in Section 11.13 at the addresses provided in such Section at least five Business Days prior to the date of the commencement of the hearing on the approval of the Disclosure Statement. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 11.13 of the Plan.

     11.13 NOTICES

     Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or the Liquidating Trustee under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

FARMLAND INDUSTRIES, INC., et al.
12200 North Ambassador Drive
Kansas City, Missouri 64163-1244
Attn: Chief Executive Officer
Telephone: (816) 713-7000
Facsimile: (816) 713-6397

with a copy to:

BRYAN CAVE LLP
1200 Main Street, Suite 3500
Kansas City, Missouri 64105
Attn: Laurence M. Frazen
Telephone: (816) 374-3200
Facsimile: (816) 374-3300

and

O'MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, California 90071-2899
Attn: Evan M. Jones, Esq.
Telephone: (213) 430-6236
Facsimile: (213) 430-6407

and

AKIN GUMP STRAUSS HAUER & FELD LLP
1900 Pennzoil Place - South Tower
711 Louisiana
Houston, Texas 77002
Attn: S. Margie Venus, Esq.
Telephone: (713) 220-5800
Facsimile: (713) 236-0822

and

HUSCH & EPPENBERGER
1200 Main Street, Suite 1700
Kansas City, Missouri 64105
Attn: Christopher Redmond, Esq.
Telephone: (816) 421-4800
Facsimile: (816) 421-0596

and

FOLEY & LARDNER
321 North Clark Street
Suite 2800
Chicago, Illinois 60610-4764
Attn: Michael Small, Esq.
Telephone: (312) 832-4500
Facsimile: (312) 832-4700

and

POLSINELLI SHALTON & WELTE
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112-1808
Attn: Daniel J. Flanigan, Esq.
James E. Bird, Esq.
Telephone: (816) 753-1000
Facsimile: (816) 753-1536

     11.14 DISSOLUTION OF THE BANKRUPTCY COMMITTEES

     On the Effective Date, the Bankruptcy Committees will dissolve and their respective members (only in their capacity as members of the Bankruptcy Committees) will be released and discharged from all further authority, duties, responsibilities and obligations arising from or related to the Chapter 11 Case. The members of the Bankruptcy Committees and the Professionals retained by the Bankruptcy Committees will not be entitled to compensation or reimbursement of expenses for any services rendered to the Bankruptcy Committees after the Effective Date.

     11.15 TERM OF INJUNCTIONS OR STAYS

     Unless expressly modified or lifted by the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case, including in the Confirmation Order, under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Final Distribution Date.

     11.16 HEADINGS

     Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose

                         [Remainder of Page Blank]

Dated: October 31, 2003

                                            FARMLAND INDUSTRIES, INC.
                                            FARMLAND FOODS, INC.
                                            SFA, INC.
                                            FARMLAND TRANSPORTATION, INC.
                                            FARMLAND PIPE LINE COMPANY


                                            By:  /s/ Robert B. Terry
                                               ------------------------------
                                            Name:  Robert  B.  Terry
                                            Title: Authorized Signatory

Laurence M. Frazen, Esq.
Cynthia Dillard Parres, Esq.
Robert M. Thompson, Esq.
BRYAN CAVE LLP
1200 Main Street, Suite 3500
Kansas City, Missouri 64105

Gregory D. Willard, Esq.
David M. Unseth, Esq.
Cullen K. Kuhn, Esq.
BRYAN CAVE LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750

Attorneys for the Debtors and Debtors-in-Possession

                              PLAN EXHIBIT A
                              --------------

Liquidating Trust Agreement(1)

















-------------------------

(1) The Debtors reserve their right, at any time prior to the Confirmation Date, to amend Plan Exhibit A and to provide notice of any such amendments to the Bankruptcy Court.

                       FI LIQUIDATING TRUST AGREEMENT
                       ------------------------------

This FI Liquidating Trust Agreement (the "Agreement"), dated as of ___________ 2003 (the "Effective Date"), by and among Farmland Industries, Inc., both in its own capacity and as successor in interest to Farmland Foods, Inc., Farmland Transportation, Inc., SFA, Inc. and Farmland Pipe Line Company (collectively, the "Debtors") and __________, as trust administrator (together, with any successor appointed under the terms hereof, the "Trustee"), provides for the establishment of a liquidating trust evidenced hereby (the "FI Liquidating Trust") for the sole benefit of the Beneficiaries (as defined below). This Agreement is being entered into in connection with the Chapter 11 Debtors' First Amended Joint Plan of Liquidation dated July 31, 2003 as may be subsequently amended (the "Plan"), filed in the Debtors' cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") pending in the United States Bankruptcy Court for the Western District of Missouri (the "Bankruptcy Court") and the order entered by the Bankruptcy Court confirming the Plan (the "Confirmation Order").

                                  RECITALS
                                  --------

     WHEREAS,  the FI Liquidating Trust is established  pursuant to section
5.4 of the Plan for the sole purpose of liquidating and distributing the Trust Assets (as defined below) for the benefit of the Beneficiaries (as defined below), as a liquidating trust in accordance with 26 C.F.R. ss. 301.7701-4(d) and Revenue Procedure 94-45, 1994-28 C.B. 124, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the FI Liquidating Trust; and

WHEREAS,  the Confirmation  Order having been entered on __________,  2003;
and

     WHEREAS, the FI Liquidating Trust is intended to qualify as a "grantor trust" for U.S. federal income tax purposes, pursuant to sections 671-677 of the Internal Revenue Code of 1986, as amended (the "Code"), with the Beneficiaries (as defined below) treated as the grantors and owners of the Trust Assets; and

     WHEREAS, the Trustee has agreed to act as Trustee under this Agreement and to manage the Trust as Trustee upon and subject to the terms and conditions set forth herein, in the Plan, and in the Confirmation Order;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Debtors and the Trustee agree as follows:

                                 ARTICLE I
                                DEFINITIONS

     1.1 Definitions. The following initially capitalized terms shall have the meanings ascribed to them below for all purposes under this Agreement. All initially capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Plan. All initially capitalized terms not otherwise defined in this Agreement or the Plan shall have the meanings given them in the Bankruptcy Code.

     "Avoidance Actions" means any avoidance actions under Chapter 5 of the Bankruptcy Code or any applicable state law.

     "Beneficiaries" means holders of Allowed Claims and Allowed Class 11 Interests.

     "Business Day" means any day except for Saturday, Sunday or a "legal holiday" (as defined in Fed. R. Bankr. P. 9006(a)).

     "Cash" means legal tender of the United States or equivalents thereof.

     "Claim" means a Claim (as such term is defined in the Plan) against the Debtors, or any of them, whether or not asserted, as defined in section 101 of the Bankruptcy Code.

     "Class  11  Interests"   means  those   Interests  of  Farmland  Foods
classified under the Plan as Class 11.

     "Code" is defined in the third recital hereof.

     "Deemed Tax Amount" means the amount, determined by the Trustee with respect to each Beneficiary on a consistent basis, of the estimated federal income tax obligation which such Beneficiary can be reasonably anticipated to incur with respect to the net taxable income of the FI Liquation Trust, taking into consideration all deductions, credit, or losses otherwise allocable to such Beneficiary.

     "Disputed Claim" means, with respect to a Claim, such Claim or any portion thereof that is not an Allowed Claim, and includes, without limitation, Claims (other than Allowed Claims) that (a) have not been listed on the Schedules or have been listed on the Schedules at zero, or as contingent, unliquidated or disputed, or (b) are subject to an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

     "Disputed Claims Reserve" means, in the event there exists any Disputed Claims on or after the Effective Date, Cash, reserved by the Liquidating Trust in separate interest bearing accounts for the following:
(i) Disputed Administrative Claims asserted against each Debtor; (ii) Disputed Priority Tax Claims asserted against each Debtor; and (iii) Disputed Claims in each Class for which distributions are contemplated by the Plan; all in accordance with the provisions of the Plan and this Agreement and to be maintained under the Plan and this Agreement.

     "Distribution" means any distribution made to holders of Allowed Claims or Allowed Class 11 Interests under the Plan or this Agreement.

     "IRS" means the United States Internal Revenue Service.

     "Liquidating  Trust  Administrative  Reserve"  is  defined  in section
4.2(b).

     "Objection Deadline" means the last day for filing Disputed Claims (other than Disputed Professional Fee Claims) or Disputed Interests, which day shall be 180 days after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Trustee.

     "Permitted Investments" is defined in section 3.4(vi).

     "Person"  means a "person" as defined in section 101 of the Bankruptcy
Code.

     "Post Confirmation Committee" means the committee appointed in accordance with the Plan, which shall oversee the operation of the FI Liquidating Trust and have the duties and responsibilities specified in the Plan and in Section 2.4 of this Agreement.

     "Priority Claim" means a Claim against the Debtors that is an Administrative Claim, a Priority Tax Claim, a DIP Loan Claim or an Other Priority Claim.

     "Remaining   Assets"   means  those  Trust  Assets   remaining  in  or
transferable to the FI Liquidating Trust following the payment of all Allowed Secured Claims and Allowed Priority Claims.

     "Tax Distribution" means a Distribution to a Beneficiary made with respect to any net taxable income of the Trust which is allocated to such Beneficiary for United States federal income tax purposes.

     "Termination Date" is defined in section 8.1.

     "Treasury Regulation" means the United States Treasury regulations, including any temporary regulations from time to time promulgated under the Code.

     "Trust Assets" means all property and assets of each Estate and Reorganized Industries as and when required by the Plan to be transferred to the FI Liquidating Trust

                                 ARTICLE II
                 ESTABLISHMENT OF THE FI LIQUIDATING TRUST

     2.1  Transfer of Assets to FI Liquidating Trust.
          ------------------------------------------

          (a) The Debtors and the Trustee hereby establish the FI Liquidating Trust on behalf, and for the sole and exclusive benefit, of the Beneficiaries. On the date hereof, the Debtors shall deliver to the FI Liquidating Trust the Trust Assets required to be transferred to the FI Liquidating Trust on the Effective Date, for the benefit and on behalf of the Beneficiaries, pursuant to sections 7.1 and 7.7 of the Plan. The Debtors agree to make, and the Trustee agrees to accept, additional transfers of the Trust Assets to the FI Liquidating Trust consistent with the terms of the Plan. The Trustee hereby agrees to accept and hold the Trust Assets in the FI Liquidating Trust for the sole and exclusive benefit of the Beneficiaries, subject to the terms of this Agreement and the Plan. Following the transfer of the Trust Assets to the FI Liquidating Trust, the Debtors shall have no interest in, or with respect to, the Trust Assets.

          (b) The Trust  Assets  shall be valued  consistently  pursuant to section 6.2 of this Agreement, and those valuations shall be used for all U.S. federal income tax purposes.

          (c) Reorganized Industries shall retain only such books and records as are necessary to manage the Industries Retained Assets, the Industries Transferred Assets, any Rejected Assets and its corporate affairs. All other books and records of the Debtors shall be transferred to the FI Liquidating Trust. The FI Liquidating Trust and Reorganized Industries shall provide reasonable access to the books and records in its possession to each other as may be necessary to effectuate the Plan and the transactions contemplated by the Plan. Any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the FI Liquidating Trust shall vest exclusively in the Trustee and his representatives, and the Trustee is authorized to take all necessary actions to effectuate the transfer of such privileges. After the Effective Date, no person other than the Trustee may assert or waive any privilege of the Debtors or any Estate or to make any admission or statement against interest respecting the Debtors or any Estate.

          (d) The FI Liquidating Trust is irrevocable.

          2.2  Intention  of  Parties.  All  parties (x) intend to create a liquidating trust in accordance with Treasury Regulation ss. 301.7701-4(d) and Revenue Procedure 94-45, 1994-28 C.B. 124, which shall be treated as a grantor trust for United States federal income tax purposes pursuant to sections 671-677 of the Code, and (y) agree that the transfer of the Trust Assets by the Debtors to the FI Liquidating Trust shall be treated for federal income tax purposes as a taxable sale or exchange of the Trust Assets (other than Cash) by the Debtors to the Beneficiaries and a transfer from the Beneficiaries to the FI Liquidating Trust. The Beneficiaries shall be treated as the grantors and owners of a grantor trust for U.S. federal income tax purposes. More particularly, for U.S. federal income tax purposes:

               (a) Each Beneficiary holding an Allowed Secured Claim or an Allowed Priority Claim that is not fully paid on the Effective Date shall be deemed to have received from the Debtors on the Effective Date, and immediately contributed to the FI Liquidating Trust, an amount of Cash equal to the amount of such Beneficiary's Claim that was not actually paid on the Effective Date.

               (b) Each Beneficiary holding an Allowed Claim or Allowed Class 11 Interest that is not an Allowed Secured Claim or an Allowed Priority Claim shall be deemed (1) to have received from the Debtors on the Effective Date, and immediately contributed to the FI Liquidating Trust, an interest in Remaining Assets equal to its pro rata interest in the Remaining Assets and (ii) to receive from the Debtors on each subsequent date on which the Debtor makes a transfer to the FI Liquidating Trust and to have immediately contributed to the FI Liquidating Trust its pro rata portion of the assets so transferred by the Debtors.

     2.3 Purposes of the FI Liquidating Trust. Subject to section 8.1, the FI Liquidating Trust shall continue in existence so long as necessary for the purpose of liquidating the Trust Assets, in accordance with Treasury Regulation ss. 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the FI
Liquidating Trust. Consistent with such objective, the Trustee, in an orderly manner and subject to the provisions of the Plan and this Agreement, shall:

               (a) make all Distributions under the Plan and this Agreement;

               (b)  satisfy  its  obligations   under  the  Plan  and  this
          Agreement, including, but not limited to, those specifically set forth in sections 5.4(a)(b) and 7.1 of the Plan;

               (c) enforce and prosecute the Litigation Claims, and other claims, interests, rights and privileges of the Debtors, including, but not limited to, the prosecution of Avoidance Actions;

               (d) on a timely basis under the Plan, object to Claims and Class 11 Interests asserted against the Debtors;

               (e) litigate or resolve Disputed Claims and Disputed Class 11 Interests;

               (f) administer the Plan; and

               (g) file appropriate tax returns in  accordance  with section
          6.2.

     2.4   The Post Confirmation Committee.
           -------------------------------

               (a) The Post Confirmation Committee shall consist of four members. Each Bankruptcy Committee shall appoint two persons to serve on the Post Confirmation Committee. Decisions of the Post Confirmation Committee shall require at least three votes in favor of or against the matter proposed. The Trustee shall report to and consult with, and as determined herein or as otherwise requested by the Post Confirmation Committee, shall follow the instructions of the Post Confirmation Committee with regard to the implementation of the Plan. If three votes cannot be obtained in favor of or against the Trustee's proposal, the Trustee may seek the Court's approval of the proposal without further voting by the Post Confirmation Committee. The Trustee shall render monthly written reports to the Post Confirmation Committee.

               (b) If a member of the Post Confirmation Committee sells, transfers or assigns its Claim, such member shall be immediately removed.

               (c) If a member of the Post Confirmation Committee resigns or is removed pursuant to Section 2.4(b) of this Agreement, the remaining members of the Post Confirmation Committee shall elect a replacement member who must be the holder of the same class of claim as the resigning or removed member of the Post Confirmation Committee.

               (d) The Post Confirmation Committee may retain the services of attorneys, accountants and other agents that, in the discretion of the Post Confirmation Committee, are necessary to assist the Post Confirmation Committee in the performance of its duties. The reasonable fees and expenses of such professionals shall be paid by the FI Liquidating Trust upon the monthly submission of statements to the Trustee and the Post Confirmation Committee. The payment of the reasonable fees and expenses of the Post Confirmation Committee's retained professional shall be made in the ordinary course of business from the FI Liquidating Trust and shall not be subject to the approval of the Bankruptcy Court.

               (e) The Post Confirmation Committee shall monitor the performance by the Trustee of its obligations under the Plan and this Agreement. The Post Confirmation Committee shall also review and either approve or reject:

                    (i) budgets for the FI Liquidating Trust that the Trustee may be required or requested to prepare and submit to the Post Confirmation Committee;

                    (ii) proposals by the Trustee to modify the Plan;

                    (iii) proposals by the Trustee to set or postpone the scheduled date of a Distribution to holders of Allowed Claims or Allowed Class 11 Interests;

                    (iv) proposals by the Trustee to sell, abandon or otherwise transfer non-cash Trust Assets;

                    (v) proposals by the Trustee to retain professionals, employees or agents to assist in the administration of the Fl Liquidating Trust;

                    (vi) proposals by the Trustee with respect to initiation and prosecution of litigation, including but not limited to, objections to Claims, Class 11 Interests and Litigation Claims; and

                    (vii)   proposals   by  the  Trustee  with  respect  to
               disposition and settlement of any Claim, Class 11 Interest or Litigation Claim, including any Avoidance Action, provided, however, that the Post Confirmation Committee may designate parameters within with the Trustee need not seek approval for settlement of Claims, Class 11 Interests or Litigation Claims;

          (f) Except as otherwise specifically provided herein and in the Plan, members of the Post Confirmation Committee shall not be held personally liable for any claim asserted against the FI Liquidating Trust, the Trustee, the Trustee's employees, the Post Confirmation Committee's employees, any of the Trustee's professionals or representatives or any of the Post Confirmation Committee's professionals or representatives. Without limiting the generality of the foregoing, the members of the Post Confirmation Committee shall not be liable for any error of judgment with respect to their oversight of the FI Liquidating Trust and/or the activities of the Trustee made in good faith, or with respect to any action taken or omitted to be taken in good faith, except for actions or omissions to act that are due to gross negligence, willful misconduct or intentional fraud.

          (g) The members of the Post Confirmation Committee shall be and hereby are exculpated by all Persons from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon the members of the Post Confirmation Committee or any of the Post Confirmation Committee members' professionals or representatives by this Agreement or applicable law or otherwise, except for actions or omissions to act that are due to gross negligence, willful misconduct or fraud after the date hereof. The FI Liquidating Trust shall indemnify, defend and hold harmless the members of the Post Confirmation Committee and their professionals or representatives from and against any and all claims, causes of action, liabilities, obligations, losses, damages or reasonable expenses (including reasonable attorneys' fees and expenses) (other than and only to the extent due to such Post Confirmation Committee member's or such professionals' or representatives' gross negligence, willful misconduct or intentional fraud) to the fullest extent permitted by applicable law.

          (h) The duties, responsibilities and powers of the members of the Post Confirmation Committee to oversee the FI Liquidating Trust and/or the activities of the Trustee shall terminate on the date the FI Liquidating Trust is dissolved pursuant to Article VIII of this Agreement and section 7.9 of the Plan, provided that paragraphs (d) and (e) of this section 2.4 shall survive such termination, dissolution and entry.

                                ARTICLE III
                                  TRUSTEE

     3.1 Appointment. The Debtors hereby designate _____________ to serve as the initial Trustee, and ____________ hereby accepts such appointment and agrees to serve in such capacity, effective as of the date hereof.

     3.2 Generally. The Trustee's powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of the FI Liquidating Trust and not otherwise. The Trustee shall have the authority to bind the FI Liquidating Trust, but shall for all purposes hereunder be acting in the capacity as Trustee, and not individually. The Trustee shall owe a fiduciary duty to the Beneficiaries.

     3.3   Rights and Powers of the Trustee.
           --------------------------------

          (a) The Trustee shall have all the rights, powers and duties necessary to carry out its responsibilities under the Plan and this Agreement.

          (b) In exercising its rights and powers and carrying out its duties under the Plan and this Agreemert, upon the approval of the Post Confirmation Committee, the Trustee shall have the authority to retain such professionals (including, without limitation, disbursing and transfer agents, legal counsel and/or other agents or advisors) on the Trustee's own behalf and on behalf of the Trust, as the Trustee deems appropriate and compensate such professionals from the Trust Assets on customary terms reasonably acceptable to the Trustee and the Post Confirmation Committee, without any requirement of approval by the Bankruptcy Court, subject to the terms of section 3.8 of this Agreement. Professionals so retained are not required to be "disinterested persons" (as such term is defined in the Bankruptcy
     Code) and may include, without limitation, counsel or financial advisors to the Debtors, the Bankruptcy Committees, or any member of the Bankruptcy Committees.

     3.4 Scope of Trustee's Duties. The duties of the Trustee shall include, but shall not be limited to:

          (i) considering, pursuing and to the extent the Trustee deems advisable, with the approval of the Post Confirmation Committee, settling, abandoning, selling or assigning any of the Litigation Claims, including, but not limited to, the Avoidance Actions.

          (ii) preparing and submitting a proposed budget of expenses and, to the extent feasible, anticipated recoveries of cash, for the nine months following the Effective Date. The Trustee shall present such additional budgets as are requested by the Post Confirmation
     Committee, which shall be subject to the approval of the Post Confirmation Committee.

          (iii) preparing and submitting to the Post Confirmation Committee such additional budgets as may be required by the Post Confirmation Committee.

          (iv) preparing and submitting to the Post Confirmation Committee a monthly report of Cash held in the FI Liquidating Trust.

          (v) operating within approved budgets as they may be modified with the consent of the Post Confirmation Committee.

          (vi) investing the Cash held in the Liquidating Trust in accordance with the terms of Section 5.3 of the Plan (collectively, the "Permitted Investments"); provided, however, that the scope of the Permitted Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation ss. 301.7701-4(d), maybe permitted to invest in, pursuant to the Treasury Regulations and Rev. Proc. 94-45, 1994-28 C.B. 124, or any modification in IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

          (vii) calculating and paying all Distributions to be made under the Plan and other orders of the Bankruptcy Court to holders of Allowed Claims and Allowed Class 11 Interests.

          (viii) to the extent the Trustee deems advisable, with the approval of the Post Confirmation Committee, litigating and settling (with the approval of the Post Confirmation Committee) all objections to Claims and Class 11 Interests, except that the Trustee has the authority to settle without first consulting the Post Confirmation Committee (a) any Priority Claim if the allowed amount of such Claim is less than $15,000.00 and (b) any unsecured Claim if the allowed amount of such Claim is less than $250,000.00, unless otherwise instructed by the Post Confirmation Committee after a minimum three-fourths vote.

          (ix) taking all other actions necessary or appropriate to implement or consummate the Plan and/or this Agreement, including, without limitation, all actions necessary to fulfill the Debtors' obligations under the KERIT Plan.

          (x) reviewing and objecting to Claims and Class 11 Interests as appropriate, and resolving all Disputed Claims and Disputed Class 11 Interests.

          (xi) filing any and all tax and information returns with respect to the FI Liquidating Trust consistent with the treatment of the FI Liquidating Trust as a grantor trust pursuant to Treasury Regulation ss. 1.671-4(a) and paying taxes properly payable by the FI Liquidating Trust, if any, and making Distributions, including Tax Distributions, to Beneficiaries net of any such taxes.

          (xii) complying with the provisions of the Plan.

          (xiii) such other responsibilities as may be necessary and proper to carry out the provisions of this Agreement.

     3.5 Limitation of Trustee's Authority.
         ---------------------------------

          (a) Except as otherwise provided in the Plan and the Confirmation Order, the Trustee shall not and is not authorized to engage in any trade or business with respect to the Trust Assets or any proceeds therefrom or take any action, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the FI Liquidating Trust or as permitted under this Agreement, and shall take such actions consistent with the orderly liquidation of the Trust Assets as is required by applicable law and consistent with the treatment of the FI Liquidating Trust as a liquidating trust under Treasury Regulation ss.301.7701-4(d) and Revenue Procedure 94-45, 1994-28 C.B. 124, and such actions permitted herein.

          (b) The Trustee shall take specific actions upon the receipt of directions and instructions from the Post Confirmation Committee. The Trustee may rely and act upon the directions and instructions of the Post Confirmation Committee given in accordance with and pursuant to this Agreement, and the Trustee shall not be liable for any action taken or omitted to be taken by it in reliance upon such directions and instructions.

     3.6 Liability of Trustee.
         --------------------

          (a) Except as otherwise specifically provided herein, the Trustee, the Trustee's employees and the Trustee's professionals or representatives shall not be held personally liable for any claim asserted against the FI Liquidating Trust, the Trustee, the Trustee's employees, the Post Confirmation Committee's members, any of the Trustee's professionals or representatives or any of the Post Confirmation Committee's professionals or representatives. Without limiting the generality of the foregoing, the Trustee, the Trustee's employees and any of the Trustee's professionals or representatives shall not be liable for any error of judgment made in good faith, or with respect to any action taken or omitted to be taken in good faith, except for actions or omissions to act that are due to gross negligence, willful misconduct or intentional fraud.

          (b) The Trustee shall not be liable for interest or obligated to produce income on any moneys received by the FI Liquidating Trust hereunder and held for Distribution or payment to the Beneficiaries, except as such interest or other income shall actually be received by the Trustee.

          (c) Nothing in this Section 3.6 shall be deemed to protect the Trustee from personal liability with respect to the assessment of fines or penalties against the Trustee which may be assessed by any government agency for failure to comply with applicable law.

     3.7 Reliance by Trustee.
         -------------------

          (a) Except as  otherwise  provided in sections 2.4 and 3.6 hereof
     (i) the Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and (ii) the Trustee may consult with accounting advisors and other professionals to be selected by it, and the Trustee shall not be liable for any action taken or omitted to be taken by it in accordance with the advice thereof

          (b) If the Trustee is unsure of the application of any provision of this Agreement or any other agreement relating to the transactions contemplated hereby, the Trustee may consult with the Post Confirmation Committee and request and rely upon the instructions of the Post Confirmation Committee; provided, however, that if the Trustee shall not have received instructions from the Post Confirmation Committee within fifteen (15) days after the date of such request, until instructed otherwise, the Trustee may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable in the best interests of the FI Liquidating Trust and the Beneficiaries.

     3.8 Compensation of the Trustee. Any commission or fees which may be fixed by applicable law for trustees or fiduciaries are hereby waived by the Trustee. The Trustee shall receive compensation as has been approved by Bankruptcy Committees and disclosed to the Bankruptcy Court at the Confirmation Hearing. Such compensation shall be paid from the Liquidating Trust Administrative Reserve. In addition, the Trustee shall be entitled to reimbursement from the Liquidating Trust Administrative Reserve of all reasonable expenses and costs to administer the Liquidating Trust, distribute to the Beneficiaries the Available Cash, litigate any Litigation Claims or take other actions contemplated herein. The Trustee shall provide to the Post Confirmation Committee a written report detailing all such expenditures on such schedule and by such written documentation as the Post Confirmation Committee may reasonably require.

     3.9 Exculpation; Indemnification. The Trustee, the Trustee's employees and the Trustee's professionals and representatives shall be and hereby are exculpated by all Persons from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Trustee by this Agreement or applicable law or otherwise, except for actions or omissions to act that are due to gross negligence, willful misconduct, intentional fraud or violations of applicable law of such persons after the date hereof. The FI Liquidating Trust shall indemnify, defend and hold harmless the Trustee, the Trustee's employees and the Trustee's professionals or representatives from and against any and all claims, causes of action, liabilities, obligations, losses, damages or reasonable expenses (including reasonable attorneys' fees and expenses) (other than and only to the extent due to the Trustee's gross negligence, willful misconduct, fraud or violation of applicable law) to the fullest extent permitted by applicable law.

     3.10 Termination. The duties, responsibilities and powers of the Trustee shall terminate on the date the FI Liquidating Trust is dissolved pursuant to Article IX of this Agreement, provided that sections 3.8 and
3.9 above shall survive such termination and dissolution.

                                 ARTICLE IV
                      BOOKS, RECORDS AND DISTRIBUTIONS

     4.1 Books and Records. The Trustee shall maintain books and records relating to the assets and income of the FI Liquidating Trust and the payment of expenses of, and liabilities of, the FI Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with
Article VI hereof and to comply with applicable provisions of law. The Post Confirmation Committee shall have the right to inspect the books and records of the FI Liquidating Trust. Except as provided in section 6.1 hereof, nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the FI Liquidating Trust, or as a condition for making any payment or Distribution out of the Trust Assets.

     4.2 Distributions.
         -------------

          (a) General Operating Account; Other Accounts. The Trustee shall maintain in a general operating account all Cash received from the Debtors or obtained at any time in the future with respect to the FI Liquidating Trust. The Trustee shall establish and maintain such other accounts as he deems necessary and appropriate to carry forth the terms of the Plan and the FI Liquidating Trust, including, without limitation, the Liquidating Trust Administrative Reserve and the Disputed Claims Reserves.

          (b) Liquidating Trust Administrative Reserve. The Trustee shall establish a separate interest-bearing account (the "Liquidating Trust Administrative Reserve") and deposit funds into such reserve, in an amount to be determined by the Trustee with the approval of the Post
     Confirmation Committee, as reasonably sufficient to pay the costs, fees, and expenses arising from the administration of the Plan and the FI Liquidating Trust. Furthermore, to the extent the Trustee determines that funding of the Liquidating Trust Administrative Reserve is insufficient, additional funds from the Trust Assets, including, but not limited to any Disputed Claims Reserve, to the extent necessary for such purposes, may be allocated by the Trustee to the Liquidating Trust Administrative Reserve, after notice and approval by to the Post Confirmation Committee. After all costs and expenses associated with the FI Liquidating Trust have been paid, and/or upon the reasonable determination of the Trustee, in consultation with the Post Confirmation Committee that the funds in the Liquidating Trust Administrative Reserve exceed the amounts necessary to pay the expenses for which such fund is established, the remaining or excess funds, as applicable, in the Liquidating Trust Administrative Reserve shall be distributed, net of any Tax Distribution approved by the Trustee, Pro Rata to holders of Allowed Claims in accordance with this Agreement, the Plan, and the Confirmation Order.

          (c) Distributions on Initial Distribution Date. As soon as is practicable and prudent after the Effective Date, subject to the reservation of adequate funds in the Liquidating Trust Administrative Reserve and each Disputed Claims Reserve, the Trustee shall deliver proceeds of Collateral and/or Available Cash to holders of Claims entitled to Distributions under the Plan that were Allowed as of the Effective Date. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order.

          (d) Distributions on a Subsequent Distribution Date. Unless otherwise provided in the Plan, to the extent that proceeds of Collateral and/or Available Cash or other reasonably distributable assets are available subsequent to the Initial Distribution Date, the Trustee shall, on a Subsequent Distribution Date, which date shall be whenever the aggregate amount distributable to holders of Allowed Claims equals or exceeds $1,000,000 (but in no event shall such date be less than three months, or more than one year, after the next previous distribution date), distribute such proceeds of Collateral and/or Available Cash or other reasonably distributable assets to the holders of Claims entitled to Distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such proceeds of Collateral and/or Available Cash had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial
     Distribution Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Subsequent Distribution Date had been disallowed on the Initial Distribution Date; provided, however, that the Liquidating Trustee shall not be required to make any Distribution on a Subsequent Distribution Date on account of an Allowed Claim in an amount less than $100, except in the case of a Distribution on the Final Distribution Date in accordance with Section 7.6 of the Plan; provided further, however, that in no event shall the foregoing impair the right of the Trustee to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the FI Liquidating Trust. All payments shall be made in accordance with the priorities established by the Plan and in accordance with the terms and conditions of the Plan and the Confirmation Order. The foregoing notwithstanding, at least annually, the Liquidating Trustee shall distribute to the Beneficiaries an amount equal to (A-B), where A is the sum of the net income from investments earned by the Liquidating Trust and the net proceeds from the sale of assets and B is such amount as the Liquidating Trustee deems reasonably necessary to maintain the value of the Liquidating Trust Assets and to satisfy the expenses and contingent liabilities of the Liquidating Trust (including Disputed Claims). In addition to distributions with respect to Allowed Claims, Beneficiaries shall be entitled to receive Tax Distributions with respect to the net taxable income of the Liquidating Trust allocated to them for federal income tax purposes in such amount as the Liquidating Trustee, in his sole discretion, deems reasonable and appropriate.

          (e) Distributions on the Final Distribution Date. Unless otherwise provided in the Plan, after the liquidation of any and all Trust Assets to the fullest extent reasonably possible, the Trustee shall establish the Final Distribution Date, upon which the Trustee shall distribute such Cash or other assets remaining after satisfaction of all expenses and other obligations of the FI Liquidating Trust to the holders of Claims entitled to distributions under the Plan that were Allowed as of the Effective Date or subsequently have become Allowed Claims on or before the Final Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims on the Initial Distribution Date if (a) such Cash or other assets had been available for distribution on the Initial Distribution Date, (b) such Allowed Claims had been Allowed on the Initial
     Distribution Date in the amounts in which they are Allowed on the Final Distribution Date, and (c) Claims or portions thereof that have become disallowed subsequent to the Initial Distribution Date and on or before the Final Distribution Date had been disallowed on the Initial Distribution Date, taking into account all previous distributions; provided, however, that in no event shall the foregoing impair the right of the Plan Administrator to use funds in any Disputed Claims Reserve to satisfy the costs of administering the Plan and the FI Liquidating Trust or to make Tax Distributions which the Trustee deems reasonable and appropriate. Within 20 Business Days prior to making the final distribution, the Trustee shall notify the Post Confirmation Committee that the Trustee deems all assets to be liquidated and that the Trustee intends to establish the Final Distribution Date.

          (f) Setoffs. The Trustee may, but shall not be required to, set off against any Allowed Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Allowed Claim, claims, right and causes of action of any nature whatsoever that the Trustee, as successor to and assignee from the Allowed Debtors, may have or have had against the holder of such Allowed Claim or any prior holder of such Claim if the Allowed Claim has been transferred; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release current or former by the Trustee of any such claim that the Debtors or the Trustee may have against such current or former holder.

          (g) Disputed Payment. If any dispute arises as to the identity of a holder of an Allowed Claim or Allowed Class 11 Interest who is to receive any Distribution, the Trustee may, in lieu of making such Distribution to such person, make such Distribution into an escrow account until the disposition thereof shall be determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute or otherwise withhold payment until the Bankruptcy Court has determined the identity of the holder upon request by the Trustee.

          (h) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of sum of the Allowed amount of such Claim and the Deemed Tax Amount for all taxable periods, unless such holder is entitled to interest at the Plan Rate pursuant to the Plan.

                                 ARTICLE V
                             SUCCESSOR TRUSTEE

     5.1  Resignation. The Trustee may resign by giving not less than sixty
(60) days prior written notice thereof to the Post Confirmation Committee.

     5.2 Removal. The Trustee may be removed upon a minimum three-fourths vote of the Post Confirmation Committee, with or without cause. If the Trustee is removed for cause, the Post Confirmation Committee or successor Trustee shall have the right to seek disgorgement from the Trustee of all or a portion of the fee paid to such removed Trustee. In the event of the removal of the Trustee without cause, the Trustee shall be entitled to immediate payment of all compensation earned by the Trustee through and including the date of such removal.

     5.3 Acceptance of Appointment by Successor Trustee. Any successor Trustee shall be appointed after a minimum three-fourths vote of the Post Confirmation Committee, by an acknowledged written instrument delivered to the successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the FI Liquidating Trust records. Thereupon, such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the FI Liquidating Trust with like effect as if originally named herein; provided, however, that a removed or resigning Trustee shall, nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee under the FI Liquidating Trust all the estates, properties, rights, powers and trusts of such predecessor Trustee.

                                 ARTICLE VI
                                 REPORTING

     6.1 Reports
         -------

          (a) In  addition  to the  reporting  otherwise  required  by this
     Agreement, as soon as practicable upon termination of the FI Liquidating Trust, the Trustee shall submit to the Post Confirmation Committee a written report, including: (i) audited financial statements of the FI Liquidating Trust for the period commencing on the date hereof and ending on the Termination Date and the receipts and disbursements of the Trustee for such period; and (ii) a description of any action taken by the Trustee in the performance of its duties which materially affects the FI Liquidating Trust and of which notice has not previously been given to the Post Confirmation Committee. All such reports shall be in form and substance reasonably acceptable to the Post Confirmation Committee.

          (b) Upon the occurrence of any change, circumstance or effect that could reasonably be determined to be materially adverse to the FI Liquidating Trust, the Trustee shall promptly notify the Post Confirmation Committee in writing of such occurrence. The Trustee may, but shall not be required to, consult with, and rely upon the advice of, the Post Confirmation Committee in making a determination that such a change, circumstance or effect has occurred, and the Trustee shall not be liable for any determination made by it in reliance upon the advice thereof.

     6.2 United States Federal Income Tax
         --------------------------------

          (a) Grantor Trust Status. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Trustee of a private letter ruling if the Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Trustee), the Trustee shall make timely filings of annual federal income tax returns attached to Form 1041 reflecting the items of income, gain or loss, deductions or credits of the FI Liquidating Trust as a grantor trust pursuant to Treasury Regulation ss. 1.671-4(a). The Trustee shall value the Trust Assets on a consistent basis and such valuations shall be used for all federal income tax purposes by the Trustee and the Beneficiaries. Consistent with its status as a grantor trust, the FI Liquidating Trust shall not be, and the Beneficiaries shall be, responsible for the payment of their allocable portion of any federal income tax liability related to the operation of the Liquidating Trust.

          (b) Attributions of FI Liquidating Trust Taxable Income. Subject to the provisions of section 6.2(a) hereof, attribution of taxable income or credits of the FI Liquidating Trust shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restriction on distributions described herein) if, immediately prior to such deemed distribution, the FI Liquidating Trust had distributed all of its other assets (valued for this purpose at their "tax book value") to the Beneficiaries, taking into account all prior and concurrent Distributions from the FI Liquidating Trust. Similarly, taxable losses or deductions of the FI Liquidating Trust shall be attributed by reference to the manner in which an economic loss would be borne immediately after a liquidating Distribution of the remaining Trust Assets. The tax book value of the Trust Assets for this purpose shall equal their fair market value on the date hereof or, if later, the date such assets were acquired by the Fl Liquidating Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRS, the Treasury Regulations and other applicable administrative and judicial authorities and pronouncements.

          (c) Compliance. The FI Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority with respect to Distributions.

     6.3 Other. The Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the FI Liquidating Trust that, upon the advice of counsel, are identified to the Trustee as required by any governmental authority.

                                ARTICLE VII
                         BENEFICIARIES' INTERESTS

     7.1 Beneficial Interests. The interests of the Beneficiaries in the FI Liquidating Trust shall be uncertificated and shall be reflected only on the records of the FI Liquidating Trust maintained by the Trustee. The proportionate interest of each Beneficiary in the FI Liquidating Trust shall be in the priority and amount of each Beneficiary's Allowed Claim or Allowed Class 11 Interest, and the Trustee shall be fully protected and incur no liability to any Beneficiary or any other Person in making any Distribution in accordance with such proportionate interests.

     7.2 Transfer. The interests of the Beneficiaries in the FI Liquidating Trust are not negotiable and shall be transferable after written notice to the Trustee only: (a) pursuant to applicable laws of descent and distribution (in the case of a deceased individual Beneficiary), or (b) by operation of law. The Trustee shall not be required to record any transfer in favor of any transferee who, in the sole discretion of the Trustee, is or might be construed to be ambiguous, or create uncertainty as to the holder of the interest in the FI Liquidating Trust, and in so doing the Trustee shall be fully protected and incur no liability to any Person pursuant to section 3.6 hereof. Until a transfer is in fact recorded on the books and records maintained by the Trustee for the purpose of identifying the Beneficiaries, the Trustee, whether or not in receipt of documents of transfer or other documents relating to the transfer, may nevertheless make Distributions and send communications to the Beneficiaries, as though it has no notice of any such transfer, and in so doing the Trustee shall be fully protected and incur no liability to any purported transferee or any other Person pursuant to section 3.6 hereof.

                                ARTICLE VIII
                    TERMINATION OF FI LIQUIDATING TRUST

     8.1 Termination of FI Liquidating Trust. The Trustee shall seek authority from the Bankruptcy Court to dissolve the FI Liquidating Trust as part of the process of closing the Bankruptcy Case, consistent with section
5.9 of the Plan, when each of the following conditions are satisfied (such date being referred to herein as the "Termination Date"):

          (a) all Disputed Claims and Disputed Class 11 Interests have become Allowed Claims and Allowed Class 11 Interests or have been disallowed by Final Order,

          (b) all Litigation Claims, including any Avoidance Actions, have been resolved;

          (c) all other Trust Assets have been liquidated;

          (d) all Cash from the liquidation of the Trust Assets has been distributed in accordance with the Plan and this Agreement; and

          (e) if any Cash remains after the payment in full (including post-petition interest at the Plan Rate) of the Allowed Claims of all Beneficiaries and any other distributions in accordance with the Plan and this Agreement, such remaining Cash has been transferred to Reorganized Industries.

     Notwithstanding the foregoing, the FI Liquidating Trust shall not remain in being for more than four (4) years, unless such term is extended pursuant to section 8.2 of this Agreement.

     8.2 Extension of Term of FI Liquidating Trust. Any extension of the term of the FI Liquidating Trust set forth in section 8.1 hereof must be
(i) for a finite period of time, (ii) preceded by the Trustee's receipt of a favorable ruling from the IRS that the FI Liquidating Trust's continued existence beyond such period would not adversely affect the status of the FI Liquidating Trust as a liquidating trust within the meaning of ss. 301.7701-4(d) of the Treasury Regulations for U.S. federal income tax purposes, and (iii) approved by the Bankruptcy Court within six (6) months of the beginning of the extended term

                                 ARTICLE IX
                           AMENDMENT AND WAIVER

     Subject to approval of the Bankruptcy Court, any provision of this Agreement may be amended or waived with the approval of the Trustee and a three-fourths vote of the Post Confirmation Committee; provided further that no change shall be made to this Agreement that would (1) adversely affect the Distributions otherwise required to be made to any Beneficiary,
(ii) adversely affect the U.S. federal income tax status of the FI Liquidating Trust as a "grantor trust" (in accordance with section 6.2 hereof), if applicable, or (iii) unless agreed to in writing by the affected Trustee, adversely affect the rights of the Trustee. Technical amendments to this Agreement may be made as necessary to cure any ambiguity, defect or inconsistency in this Agreement or enable the FI Liquidating Trust to effectuate the terms of this Agreement, with the consent of the Trustee and a three-fourths vote of the Post Confirmation Committee, provided that such amendment does not adversely affect the rights of the Beneficiaries.

                                 ARTICLE X
                          MISCELLANEOUS PROVISIONS

     10.1 Cooperation. Simultaneously with or immediately prior to the effectiveness of this Agreement, the Debtors shall provide the Trustee with copies of such of its books and records and such further information as the Bankruptcy Committees have requested for the purpose of performing its duties and exercising its powers hereunder.

     10.2 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of law which would require the application of the law of another jurisdiction.

     10.3 Actions Taken on Other Than Business Day. If any payment or act is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     10.4 Severability. If any provision of this Agreement or application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     10.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, next-day air courier or telecopier to the following addresses:

If to the Trustee:
-----------------

[INSERT TRUSTEE CONTACT INFO]
Attn:
     --------------------------------
Direct:
Facsimile:
E-Mail:

If to the Post Confirmation Committee:
-------------------------------------

[INSERT #1 CONTACT INFO]
Attention:
Direct:
Facsimile:
E-Mail:

[INSERT #2 CONTACT INFO]
Attention:
Direct:
Facsimile:
E-Mail:

[INSERT #3 CONTACT INFO]
Attention:
Direct:
Facsimile:
E-Mail:

[INSERT #4 CONTACT INFO]
Attention:
Direct:
Facsimile:
E-Mail:

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; one (1) Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

     10.6 Headings. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or provision hereof.

     10.7 Conflict with Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     10.8 Retention of Jurisdiction. After the Effective Date and to the fullest extent permitted by law, the Bankruptcy Court shall retain exclusive jurisdiction over (i) the FI Liquidating Trust, including the performance of the duties of the Trustee and the Post Confirmation Committee in overseeing the FI Liquidating Trust and (ii) the interpretation of this Agreement and all issues arising under or related to this Agreement.

     10.9 Third Party Beneficiaries. Except for the Beneficiaries, nothing in this Agreement is intended to confer upon any Person that is not a party hereto any rights or remedies hereunder.

     10.10 Successors and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     10.11 Counterparts. This Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as the date of the first above written.

                                    FARMLAND INDUSTRIES, INC.
                                    FARMLAND FOODS, INC.
                                    SFA, INC.
                                    FARMLAND TRANSPORTATION, INC.
                                    FARMLAND PIPE LINE COMPANY

                                    By:
                                       -------------------------------------
                                    Name: Robert B. Terry, Authorized Signatory


                                    By:
                                       -------------------------------------
                                                       , as Trustee

                              PLAN EXHIBIT B
                              --------------

             Assumed Executory Contracts and Unexpired Leases (2)

                  Name                             Disposition                   Cure Amount
----------------------------------------------------------------------------------------------

 Operating Agreement of Agrifarm          Assumed by Reorganized Industries         $0.00
 Industries, LLC, dated as of
 March 19, 1998

 Agreement among Wilbur-Ellis Company,    Assumed by Reorganized Industries         $0.00
 Farmland Industries, Inc., Wilfarm,
 L.L.C., Cenex Harvest States
 Cooperatives and United Country
 Brands LLC, dated March 2000

 Operating Agreement of Agriliance LLC,   Assumed by Reorganized Industries         $0.00
 dated as of January 4, 2000

 Management Services Agreement with       Assumed by Reorganized Industries         $0.00
 Agriliance LLC, dated as of
 January 4, 2000

 Put Option Agreements with Agriliance    Assumed by Reorganized Industries         $0.00
 LLC, dated January 2000

 Seed Agreement with Agriliance LLC,      Assumed by Reorganized Industries         $0.00
 dated January 2000

 Bylaws adopted by Alliance Farms         Assumed by Reorganized Industries         $0.00
 Cooperative Association, dated
 May 3, 1994

 Operating Agreement of Dakota Energy     Assumed by Reorganized Industries         $0.00
 Retail Ventures, L.L.C., dated as
 of May 2, 1997

 Limited Liability Company Agreement of   Assumed by Reorganized Industries         $0.00
 Farmland-Harvest States, LLC, dated as
 of September 10, 1996

 Limited Liability Company Agreement of   Assumed by Reorganized Industries         $0.00
 Farmland National Beef aLF, LLC, dated
 as of July 16, 2001

------------------------

(2) The Debtors reserve their right to add any unexpired lease or executory contract to, or delete any unexpired lease of executory contract from, this Plan Exhibit in accordance with Section 6.3 of the Plan.


 Operating Agreement of Husky Hogs,        Assumed by Reorganized Industries         $0.00
 L.L.C., dated as of January 26, 1999


 Limited Liability Company Agreement of    Assumed by Reorganized Industries         $0.00
 Land O'Lakes Farmland Feed LLC, dated
 as of September 1, 2000

 Fourth Amendment Modifying Economic       Assumed by Reorganized Industries         $0.00
 Interest of Land O'Lakes Farmland
 Feed LLC, dated as of October 12, 2001

 Third Amended and Restated Operating      Assumed by Reorganized Industries         $0.00
 Agreement of Resource2l, LLC, dated
 October 1, 1997

 Bylaws of TruAI, Inc., dated as of        Assumed by Reorganized Industries         $0.00
 March 8, 1995

 Operating Agreement of United Bakeries    Assumed by Reorganized Industries         $0.00
 International, Inc., dated as of
 January 31, 2001

 Joint Venture Agreement among Farmland    Assumed by Reorganized Industries         $0.00
 Industries, Inc., Cenex Harvest States
 Cooperatives, United Country Brands LLC
 and Land O'Lakes, Inc., effective
 January 1, 2000

 Operating Agreement of United Country     Assumed by Reorganized Industries         $0.00
 Brands LLC, effective January 4, 2000

 Operating Agreement of United             Assumed by Reorganized Industries         $0.00
 Processors, L.L.C.

 Third Amended and Restated Operating      Assumed by Reorganized Industries         $0.00
 Agreement of Westland Terminal, L.L.C.,
 dated as of January 15, 1997


                              PLAN EXHIBIT C
                              --------------

                            Industries Retained Assets (3)

1.    Interest in Agrifarm Industries, LLC
2.    Interest in Agriliance LLC
3.    Interest in Alliance Farms Cooperative Association
4.    Interest in Dakota Energy Retail Ventures, L.L.C.
5.    Interest in Farmland-Harvest States, LLC
6.    Interest in Farmland National Beef aLF, LLC
7.    Interest in Husky Hogs, L.L.C.
8.    Interest in Land O'Lakes Farmland Feed LLC
9.    Interest in Resource2l, LLC
10.   Interest in TruAl, Inc.
11.   Interest in United Bakeries International, Inc.
12.   Interest in United Country Brands LLC
13.   Interest in United Processors, L.L.C.
14.   Interest in Westland Terminal, L.L.C.
15.   Interest in Double Circle Farm Supply Company
16.   Interest in Farmers Petroleum, Inc.

------------------------

(3) The Debtors reserve their right, at any time prior to the Confirmation Date, upon prior consent of the Bankruptcy Committees, to amend Plan Exhibit C to delete any assets therefrom or add any assets thereto and to provide notice of any such amendments to the Bankruptcy Court.


                              PLAN EXHIBIT D
                              --------------

                           Transferred Assets(4)

     PROPERTY        OWNER OF          REGULATORY         PROPOSED FUNDING
   DESCRIPTION       PROPERTY           AGENCIES             FOR TRUST
                                        INVOLVED

Joplin, MO Gypsum    Farmland           Missouri                $5,292,119
Stack Property     Industries, Inc.    Department of
                                      Natural Resources

South Hutchinson,    Farmland        Kansas Department            $916,382
KS Grain Elevator  Industries, Inc.  of Health and
                                        Environment

Fertilizer           Farmland        Oklahoma Department of        $91,594
Storage            Industries, Inc.  Environmental Quality
Tank adjacent to
former Enid, OK
Feed Mill
facility

Lawrence, KS       Farmland         Kansas Department of       $4,894,210
nitrogen plant   Industries, Inc.      Health and
                                      Environment;
                                        U.S. EPA

Scottsbluff, NE      Farmland       Nebraska Department of       $185,855
former refinery   Industries, Inc.  Environmental Quality
      site

Doniphan, NE UAN    Farmland        Nebraska Department of       $536,305
  Pit Release    Industries, Inc.   Environmental Quality

North Kansas       Farmland              Missouri                $217,689
City, MO         Industries, Inc.      Department of
Manufacturing                         Natural Resources
 Complex

Augusta, AK Farm    SFA, Inc.           Arkansas                  $37,171
Supply Operation                      Department of
                                      Environmental
                                        Quality

Topeka, KS Grain     Farmland        Kansas Department of        $425,912
    Elevator     Industries, Inc.    Health and Environment


Wichita, KS Grain    Farmland        Kansas Department of        $358,644
    Elevator     Industries, Inc.   Health and Environment


Wichita, KS North    Farmland       Kansas Department of          $97,087
   Industrial    Industries, Inc.   Health and Environment
    Corridor

------------------------
(4) The Debtors reserve their right, at any time prior to the Effective Date, upon prior consent of the Bankruptcy Committees, to amend Plan Exhibit D to delete any assets therefrom, add any assets thereto or modify any other information contained thereon and to provide notice of any such amendments to the Bankruptcy Court.

                              PLAN EXHIBIT E
                              --------------

Executory Contracts and Unexpired Leases related to Coffeyville Assets (5)










------------------------
(5) The Debtors reserve their right, at any time prior to the Effective Date, to amend Plan Exhibit E to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto and to provide notice of any such deletion or addition to all affected parties.


CONTRACT NO             CONTRACT                EXACT TITLE OF                      CONTRACT       CURE AMOUNTS      SITE
                        PARTY                     CONTRACT                          TYPE
                MATLAB PLS
                MATHWORKS                 TOOL BOX                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                                             SERVER
                MICROSOFT CORP              SOFTWARE                        Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                                             SERVER
                MICROSOFT CORP               CLIENT                         Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                MICROSOFT CORP            MAIL SERVER                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                MICROSOFT CORP            MAIL CLIENT                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                                            ISA 2000                        Software                              Coffeyville
                MICROSOFT CORP               SERVER
--------------------------------------------------------------------------------------------------------------------------------
                                           OFFICE PRO                       Software                              Coffeyville
                MICROSOFT CORP                2000
--------------------------------------------------------------------------------------------------------------------------------
                                          DESKTOP OP.                       Software                              Coffeyville
                MICROSOFT CORP               SYSTEM
--------------------------------------------------------------------------------------------------------------------------------
                MICROSOFT CORP              VISIO 5.0                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                MICROSOFT CORP              VISIO 2000                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                                           WIN NT 4.0
                MICROSOFT CORP                SVR                           Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                    ADOBE                 ACROBAT 5.0                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                ALLEN BRADLEY             RSLOGIC 500                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                ALLEN BRADLEY               AI LADDER                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                    Aspen
                Technology Inc           ADVISOR 7.0                        Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                     ATR                     PRISM                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                   Autodesk                 AUTOCAD                         Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                   Autodesk                 AUTOCAD LT                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                    BR&E                  Prosim\Tsweet                     Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                     BST                     BAPPT                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                   COMPUTER                 ARCSERVE                        Software                              Coffeyville
                  ASSOCIATES
--------------------------------------------------------------------------------------------------------------------------------
                 COX BUSINESS                 COX                           Software                              Coffeyville
                   SERVICES
--------------------------------------------------------------------------------------------------------------------------------
                   DTN CORP                 FARMDATA                        Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                    ENTEK                   ENLINE66                        Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                    ENTEK                   ODYSSEY                         Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                    Epcon                  I:PROCESS                        Software                              Coffeyville
                International
--------------------------------------------------------------------------------------------------------------------------------
                     ETI                      FEMS                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                 Flir Systems             Thermacam                         Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                      GE                   CIMPLICITY                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                   Haverly                   GRTMPS                         Software                              Coffeyville
                 Systems Inc
--------------------------------------------------------------------------------------------------------------------------------
                   Haverly                  Template                        Software                              Coffeyville
                 Systems Inc
--------------------------------------------------------------------------------------------------------------------------------
                    Haverly                 iCDM\Flash                      Software                              Coffeyville
                 Systems Inc
--------------------------------------------------------------------------------------------------------------------------------
                   Haverly                 OMNI PC\ASM                      Software                              Coffeyville
                 Systems Inc
--------------------------------------------------------------------------------------------------------------------------------
                Haverly Systems               CAL-II                        Software                              Coffeyville
                     Inc
--------------------------------------------------------------------------------------------------------------------------------
                HONEYWELL INC                 LIMS                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                HONEYWELL INC                 SESP                          Software          $8,534.72           Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                HONEYWELL                   UNLIMITED                       Software                              Coffeyville
                INC                         PARTS
--------------------------------------------------------------------------------------------------------------------------------
                HONEYWELL                   HI-SPEC                         Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                HONEYWELL                   SCAN 3000                       Software                              Coffeyville
                  INC
--------------------------------------------------------------------------------------------------------------------------------
                INDUSTRIAL
                AUTOMATION                  PEBUILD                         Software                              Coffeyville
                TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------------
                INDUSTRIAL
                AUTOMATION                   DSMAP                          Software                              Coffeyville
                TECHNOLOGY
--------------------------------------------------------------------------------------------------------------------------------
                   ICARUS
                 CORPORATION                QUESTIMATE                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                                              APOGEE
                INFOGRAPHICS                 8.11.866                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                 INVENSYS                   WONDERWARE                      Software                               Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                Ise Press                   CLIP SYMBOLS                    Software                              Coffeyvlle
--------------------------------------------------------------------------------------------------------------------------------
                 KBC
                (Profimatics,                FCC-SIM                        Software                              Coffeyville
                 Inc)
--------------------------------------------------------------------------------------------------------------------------------
                KENONIC                      FLOWELL                        Software                              Coffeyville
                CONTROLS
--------------------------------------------------------------------------------------------------------------------------------
                Kodak
                Polychrome                 PICTURE EASY                     Software                              Coffeyville
                Graphics LLC
--------------------------------------------------------------------------------------------------------------------------------
                KRAUTKRAMER                  ULTRAPIPE                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Kronos Inc                     KRONOS                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                MACROSOLVE,                                                 Software
                INC
--------------------------------------------------------------------------------------------------------------------------------
                MACROSOLVE
                INC                          RFBARCODE                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                 MATHWORKS                    MATLAB                        Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                MICROSOFT                     NT4.0                         Software                              Coffeyville
                     CORP                    CLIENTS
--------------------------------------------------------------------------------------------------------------------------------
                MICROSOFT                  NT 2000                          Software                              Coffeyville
                     CORP                     WKST
--------------------------------------------------------------------------------------------------------------------------------
                Mro Software                 MAXIMO                         Software                              Coffeyville
                (Formerly Psdi)
--------------------------------------------------------------------------------------------------------------------------------
                Oracle Corp         ORACLE (Enterprise)                     Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Oracle Corp.        ORACLE (Workgroup)                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Pdma Corp                  MCE MOTOR
                                            TESTER                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Petrometrix                  PETRO                          Software                              Coffeyville
                        Inc
--------------------------------------------------------------------------------------------------------------------------------
                Primavera
                 Systems Inc              PRIMAVERA-P3                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Primavera                 PRIMAVERA-P1.3                    Software                              Coffeyville
                 Systems Inc
--------------------------------------------------------------------------------------------------------------------------------
                RICHARDSON
                        ENG                 RICHARDSON                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                SYMANTEC                Norton Anti Virus                   Software                              Coffeyville
                CORPORATION
--------------------------------------------------------------------------------------------------------------------------------
                SYMANTEC                   Norton Ghost                     Software                              Coffeyville
                CORPORATION
--------------------------------------------------------------------------------------------------------------------------------
                SYMANTEC                    PROCOM +                        Software                              Coffeyville
                CORPORATION
--------------------------------------------------------------------------------------------------------------------------------
                Toptech                     TMS5
                 Systems, Inc                                               Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Toptech                    PHINDOWS                         Software                              Coffeyville
                Systems,
                     Inc
--------------------------------------------------------------------------------------------------------------------------------
                Toptech
                Systems,                    T-TALKW                         Software                              Coffeyville
                     Inc
--------------------------------------------------------------------------------------------------------------------------------
                Toptech
                Systems,                    FAIRCOM                         Software                              Coffeyville
                     Inc
--------------------------------------------------------------------------------------------------------------------------------
                TREMETRICS                    OHM                           Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                TRINITY                   BREEZE HAZ                        Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                TRISYS                    TAPITT 2000                       Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Uop                         WKCOMPLY                        Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Uop                          TRIOS                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                WINESTIMATOR INC           WINEST PRO+                      Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Zytax                        ZYTAX                          Software                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                HONEYWELL INC              HONEYWELL                        Software
--------------------------------------------------------------------------------------------------------------------------------
                Bourque Data Systems        RAILTRAC                        Software
                Inc
--------------------------------------------------------------------------------------------------------------------------------
                Mid-America Building       Janitorial                       Service Agreement         $0.00       Coffeyville
                Maintenance, Inc.          Services
                                           Agreement
--------------------------------------------------------------------------------------------------------------------------------
                American Petroleum         Petroleum and                                                          Coffeyville
                Institute ("API")          Allied Industry
                                             Agreement
--------------------------------------------------------------------------------------------------------------------------------
                Ammonia Casale S.A.        License Agreement
--------------------------------------------------------------------------------------------------------------------------------
1022               ARCO                    Lease between ARCO (Lessor) &    Non-Residential           $0.00        Gathering
                                           Farmland Industries, Inc.        Real Property Lease                     System
                                           (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
1023               ARCO                    Lease between ARCO (Lessor) &    Non-Residential           $0.00        Gathering
                                           Farmland Industries, Inc.        Real Property Lease                     System
                                           (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
             IIYS, Inc. (now Aspen Tech)   IIYS Advisor License and                                               Coffeyville
                                             Maintenance Agreement
--------------------------------------------------------------------------------------------------------------------------------
                 Atchison Topeka and      Contract for Industry Track          Track                   $0.00      Coffeyville
                  Santa Fe Railroad                                          Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                 Atchison Topeka and       License for parking motor        License for                $0.00      Coffeyville
                  Santa Fe Railroad        vehicles on right of way        Parking Motor
                       Company                                           Vehicles on Right
                                                                               of Way
--------------------------------------------------------------------------------------------------------------------------------
                 Atchison Topeka and           Pipe Line License              License                  $0.00      Coffeyville
                  Santa Fe Railroad                                          Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Atchison, Topeka and           Pipe Line License               Lease                   $0.00       Gathering
                  Santa Fe Railway                                           Agreement                              System
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Atchison, Topeka and           Pipe Line License              License                  $0.00      Coffeyville
                  Santa Fe Railway                                           Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Atchison, Topeka and           Pipe Line License              License                  $0.00       Gathering
                  Santa Fe Railway                                           Agreement                              System
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Atchison, Topeka and          Power Line License              License                  $0.00       Gathering
                  Santa Fe Railway                                           Agreement                              System
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Atchison, Topeka and           Pipe Line License              License                  $0.00       Gathering
                  Santa Fe Railway                                           Agreement                              System
                 Company (apparently
              assigned to South Kansas
               and Oklahoma Railroad.)
--------------------------------------------------------------------------------------------------------------------------------
               The Atchison Topeka and     Agreement for Private or           License                  $0.00      Coffeyville
                  Santa Fe Railroad                  Farm                    Agreement
                       Company                     Crossing
--------------------------------------------------------------------------------------------------------------------------------
               The Atchison Topeka and     Shackle Rod Line License           License                  $0.00      Coffeyville
                  Santa Fe Railroad                                          Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                                                                           Joint Tariff
             Williams Pipe Line Company     Joint Tariff Agreement           Agreement                 $0.00      Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
 0810        Williams Pipe Line Company       Petroleum Products             Transport                 $0.00      Coffeyville
                                                Transportation               Agreement
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
                     AX&P, Inc.          Crude Oil Purchase Agreement        Agreement                 $0.00       Gathering
                                                                                                                    System
--------------------------------------------------------------------------------------------------------------------------------
                  Baker Tanks, Inc.       Polymer Tank Rental Agreement                                            Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
  813                 Banc One            Lease Agreement for 98 UAN                                   $0.00
                                                  tank cars.
--------------------------------------------------------------------------------------------------------------------------------
 0257       Banks Construction Company,     Coke Handling Agreement                               237,407.00
                        Inc.
--------------------------------------------------------------------------------------------------------------------------------
                 Black Hills Energy           Crude Oil Agreement            Agreement                 $0.00       Gathering
                   Resources, Inc.                                                                                  System
--------------------------------------------------------------------------------------------------------------------------------
                BlackJack Oil Company         Crude Oil Purchase             Purchase                  $0.00       Gathering
                                                   Contract                  Contract                               System
--------------------------------------------------------------------------------------------------------------------------------
                      BOC Gases               Rental Agreement of         Lease Agreement          $1,300.00      Coffeyville
                                                 Nitrogen Tank
                                             and Vaporizer at Alky
--------------------------------------------------------------------------------------------------------------------------------
                      BOC Gases               Rental Agreement of         Lease Agreement          $1,300.00      Coffeyville
                                                 Nitrogen Tank
                                            and Vaporizer at Area 1
--------------------------------------------------------------------------------------------------------------------------------
                      BOC Gases               Rental Agreement of         Lease Agreement          $1,300.00      Coffeyville
                                                  Oxygen Tank
                                               and Vaporizer at
                                                  Sulfur unit
--------------------------------------------------------------------------------------------------------------------------------
                BP America Production         Crude Oil Agreement            Agreement                 $0.00       Gathering
                         Co.                                                                                        System
--------------------------------------------------------------------------------------------------------------------------------
 1028              Brothers Dairy        Surface Lease between Brothers   Surface Lease               $0.00        Gathering
                    Incorporated         Dairy Incorporated (Lessor) &                                              System
                                           Farmland Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
               Bruker Analytical X-Ray         Service Agreement                                                  Coffeyville
                    Systems, Inc.
--------------------------------------------------------------------------------------------------------------------------------
                 Bryan Research and      Software Licensing Agreement                                             Coffeyville
                  Engineering, Inc.
--------------------------------------------------------------------------------------------------------------------------------
                 GE Capital Modular       CEMS Trailer Lease #822356      Lease Agreement            $634.00      Coffeyville
                        Space
--------------------------------------------------------------------------------------------------------------------------------
 0773            GE Capital Modular         Lease of a 14x70 office       Equipment Lease          $1,130.00      Coffeyville
                        Space                       trailer
--------------------------------------------------------------------------------------------------------------------------------
N31285          Carolyn Tolson [Lease    Lease of Property located in     Non-Residential              $0.00       Gathering
                   assignment from                   Osage                     Real                                 System
              Robert & Harriet Labodie]           County, OK              Property Lease
--------------------------------------------------------------------------------------------------------------------------------
 0757           Cenex Harvest States     Terminal Throughput Agreement  Purchase Agreement             $0.00      Phillipsburg
                    Cooperatives
--------------------------------------------------------------------------------------------------------------------------------
 0758           Cenex Harvest States     Refinery Supply Agreement for  Purchase Agreement             $0.00      Coffeyville
                    Cooperatives          purchase of refined energy
                                          products manufactured at
                                          Coffeyville refinery
--------------------------------------------------------------------------------------------------------------------------------
               Central and South West     Payment Security Agreement
                   Services, Inc.
                   and the City of
                   Coffeyville, KS
--------------------------------------------------------------------------------------------------------------------------------
                Chicago, Burlington &       Contract for Pipe Line        Lease Agreement              $0.00       Gathering
                   Quincy Railroad                                                                                  System
                       Company
--------------------------------------------------------------------------------------------------------------------------------
 0762           Citation Oil and Gas     Crude Oil Purchase Agreement   Purchase Agreement             $0.00       Gathering
                        Corp.                                                                                       System
--------------------------------------------------------------------------------------------------------------------------------
 0761           Citation Oil and Gas     Crude Oil Purchase Agreement   Purchase Agreements            $0.00       Gathering
                        Corp.                                                                                       System
--------------------------------------------------------------------------------------------------------------------------------
 1493           City of Coffeyville,      Petroleum Coke Gasification                                  $0.00
                       Kansas               to Nitrogen Fertilizer
                                          Electric Service Agreement
                                            (requires modification)
--------------------------------------------------------------------------------------------------------------------------------
                The Coleman Company,               Agreement                 Agreement                 $0.00      Coffeyville
                        Inc.
--------------------------------------------------------------------------------------------------------------------------------
N31393          Missouri-Kansas-Texas          Pipe Line License          Lease Agreement              $0.00      Coffeyville
                      Railroad
--------------------------------------------------------------------------------------------------------------------------------
N31265           Freedom Group Inc.          Membership Agreement            Agreement                 $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
             Sinclair Pipe Line Company        Pipe Line License          Lease Agreement              $0.00       Gathering
              (assigned from Missouri-                                                                              System
            Kansas-Texas Railroad Company)
--------------------------------------------------------------------------------------------------------------------------------
 0793               Sinclair Oil          Asphalt Services Agreement     Service Agreement             $0.00      Phillipsburg
                     Corporation          for the terminaling of Roll
                                          Saturate and Roofing Flux
                                                ("Products")
--------------------------------------------------------------------------------------------------------------------------------
 0796           Terra Resources, Inc.     Agreement for Preferential    Purchase Agreement             $0.00       Gathering
                                                   Right to                                                         System
                                              Purchase Crude Oil
--------------------------------------------------------------------------------------------------------------------------------
N31255      Mobil Oil Corporation        Sludge Coking Process License   License Agreement        $42,590.77      Coffeyville
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31258           Exxon Research and          Flexicracking Process       License Agreement        $26,996.00      Coffeyville
                 Engineering Company              License and
                                             Engineering Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31261         W.R. Grace & Co. -Conn.     Desox Injection Equipment      Equipment Lease          $3,050.00      Coffeyville
                                                     Lease
--------------------------------------------------------------------------------------------------------------------------------
              Oxbow Carbon and Minerals    Petroleum Coke Agreement                                    $0.00
                         LLC
--------------------------------------------------------------------------------------------------------------------------------
                 Black Hills Energy           Crude Oil Agreement            Agreement                 $0.00       Gathering
                   Resources, Inc.                                                                                  System
--------------------------------------------------------------------------------------------------------------------------------
 0789           ONEOK NGL Marketing,               Agreement              Lease Agreement              $0.00      Coffeyville
                        L.P.
--------------------------------------------------------------------------------------------------------------------------------
                   Corroon & Black                 Agreement                 Agreement                 $0.00      Coffeyville
                   Company of New
                        York
--------------------------------------------------------------------------------------------------------------------------------
                Project Software and           Software License                                                   Coffeyville
                    Development,                   Agreement
                   Inc. (now MRO)
--------------------------------------------------------------------------------------------------------------------------------
 1081           Sun Pipe Line Company       Lease between Sun Pipe        Non-Residential              $0.00       Gathering
                                            Line Company (Lessor) &            Real                                 System
                                           Farmland Industries, Inc.      Property Lease
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
N31256              Union Carbide              Total Isomerization            License                  $0.00      Coffeyville
                     Corporation           Process License Agreement         Agreement
--------------------------------------------------------------------------------------------------------------------------------
                   Corroon & Black                 Agreement                 Agreement                 $0.00      Coffeyville
                   Company of New
                        York
--------------------------------------------------------------------------------------------------------------------------------
 0800            TexPar Energy, Inc.        Purchase/Sale Agreement          Purchase                 $0.00       Coffeyville
                                                for CBO/Slurry               Agreement
--------------------------------------------------------------------------------------------------------------------------------
 1041            Estate Land Company         Lease between Estate         Non-Residential             $0.00        Gathering
                                            Land Company (Lessor) &            Real                                 System
                                             Farmland Industries,         Property Lease
                                                 Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 0808            Williams Pipe Line           Crude Oil Pipeline             Purchase                 $0.00       Coffeyville
                       Company                  Agreement (16"               Agreement
                                               Coffeyville line)
--------------------------------------------------------------------------------------------------------------------------------
 1072            Octagon Investment          Lease between Octagon        Non-Residential              $0.00       Gathering
                       Company            Investment Company (Lessor)          Real                                 System
                (Originally with John     & Farmland Industries, Inc.     Property Lease
                    M. Kane Land                   (Lessee)
                       Trust)
--------------------------------------------------------------------------------------------------------------------------------
 1493           City of Coffeyville,            Petroleum Coke                                        $0.00
                       Kansas                   Gasification to
                                              Nitrogen Fertilizer
                                               Electric Service
                                              Agreement (requires
                                                 modification)
--------------------------------------------------------------------------------------------------------------------------------
                    Prime Energy             Air Compressor Rental                                                Coffeyville
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
 1038            Don W. Steeples and         Lease between Don W.         Non-Residential              $0.00       Gathering
                      David J.                   Steeples and                  Real                                 System
                      Steeples                 David J. Steeples          Property Lease
                                                  (Lessor) &
                                             Farmland Industries,
                                                 Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
N31280            Donald Adams,Jim             Lease of Property          Non-Residential              $0.00       Gathering
                  Childress, Lonnie            located in Creek                Real                                  System
                Adams, Mary Cochran,              County, OK              Property Lease
             Melvin Cochran [Original lease
                     was between
                   Samuel Dix and
                 Prairie Oil & Gas.]
--------------------------------------------------------------------------------------------------------------------------------
                   Quest Resource           Base Contract For Sale          Natural Gas                $0.00      Coffeyville
                     Corporation                      and                    Purchase
                                              Purchase of Natural            Agreement
                                                      Gas
--------------------------------------------------------------------------------------------------------------------------------
 1040         Elton Bowman and Una Mae        Lease between Elton          Surface Lease               $0.00       Gathering
                       Bowman                     Bowman and                                                        System
                                            Una Mae Bowman (Lessor)
                                                       &
                                             Farmland Industries,
                                                 Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
                   Energy Support             Natural Gas Agency                                                  Coffeyville
                   Providers, LLC                  Agreement
--------------------------------------------------------------------------------------------------------------------------------
                 Engineered Recovery           Service Agreement                                                  Coffeyville
                    Systems, Inc.
--------------------------------------------------------------------------------------------------------------------------------
                Entek IRD Corporation           ESAFE Agreement                                                   Coffeyville
                                               (Includes Enline
                                                66 and Odyssey)
--------------------------------------------------------------------------------------------------------------------------------
 0768           EOTT Energy Operating         Crude Oil Exchange             Exchange                  $0.00       Gathering
                    Limited Party                  Contract                  Agreement                              System
--------------------------------------------------------------------------------------------------------------------------------
 0769           EOTT Energy Operating         Crude Oil Exchange             Exchange                  $0.00       Gathering
                    Limited Party                  Contract                  Agreement                              System
--------------------------------------------------------------------------------------------------------------------------------
 1041            Estate Land Company         Lease between Estate         Non-Residential              $0.00       Gathering
                                                     Land                      Real                                 System
                                              Company (Lessor) &          Property Lease
                                                   Farmland
                                               Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
N31258           Exxon Research and          Flexicracking Process            License             $26,996.00      Coffeyville
                     Engineering                  License and                Agreement
                       Company               Engineering Agreement
--------------------------------------------------------------------------------------------------------------------------------
  819                Farm Credit           Lease Agreement for 100                               $114,206.00
                                              UAN tank cars.
--------------------------------------------------------------------------------------------------------------------------------
N31248           Phillips Petroleum           Metals Passivation              License                  $0.00      Coffeyville
                       Company                      License                  Agreement
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31260           Phillips Petroleum          Reforming Technology             License                  $0.00      Coffeyville
                       Company                      License                  Agreement
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31265           Freedom Group Inc.          Membership Agreement            Agreement                 $0.00      Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                 GE Capital Modular           CEMS Trailer Lease         Lease Agreement             $634.00      Coffeyville
                        Space                       #822356
--------------------------------------------------------------------------------------------------------------------------------
 0773            GE Capital Modular         Lease of a 14x70 office      Equipment Lease           $1,130.00      Coffeyvile
                        Space                       trailer
--------------------------------------------------------------------------------------------------------------------------------
 0774            GE Capital Modular          Lease for double wide       Equipment Lease           $2,046.00      Coffeyville
                        Space                       office
--------------------------------------------------------------------------------------------------------------------------------
  842            GE Capital Railcar              Railcar lease          Lease Agreement for       $18,900.00
                      Services                                             18 tank cars
--------------------------------------------------------------------------------------------------------------------------------
N31435                  GATX                Lease Agreement for 150                              $428,794.00
                                                    Ammonia
                                                   tank cars
--------------------------------------------------------------------------------------------------------------------------------
 1044                Grabs Kemp              Lease between Gratis        Non-Residential               $0.00       Gathering
                                                     Kemp                      Real                                 System
                                              (Lessor) & Farmland         Property Lease
                                               Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
N31273           Greeley Gas Company       Sales and Transportation           Service            $154,490.00      Coffeyville
                     (now ATMOS)                    Service                  Agreement
               (Original agreement was             Agreement
                     in name of
                United Cities Gas Co.
                    which sold to
             Greeley and which then sold
                      to Atmos)
--------------------------------------------------------------------------------------------------------------------------------
                   Harbison Walker         Refractory Purchase Order                                   $0.00
                     Refractives
--------------------------------------------------------------------------------------------------------------------------------
                Harry R. Defeer Corp.    Petroleum Coke Purchase Order                                 $0.00
--------------------------------------------------------------------------------------------------------------------------------
                Harry R. Defeer Corp.    Petroleum Coke Purchase Order                                 $0.00
--------------------------------------------------------------------------------------------------------------------------------
                Haverly Systems, Inc.      CAL II Use Rights License                                              Coffeyville
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
                Haverly Systems, Inc.    GRTMPS Continuous Maintenance                                            Coffeyville
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
                Haverly Systems, Inc.      ICDM Software Continuous                                               Coffeyville
                                         Maintenance Agreement Renewal
--------------------------------------------------------------------------------------------------------------------------------
                Haverly Systems, Inc.         Template Continuous                                                 Coffeyville
                                                  Maintenance
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
 0776             Honeywell Hi-Spec        Advanced Process Control           Service                  $0.00      Coffeyville
                      Solutions                    Technical                 Agreement
                                               Service Contract
--------------------------------------------------------------------------------------------------------------------------------
               Honeywell International        Industrial Services                                  $7,608.00
                        Inc.                     Agreement No.
                                                     14284
--------------------------------------------------------------------------------------------------------------------------------
 0777          Honeywell International    Industrial Control Services         Service              $8,535.00      Coffeyville
                        Inc.                       Agreement                 Agreement
--------------------------------------------------------------------------------------------------------------------------------
 1028              Brothers Dairy            Surface Lease between         Surface Lease               $0.00       Gathering
                    Incorporated                   Brothers                                                         System
                                         Dairy Incorporated (Lessor) &
                                           Farmland Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 1046         James A. Wheeler and Leta     Lease between James A.        Non-Residential              $0.00       Gathering
                        Beth                        Wheeler                    Real                                 System
                       Wheeler               and Leta Beth Wheeler        Property Lease
                                                  (Lessor) &
                                           Farmland Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
                      TPA, Inc.             License Agreement - TPA         Technology                 $0.00      Coffeyville
                                         Technology (Oxygen Injection)        License
                                                                             Agreement
--------------------------------------------------------------------------------------------------------------------------------
                      TPA, Inc.             License Agreement - TPA         Technology                 $0.00      Coffeyville
                                         Technology (Sulfur Recovery)         License
                                                                             Agreement
--------------------------------------------------------------------------------------------------------------------------------
 1047           James R. and Mary E.      Lease between James R. and      Non-Residential              $0.00       Gathering
                       Conrad                   Mary E. Conrad                 Real                                 System
                                              (Lessor) & Farmland         Property Lease
                                           Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 1048             Jayhawk Pipeline           Lease between Jayhawk        Non-Residential              $0.00       Gathering
                     Corporation                   Pipeline                    Real                                 System
                                            Corporation (Lessor) &        Property Lease
                                                   Farmland
                                           Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
N31388          ATSF & MKT Railroads           Pipe Line License          Lease Agreement              $0.00      Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                 Bryan Research and      Software Licensing Agreement                                             Coffeyville
                  Engineering, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 1050                Jody Morgan           Lease between Jody Morgan      Non-Residential              $0.00       Gathering
                                              (Lessor) & Farmland              Real                                 System
                                           Industries, Inc. (Lessee)      Property Lease
--------------------------------------------------------------------------------------------------------------------------------
N31415         Union Pacific Railroad          Pipe Line License         License Agreement             $0.00       Gathering
                  (Agmt originally                                                                                  System
              w/Midland Valley Railroad
                      Company)
--------------------------------------------------------------------------------------------------------------------------------
N31419              Union Pacific              Pipe Line License                                       $0.00       Gathering
                      Railroad                                                                                      System
--------------------------------------------------------------------------------------------------------------------------------
N31420         Union Pacific Railroad          Pipe Line License                                       $0.00      Coffeyville
                  (Agmt originally
                w/Missouri Pacific RR
                         Co)
--------------------------------------------------------------------------------------------------------------------------------
N31421           Union Pacific Railroad        Pipe Line License                                       $0.00      Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31422              Union Pacific              Pipe Line License                                       $0.00      Coffeyville
                      Railroad
--------------------------------------------------------------------------------------------------------------------------------
                     AX&P, Inc.          Crude Oil Purchase Agreement        Agreement                 $0.00       Gathering
                                                                                                                    System
--------------------------------------------------------------------------------------------------------------------------------
N31262          Westar Energy (f/k/a     Electric Service Agreement for       Service            $946,051.00      Coffeyville
                   Kansas Gas and            Coffeyville Refinery            Agreement
                    Electric Co.)
--------------------------------------------------------------------------------------------------------------------------------
N31522           Kansas Water Office        Water Purchase Contract                                    $0.00
                                                 (Coffeyville)
--------------------------------------------------------------------------------------------------------------------------------
 1052           Kaw Pipe Line Company    Sublease between Kaw Pipe Line   Non-Residential              $0.00       Gathering
                                          Company (Lessor) & Farmland          Real                                 System
                                          Industries, Inc. (Sublessee)          Property
                                                                             Sublease
--------------------------------------------------------------------------------------------------------------------------------
 1053           Kaw Pipe Line Company    Sublease between Kew Pipe Line   Non-Residential              $0.00       Gathering
                                         Company (Sublessor) & Farmland        Real                                 System
                                         Industries, Inc. (Sublessee)        Property
                                                                             Sublease
--------------------------------------------------------------------------------------------------------------------------------
               Profimatics, Inc. (now     FCC-SIMOPT Software Package                                             Coffeyville
                        KBC)                   License Agreement
--------------------------------------------------------------------------------------------------------------------------------
 1054               Kenneth Bever         Lease between Kenneth Bever     Non-Residential              $0.00       Gathering
                  (Orignally N. C.            (Lessor) & Farmland              Real                                 System
                      Spurlock)                Industries, Inc.           Property Lease
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 0782           Koch Sulfur Products     Purchase Contract for molten        Purchase              $3,346.60      Coffeyville
                    Company, LLC                    sulfur                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
                    L&G Petroleum        Crude Oil Purchase Agreement        Agreement
--------------------------------------------------------------------------------------------------------------------------------
                Entek IRD Corporation      ESAFE Agreement (Includes                                              Coffeyville
                                                    Enline
                                                66 and Odyssey)
--------------------------------------------------------------------------------------------------------------------------------
N31262          Westar Energy (f/k/a     Electric Service Agreement for       Service            $946,051.O0      Coffeyville
                   Kansas Gas and            Coffeyville Refinery            Agreement
                    Electric Co.)
--------------------------------------------------------------------------------------------------------------------------------
 1061            Laurence and Lorene      Lease between Laurence and      Non-Residential              $0.00       Gathering
                        Diehl                       Lorene                     Real                                 System
                                           Diehl (Lessor) & Farmland      Property Lease
                                           Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
              Chicago, Rock Island and         Pipe Line License              License                  $0.00       Gathering
                       Pacific                                               Agreement                              System
                Railroad Company (now
                     Kyle R.R.)
--------------------------------------------------------------------------------------------------------------------------------
              Chicago, Rock Island and         Pipe Line License              License                  $0.00       Gathering
                       Pacific                                               Agreement                              System
                Railroad Company (now
                        U.P.)
--------------------------------------------------------------------------------------------------------------------------------
              Chicago, Rock Island and         Pipe Line License              License                  $0.00       Gathering
                       Pacific                                               Agreement                              System
                Railroad Company (now
                         UP)
--------------------------------------------------------------------------------------------------------------------------------
                Missouri Kansas Texas          Pipe Line License              License                  $0.00      Coffeyville
                      Railroad                                               Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Missouri Kansas Texas          Pipe Line License              License                  $0.00       Gathering
                      Railroad                                               Agreement                              System
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Missouri Kansas Texas    Pipeline Agreement - Crossing        License                  $0.00      Coffeyville
                      Railroad                                               Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Missouri Kansas Texas         Power Line License              License                  $0.00      Coffeyville
                      Railroad                                               Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
                Missouri Kansas Texas          Pipe Line License              License                  $0.00      Coffeyville
                       Railway                                               Agreement
                       Company
--------------------------------------------------------------------------------------------------------------------------------
 1062           Leland H. Schumacher        Lease between Leland H.       Non-Residential              $0.00       Gathering
                     and Augusta            Schumacher and Augusta             Real                                 System
                      Brungardt          Brungardt (Lessor) & Farmland    Property Lease
                                               Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 1063           Madean Heyen and June     Lease between Madean Heyen      Non-Residential              $0.00       Gathering
                        Heyen                         and                      Real                                 System
                                             June Heyen (Lessor) &        Property Lease
                                                   Farmland
                                               Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 1394             Marguerite Swain         Lease between Marguerite       Non-Residential              $0.00       Gathering
                                                     Swain                     Real                                 System
                                              (Lessor) & Farmland         Property Lease
                                               Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
N31247                Petrolite           Petreco Desalting Equipment     Equipment Lease              $0.00      Coffeyville
                     Corporation                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31259            Merichem Company              Process License               License              $4,343.00      Coffeyville
                                                   Agreement                 Agreement
--------------------------------------------------------------------------------------------------------------------------------
                  MFA Incorporated        Prepay Ammonia Contract No.
                                                   400038381
--------------------------------------------------------------------------------------------------------------------------------
                  MFA Incorporated        Prepay Ammonia Contract No.
                                                   40038382
--------------------------------------------------------------------------------------------------------------------------------
                Mid-America Building          Janitorial Services             Service                  $0.00      Coffeyville
                    Maintenance,                   Agreement                 Agreement
                        Inc.
--------------------------------------------------------------------------------------------------------------------------------
 1067           Mid-America Pipeline           Pipeline Capacity          Equipment Lease              $0.00      Coffeyville
                     system (now                   Lease and
                   Williams Energy            Operating Agreement
                      Services)                   between Mid-
                                            America Pipeline system
                                                  (Lessor) &
                                             Farmland Industries,
                                                 Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific             Pipe Line License              License                  $0.00      Coffeyville
                  Railroad Company                                           Agreement
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific             Pipe Line License              License                  $0.00       Gathering
                  Railroad Company                                           Agreement                              System
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific         Supplemental Agreement &           License                  $0.00       Gathering
                  Railroad Company                   Lease                   Agreement                              System
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific             Wire Line License              License                  $0.00       Gathering
                  Railroad Company                                           Agreement                              System
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific             Pipe Line License              License                  $0.00      Coffeyville
                  Railroad Company                                           Agreement
                  (Agmt originally
                w/Mo-Ks-Tx Railroad)
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific             Pipe Line License              License                  $0.00      Coffeyville
                   Railway Company                                           Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31391            Missouri Pacific          Agreement for Pipe Line       Lease Agreement              $0.00      Coffeyville
                      Railroad                     Crossing
--------------------------------------------------------------------------------------------------------------------------------
N31392            Missouri Pacific             Pipe Line License          Lease Agreement              $0.00      Coffeyville
                      Railroad
--------------------------------------------------------------------------------------------------------------------------------
N31255                Mobil Oil          Sludge Coking Process License        License             $42,590.77      Coffeyville
                     Corporation                   Agreement                 Agreement
--------------------------------------------------------------------------------------------------------------------------------
 1043           Mrs. Faye Taylor and      Lease between Floyd Allred,     Non-Residential              $0.00       Gathering
                    Mrs. Mabel E.       Mrs. Faye Taylor and Mrs. Mabel        Real                                 System
                       Allred                 E. Allred (Lessor)          Property Lease
                                          & Farmland Industries, Inc.
                                         (Lessee) Mrs. Mabel E. Allred
                                              (Lessor) & Farmland
                                           Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 1396             Nancy and Parker          Lease between Nancy and       Non-Residential              $0.00       Gathering
                      Badenhop                      Parker                     Real                                 System
                                              Badenhop (Lessor) &         Property Lease
                                                   Farmland
                                               Industries, Inc.
                                                   (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
                National Cooperative            Employee Lease               Agreement                             Gathering
                   Refinery Assoc.                 Agreement                                                        System
--------------------------------------------------------------------------------------------------------------------------------
                National Cooperative       Equipment Lease Agreement      Equipment Lease              $0.00       Gathering
                      Refinery                                                                                      System
                     Association
--------------------------------------------------------------------------------------------------------------------------------
 0783           National Cooperative          Accounting Services             Service             $18,343.45      Coffeyville
                   Refinery Assoc                  Agreement                 Agreement
--------------------------------------------------------------------------------------------------------------------------------
 0786           National Cooperative          Crude Oil Purchase             Purchase          $1,486,521.00      Coffeyville
                   Refinery Assoc                  Agreement                 Agreement
--------------------------------------------------------------------------------------------------------------------------------
 0785           National Cooperative          Crude Oil Exchange             Exchange             $72,649.35       Gathering
                      Refinery                 Contract (#5993)              Agreement                              System
                     Association
--------------------------------------------------------------------------------------------------------------------------------
 0769           EOTT Energy Operating         Crude Oil Exchange             Exchange                  $0.00       Gathering
                    Limited Party                  Contract                  Agreement                              System
--------------------------------------------------------------------------------------------------------------------------------
 1072            Octagon Investment         Lease between Octagon       Non-Residential Real           $0.00       Gathering
             Company (Originally with     Investment Company (Lessor)      Property Lease                           System
              John M. Kane Land Trust)   & Farmland Industries, Inc.
                                                  (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
 0789         ONEOK NGL Marketing, L.P.           Agreement                Lease Agreement             $0.00      Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
           Oxbow Carbon and Minerals LLC   Petroleum Coke Agreement                                    $0.00
--------------------------------------------------------------------------------------------------------------------------------
N31283     Paulette A Briley and James    Lease of Property located     Non-Residential Real         $300.00       Gathering
                     L. Briley             in Chautauqua County, OK        Property Lease                            System
              (Contract is in name of
                    Bill Brown &
                   Betty Lowery).
--------------------------------------------------------------------------------------------------------------------------------
                    Peter Berick           Water Treatment Agreement                                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31247         Petrolite Corporation      Petreco Desalting Equipment     Equipment Lease              $0.00      Coffeyville
                                                  Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31245      Petrolite Corporation, Ltd.        License Agreement       License Agreement for       $8,898.00      Coffeyville
                                                                         Vertical Desalter
--------------------------------------------------------------------------------------------------------------------------------
N31246      Petrolite Corporation, Ltd.     Electrical Purification     Equipment Lease for            $0.00      Coffeyville
                                            Equipment Loan Agreement    Spherical Desalter
--------------------------------------------------------------------------------------------------------------------------------
N31260       Phillips Petroleum Company      Reforming Technology        License Agreement             $0.00      Coffeyville
                                               License Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31248       Phillips Petroleum Company    Metals Passivation License    License Agreement             $0.00      Coffeyville
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
852                 Pitney Bowes          Lease Agreement for 200 UAN                            $210,663.00
                                                  tank cars.
--------------------------------------------------------------------------------------------------------------------------------
                    Imaginistics          Fax machine rental contract      Lease Agreement            $75.00      Coffeyville
                (f/k/a Pitney Bowes)              #R370748
--------------------------------------------------------------------------------------------------------------------------------
                    Imaginistics          Fax machine rental contract      Lease Agreement            $75.00      Coffeyville
                (f/k/a Pitney Bowes)      #R412310 replaces #R310475
--------------------------------------------------------------------------------------------------------------------------------
                    Imaginistics          Fax machine rental contract      Lease Agreement            $86.00      Coffeyville
                (f/k/a Pitney Bowes)              #R8055994
--------------------------------------------------------------------------------------------------------------------------------
                    Imaginistics          Fax machine rental contract      Lease Agreement            $38.00      Coffeyville
                (f/k/a Pitney Bowes)              #R8962785
--------------------------------------------------------------------------------------------------------------------------------
                    Prime Energy                Air Compressor                                                    Coffeyville
                                               Rental Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31266       Process Industry Practices    Subscription and License       License Agreement            $0.00      Coffeyville
                                                 Agreement
--------------------------------------------------------------------------------------------------------------------------------
               Project Software and       Software License Agreement                                              Coffeyville
            Development, Inc. (now MRO)
--------------------------------------------------------------------------------------------------------------------------------
             Quest Resource Corporation   Base Contract For Sale and     Natural Gas Purchase          $0.00      Coffeyville
                                           Purchase of Natural Gas            Agreement
--------------------------------------------------------------------------------------------------------------------------------
1595         GE Capital (as assigned by     Master Lease Agreement        Equipment Lease              $0.00      Coffeyville
             Reliant Energy Solutions)
--------------------------------------------------------------------------------------------------------------------------------
N31264              Rexel Nelson            Agreement for Sale on          Sale Agreement              $0.00      Coffeyville
                                        Consignment (electrical motors)
--------------------------------------------------------------------------------------------------------------------------------
1077             Robert L. Campbell         Lease between Robert L.     Non-Residential Real           $0.00      Coffeyville
                                        Campbell (Lessor) & Farmland       Property Lease
                                          Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
                 Royster-Clark, Inc.      Prepay Ammonia Contract No.
                                                  400038380
--------------------------------------------------------------------------------------------------------------------------------
1020             Running "F", Inc.         Lease between Running "F",    Non-Residential Real          $0.00       Gathering
                                           Inc. (Lessor) & Farmland         Property Lease                           System
                                           Industries, Inc (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
N31284         Ruth Spurgeon (Assigned     Lease of Property located     Non-Residential Real          $0.00       Gathering
             from Edward & Norma Miller).    in Nowata County, OK           Property Lease                           System
--------------------------------------------------------------------------------------------------------------------------------
             Saint-Gobain Ceramics and       Refractory Agreement                                      $0.00
                  Plastics, Inc.
--------------------------------------------------------------------------------------------------------------------------------
0792       Seaway Crude Pipeline Company  Division of Rates Agreement    Service Agreement       $196,236.72      Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
              Seaway Crude Pipeline       Division of Rates Agreement    Service Agreement       $196,236.72      Coffeyville
                     Company
--------------------------------------------------------------------------------------------------------------------------------
            Seminole Transportation and         Lease Agreement         Lease Agreement for                        Gathering
                   Gathering, Inc.                                        Haviland Station                          System
--------------------------------------------------------------------------------------------------------------------------------
            Seminole Transportation and         Lease Agreement         Lease Agreement for                        Gathering
                   Gathering, Inc.                                         Susank Station                           System
--------------------------------------------------------------------------------------------------------------------------------
             Shannahan Crane & Hoist,        Inspection Agreement                                                 Coffeyville
                        Inc.
--------------------------------------------------------------------------------------------------------------------------------
0793         Sinclair Oil Corporation     Asphalt Services Agreement     Service Agreement             $0.00      Phillipsburg
                                                    for the
                                              terminaling of Roll
                                                  Saturate and
                                           Roofing Flux ("Products")
--------------------------------------------------------------------------------------------------------------------------------
            Sinclair Pipe Line Company        Pipe Line License           Lease Agreement              $0.00       Gathering
       (assigned from Missouri-Kansas-Texas                                                                          System
                 Railroad Company)
--------------------------------------------------------------------------------------------------------------------------------
              South Kansas & Oklahoma      Overhead Utility Bridge            Agreement                $0.00      Coffeyville
                     Railroad                    Agreement
--------------------------------------------------------------------------------------------------------------------------------
              South Kansas & Oklahoma         Pipeline Agreement              Agreement                $0.00      Coffeyville
                     Railroad
--------------------------------------------------------------------------------------------------------------------------------
              South Kansas & Oklahoma        Waterline Agreement              Agreement                $0.00      Coffeyville
                     Railroad
--------------------------------------------------------------------------------------------------------------------------------
             South Kansas and Oklahoma    License Agreement for Wire,     License Agreement            $0.00      Coffeyville
                     Railroad                        Pipe
                                            and Cable Transverse
                                                Crossings and
                                           Longitudinal Occupations
--------------------------------------------------------------------------------------------------------------------------------
             South Kansas and Oklahoma   Pipeline Agreement-Crossing       Lease Agreement             $0.00       Gathering
                      Railroad                                                                                       System
--------------------------------------------------------------------------------------------------------------------------------
             Southeast Kansas Railroad     Industry Track Agreement        Track Agreement             $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
             Southeast Kansas Railroad     Industry Tract Agreement        Railcar Storage             $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
              St. Louis-San Francisco     Pipe Line Crossing Contract      Lease Agreement             $0.00       Gathering
                   Railway Company                                                                                   System
--------------------------------------------------------------------------------------------------------------------------------
              St. Louis-San Francisco     Pipe Line Crossing Contract     License Agreement            $0.00       Gathering
                Railway Company                                                                                      System
--------------------------------------------------------------------------------------------------------------------------------
N31405       The Staubach Company (Agmt       Pipe Line License           License Agreement            $0.00       Gathering
               originally w/Atchison,                                                                                System
                    Topeka and
              Santa Fe Railway Company)
--------------------------------------------------------------------------------------------------------------------------------
N31406       The Staubach Company (Agmt   Pipe Line Crossing Contract                                              Gathering
             originally w/St. Louis San                                                                              System
             Francisco Railway Company)
--------------------------------------------------------------------------------------------------------------------------------
N31408       The Staubach Company (Agmt       Pipe Line License           License Agreement            $0.00      Coffeyville
Extension      originally w/Atchison,
Rider               Topeka and
              Santa Fe Railway Company)
--------------------------------------------------------------------------------------------------------------------------------
N31409        The Staubach Company (Agmt      Pipe Line License                                        $0.00      Coffeyville
                originally w/Atchison,
                     Topeka and
              Santa Fe Railway Company)
--------------------------------------------------------------------------------------------------------------------------------
N31410        The Staubach Company (Agmt      Pipe Line License                                        $0.00       Gathering
                originally w/Atchison,                                                                               System
                    Topeka and
              Santa Fe Railway Company)
--------------------------------------------------------------------------------------------------------------------------------
N31411        The Staubach Company (Agmt      Pipe Line License                                        $0.00       Gathering
               originally w/Atchison,                                                                                System
                     Topeka and
              Santa Fe Railway Company)
--------------------------------------------------------------------------------------------------------------------------------
N31412        The Staubach Company (agmt      Pipe Line License                                        $0.00       Gathering
                originally w/Atchison,                                                                               System
                     Topeka and
              Santa Fe Railway Company)
--------------------------------------------------------------------------------------------------------------------------------
N31413        The Staubach Company (Agmt      Pipe Line Crossing                                       $0.00       Gathering
              originally w/St Louis-San            Contract                                                          System
                  Francisco RR Co)
--------------------------------------------------------------------------------------------------------------------------------
N31414        The Staubach Company (Agmt      Pipe Line License                                        $0.00       Gathering
                  originally w/St.                                                                                   System
               Louis-San Frisco RR Co)
--------------------------------------------------------------------------------------------------------------------------------
N31388          ATSF & MKT Railroads          Pipe Line License            Lease Agreement             $0.00      Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
0794             Sun Company, Inc.         Crude Oil Bulk Purchase       Purchase Agreement.           $0.00       Gathering
                                                  Agreement             Farmland sells to Sun                        System
--------------------------------------------------------------------------------------------------------------------------------
0795             Sun Company, Inc.           Sale Agreement for           Sale Agreement-              $0.00       Gathering
                                              Light Cycle Oil          Farmland sells to Sun                         System
--------------------------------------------------------------------------------------------------------------------------------
1081           Sun Pipe Line Company     Lease between Sun Pipe Line    Non-Residential Real           $0.00       Gathering
                                         Company (Lessor) & Farmland       Property Lease                            System
                                          Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
0796           Terra Resources, Inc.     Agreement for Preferential      Purchase Agreement            $0.00       Gathering
                                         Right to Purchase Crude Oil                                                 System
--------------------------------------------------------------------------------------------------------------------------------
              Tessenderlo Kerley, Inc.           Ground Lease              Lease Agreement                         Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
0797          Tessenderlo Kerley Inc.    Sulfur Processing Agreement      Service Agreement      $796,446.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
1495          Tessenderlo Kerley, Inc.    Phase II Sulfur Processing                             $331,349.00
                                              Agreement (requires
                                                 modification)
--------------------------------------------------------------------------------------------------------------------------------
                 Texaco Development         THGP Technical Services
                    Corporation                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
0290             Texaco Development      License Agreement for Use of                          $1,316,244.20
                    Corporation             the Texaco Gasification
                                               Process, Texaco
                                        Hydrogen Generation Process, and
                                       Texaco Gasification Power Systems
                                            (requires modification)
--------------------------------------------------------------------------------------------------------------------------------
                     Texaco,lnc.          License Agreement-Texaco        License Agreement       $62,500.00       Coffeyville
                                            General Equipment and
                                        Materials Specifications (GEMS)
--------------------------------------------------------------------------------------------------------------------------------
0800             TexPar Energy, Inc.       Purchase/Sale Agreement for     Purchase Agreement          $0.00       Coffeyville
                                                 CBO/Slurry
--------------------------------------------------------------------------------------------------------------------------------
0259             The BOC Group, Inc.    On-Site Product Supply Agreement                               $0.00
                                         with the BOC Group, Inc. dated
                                        12/3/97 (requires modifications)
--------------------------------------------------------------------------------------------------------------------------------
1067            Mid-America Pipeline     Pipeline Capacity Lease and       Equipment Lease             $0.00       Coffeyville
                system (now Williams     Operating Agreement between
                  Energy Services)       Mid America Pipeline system
                                             (Lessor) & Farmland
                                           Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
                 American Petroleum         Petroleum and Allied                                                   Coffeyville
                 Institute ("API")           Industry Agreement
--------------------------------------------------------------------------------------------------------------------------------
              BP America Production Co.      Crude Oil Agreement              Agreement                $0.00        Gathering
                                                                                                                      System
--------------------------------------------------------------------------------------------------------------------------------
              The Coleman Company, Inc.            Agreement                  Agreement                $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
            Harbison Walker Refractives   Refractory Purchase Order                                    $0.00
--------------------------------------------------------------------------------------------------------------------------------
                   L&G Petroleum              Crude Oil Purchase              Agreement
                                                   Agreement
--------------------------------------------------------------------------------------------------------------------------------
                  MFA Incorporated        Prepay Ammonia Contract No.
                                                  400038381
--------------------------------------------------------------------------------------------------------------------------------
                  MFA Incorporated        Prepay Ammonia Contract No.
                                                  40038382
--------------------------------------------------------------------------------------------------------------------------------
            Seminole Transportation and         Lease Agreement         Lease Agreement for                         Gathering
                   Gathering, Inc.                                        Haviland Station                            System
--------------------------------------------------------------------------------------------------------------------------------
            Seminole Transportation and         Lease Agreement         Lease Agreement for                         Gathering
                   Gathering, Inc.                                        Susank Station                              System
--------------------------------------------------------------------------------------------------------------------------------
               United Suppliers, Inc.      Prepay Ammonia Contract No.
                                                  400038378
--------------------------------------------------------------------------------------------------------------------------------
               United Suppliers, Inc.      Prepay Ammonia Contract No.
                                                  400038379
--------------------------------------------------------------------------------------------------------------------------------
               United Suppliers, Inc.      Prepay Ammonia Contract No.
                                                  400038386
--------------------------------------------------------------------------------------------------------------------------------
0257            Banks Construction          Coke Handling Agreement                              $237,407.00
                   Company, Inc.
--------------------------------------------------------------------------------------------------------------------------------
0259            The BOC Group, Inc.          On-Site Product Supply                                    $0.00
                                             Agreement with the BOC
                                                Group, Inc. dated
                                                12/3/97 (requires
                                                 modifications)
--------------------------------------------------------------------------------------------------------------------------------
0786           National Cooperative          Crude Oil Purchase          Purchase Agreement    $1,486,521.00      Coffeyville
                   Refinery Assoc                 Agreement
--------------------------------------------------------------------------------------------------------------------------------
0805       Williams Midstream Natural Gas    Product Storage Lease        RGB Storage Lease            $0.00      Coffeyville
                    Liquids, Inc             for RGBs (Contract No.
                                           2003-0001)- Conway Holding
--------------------------------------------------------------------------------------------------------------------------------
N31273          Greeley Gas Company         Sales and Transportation      Service Agreement      $154,490.00      Coffeyville
               (now ATMOS) (Original           Service Agreement
              agreement was in name of
            United Cities Gas Co. which
             sold to Greeley and which
                then sold to Atmos)
--------------------------------------------------------------------------------------------------------------------------------
                  Baker Tanks, Inc.              Polymer Tank                                                     Coffeyville
                                               Rental Agreement
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific            Pipe Line License           License Agreement            $0.00      Coffeyville
                  Railroad Company
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific            Pipe Line License           License Agreement            $0.00       Gathering
                  Railroad Company                                                                                   System
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific          Supplemental Agreement        License Agreement            $0.00       Gathering
                  Railroad Company                 & Lease                                                           System
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific            Wire Line License           License Agreement            $0.00        Gathering
                  Railroad Company                                                                                   System
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific            Pipe Line License           License Agreement            $0.00       Coffeyville
                  Railroad Company
                  (Agmt originally
                  w/Mo-Ks-Tx Railroad)
--------------------------------------------------------------------------------------------------------------------------------
                  Missouri Pacific            Pipe Line License           License Agreement            $0.00       Coffeyville
                  Railway Company
--------------------------------------------------------------------------------------------------------------------------------
N31391       Missouri Pacific Railroad        Agreement for Pipe           Lease Agreement             $0.00       Coffeyville
                                                 Line Crossing
--------------------------------------------------------------------------------------------------------------------------------
N31392       Missouri Pacific Railroad         Pipe Line License           Lease Agreement             $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                 Royster-Clark, Inc.       Prepay Ammonia Contract No.
                                                   400038380
--------------------------------------------------------------------------------------------------------------------------------
                     ZyTax, Inc.           Software License Agreement                                              Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
1048       Jayhawk Pipeline Corporation     Lease between Jayhawk         Non-Residential              $0.00        Gathering
                                            Pipeline Corporation                Real                                  System
                                             (Lessor) & Farmland           Property Lease
                                           Industries, Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
0761             Citation Oil and        Crude Oil Purchase Agreement         Purchase                 $0.00        Gathering
                     Gas Corp.                                               Agreements                               System
--------------------------------------------------------------------------------------------------------------------------------
            Honeywell International Inc.     Industrial Services                                   $7,608.00
                                             Agreement No. 14284
--------------------------------------------------------------------------------------------------------------------------------
0777        Honeywell International Inc.     Industrial Control          Service Agreement         $8,535.00       Coffeyville
                                             Services Agreement
--------------------------------------------------------------------------------------------------------------------------------
0782            Koch Sulfur Products        Purchase Contract for       Purchase Agreement         $3,346.60       Coffeyville
                   Company, LLC                 molten sulfur
--------------------------------------------------------------------------------------------------------------------------------
0795             Sun Company, Inc.            Sale Agreement for          Sale Agreement -             $0.00        Gathering
                                               Light Cycle Oil          Farmland sells to Sun                         System
--------------------------------------------------------------------------------------------------------------------------------
               Tessenderlo Kerley, Inc.          Ground Lease              Lease Agreement                         Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
0797           Tessenderlo Kerley Inc.    Sulfur Processing Agreement     Service Agreement      $796,446.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31250              Universal Oil              UOP Platforming            License Agreement            $0.00       Coffeyville
                   Products Company        Process License Agreement
--------------------------------------------------------------------------------------------------------------------------------
                Saint-Gobain Ceramics        Refractory Agreement                                      $0.00
                  and Plastics, Inc.
--------------------------------------------------------------------------------------------------------------------------------
           The Prairie Oil & Gas Company            Lease                  Lease Agreement             $0.00        Gathering
                                                                                                                      System
--------------------------------------------------------------------------------------------------------------------------------
           The Prairie Oil & Gas Company            Lease                  Lease Agreement             $0.00        Gathering
                                                                                                                      System
--------------------------------------------------------------------------------------------------------------------------------
N31264              Rexel Nelson            Agreement for Sale on          Sale Agreement              $0.00       Coffeyville
                                        Consignment (electrical motors)
--------------------------------------------------------------------------------------------------------------------------------
                    Texaco, Inc.         License Agreement - Texaco       License Agreement       $62,500.00       Coffeyville
                                           General Equipment and
                                       Materials Specifications (GEMS)
--------------------------------------------------------------------------------------------------------------------------------
1053          Kaw Pipe Line Company     Sublease between Kaw Pipe Line     Non-Residential             $0.00        Gathering
                                        Company (Sublessor) & Farmland          Real                                  System
                                         Industries, Inc. (Sublessee)     Property Sublease
--------------------------------------------------------------------------------------------------------------------------------
                Texaco Development          THGP Technical Services
                    Corporation                    Agreement
--------------------------------------------------------------------------------------------------------------------------------
0290            Texaco Development         License Agreement for Use                           $1,316,244.20
                    Corporation           of the Texaco Gasification
                                            Process, Texaco Hydrogen
                                           Generation Process, and
                                           Texaco Gasification Power
                                              Systems (requires
                                                 modification)
--------------------------------------------------------------------------------------------------------------------------------
0805         Williams Midstream Natural     Product Storage Lease        RGB Storage Lease             $0.00       Coffeyville
                 Gas Liquids, Inc           for RGBs (Contract No.
                                             2003-0001) - Conway
                                                   Holding
--------------------------------------------------------------------------------------------------------------------------------
N31259            Merichem Company         Process License Agreement      License Agreement        $4,343.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                Toptech Systems, Inc.        Software Support and                                                  Coffeyville
                                            Maintenance Agreement
--------------------------------------------------------------------------------------------------------------------------------
                      TPA, Inc.            License Agreement - TPA       Technology License            $0.00       Coffeyville
                                        Technology (Oxygen Injection)         Agreement
--------------------------------------------------------------------------------------------------------------------------------
                      TPA, Inc.            License Agreement - TPA       Technology License            $0.00       Coffeyville
                                        Technology (Sulfur Recovery)          Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31256       Union Carbide Corporation    Total Isomerization Process     License Agreement            $0.00       Coffeyville
                                               License Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31399        Union Pacific Railroad     Track Lease Agreement- First     Lease Agreement              $0.00       Coffeyville
                                                  Amendment
--------------------------------------------------------------------------------------------------------------------------------
N31400        Union Pacific Railroad          Pipe Line License           Lease Agreement              $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31399        Union Pacific Railroad     Track Lease Agreement - First    Lease Agreement              $0.00       Coffeyville
                                                  Amendment
--------------------------------------------------------------------------------------------------------------------------------
N31400        Union Pacific Railroad          Pipe Line License           Lease Agreement                          Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31415        Union Pacific Railroad          Pipe Line License          License Agreement             $0.00        Gathering
                 (Agmt originally                                                                                     System
                 w/Midland Valley
                 Railroad Company)
--------------------------------------------------------------------------------------------------------------------------------
N31419        Union Pacific Railroad          Pipe Line License                                        $0.00        Gathering
                                                                                                                      System
--------------------------------------------------------------------------------------------------------------------------------
N31420        Union Pacific Railroad          Pipe Line License                                        $0.00       Coffeyville
                 (Agmt originally
             w/Missouri Pacific RR Co)
--------------------------------------------------------------------------------------------------------------------------------
N31421        Union Pacific Railroad          Pipe Line License                                        $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31422        Union Pacific Railroad          Pipe Line License                                        $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31393         Missouri-Kansas-Texas          Pipe Line License           Lease Agreement              $0.00       Coffeyville
                      Railroad
--------------------------------------------------------------------------------------------------------------------------------
N31394         Missouri-Kansas-Texas      Electric Power Transmission     Lease Agreement              $0.00       Coffeyville
                      Railroad           Line Across or Along Railroad
                                              Company Property
--------------------------------------------------------------------------------------------------------------------------------
N31395         Missouri-Kansas-Texas          Pipe Line License           Lease Agreement              $0.00       Coffeyville
                      Railroad
--------------------------------------------------------------------------------------------------------------------------------
N31396           Missouri-Kansas-Texas        Pipe Line License           Lease Agreement              $0.00       Coffeyville
                      Railroad
--------------------------------------------------------------------------------------------------------------------------------
N30877        Union Pacific Railroad          Power Line License          License Agreement            $0.00       Coffeyville
                 (Agmt originally
                w/Mo-Ks-Tx Railroad)
--------------------------------------------------------------------------------------------------------------------------------
               United Suppliers, Inc.     Prepay Ammonia Contract No.
                                                  400038378
--------------------------------------------------------------------------------------------------------------------------------
               United Suppliers, Inc.     Prepay Ammonia Contract No.
                                                  400038379
--------------------------------------------------------------------------------------------------------------------------------
               United Suppliers, Inc.     Prepay Ammonia Contract No.
                                                  400038386
--------------------------------------------------------------------------------------------------------------------------------
N31249         Universal Oil Products     UOP "HF" Alkylation Process     License Agreement        $6,153.00       Coffeyville
                      Company                 License Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31250         Universal Oil Products      UOP Platforming Process        License Agreement            $0.00       Coffeyville
                      Company                 License Agreement
--------------------------------------------------------------------------------------------------------------------------------
               Universal Oil Products         LPG Merox Process           License Agreement            $0.00       Coffeyville
                      Company                     Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31251         Universal Oil Products      UOP Merox Process License      License Agreement            $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31252         Universal Oil Products      Unifying Process Agreement     Service Agreement            $0.00       Coffeyville
                      Company
--------------------------------------------------------------------------------------------------------------------------------
                        UOP                  Precious Metals Lease                                $15,638.14       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31257         UOP Process Division        Hydrobon Process License       License Agreement            $0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
N31253         UOP Process Division,           Service Agreement          Service Agreement        $3,568.00       Coffeyville
                   a division of
--------------------------------------------------------------------------------------------------------------------------------
N31254         UOP Process Division,       UOP HC Platforming Process     Service Agreement            $0.00       Coffeyville
                   a division of              Guarantee Agreement
--------------------------------------------------------------------------------------------------------------------------------
                        UOP                     Selexol Process
                                               License Agreement
--------------------------------------------------------------------------------------------------------------------------------
             Profirmatics, Inc. (now KBC)  FCC-SIMOPT Software Package                                             Coffeyville
                                               License Agreement
--------------------------------------------------------------------------------------------------------------------------------
1085                Veva Conness          Lease between Veva Conness     Non-Residential Real          $0.00        Gathering
                                        (Lessor) & Farmland Industries,    Property Lease                             System
                                                Inc. (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
                 Haverly Systems, Inc.         CAL II Use Rights                                                   Coffeyville
                                               License Agreement
--------------------------------------------------------------------------------------------------------------------------------
                 Haverly Systems, Inc.   GRTMPS Continuous Maintenance                                             Coffeyville
                                                  Agreement
--------------------------------------------------------------------------------------------------------------------------------
                 Haverly Systems, Inc.     ICDM Software Continuous                                                Coffeyville
                                         Maintenance Agreement Renewal
--------------------------------------------------------------------------------------------------------------------------------
                 Haverty Systems, Inc.        Template Continuous                                                  Coffeyville
                                             Maintenance Agreement
--------------------------------------------------------------------------------------------------------------------------------
            Vivian Mayer, Raymond Clark,    Surface Lease                   Agreement                  $0.00        Gathering
              Lyle Shawler, Faye Clark                                                                                System
              & Mary Shawler (Original
           Lessor was W. M. & Maude Clark)
--------------------------------------------------------------------------------------------------------------------------------
1086              Wade and Margarte       Lease between Wade Margarte   Non-Residential Real          $12.50        Gathering
                     Waldschmidt          Waldschmidt (Lessor) & APCO       Property Lease                            System
                                         Pipe Line (Lessee) assigned to
                                             Farmland on 11/10/71.
--------------------------------------------------------------------------------------------------------------------------------
1087            Wade S. Waldschmidt           Lease between Wade        Non-Residential Real          $0.00         Gathering
                                           Waldschmidt (Lessor) &           Property Lease                            System
                                          Farmland Industries,  Inc.
                                                  (Lessee)
--------------------------------------------------------------------------------------------------------------------------------
            Shannahan Crane & Hoist, Inc.    Inspection Agreement                                                  Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
0805         Williams Midstream Natural      Product Storage Lease       RGB Storage Lease             $0.00       Coffeyville
                   Gas Liquids, Inc       or RGBs (Contract No. 2003 -
                                             0001) - Conway Holding
--------------------------------------------------------------------------------------------------------------------------------
0806        Williams Midstream Natural      Product Storage Lease        Isobulane Storage             $0.00       Coffeyville
                  Gas Liquids, Inc        (Contract No. 2003-0016) -           Lease
                                                Conway Holding
--------------------------------------------------------------------------------------------------------------------------------
            Williams Midstream Natural      Product Storage Lease         RGB Storage Lease            $0.00       Coffeyville
                  Gas Liquids, Inc.        (contract No. 2003-0002)
--------------------------------------------------------------------------------------------------------------------------------
0809        Williams Pipe Line Company   Agreement of Capacity Lease      Equipment Lease         $38,750.00       Coffeyville
                                            and Operating Agreement
                                          (for portions of 8" and 10"
                                         pipelines between Coffeyville
                                             and Caney Junction,
                                          Kansas, and Coffeyville and
                                            Independence, Kansas)
--------------------------------------------------------------------------------------------------------------------------------
            Williams Pipe Line Company      Joint Tariff Agreement          Joint Tariff               $0.00       Coffeyville
                                                                              Agreement
--------------------------------------------------------------------------------------------------------------------------------
0810        Williams Pipe Line Company        Petroleum Products         Transport Agreement           $0.00       Coffeyville
                                           Transportation Agreement
--------------------------------------------------------------------------------------------------------------------------------
0808        Williams Pipe Line Company   Crude Oil Pipeline Agreement     Purchase Agreement           $0.00       Coffeyville
                                            (16" Coffeyville line)
--------------------------------------------------------------------------------------------------------------------------------
               Wilson Supply, a unit       Purchasing and Warehouse       Service Agreement      $151,145.77       Coffeyville
            of Smith International, Inc.      Services Agreement
--------------------------------------------------------------------------------------------------------------------------------
N31261        W.R. Grace & Co. - Conn.     Desox Injection Equipment      Equipment Lease          $3,050.00       Coffeyville
                                                    Lease
--------------------------------------------------------------------------------------------------------------------------------
                    ZyTax, Inc.           Software License Agreement                                               Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                        Adobe                     Acrobat 5.0                 Software                  0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                      Autodesk                     Autocad                    Software                  0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                      Autodesk                    Autocad LT                  Software                  0.00       Coffeyville
--------------------------------------------------------------------------------------------------------------------------------
                 Computer Associates               AcrServe                   Software                393.00       Coffeyville
                    International
--------------------------------------------------------------------------------------------------------------------------------
                Mathsoft Engineering &             Mathcad                    Software                  0.00        Gathering
                    Education Inc.                                                                                   System
--------------------------------------------------------------------------------------------------------------------------------
                      Palm Inc                   Palm Desktop                 Software                  0.00        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
              Prolink Microsystems Inc             Prolink                    Software                  0.00        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
               Bachelor Controls (BCI)     Automated loadout system           Software                  0.00        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                      Invensys                Triconex Operating              Software                  0.00        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                      Invensys                 Triconex Recorder              Software                  0.00        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                    Honeywell Inc.                Uniformance                 Software                  0.00        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                      Microsoft                   Visio 2000                  Software                  0.00        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                      Microsoft                  Visual Basic                 Software                  0.00        Gathering
                                                                                                                      System
--------------------------------------------------------------------------------------------------------------------------------
                        NUS                    York DTS Software              Software                     0        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                        CSI                    CSI 8117 Pro-Align             Software                     0        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                      Modicon                   York DTS Software             Software                     0        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                      Williams              Interactive Maintenance           Software                     0        Gathering
                                                   Training                                                          System
--------------------------------------------------------------------------------------------------------------------------------
                        CSI                  CSI Model 2120-2 RBM             Software                     0        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                        VSI                       Ecowatch VSI                Software                     0        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                         GE                  GE Ditronics Software            Software                     0        Gathering
                                                                                                                     System
--------------------------------------------------------------------------------------------------------------------------------
                      Honeywell                    Honeywell                  Software                 40000        Gathering
                                                                                                                     System







                                 APPENDIX B

                           Historical Statements

                         FARMLAND INDUSTRIES, INC.
                              (PRE-PETITION)
                               BALANCE SHEET


                                           August 31                   May 31
                              ------------------------------------  -----------
                                 1999        2000         2001          2002
                              ---------- ----------- -------------  -----------
                                           (Amounts in Thousands)

 ASSETS

 Current Assets:
  Accounts
   receivable - trade          261,271      139,781       123,862       78,385
  Accounts receivable -
   inter-company                55,107       45,667        45,429       25,227
  Inventories                  646,588      548,749       342,498      189,091
  Deferred income taxes         48,817       44,794        62,358       57,806
  Other current assets         111,545      154,830        76,426       50,676
  Other current assets -
   inter-company               101,493      117,194       165,581       92,941
                             ---------    ---------     ---------    ---------

     Total Current Assets    1,224,821    1,051,015       816,154      494,126
                             ---------    ---------     ---------    ---------
 Investments and
  Long-Term Receivables:
   Investments and LT
    receivables - 3rd party    326,317      396,712       369,881      333,081
   Investments and LT
    receivables -
    inter-company              291,128      308,025       248,343      227,813
                             ---------    ---------     ---------    ---------

     Total Investments and
      Long-Term Receivables    617,445      704,737       618,224      560,894
                             ---------    ---------     ---------    ---------

 Property, Plant and Equipment:
  Property, plant and
   equipment, at cost        1,186,563    1,187,417     1,067,708    1,208,737
  Less accumulated
   depreciation and
   amortization               (680,857)    (704,085)     (660,244)    (587,839)
                             ---------    ---------     ---------    ---------
    Net Property, Plant
     and Equipment             505,706      483,332       407,464      620,898
                             ---------    ---------     ---------    ---------

 Other Assets                  214,248      190,486       214,482      198,515
                             ---------    ---------     ---------    ---------

 Total Assets                2,562,220    2,429,570     2,056,324    1,874,433
                             =========    =========     =========    =========

 LIABILITIES AND EQUITIES

 Current Liabilities:
  Demand loan certificates      25,054       25,731        17,696            0
  Short-term notes payable     416,477      430,839       238,125       12,035
  Current maturities of
   long-term debt               25,040       38,876        43,119       82,739
  Accounts payable - trade     271,477      122,938       174,870      181,691
  Other current liabilities -
    3rd Party                  195,785      347,845       197,554      157,505
  Other current liabilities -
   inter-company                 1,690       11,902        (2,377)      19,093
                             ---------    ---------     ---------    ---------

    Total Current Liabilities  935,523      978,131       668,987      453,063
                             ---------    ---------     ---------    ---------

 Long-Term Liabilities:
  L-T borrowings (excluding
   current maturities)         712,160      583,993       529,636      798,837
  Other long-term
   liabilities                  37,413       37,370        36,453       43,657
                             ---------    ---------     ---------    ---------

    Total Long-Term
     Liabilities               749,573      621,363       566,089      842,494
                             ---------    ---------     ---------    ---------

 Deferred Income Taxes          57,075       48,514        70,909       74,364
                             ---------    ---------     ---------    ---------

 Minority Owners' Equity
  in Subsidiaries                 (322)           0             0            0
                             ---------    ---------     ---------    ---------

 Loss to surplus                (4,113)     (32,321)       (1,975)    (269,367)
                             ---------    ---------     ---------    ---------

 Income to patrons             (30,269)      (8,002)            0            0
                             ---------    ---------     ---------    ---------

 Capital Shares and Equities:
   Common shares               508,022      522,876       527,562      527,419
   Earned surplus and
    other equities             346,731      299,009       224,752      246,460
                             ---------    ---------     ---------    ---------

    Total Capital
     Shares and Equities       854,753      821,885       752,314      773,879
                             ---------    ---------     ---------    ---------

 Total Liabilities and
  Equities                   2,562,220    2,429,570     2,056,324    1,874,433
                             =========    =========     =========    =========

                         FARMLAND INDUSTRIES, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                           (AMOUNTS IN THOUSANDS)

                                                                    May 31
                                                                  ----------
                                                                     2003
                                                                  ----------

ASSETS

Current Assets:
  Accounts receivable - trade                                        47,980
  Accounts receivable - inter-company                                31,876
  Inventories                                                       116,309
  Other current assets                                               47,895
  Other current assets - inter-company                              112,519
                                                                  ---------

    Total Current Assets                                            356,579
                                                                  ---------

Investments and Long-Term Receivables:
  Investments and LT receivables - 3rd Party                        213,028
  Investments and LT receivables - inter-company                    236,950
                                                                  ---------

    Total Investments and Long-Term Receivables                     449,978
                                                                  ---------

Property, Plant and Equipment:
  Property, plant and equipment, at cost                            524,580
  Less accumulated depreciation and amortization                   (426,980)
                                                                  ---------

    Net Property, Plant and Equipment                                97,600
                                                                  ---------

Other Assets                                                         84,124
                                                                  ---------

Total Assets                                                        988,281
                                                                  =========

LIABILITIES AND EQUITIES

Current Liabilities:
  Current maturities of long-term debt                               22,603
  Accounts payable - trade                                           21,607
  Other current liabilities - 3rd party                              24,350
  Other current liabilities - inter-company                         133,170
                                                                  ---------

    Total Current Liabilities                                       201,730
                                                                  ---------

Liabilities Subject to Compromise                                   810,464
                                                                  ---------

Long-Term Liabilities:
  L-T borrowings(excluding current maturities)                       15,200
  Other long-term liabilities                                        39,015
                                                                  ---------

    Total Long-Term Liabilities                                      54,215
                                                                  ---------

Deferred Income Taxes                                                 9,998
                                                                  ---------

Net loss                                                           (472,718)
                                                                  ---------

Capital Shares and Equities:
  Preferred shares                                                  100,000
  Common shares                                                     526,075
  Accumulated other comprehensive income                                  3
  Earned surplus and other equities                                (241,486)
                                                                  ---------

    Total Capital Shares and Equities                               384,592
                                                                  ---------

Total Liabilities and Equities                                      988,281
                                                                  =========

                         FARMLAND INDUSTRIES, INC.
                               (PRE-PETITION)
                          STATEMENT OF OPERATIONS

                                                                 Nine Months
                                     Year Ended August 31        Ended May 31
                             ----------------------------------  ------------
                                1999        2000        2001         2002
                             ---------- ----------- -----------  ------------
                                           (Amount in Thousands)

Sales                        7,152,018    7,541,956    5,795,724    2,957,617
Cost of sales                7,035,820    7,425,309    5,741,286    3,033,896
                            ----------   ----------   ----------   ----------

Gross income                   116,198      116,647       54,438      (76,279)

Selling, general and
 administrative expense       (230,048)    (223,460)    (130,585)     (99,727)

Restructuring and other
 charges                             0            0      (42,478)     (55,577)

Interest Expense               (82,801)    (101,582)    (115,415)     (62,612)

Interest Income                 23,781       20,504       28,118       13,119

Other income (expense)          85,605       76,581      130,185      (15,974)

Equity in net income
 of investees                   65,495       56,904       27,460       23,291

Minority owners' interest
 in net income of
 subsidiaries                     (340)         504            0            0

Reorganization expense               0            0            0      (51,419)
                            ----------   ----------   ----------   ----------

Loss from continuing
 operations before
 income tax benefit
 and cumulative effect
 of changes in accounting
 principles                    (22,110)     (53,902)     (48,277)    (325,178)

Income tax benefit              17,997       21,580       26,371       55,811
                            ----------   ----------   ----------   ----------

Loss from continuing
 operations before
 cumulative effect of
 changes in accounting
 principles                     (4,113)     (32,321)     (21,906)    (269,367)

Cumulative effect of
 changes in accounting
 for derivative financial
 instruments and planned
 major maintenance costs,
 net of applicable income
 tax expense                         0            0       19,931            0
                            ----------   ----------   ----------   ----------

Net loss                        (4,113)     (32,321)      (1,975)    (269,367)
                            ==========   ==========   ==========   ==========

                         FARMLAND INDUSTRIES, INC.
                              (POST-PETITION)
                          STATEMENT OF OPERATIONS
                          (AMOUNTS IN THOUSANDS)

                                  Three Months Ended     Three Months Ended
                                       August 31                May 31
                                 -------------------     -------------------
                                         2002                    2003
                                 -------------------     -------------------

Sales                                   514,827               1,740,409
Cost of sales                           528,123               1,711,752
                                     ----------              ----------

Gross income                            (13,296)                 28,657

Selling, general and
 administrative expense                 (18,008)                (37,345)

Restructuring and other
 (charges) credits                       (2,639)                  2,311

Interest expense                        (13,021)                (17,774)

Interest income                            (155)                  4,124

Other income (expense)                  (63,773)                 44,677

Equity in net income
 of investees                            11,776                  18,388

Reorganization (expense) income         (16,953)               (515,756)
                                     ----------              ----------

Loss from continuing
 operations before
 income tax benefit (expense)          (116,069)               (472,718)

Income tax benefit (expense)             (7,943)                      0
                                     ----------              ----------

Net loss                               (124,012)               (472,718)
                                     ==========              ==========

                            FARMLAND FOODS, INC.
                               (PRE-PETITION)
                               BALANCE SHEET


                                         August 31                  May 31
                             ----------------------------------  ------------
                                1999        2000        2001         2002
                             ---------- ----------- -----------  ------------
                                           (Amount in Thousands)


ASSETS

Current Assets:
  Accounts receivable -
   trade                        72,510      71,134      72,922        73,625
  Accounts receivable -
   inter-company                 7,388         618       1,719         2,901
  Inventories                  106,150     108,825     117,491        98,082
  Other current assets           7,018      10,666      13,287         3,768
                             ---------   ---------   ---------     ---------

    Total Current Assets       193,066     191,243     205,419       178,376
                             ---------   ---------   ---------     ---------

  Investments and Long-Term
   Receivables:
  Investments and LT
   receivables - 3rd Party         670         699         508           221
  Investments and LT
   receivables - inter-company      61          61          61            61
                             ---------   ---------   ---------     ---------

      Total Investments and
       Long-Term Receivables       731         760         569           282
                             ---------   ---------   ---------     ---------

  Property, Plant and
   Equipment:
  Property, plant and
   equipment, at cost          255,429     303,694     318,487       331,968
  Less accumulated
   depreciation and amortz.   (126,589)   (152,086)   (164,895)     (177,862)
                             ---------   ---------   ---------     ---------

    Net Property, Plant and
     Equipment                 128,840     151,608     153,592       154,106
                             ---------   ---------   ---------     ---------

Other Assets                    10,406      10,476      15,997        10,361
                             ---------   ---------   ---------     ---------

Total Assets                   333,043     354,087     375,577       343,125
                             =========   =========   =========     =========

LIABILITIES AND EQUITIES

Current Liabilities:
  Short-term notes payable -
   inter-company                80,651      94,400     140,021        79,452
  Current maturities of
   long-term debt                  287         156         294            96
  Accounts payable - trade      28,556      33,308      39,387        44,431
  Other current liabilities -
   3rd party                    24,606      15,938      30,678        43,262
  Other current liabilities -
   inter-company                18,816      17,907      20,355        20,562
                             ---------   ---------   ---------     ---------

    Total Current Liabilities  152,916     161,709     230,735       187,803
                             ---------   ---------   ---------     ---------

Long-Term Liabilities:
  L-T borrowings(excluding
   current maturities)           6,064       5,994       5,802         5,530
  L-T borrowings -
   inter-company                56,800      56,800      56,800        56,800
                             ---------   ---------   ---------     ---------

    Total Long-Term
     Liabilities                62,864      62,794      62,602        62,330
                             ---------   ---------   ---------     ---------

Deferred Income Taxes            3,338       3,338           0             0
                             ---------   ---------   ---------     ---------

Distribution of current
 year income (loss)
   Net income (loss)            27,453      12,703     (43,048)       10,758

  (Income) loss allocated
   to Farmland Industries,
   Inc.                        (26,574)          0      39,515             0
                             ---------   ---------   ---------     ---------
    Net income (loss) to
     surplus                       879      12,703      (3,533)       10,758
                             ---------   ---------   ---------     ---------

Capital Shares and Equities:
  Common shares                 20,865      20,484      20,480        17,153
  Earned surplus and other
   equities                     92,181      93,059      65,293        65,081
                             ---------   ---------   ---------     ---------

    Total Capital Shares and
     Equities                  113,046     113,543      85,773        82,234
                             ---------   ---------   ---------     ---------

Total Liabilities and
 Equities                      333,043     354,087     375,577       343,125
                             =========   =========   =========     =========

                           FARMLAND FOODS, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                          (AMOUNTS IN THOUSANDS)

                                                            May 31
                                                         -----------
                                                            2003
                                                         -----------
ASSETS

Current Assets:
  Accounts receivable - trade                                 70,971
  Accounts receivable - inter-company                         11,849
  Inventories                                                 87,177
  Other current assets                                        (1,003)
  Other current assets - inter-company                        98,568
                                                         -----------
     Total Current Assets                                    267,562
                                                         -----------
Investments and Long-Term Receivables:
  Investments and LT receivables - 3rd Party                     207
  Investments and LT receivables - inter-company                 105
                                                         -----------
     Total Investments and Long-Term Receivables                 312
                                                         -----------
Property, Plant and Equipment:
  Property, plant and equipment, at cost                     346,050
  Less accumulated depreciation and amortz.                 (199,993)
                                                         -----------
     Net Property, Plant and Equipment                       146,057
                                                         -----------
Other Assets                                                  (1,335)
                                                         -----------
Total Assets                                                 412,596
                                                         ===========
LIABILITIES AND EQUITIES

Current Liabilities:
  Short-term notes payable - inter-company                    89,970
  Current maturities of long-term debt                            94
  Accounts payable - trade                                    13,419
  Other current liabilities - 3rd party                       43,526
  Other current liabilities - inter-company                   40,196
                                                         -----------
     Total Current Liabilities                               187,205
                                                         -----------
Liabilities Subject to Compromise                             53,930
                                                         -----------
Long-Term Liabilities:
  L-T borrowings(excluding current maturities)                 3,939
  L-T borrowings - inter-company                              56,800
                                                         -----------
     Total Long-Term Liabilities                              60,739
                                                         -----------
Deferred Income Taxes                                         (9,053)
                                                         -----------
Net income                                                    21,906
                                                         -----------
Capital Shares and Equities:
  Common shares                                               17,153
  Earned surplus and other equities                           80,716
                                                         -----------
     Total Capital Shares and Equities                        97,869
                                                         -----------
Total Liabilities and Equities                               412,596
                                                         ===========

                           FARMLAND FOODS, INC.
                              (PRE-PETITION)
                          STATEMENT OF OPERATIONS


                                                                                                                  Nine Months
                                                                         Year Ended August 31                     Ended May 31
                                                          -------------------------------------------------       ------------
                                                               1999              2000                2001             2002
                                                          -----------       -----------         -----------       ------------
                                                                         (Amount in Thousands)
Sales                                                      1,448,970         1,659,570           1,649,657          1,258,838
Cost of sales                                              1,247,332         1,472,172           1,499,086          1,118,899
                                                          -----------       -----------         -----------       ------------
Gross income                                                 201,638           187,398             150,571            139,939

Selling, general & administrative expense                   (157,419)         (160,003)           (159,293)          (114,947)

Restructuring expense                                              0                 0             (17,396)                 0

Interest expense                                             (18,249)          (11,790)            (14,784)           (11,818)

Interest income                                                    9                (0)                 14                  0

Other income (expense)                                         2,237            (2,889)             (4,212)            (2,416)

Equity in net income (loss) of investees                          15               (13)                 (3)                 0
                                                          -----------       -----------         -----------       ------------
Income (loss) from continuing operations before
 income tax benefit (expense) and cumulative
 effect of changes in accounting principles                   28,231            12,703             (45,103)            10,758

Income tax benefit (expense)                                    (778)                0               2,210                  0
                                                          -----------       -----------         -----------       ------------
Income (loss) from continuing operations before
 cumulative effect of changes in accounting principles        27,453            12,703             (42,893)            10,758

Cumulative effect of changes in accounting for
 derivative financial instruments, net of applicable
 income tax expense                                                0                 0                (155)                 0
                                                          -----------       -----------         -----------       ------------
Net income (loss)                                             27,453            12,703             (43,048)            10,758
                                                          ===========       ===========         ===========       ============




                           FARMLAND FOODS, INC.
                              (POST-PETITION)
                          STATEMENT OF OPERATIONS
                          (AMOUNTS IN THOUSANDS)

                                                  Three Months Ended            Nine Months Ended
                                                      August 31                      May 31
                                                  ------------------            -----------------
                                                        2002                          2003
                                                                                -----------------
Sales                                                        386,672                    1,230,322
Cost of Sales                                                325,787                    1,080,951
                                                  ------------------            -----------------
Gross income                                                  60,885                      149,371

Selling, general & administrative expense                    (42,876)                    (107,905)

Interest expense                                                (827)                      (3,591)

Interest income                                                    0                            1

Other income (expense)                                       (11,284)                       2,038

Reorganization (expense) income                                  752                      (18,008)
                                                  ------------------            -----------------
Income (loss) from continuing operations
 before income tax benefit (expense)                           6,650                       21,906

Income tax benefit (expense)                                  (1,772)                           0
                                                  ------------------            -----------------
Net income                                                     4,878                       21,906
                                                  ==================            =================




                        FARMLAND PIPE LINE COMPANY
                              (PRE-PETITION)
                               BALANCE SHEET


                                                                              August 31                              May 31
                                                          -------------------------------------------------       ------------
                                                               1999              2000                2001             2002
                                                          -----------       -----------         -----------       ------------
                                                                        (Amounts in Thousands)
ASSETS
Current Assets:
  Accounts receivable - trade                                     179               139                 262                146
  Accounts receivable - inter-company                               0             6,443               5,904                  0
  Other current assets - inter-company                              0                 0               1,276              7,494
                                                          -----------       -----------         -----------       ------------
     Total Current Assets                                         179             6,582               7,442              7,640
                                                          -----------       -----------         -----------       ------------
Total Assets                                                      179             6,582               7,442              7,640
                                                          ===========       ===========         ===========       ============
LIABILITIES AND EQUITIES
Current Liabilities:
  Accounts payable - trade                                       (391)                0                   0                 81
  Other current liabilities - 3rd party                           750               799               1,626                928
  Other current liabilities - inter-company                    (4,018)            1,463                   0                  0
                                                          -----------       -----------         -----------       ------------
     Total Current Liabilities                                 (3,659)            2,262               1,626              1,009
                                                          -----------       -----------         -----------       ------------
Income to surplus                                                 884               482               1,495                815
                                                          -----------       -----------         -----------       ------------
Capital Shares and Equities:
  Common shares                                                     0                 0                   0                  0
  Earned surplus and other equities                             2,954             3,838               4,321              5,816
                                                          -----------       -----------         -----------       ------------
     Total Capital Shares and Equities                          2,954             3,838               4,321              5,816
                                                          -----------       -----------         -----------       ------------
Total Liabilities and Equities                                    179             6,582               7,442              7,640
                                                          ===========       ===========         ===========       ============

                        FARMLAND PIPE LINE COMPANY
                              (POST-PETITION)
                               BALANCE SHEET
                          (AMOUNTS IN THOUSANDS)

                                                    May 31
                                                  ----------
                                                     2003
                                                  ----------
ASSETS

Current Assets:
  Accounts receivable - trade                            300
  Other current assets - inter-company                 7,825
                                                  ----------
     Total Current Assets                              8,125
                                                  ----------
Total Assets                                           8,125
                                                  ==========

LIABILITIES AND EQUITIES

Current Liabilities:
  Accounts payable - trade                               196
  Other current liabilities - 3rd party                  416
  Other current liabilities - inter-company              523
                                                  ----------
     Total Current Liabilities                         1,135
                                                  ----------
Liabilities Subject to Compromise                        120
                                                  ----------
Net income                                               176
                                                  ----------

Capital Shares and Equities:
  Common shares                                            0
  Earned surplus and other equities                    6,694
                                                  ----------
    Total Capital Shares and Equities                  6,694
                                                  ----------
Total Liabilities and Equities                         8,125
                                                  ==========

                        FARMLAND PIPE LINE COMPANY
                              (PRE-PETITION)
                         STATEMENTS OF OPERATIONS



                                                                                                                  Nine Months
                                                                         Year Ended August 31                     Ended May 31
                                                          -------------------------------------------------       ------------
                                                               1999              2000                2001             2002
                                                          -----------       -----------         -----------       ------------
                                                                        (Amounts in Thousands)
Sales                                                               0                 0                   0                  0
Cost of sales                                                   1,612            (1,555)             (1,883)              (590)
                                                          -----------       -----------         -----------       ------------

Gross income                                                    1,612             1,555               1,883                590

Selling, general & administrative expense                          (3)               (3)                 (3)                (3)

Interest income                                                   261               442                 443                228
                                                          -----------       -----------         -----------       ------------

Income from continuing operations before
  income tax expense                                            1,870             1,994               2,323                815

Income tax expense                                               (986)            1,512                (828)                 0
                                                          -----------       -----------         -----------       ------------
Net income                                                        884               482               1,495                815
                                                          ===========       ===========         ===========       ============


                        FARMLAND PIPE LINE COMPANY
                              (POST-PETITION)
                          STATEMENT OF OPERATIONS
                          (AMOUNTS IN THOUSANDS)



                                                  Three Months Ended            Nine Months Ended
                                                      August 31                      May 31
                                                  ------------------            -----------------
                                                        2002                          2003
                                                  ------------------            -----------------
Sales                                                              0                            0
Cost of sales                                                    (71)                        (190)
                                                  ------------------            -----------------
Gross income                                                      71                          190
Selling, general and administrative expenses                       0                           (5)
Interest income                                                    5                            0
Reorganization (expense) income                                   (1)                          (9)
                                                  ------------------            -----------------
Income from continuing operations
 before income tax benefit (expense)                              75                          176
Income tax benefit (expense)                                     (11)                           0
                                                  ------------------            -----------------
Net income                                                        64                          176
                                                  ==================            =================



                       FARMLAND TRANSPORTATION, INC.
                              (PRE-PETITION)
                               BALANCE SHEET


                                                                              August 31                              May 31
                                                          -------------------------------------------------       ------------
                                                               1999              2000                2001             2002
                                                          -----------       -----------         -----------       ------------
                                                                        (Amounts in Thousands)

ASSETS
Current Assets:
  Accounts receivable-trade                                     3,765             3,879               6,958              6,894
  Accounts receivable - inter-company                           3,920             1,872                 916                776
  Other current assets - 3rd party                                 17                (4)                 (1)                27
  Other current assets - inter-company                          6,426             4,384               2,577              2,903
                                                          -----------       -----------         -----------       ------------
    Total Current Assets                                       14,128            10,131              10,450             10,600
                                                          -----------       -----------         -----------       ------------
Property, Plant and Equipment:
  Property, plant and equipment, at cost                          166               143                 143                143
  Less accumulated depreciation and amortz.                      (148)             (140)               (143)              (143)
                                                          -----------       -----------         -----------       ------------
    Net Property, Plant and Equipment                              18                 3                   0                  0
                                                          -----------       -----------         -----------       ------------
Other Assets                                                      106                89                  25                188
                                                          -----------       -----------         -----------       ------------
Total Assets                                                   14,252            10,223              10,475             10,788
                                                          ===========       ===========         ===========       ============

LIABILITIES AND EQUITIES

Current Liabilities:
  Accounts payable - trade                                      3,205               925                 557              1,042
  Other current liabilities - 3rd party                         3,549             1,514               1,471              1,127
  Oher current liabilities - inter-company                        419                 7                 443                202
                                                          -----------       -----------         -----------       ------------
    Total Current Liabilities                                   7,173             2,446               2,471              2,371
                                                          -----------       -----------         -----------       ------------
Long-Term Liabilities
  Long-term borrowings (excluding current maturities)              32                 0                   0                  0
                                                          -----------       -----------         -----------       ------------
    Total Long-term Liabilities                                    32                 0                   0                  0
                                                          -----------       -----------         -----------       ------------
Deferred Income Taxes                                             (63)              (63)                  0                  0
                                                          -----------       -----------         -----------       ------------
Income to surplus                                                 749               730                 164                413
                                                          -----------       -----------         -----------       ------------
Capital Shares and Equities:
  Common shares                                                     0                 0                   0                  0
  Earned surplus and other equities                             6,361             7,110               7,840              8,004
                                                          -----------       -----------         -----------       ------------
    Total Capital Shares and Equities                           6,361             7,110               7,840              8,004
                                                          -----------       -----------         -----------       ------------
Total Liabilities and Equities                                 14,252            10,223              10,475             10,788
                                                          ===========       ===========         ===========       ============


                       FARMLAND TRANSPORTATION, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                          (AMOUNTS IN THOUSANDS)

                                                            May 31
                                                         ------------
                                                            2003
                                                         ------------

ASSETS

Current Assets:
  Accounts receivable - trade                                   1,101
  Accounts receivable - inter-company                             642
  Other current assets                                            (11)
  Other current assets - inter-company                          8,561
                                                         ------------
    Total Current Assets                                       10,293

Property, Plant and Equipment:
  Property, plant and equipment, at cost                          143
  Less accumulated depreciation and amortz.                      (143)
                                                         ------------
    Net Property, Plant and Equipment                               0
                                                         ------------
Other Assets                                                      310
                                                         ------------

Total Assets                                                   10,603
                                                         ============

LIABILITIES AND EQUITIES

Current Liabilities:
  Accounts payable - trade                                          0
  Other current liabilities - 3rd party                           665
  Other current liabilities - inter-company                       500
                                                         ------------
    Total Current Liabilities                                   1,165
                                                         ------------
Liabilities Subject to Compromise                               3,383
                                                         ------------
Net loss                                                       (1,155)
                                                         ------------
Capital Shares and Equities:
  Common shares                                                     0
  Earned surplus and other equities                             7,210
                                                         ------------
    Total Capital Shares and Equities                           7,210
                                                         ------------
Total Liabilities and Equities                                 10,603
                                                         ============


                       FARMLAND TRANSPORTATION, INC.
                              (PRE-PETITION)
                          STATEMENT OF OPERATIONS
                                                                                                                  Nine Months
                                                                         Year Ended August 31                     Ended May 31
                                                          -------------------------------------------------       ------------
                                                               1999              2000                2001             2002
                                                          -----------       -----------         -----------       ------------
                                                                        (Amounts in Thousands)
Sales                                                          86,131            52,483              42,602             39,938
Cost of sales                                                  81,416            48,228              38,044             36,555
                                                          -----------       -----------         -----------       ------------

Gross income                                                    4,715             4,255               4,558              3,383

Selling, general and administrative expense                    (4,027)           (3,760)             (4,631)            (3,092)

Interest expense                                                  561               565                   0                  0

Interest income                                                     0                 0                 336                121

Other income                                                        0                13                  10                  1
                                                          -----------       -----------         -----------       ------------

Income from continuing operations before
  income tax expense                                            1,249             1,073                 273                413

Income tax expense                                               (500)             (343)               (109)                 0
                                                          -----------       -----------         -----------       ------------
Net income                                                        749               730                 164                413
                                                          ===========       ===========         ===========       ============


                       FARMLAND TRANSPORTATION, INC.
                              (POST-PETITION)
                          STATEMENT OF OPERATIONS
                          (AMOUNTS IN THOUSANDS)

                                                  Three Months Ended            Nine Months Ended
                                                      August 31                      May 31
                                                  ------------------            -----------------
                                                        2002                          2003
                                                  ------------------            -----------------
Sales                                                         10,721                       17,304
Cost of sales                                                  9,919                       15,902
                                                  ------------------            -----------------
Gross income                                                     802                        1,402

Selling, general & administrative expense                     (1,849)                      (2,187)

Other income (expense)                                            14                         (195)

Reorganization expense                                             0                         (175)
                                                  ------------------            -----------------
Loss from continuing operations
 before income tax benefit (expense)                          (1,033)                      (1,155)

Income tax benefit (expense)                                    (173)                          0
                                                  ------------------            -----------------
Net loss                                                      (1,206)                      (1,155)
                                                  ==================            =================


                                 SFA, INC.
                              (PRE-PETITION)
                               BALANCE SHEET
                                                                              August 31                              May 31
                                                          -------------------------------------------------       ------------
                                                               1999              2000                2001             2002
                                                          -----------       -----------         -----------       ------------
                                                                        (Amounts in Thousands)
ASSETS
Current Assets:
  Accounts receivable - trade                                   3,005             4,212               3,095             2,408
  Accounts receivable - inter-company                            (154)               29                  29                32
  Inventories                                                   4,058             3,161               3,436             2,588
  Other current assets - 3rd party                                328               277                 756               180
  Other current assets - inter-company                              0                 0                 696              6,077
                                                          -----------       -----------         -----------       ------------
    Total Current Assets                                        7,237             7,679               8,012             11,285
                                                          -----------       -----------         -----------       ------------
Investments and Long-Term Receivables                               0                 0                 110                378
                                                          -----------       -----------         -----------       ------------
Property, Plant and Equipment:
  Property, plant and equipment, at cost                        3,068             4,495               4,542              2,203
  Less accumulated depreciation and amortz.                      (266)           (1,705)             (1,946)            (1,324)
                                                          -----------       -----------         -----------       ------------
    Net Property, Plant and Equipment                           2,802             2,790               2,596               879
                                                          -----------       -----------         -----------       ------------
Other Assets                                                      471               447                 385                 35
                                                          -----------       -----------         -----------       ------------
Total Assets                                                   10,510            10,916              11,103             12,577
                                                          ===========       ===========         ===========       ============
LIABILITIES AND EQUITIES

Current Liabilities:
  Accounts payable - trade                                        102             1,053               1,157              3,110
  Other current liabilities - 3rd party                         1,649               (29)                363                (77)
  Other current liabilities - inter-company                        40               296                   0                  0
                                                          -----------       -----------         -----------       ------------
    Total Current Liabilities                                   1,791             1,378               1,520              3,033
                                                          -----------       -----------         -----------       ------------
Long-Term Liabilities
  Long-term borrowings (excluding current maturities)            (865)                0                   0                  0
                                                          -----------       -----------         -----------       ------------
    Total Long-Term Liabilities                                  (865)                0                   0                  0
                                                          -----------       -----------         -----------       ------------
Income (loss) to surplus                                          321               256                 45                 (40)
                                                          -----------       -----------         -----------       ------------
Capital Shares and Equities:
  Common shares                                                     1                 1                   1                  1
  Earned surplus and other equities                             9,262             9,281               9,537              9,583
                                                          -----------       -----------         -----------       ------------
    Total Capital Shares and Equities                           9,263             9,282               9,538              9,584
                                                          -----------       -----------         -----------       ------------
Total Liabilities and Equities                                 10,510            10,916              11,103             12,577
                                                          ===========       ===========         ===========       ============

                                 SFA, INC.
                              (POST-PETITION)
                               BALANCE SHEET
                          (AMOUNTS IN THOUSANDS)

                                                            May 31
                                                         -----------
                                                            2003
                                                         -----------
ASSETS
Current Assets:
  Accounts receivable - trade                                    165
  Other current assets                                            14
  Other current assets - inter-company                        11,229
                                                         -----------
    Total Current Assets                                      11,408
                                                         -----------
Investments and Long-Term Receivables                            437
                                                         -----------
Property, Plant and Equipment:
  Property, plant and equipment, at cost                         441
  Less accumulated depreciation and amortization                (351)
                                                         -----------
    Net Property, Plant and Equipment                             90
                                                         -----------
Other Assets                                                       0
                                                         -----------
Total Assets                                                  11,935
                                                         ===========
LIABILITIES AND EQUITIES

Current Liabilities:
  Accounts payable - trade                                       (62)
  Other current liabilities - 3rd party                           23
  Other current liabilities - inter-company                       89
                                                         -----------
Total Current Liabilities                                         50
                                                         -----------

Liabilities Subject to Compromise                              3,846
                                                         -----------
Net loss                                                        (688)
                                                         -----------
Capital Shares and Equities:
  Common shares                                                    1
  Earned surplus and other equities                            8,726
                                                         -----------
    Total Capital Shares and Equities                          8,727
                                                         -----------
Total Liabilities and Equities                                11,935
                                                         ===========



                                 SFA, INC.
                              (PRE-PETITION)
                          STATEMENT OF OPERATIONS

                                                                                                                  Nine Months
                                                                         Year Ended August 31                     Ended May 31
                                                          -------------------------------------------------       ------------
                                                               1999              2000                2001             2002
                                                          -----------       -----------         -----------       ------------
                                                                        (Amounts in Thousands)

Sales                                                          34,332            35,389              34,599             16,944
Cost of sales                                                  29,069            30,284              29,272             13,922
                                                          -----------       -----------         -----------       ------------
Gross income                                                    5,263             5,105               5,327              3,022

Selling, general & administrative expense                      (7,322)           (6,945)             (7,259)            (5,120)

Interest expense                                                    0               (33)                (17)                62

Interest income                                                    10               247                  11                  0

Other income                                                    2,370             1,726               2,007               1,996
                                                          -----------       -----------         -----------       ------------
Income (loss) from continuing operations before
  income tax (expense) benefit                                    321               100                  69                (40)

Income tax (expense) benefit                                        0               156                 (24)                 0
                                                          -----------       -----------         -----------       ------------
Net income (loss)                                                 321               256                  45                (40)
                                                          ===========       ===========         ===========       ============



                                 SFA, INC.
                              (POST-PETITION)
                          STATEMENT OF OPERATIONS
                          (AMOUNTS IN THOUSANDS)

                                                  Three Months Ended            Nine Months Ended
                                                      August 31                      May 31
                                                  ------------------            -----------------
                                                        2002                          2003
                                                  ------------------            -----------------
Sales                                                          3,450                        1,313
Cost of sales                                                  2,998                        1,062
                                                  ------------------            -----------------
Gross income                                                     452                          251

Selling, general & administrative expense                     (1,216)                      (1,125)

Other income (expense)                                            38                          245

Reorganization (expense) income                                 (337)                         (59)
                                                  ------------------            -----------------
Loss from continuing operations
  before income tax benefit (expense)                         (1,063)                        (688)

Income tax benefit (expense)                                     247                            0
                                                  ------------------            -----------------
Net loss                                                        (816)                        (688)
                                                  ==================            =================



                                APPENDIX C
                                ----------

                   Organization Structure of the Debtors

                                            [GRAPHIC OMITTED]
                             Farmland Industries, Inc. Organizational Chart


Farmland Foods, Inc.            SFA, Inc.        Farmland Transportation, Inc.     Farmland Pipe Line Company
(Approximately 97.2% Owned)     (100% Owned)     (100% Owned)                      (100% Owned)


                                APPENDIX D
                                ----------

                   Liquidation Analysis for the Debtors

The Debtors believe that the Plan meets the "best interests" test as set forth in section 1129(a)(7) of the Bankruptcy Code. The Debtors believe that, under the Plan, holders of Impaired Claims and Impaired Interests against the Debtors will receive property with a value equal to or in excess of the value such holders would receive in the event each of the Debtors was liquidated under Chapter 7 of the Bankruptcy Code.

The Liquidation Analysis that supports these conclusions is detailed in
Section V.D. 1, Best Interest of Holders of Claims and Interest, and is summarized on the attached chart. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors, are inherently subject to significant uncertainties and contingencies beyond the control of the Debtors, and are also based upon assumption with respect to certain liquidation decisions which could be subject to change. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE. Some of the risk factors associated with the values contained in the Liquidation Analysis are described in Section VI.A, Risk That Distributions May Be Less Than Estimated By Debtors. In addition, all distributions under the Plan will be paid over time in accordance with the distribution procedures outlined in Section IV.D, Provisions Governing Distributions.


----------------------------------------------------------------------------------------------------------------------------
                                             Estimated          Estimated          Estimated          Estimated
                                             Amount of          Amount of          Recovery           Recovery
Class of Claims                              Claims             Claims             Percentage         Percentage
                                             ($millions)        ($millions)        (Low/High)         (Low/High)
                                             (Low/High)         (Low/High)
----------------------------------------------------------------------------------------------------------------------------
                                             Chapter 11         Chapter 7          Chapter 11         Chapter 7
----------------------------------------------------------------------------------------------------------------------------
Administrative Claims (1)                    $204.1             $231.2/$233.3          100%           100%/100%
----------------------------------------------------------------------------------------------------------------------------
Priority Tax Claims                           $9.8               $9.8                  100%             100%
----------------------------------------------------------------------------------------------------------------------------
DIP Loan Claims                              $10.5              $10.5                  100%             100%
----------------------------------------------------------------------------------------------------------------------------
Class 1 - Other Priority Claims               $0.1               $0.1                  100%             100%
----------------------------------------------------------------------------------------------------------------------------
Class 2 - Secured Lender Claims               $0.0               $0.0                  100%             100%
----------------------------------------------------------------------------------------------------------------------------
Class 3 - Other Secured Claims               $19.0              $19.0                  100%             100%
----------------------------------------------------------------------------------------------------------------------------
Class 4 - Demand Certificates Claims         $20.0              $20.0                  100%             100%
----------------------------------------------------------------------------------------------------------------------------
Class 5 - Subordinated Certificates Claims   $557.3            $557.3                60%/82%           42%/49%
----------------------------------------------------------------------------------------------------------------------------
Class 6 - Convenience Claims against          $2.0               $2.0                  100%             100%
Industries
----------------------------------------------------------------------------------------------------------------------------
Class 7 - General Unsecured Claims          $274.6/$499.1      $499.1               60%/82%           44%/51%
against Industries
----------------------------------------------------------------------------------------------------------------------------

Class 8 - Industries Preferred Shares        $100.0            $100.0                   0%               0%
----------------------------------------------------------------------------------------------------------------------------
Class 9 - Industries Common Shares           $596.7            $596.7                   0%               0%
----------------------------------------------------------------------------------------------------------------------------
Class 10 - General Unsecured Claims           $33.0             $33.0                  100%             100%
against Foods
----------------------------------------------------------------------------------------------------------------------------
Class 11 - Old Securities of Foods            n/a               n/a                See note 2 below   See note 2 below
----------------------------------------------------------------------------------------------------------------------------
Class 12 - General Unsecured Claims           $3.2             $3.2                    100%             100%
against Transportation
----------------------------------------------------------------------------------------------------------------------------
Class 13 - Old Securities of                 n/a               n/a                      0%               0%
Transportation
----------------------------------------------------------------------------------------------------------------------------
Class 14 - General Unsecured Claims          $2.2              $2.2                    100%             100%
against SFA
----------------------------------------------------------------------------------------------------------------------------
Class 15 - Old Securities of SFA             n/a               n/a                      0%               0%
----------------------------------------------------------------------------------------------------------------------------
Class 16 - General Unsecured Claims          $1.0              $1.0                    100%             100%
against Pipeline
----------------------------------------------------------------------------------------------------------------------------
Class 17 - Old Securities of Pipeline        n/a               n/a                      0%               0%
----------------------------------------------------------------------------------------------------------------------------
Class 18 - Intercompany Claims               $198.0          $198.0                    100%             100%
----------------------------------------------------------------------------------------------------------------------------
Class 19 - Subordinated Claims                 $0.0            $0.0                     0%               0%
----------------------------------------------------------------------------------------------------------------------------


(1) In the context of a Chapter 7 liquidation, "Administrative Claims" include both the Administrative Claims incurred in the Chapter 11 cases as well as the Chapter 7 administrative and wind-down expenses, including, without limitation, Chapter 7 trustee fees, professional fees, wind-down costs and other administrative expenses incurred in the context of the Chapter 7 liquidations.

(2) The Class 11 distribution pool is not less than the estimated distributions that the holders of the Minority Foods shares would receive in a Chapter 7 liquidation.


                                APPENDIX E
                                ----------
                Orders Related to Non-Debtor Owned Property(1)


1. Hutchinson, KS Steel Plant (4th and Airport Road) (Kansas Department of Health and Environment, 95-E-0245, April 1996; 96-E-0247, October 18,1996)

2.   North Kansas City, MO (Missouri Department of Natural Resources, June
     13, 2002)

3. St. Joseph, MO Facility (Lower Lake Road) (Missouri Department of Natural Resources, November 20, 2000)

4.   St. Joseph, MO (4th and Senaca) (U.S. EPA, VII-90-0002)

5. Hastings, NE Far-Mar-Co Subsite (U.S. EPA and Nebraska Department of Environmental Quality, USDC-Nebraska Civil Docket No. 4:960V3076, May 7, 1997)

-------------------------------
(1) The Debtors reserve their right, at any time prior to the Effective Date, upon prior consent of the Bankruptcy Committees, to amend Appendix E to modify any other information contained thereon and to provide notice of any such amendments to the Bankruptcy Court.